                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration File No. 333-140609

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the
Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                    SUBJECT TO COMPLETION, DATED MAY 8, 2007

                                  $376,600,000

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                           RAMP SERIES 2007-RS2 TRUST
                                 ISSUING ENTITY

                        RESIDENTIAL FUNDING COMPANY, LLC
                           MASTER SERVICER AND SPONSOR

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-RS2

                    Preliminary Supplement dated May 8, 2007
                                       to
               Preliminary Prospectus Supplement dated May 7, 2007
                                       to
                         Prospectus dated April 17, 2007

                         -------------------------------

         The preliminary prospectus supplement is hereby revised as follows:

         (a)   The last two paragraphs that appear on cover page of the
preliminary prospectus supplement are hereby deleted and replaced in their entirety with the following paragraph:

         Banc of America Securities LLC, Citigroup Global Markets Inc. and
         Residential Funding Securities, LLC, as underwriters, will severally purchase all but three classes of the offered certificates from the depositor in the amounts described in "Method of Distribution" on page
         S-104 of this prospectus supplement. Residential Funding Securities,
         LLC, as underwriter, will purchase the remaining three classes of the offered certificates from the depositor in the amounts described in
         "Method of Distribution" on page S-104 of this prospectus supplement.
         The underwritten certificates are offered by the issuing entity through the applicable underwriters to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. The net proceeds to the depositor from the sale of these underwritten certificates will be approximately ____% of the aggregate certificate principal balance of these underwritten certificates before deducting expenses.

         (b)   The first five paragraphs under the heading "Method of
Distribution" that appear on pages S-104 and S-105 of the preliminary prospectus supplement are hereby deleted and replaced in their entirety with the following four paragraphs:

               Subject to the terms and conditions set forth in an underwriting agreement, dated May 8, 2007, Banc of America Securities LLC,
         Citigroup Global Markets Inc. and Residential Funding Securities, LLC
         have severally agreed to purchase and the depositor has agreed to sell
         45%, 45% and 10%, respectively, of the Certificate Principal Balance of the offered certificates, other than the Class M-5, Class M-6 and
         Class M-7 Certificates. Subject to the terms and conditions set forth in an underwriting agreement, dated May 8, 2007, Residential Funding
         Securities, LLC has agreed to purchase and the depositor has agreed to sell 100% of the Certificate Principal Balance of the Class M-5, Class
         M-6 and Class M-7 Certificates. It is expected that delivery of the offered certificates will be made only in book-entry form through the
         Same Day Funds Settlement System of DTC, Clearstream and Euroclear on
         or about May 10, 2007, against payment therefor in immediately available funds.

               Each underwriting agreement provides that the obligation of the applicable underwriters to pay for and accept delivery of the applicable offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange
         Commission.

               The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately ____% of the aggregate Certificate Principal Balance of the offered certificates. The underwriters may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates are also underwriters under the Securities Act of 1933, as amended. Any profit on the resale of the offered certificates positioned by the underwriters would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act of
         1933, as amended.

               Each of the underwriting agreements provides that the depositor will indemnify the applicable underwriters, and that under limited circumstances the applicable underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of
         1933, as amended, or contribute to payments required to be made in respect thereof.

         This preliminary supplement may be used to offer or sell the certificates offered hereby only if accompanied by the preliminary prospectus supplement and prospectus.

         Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of the final prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus, such delivery requirement generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.

         BANC OF AMERICA SECURITIES LLC                              CITI
                     (Joint Lead Managers and Book Runners)

                               GMAC RFC SECURITIES
                                  (Co-Manager)

********************************************************************************

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the
Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

********************************************************************************

                    SUBJECT TO COMPLETION, DATED MAY 7, 2007

PROSPECTUS SUPPLEMENT DATED MAY ___, 2007
(TO PROSPECTUS DATED APRIL 17, 2007)

                                  $376,600,000

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                           RAMP SERIES 2007-RS2 TRUST
                                 ISSUING ENTITY

                        RESIDENTIAL FUNDING COMPANY, LLC
                           MASTER SERVICER AND SPONSOR

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-RS2

OFFERED CERTIFICATES

The trust will consist primarily of a pool of one- to four-family fixed-rate and adjustable-rate first lien mortgage loans. The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o    3 classes of senior certificates, designated as Class A-1, Class A-2 and Class A-3 Certificates, and

     o    7 classes of subordinated certificates, designated as Class M-1, Class
          M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
          Certificates,

all as more fully described in the table on page S-5 of this prospectus supplement.

CREDIT ENHANCEMENT

     Credit enhancement for the offered certificates consists of:

     o    excess cash flow from the mortgage loans and overcollateralization;
          and

     o    subordination provided to the Class A Certificates by the Class M
          Certificates, and subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority.

The trust will also enter into a swap agreement for the Class A Certificates and
Class M Certificates.

Distributions on the certificates will be on the 25th day of each month or, if the 25th is not a business day, on the next business day, beginning May 25,
2007.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS
PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE CERTIFICATES REPRESENT INTERESTS ONLY IN THE TRUST, AS THE ISSUING ENTITY,
AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF RESIDENTIAL ASSET MORTGAGE
PRODUCTS, INC., AS THE DEPOSITOR, RESIDENTIAL FUNDING COMPANY, LLC, AS THE
SPONSOR, OR ANY OF THEIR AFFILIATES.

Banc of America Securities LLC, Citigroup Global Markets Inc. and Residential
Funding Securities, LLC, as underwriters, will severally purchase all but three classes of the offered certificates from the depositor in the amounts described in "Method of Distribution" on page S-104 of this prospectus supplement. The net proceeds to the depositor from the sale of these underwritten certificates will be approximately ____% of the aggregate certificate principal balance of these underwritten certificates before deducting expenses.

The underwritten certificates are offered by the issuing entity through the underwriters to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. There is no underwriting arrangement for the remaining three classes of the offered certificates.

     BANC OF AMERICA SECURITIES LLC                        CITI
                    (JOINT LEAD MANAGERS AND BOOK RUNNERS)

                               GMAC RFC SECURITIES
                                  (CO-MANAGER)

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    this prospectus supplement, which describes the specific terms of your series of certificates.

     The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to the offered certificates. The information in this prospectus supplement is preliminary and is subject to completion or change. This prospectus supplement is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this prospectus supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered certificates, until we have accepted your offer to purchase the offered certificates.

     The offered certificates are being sold when, as and if issued. The depositor is not obligated to issue the offered certificates or any similar security and the underwriters' obligation to deliver the offered certificates is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered certificates when, as and if issued by the depositor. You are advised that the terms of the offered certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of certificates may be split, combined or eliminated). You are advised that the offered certificates may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters' obligation to sell any of the offered certificates to you is conditioned on the mortgage loans and the offered certificates having the characteristics described in this prospectus supplement.
If for any reason the depositor does not deliver the offered certificates, the underwriters will notify you, and none of the depositor, the master servicer or any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.

     The depositor's principal offices are located at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is
(952) 857-7000.

Annex I-A ERISA Representation For ERISA Restricted Offered
   Certificates                                                            I-A-1
Annex I-B ERISA Representation Letter For Exemption Eligible
   Certificates                                                            I-B-1
Annex II Global Clearance, Settlement and Tax Documentation Procedures..    II-1
Annex III Mortgage Loan Statistical.....................................   III-1
Annex IV Assumed Mortgage Loan Characteristics..........................    IV-1

                                     SUMMARY

The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Issuing entity................   RAMP Series 2007-RS2 Trust.

Title of the offered
   certificates...............   Mortgage Asset-Backed Pass-Through
                                 Certificates, Series 2007-RS2.

Depositor.....................   Residential Asset Mortgage Products, Inc.,
                                 an affiliate of Residential Funding Company,
                                 LLC, or Residential Funding.

Master servicer and sponsor...   Residential Funding.

Subservicers..................   Homecomings Financial, LLC, a wholly-owned
                                 subsidiary of Residential Funding, will
                                 subservice approximately 70.2% of the mortgage
                                 loans and GMAC Mortgage, LLC, an affiliate of
                                 Residential Funding, will subservice
                                 approximately 13.0% of the mortgage loans.
                                 SunTrust Mortgage, Inc., which is not an
                                 affiliate of Residential Funding, will
                                 subservice approximately 10.4% of the mortgage
                                 loans.

Trustee and supplemental
   interest trust trustee.....   LaSalle Bank National Association.

Originators...................   Approximately 10.4% of the mortgage loans were
                                 originated by SunTrust Mortgage, Inc., which is
                                 not an affiliate of Residential Funding. In
                                 addition, approximately 8.4% and 10.5% of the
                                 mortgage loans were originated by GMAC
                                 Mortgage, LLC and Homecomings Financial, LLC,
                                 respectively, which are affiliates of
                                 Residential Funding.

Swap Counterparty.............   Barclays Bank PLC.

Mortgage pool.................   Information with respect to 2,196 fixed-rate
                                 and adjustable-rate mortgage loans with an
                                 aggregate principal balance of approximately
                                 $433,863,398 as of the cut-off date, secured by
                                 first liens on fee simple or leasehold
                                 interests in one- to four-family residential
                                 properties or interests in shares issued by
                                 cooperative apartment corporations and the
                                 related proprietary leases is presented in this
                                 prospectus supplement. The final mortgage pool
                                 is expected to have an aggregate principal
                                 balance of approximately $400,000,000 as of the
                                 cut-off date, which is equal to the sum of the
                                 certificate principal balance of the offered
                                 certificates and the required
                                 overcollateralization amount as of the closing
                                 date.

                                       S-3

                                 See "Description of Mortgage Pool--Additional
                                 Information" in this prospectus supplement.

Cut-off date..................   April 1, 2007.

Closing date..................   On or about May 10, 2007.

Distribution dates............   Beginning on May 25, 2007 and thereafter on the
                                 25th of each month or, if the 25th is not a
                                 business day, on the next business day.

Form of offered certificates..   Book-entry.

Minimum denominations.........   Class A, Class M-1, Class M-2 and Class M-3
                                 Certificates, $100,000. Class M-4, Class M-5,
                                 Class M-6 and Class M-7 Certificates, $250,000.

ERISA Considerations..........   Subject to the considerations described in this
                                 prospectus supplement, the Class A Certificates
                                 rated at least AA- (or its equivalent) by at
                                 least one of Standard & Poor's, Fitch or
                                 Moody's (the "Exemption Eligible Certificates")
                                 are expected to be considered eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. However, the offered certificates may
                                 not be acquired or held by a person investing
                                 assets of any such plans or individual
                                 retirement accounts before the termination of
                                 the swap agreement, unless such acquisition or
                                 holding is eligible for the exemptive relief
                                 available under the Service Provider Exemption
                                 or one of the Investor-Based Exemptions
                                 described in this prospectus supplement under
                                 "ERISA Considerations".

                                 Sales of the Class A Certificates not rated at
                                 least AA- (or its equivalent) by at least one
                                 of Standard & Poor's, Fitch or Moody's or the
                                 Class M Certificates to persons investing
                                 assets of any such plans or individual
                                 retirement accounts are prohibited, except as
                                 described in this prospectus supplement under
                                 "ERISA Considerations".

                                 See "ERISA Considerations" in this prospectus
                                 supplement and in the accompanying prospectus.

Legal investment..............   The offered certificates will NOT be "mortgage
                                 related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 See "Legal Investment" in this prospectus
                                 supplement and "Legal Investment Matters" in
                                 the accompanying prospectus.

                                       S-4

--------------------------------------------------------------------------------
                              OFFERED CERTIFICATES
--------------------------------------------------------------------------------

                              INITIAL CERTIFICATE   INITIAL RATING                                FINAL SCHEDULED
CLASS    PASS-THROUGH RATE     PRINCIPAL BALANCE*   (MOODY'S/ S&P)          DESIGNATIONS         DISTRIBUTION DATE
------------------------------------------------------------------------------------------------------------------

CLASS A CERTIFICATES:
A-1     Adjustable Rate           $168,973,000          Aaa/AAA        Senior/Adjustable Rate      July 25, 2029
A-2     Adjustable Rate           $109,858,000          Aaa/AAA        Senior/Adjustable Rate     August 25, 2035
A-3     Adjustable Rate           $ 49,369,000          Aaa/AAA        Senior/Adjustable Rate      May 25, 2037
Total Class A Certificates:       $328,200,000

CLASS M CERTIFICATES:
M-1     Adjustable Rate           $ 11,600,000          Aa1/AA+      Mezzanine/Adjustable Rate     May 25, 2037
M-2     Adjustable Rate           $ 12,800,000           Aa2/AA      Mezzanine/Adjustable Rate     May 25, 2037
M-3     Adjustable Rate           $  6,000,000          Aa3/AA-      Mezzanine/Adjustable Rate     May 25, 2037
M-4     Adjustable Rate           $  4,400,000           A1/A+       Mezzanine/Adjustable Rate     May 25, 2037
M-5     Adjustable Rate           $  5,600,000            A2/A       Mezzanine/Adjustable Rate     May 25, 2037
M-6     Adjustable Rate           $  4,000,000           A3/A-       Mezzanine/Adjustable Rate     May 25, 2037
M-7     Adjustable Rate           $  4,000,000         Baa1/BBB+     Mezzanine/Adjustable Rate     May 25, 2037
Total Class M Certificates:       $ 48,400,000
Total offered certificates:       $376,600,000

                            NON-OFFERED CERTIFICATES

SB      N/A                       $ 23,400,000            N/A               Subordinate                 N/A
R-I     N/A                            N/A                N/A                 Residual                  N/A
R-II    N/A                            N/A                N/A                 Residual                  N/A
Total offered and
non-offered certificates:         $400,000,000

*    Based on the expected final mortgage pool, the characteristics of which do not materially differ from the mortgage loan information described in this prospectus supplement under "Description of the Mortgage Pool". In addition, these amounts are approximate, as such amounts are subject to the variance in the outstanding principal balance of the mortgage loans in the final mortgage pool described in this prospectus supplement under
     "Description of the Mortgage Pool--Additional Information".

                                       S-5

OTHER INFORMATION:

Only the offered certificates are offered for sale pursuant to this prospectus supplement and the accompanying prospectus. The Class SB Certificates will be sold by the depositor in a transaction exempt from registration under the
Securities Act of 1933, as amended.

PASS-THROUGH RATES:

The pass-through rate on each class of Class A Certificates and the Class M
Certificates will be the lesser of:

     o    a per annum rate equal to one-month LIBOR plus the related margin; and

     o    a per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans, adjusted to account for any net swap payments or swap termination payments payable to the swap counterparty not due to a swap counterparty trigger event, in each case as adjusted to an actual over 360-day rate.

                                 RELATED MARGIN

                           CLASS     (1)       (2)
                           -----   -------   -------
                           A-1     _______%  _______%

                           A-2     _______%  _______%

                           A-3     _______%  _______%

                           M-1     _______%  _______%

                           M-2     _______%  _______%

                           M-3     _______%  _______%

                           M-4     _______%  _______%

                           M-5     _______%  _______%

                           M-6     _______%  _______%

                           M-7     _______%  _______%

(1)  Initially.

(2)  On and after the second distribution date after the first possible optional termination date.

                                      S-6

                           TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to Residential Funding, as sponsor. The sponsor will, simultaneously with the closing of the transaction described in this prospectus supplement, sell the mortgage loans to Residential
Asset Mortgage Products, Inc., as depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates. See "Pooling and Servicing Agreement Trustee"
in this prospectus supplement and "The Agreements--The Trustee and Supplemental
Interest Trust Trustee" in the accompanying prospectus. For a description of the affiliations among various transaction parties, see "Affiliations Among
Transaction Parties" in this prospectus supplement.

            --------------------------------------------------------

                              Mortgage Loan Sellers

            --------------------------------------------------------
                                       |
                                       |sale of mortagage loans
                                       |
                                      \|/
            --------------------------------------------------------

                        Residential Funding Company, LLC
                          (Sponsor and Master Servicer)

            --------------------------------------------------------
                                       |
                                       |sale of mortagage loans
                                       |
                                      \|/
            --------------------------------------------------------

                   Residential Asset Mortagage Products, Inc.
                                   (Depositor)

            --------------------------------------------------------
                                       |
                                       |sale of mortagage loans
                                       |
                                      \|/
            --------------------------------------------------------

                        LaSalle Bank National Association
                                    (Trustee)
            (owner of the mortgage loans on behalf of issuing entity
                   for the benefit of holders of certificates)

            --------------------------------------------------------

                                      S-7

THE TRUST

The depositor will establish a trust with respect to the Series 2007-RS2
Certificates. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust, subject to adjustment as described in this prospectus supplement. In addition, the supplemental interest trust trustee, on behalf of the supplemental interest trust, will be directed to enter into a swap agreement for the benefit of the
Class A Certificates and Class M Certificates. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust will consist of fixed-rate and adjustable-rate first lien mortgage loans. The mortgage loans to be deposited into the trust will have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date, subject to adjustment as described in this prospectus supplement:

                                                    WEIGHTED
                                   RANGE            AVERAGE
                           ---------------------   ---------
Principal balance          $17,040 to $2,370,786   $197,570*
Mortgage rate                5.500% to 13.000%       8.1425%
Remaining term to stated
   maturity (months)          172 to 360                356

*    Principal balance is an average.

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date, subject to adjustment as described in this prospectus supplement:

                               NUMBER OF       PRINCIPAL      PERCENT OF
TYPES OF INTEREST RATES     MORTGAGE LOANS      BALANCE     MORTGAGE LOANS
-------------------------   --------------   ------------   --------------
Fixed rate loans                 1,016       $183,453,327        42.28%
Adjustable-rate loans            1,180       $250,410,071        57.72%
                                 -----       ------------       ------
   Total ................        2,196       $433,863,398       100.00%
                                 =====       ============       ======

                               NUMBER OF       PRINCIPAL      PERCENT OF
LOAN PURPOSE                MORTGAGE LOANS      BALANCE     MORTGAGE LOANS
-------------------------   --------------   ------------   --------------
Purchase ................        1,414       $253,639,519        58.46%
Rate/Term Refinance .....          177       $ 40,286,509         9.29%
Equity Refinance ........          605       $139,937,371        32.25%
                                 -----       ------------       ------
   Total ................        2,196       $433,863,398       100.00%
                                 =====       ============       ======

                               NUMBER OF       PRINCIPAL      PERCENT OF
LOAN DOCUMENTATION          MORTGAGE LOANS      BALANCE     MORTGAGE LOANS
-------------------------   --------------   ------------   --------------
Full/Alternate
Documentation ...........        1,239       $209,184,529        48.21%
Reduced Documentation ...          676       $157,037,595        36.20%
No Stated Income ........          143       $ 38,127,017         8.79%
No Income/No Asset
Verification ............          138       $ 29,514,257         6.80%
                                 -----       ------------       ------
   Total ................        2,196       $433,863,398       100.00%
                                 =====       ============       ======

The properties securing the mortgage loans include single-family detached properties, leaseholds, properties in planned unit developments, two-to-four family units, condominiums, cooperative properties, townhouses and condotels.

The interest rate on each adjustable-rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

All of the mortgage loans were acquired under Residential Funding's Negotiated
Conduit Asset program. Substantially all of these mortgage loans have one or more of the following characteristics:

o    they do not comply with Residential Funding's other programs;

o    they were not originated in accordance with any standard secondary market underwriting guidelines; and/or

o    the related mortgagors have delinquency histories or low credit scores.

The securities described on the table on page S-5 are the only securities backed by this mortgage pool that will be issued.

                                      S-8

See "Description of The Mortgage Pool-- Underwriting Standards" and "Risk
Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the
Mortgage Pool" in this prospectus supplement.

SERVICING

Residential Funding will master service the mortgage loans, as more fully described under "Pooling and Servicing Agreement" in this prospectus supplement.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least 0.300% per annum and not more than 1.763% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3983%
per annum. The servicing fees consist of (a) servicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate between 0.250% and 1.713% per annum, depending on the type of mortgage loan, and
(b) master servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of 0.050% per annum, and other related compensation payable to the subservicer, including such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

If Residential Funding cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding will be obligated to repurchase the mortgage loan at a price equal to its principal balance as of the date of repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of the applicable servicing compensation or reimbursement. See "Description of the
Securities--Representations with Respect to Loans--Repurchases of Loans" in the accompanying prospectus. Likewise, as described under "Description of the
Securities--Assignment of Loans" in the accompanying prospectus, if Residential
Funding cannot cure certain documentary defects with respect to a mortgage loan,
Residential Funding will be required to repurchase the related mortgage loan.

Alternatively, Residential Funding may substitute a new mortgage loan for a mortgage loan described in the preceding paragraph that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, loan-to-value ratio and remaining term to maturity, as described more fully under "Description of the Securities--Limited Right of
Substitution" in the accompanying prospectus.

PAYMENTS ON THE CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each distribution date, the trustee will make distributions to investors. The amounts available for distribution will include:

o    collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections; plus

o    advances for delinquent payments on the mortgage loans that are deemed recoverable by the master servicer; plus

o    any net swap payments included as part of the principal distribution amount; minus

o    any net swap payments payable to the swap counterparty and swap termination payments not due to a swap counterparty trigger event; minus

o    fees and expenses of the subservicers and the master servicer for the mortgage loans, including reimbursement for advances.

See "Description of the Certificates--Glossary of Terms--Available Distribution
Amount" in this prospectus supplement.

PRIORITY OF PAYMENTS. Payments to the certificateholders will be made from the available distribution amount as described in this prospectus supplement as follows:

                                      S-9

   Priority of   Pro rata, to the Class A
     Payment     Certificates, interest distributions
        |
        |        Sequentially, to the Class M
        |        Certificates, interest distributions
        |
        |        Sequentially, to the Class A
        |        Certificates, principal
        |        distributions
        |
        |        Sequentially, to the Class M
        |        Certificates, principal
       \|/       distributions

Excess cash flow will be distributed for the following purposes in the amounts and priority set forth below under "Description of the Certificates--Excess Cash
Flow and Overcollateralization" in this prospectus supplement:

o    Distribution of additional principal to the offered certificates in respect of some realized losses on the mortgage loans for the preceding calendar month;

o    Distribution of additional principal to the offered certificates to the extent the required level of overcollateralization is not maintained;

o    Payment to the offered certificates in respect of basis risk shortfall carry-forward amounts in the priority described in this prospectus supplement;

o    Payment to the offered certificates in respect of prepayment interest shortfalls for that distribution date and remaining unpaid from prior distribution dates;

o    Payment to the offered certificates in respect of shortfalls due to the
     Servicemembers Civil Relief Act or similar legislation for that distribution date;

o    Payment to the offered certificates in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

o    Payment to the swap counterparty in respect of any swap termination payment triggered by a swap counterparty trigger event; and

o    Distribution of any remaining funds to the Class SB Certificates and Class
     R-II Certificates, as described in the pooling and servicing agreement.

See "Description of the Certificates--Interest Distributions," "--Principal
Distributions" and "--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of offered certificates on each distribution date will equal:

o    The pass-through rate for that class of certificates; multiplied by

o    The certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

o    The actual number of days in the related interest accrual period, divided by 360; minus

o    The share of some types of interest shortfalls allocated to that class such as prepayment interest shortfalls, shortfalls due to the Servicemembers
     Civil Relief Act and the interest portion of realized losses not covered by excess cash flow or overcollateralization, as described more fully in the definition of "Accrued Certificate Interest" in "Description of the
     Certificates--Glossary of Terms" in this prospectus supplement.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans and will be allocated among the various classes of the offered certificates as described in this prospectus supplement.

In addition, the offered certificates will receive a distribution of principal, to the extent of any excess cash flow available to cover realized losses and then to increase the amount of overcollateralization to the extent the required amount of overcollateralization is not maintained, to the extent described in this prospectus supplement.

                                      S-10

See "Description of the Certificates--Principal Distributions," and "--Excess
Cash Flow and Overcollateralization" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the offered certificates consists of:

EXCESS CASH FLOW. Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the offered certificates each month and related expenses, there may be excess cash flow with respect to the mortgage loans. Excess cash flow will be used to protect the offered certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses or by reimbursing the principal portion of any realized losses previously allocated to the offered certificates that remain unreimbursed to the extent of the available distribution amount as described in this prospectus supplement.

OVERCOLLATERALIZATION. On the closing date, the trust will issue an aggregate certificate principal balance of offered certificates which is less than the aggregate principal balance of the final mortgage pool as of the cut-off date.
In addition, on each distribution date, to the extent not used to cover realized losses, any available excess cash flow may be used to pay principal to the offered certificates to the extent required to maintain the required level of overcollateralization, further reducing the aggregate certificate principal balance of the offered certificates below the aggregate principal balance of the mortgage loans. The excess amount of the aggregate principal balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess cash flow as and to the extent described in this prospectus supplement. This allocation of excess cash flow to pay principal on the offered certificates will reduce the aggregate certificate principal balance of the offered certificates faster than the aggregate certificate principal balance of the mortgage loans, until the required level of overcollateralization is reached.

SUBORDINATION. So long as the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by amounts received under the swap agreement, excess cash flow or overcollateralization as and to the extent described in this prospectus supplement will be allocated to the class of Class
M Certificates with the lowest payment priority, and the other classes of offered certificates will not bear any portion of such losses. If none of the
Class M Certificates are outstanding, all such losses will be allocated to the
Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, based on the certificate principal balances thereof.

THE SWAP AGREEMENT. The holders of the Class A Certificates and Class M
Certificates will benefit from any payments made by the swap counterparty under a swap agreement. On or before each distribution date, the supplemental interest trust trustee, on behalf of the supplemental interest trust, will be obligated to make fixed payments, and the swap counterparty will be obligated to make floating payments, in each case as set forth in the swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on or before any distribution date, amounts otherwise available to the certificateholders will be applied to make a net swap payment to the swap counterparty. To the extent that the floating payment exceeds the fixed payment on or before any distribution date, the swap counterparty will make a net swap payment to the supplemental interest trust trustee, on behalf of the supplemental interest trust, which may be used to cover certain interest shortfalls, basis risk shortfall carry-forward amounts and realized losses as described in this prospectus supplement.

Upon early termination of the swap agreement, the supplemental interest trust trustee, on behalf of the supplemental interest trust, or the swap counterparty may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the supplemental interest trust trustee, on behalf of the supplemental interest trust, is required to make a swap termination payment to the swap counterparty, that amount will be paid by the supplemental interest trust trustee, on behalf of the supplemental interest trust, on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Class A Certificates and Class M Certificates,
except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the swap counterparty as described in this prospectus supplement, for which payments by the

                                      S-11

supplemental interest trust trustee, on behalf of the supplemental interest trust, to the swap counterparty will be subordinated to all distributions to the
Class A Certificates and Class M Certificates. The swap agreement will terminate after the distribution date in September 2012.

Except as described in the second preceding sentence, amounts payable by the supplemental interest trust trustee, on behalf of the supplemental interest trust, to the swap counterparty will be deducted from available funds before distribution to certificateholders.

See "The Swap Counterparty," and "Description of the Certificates--The Swap
Agreement" in this prospectus supplement.

ADVANCES

With respect to any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the aggregate principal balance of the final mortgage pool as of the cut-off date, the master servicer or its designee may, but will not be required to:

o    purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

     or

o    to the extent permitted under the pooling and servicing agreement purchase all of the certificates.

The optional termination price paid by the master servicer or its designee will also include (i) certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential
Funding will sell the mortgage loans to the depositor, that remain unpaid on the date of the optional termination and (ii) any swap termination payment payable to the swap counterparty then remaining unpaid or which is due as a result of the exercise of such option.

An optional purchase of the certificates will cause the outstanding certificate principal balance of the certificates to be paid in full with accrued interest.

See "Pooling and Servicing Agreement-- Termination" in this prospectus supplement and "The Agreements--Termination: Retirement of Securities" in the
accompanying prospectus.

RATINGS

When issued, the offered certificates will receive the ratings listed on page
S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the offered certificates. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of prepayment interest shortfalls, shortfalls due to the Servicemembers Civil Relief Act or similar legislation or basis risk shortfalls.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment
Matters" in the accompanying prospectus.

ERISA CONSIDERATIONS

Subject to the considerations described in this prospectus supplement, the Class
A Certificates rated at least AA- (or its equivalent) by at least one of

                                      S-12

Standard & Poor's, Fitch or Moody's (the "Exemption Eligible Certificates") are
expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. However, the offered certificates may not be acquired or held by a person investing assets of any such plans or individual retirement accounts before the termination of the swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under the Service Provider Exemption or one of the
Investor-Based Exemptions described in this prospectus supplement under "ERISA
Considerations".

Sales of the Class A Certificates not rated at least AA- (or its equivalent) by at least one of Standard & Poor's, Fitch or Moody's or the Class M Certificates
to persons investing assets of any such plans or individual retirement accounts are prohibited, except as described in this prospectus supplement under "ERISA
Considerations".

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of the supplemental interest trust and the swap agreement, as two
REMICs. Each offered certificate will represent ownership of a regular interest in a REMIC, which generally will be treated as a debt instrument for federal income tax purposes, and the right to receive payments in respect of any basis risk shortfall carry-forward amounts. Offered certificateholders will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder's usual method of accounting. For federal income tax purposes, each class of Class R Certificates will represent the sole residual interest in the related REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying prospectus.

                                      S-13

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following risk factors in connection with the purchase of the offered certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

THE RETURN ON YOUR               Losses on the mortgage loans may occur due to a
CERTIFICATES MAY BE AFFECTED     wide variety of causes, including a decline in
BY LOSSES ON THE MORTGAGE        real estate values and adverse changes in the
LOANS, WHICH COULD OCCUR DUE     borrower's financial condition. A decline in
TO A VARIETY OF CAUSES.          real estate values or economic conditions
                                 nationally or in the regions where the
                                 mortgaged properties are located may increase
                                 the risk of losses on the mortgage loans.

MANY OF THE MORTGAGE LOANS       The mortgage loans were evaluated pursuant to
HAVE UNDERWRITING EXCEPTIONS     the program described in this prospectus
AND OTHER ATTRIBUTES THAT MAY    supplement. See "Description of the Mortgage
INCREASE RISK OF LOSS ON THE     Pool--Underwriting Standards" in this
MORTGAGE LOANS.                  prospectus supplement. The mortgage loans are
                                 ineligible for inclusion in other
                                 securitizations conducted by Residential
                                 Funding or any one of its affiliates using the
                                 standard selection criteria for those
                                 securitizations. The mortgage loans include
                                 loans that:

                                 o    are secured by non-owner occupied
                                      properties, which constitute approximately
                                      20.3% of the mortgage pool by principal
                                      balance, which may present a greater risk
                                      that the borrower will stop making monthly
                                      payments if the borrower's financial
                                      condition deteriorates;

                                 o    were made to borrowers who have
                                      debt-to-income ratios greater than
                                      approximately 50.00% (i.e., the amount of
                                      debt the borrower owes represents a large
                                      portion of his or her income), which
                                      constitute approximately 10.3% of the
                                      mortgage pool by principal balance, and if
                                      a deterioration of any borrower's
                                      financial condition could make it
                                      difficult for that borrower to continue to
                                      make mortgage payments;

                                 o    were made to borrowers whose income is not
                                      verified, including borrowers who may not
                                      be required to state their income, which
                                      constitute approximately 51.8% of the
                                      mortgage pool by principal balance, which
                                      may increase the risk that the borrower's
                                      income is less than that represented;

                                 o    have factors and characteristics that
                                      cause the loan to be ineligible for
                                      inclusion in another securitization
                                      conducted by Residential Funding or any
                                      one of its affiliates, other than on an
                                      exception basis, which constitute all of
                                      the mortgage pool by principal balance,
                                      and these factors and characteristics may
                                      increase the likelihood that realized
                                      losses will be allocated to the
                                      certificateholders;

                                      S-14

                                 o    have loan-to-value ratios at origination
                                      greater than 80% of the value of the
                                      mortgaged property, which constitute
                                      approximately 67.3% of the mortgage loans,
                                      and these mortgage loans may have an
                                      increased risk that the value of the
                                      mortgaged property will not be sufficient
                                      to satisfy these mortgage loans upon
                                      foreclosure; and

                                 o    have delinquency histories that do not
                                      comply with the standard requirements for
                                      other securitizations conducted by
                                      Residential Funding or any one of its
                                      affiliates, and mortgage loans with a
                                      history of delinquencies may be more
                                      likely to experience delinquencies in the
                                      future.

                                 The foregoing characteristics of the mortgage
                                 loans may adversely affect the performance of
                                 the mortgage pool and the value of the offered
                                 certificates as compared to other mortgage
                                 pools and other series of mortgage pass-through
                                 certificates issued by the depositor and its
                                 affiliates.

                                 Investors should note that approximately 3.6%
                                 of the mortgage loans were made to borrowers
                                 that have credit scores of less than 600,
                                 excluding mortgage loans with credit scores
                                 that were not available. These mortgage loans
                                 and mortgage loans with higher loan-to-value
                                 ratios may present a greater risk of loss.
                                 Approximately 60.7% of the mortgage loans are
                                 mortgage loans with loan-to-value ratios at
                                 origination in excess of 80%, that are not
                                 insured by a primary mortgage insurance policy
                                 and there may be an increased likelihood that
                                 the value of the related mortgaged property
                                 would not be sufficient to satisfy such a
                                 mortgage loan upon foreclosure unless the value
                                 of the mortgaged property increases.

                                 In addition, in determining loan-to-value
                                 ratios for certain mortgage loans, the value of
                                 the related mortgaged property may be based on
                                 an appraisal that is up to 24 months old if
                                 there is a supporting broker's price opinion,
                                 automated valuation, drive-by appraisal or
                                 other certification of value. If such an
                                 appraisal does not reflect current market
                                 values and such market values have declined,
                                 the likelihood that proceeds from a sale of the
                                 mortgaged property may be insufficient to repay
                                 the mortgage loan is increased.

THE MORTGAGE LOANS WERE          The mortgage loans included in the trust were
UNDERWRITTEN IN ACCORDANCE       originally underwritten in accordance with a
WITH A VARIETY OF                variety of underwriting standards under several
UNDERWRITING STANDARDS AND       different programs. The standards under which
PROGRAMS, WHICH MAY INCREASE     the mortgage loans were underwritten are less
THE RISK OF LOSS ON THE          stringent than the underwriting standards
MORTGAGE LOANS.                  applied by other first mortgage loan purchase
                                 programs such as those run by Fannie Mae or
                                 Freddie Mac, or pursuant to the other programs
                                 of Residential Funding or its affiliates. See
                                 "Description of the Mortgage Pool--Underwriting
                                 Standards." As a result, the mortgage loans are
                                 likely to experience rates of delinquency,
                                 foreclosure and bankruptcy that are higher, and
                                 that may be substantially higher, than those
                                 experienced by mortgage loans underwritten in a
                                 more traditional manner.

                                      S-15

THE RETURN ON YOUR               The Servicemembers Civil Relief Act, as
CERTIFICATES COULD BE REDUCED    amended, or the Relief Act, provides relief to
BY SHORTFALLS DUE TO THE         borrowers who enter active military service and
SERVICEMEMBERS CIVIL RELIEF      to borrowers in reserve status who are called
ACT.                             to active duty after the origination of their
                                 mortgage loan. Current or future military
                                 operations of the United States may increase
                                 the number of borrowers who may be in active
                                 military service, including persons in reserve
                                 status who may be called to active duty. The
                                 Relief Act provides generally that a borrower
                                 who is covered by the Relief Act may not be
                                 charged interest on a mortgage loan in excess
                                 of 6% per annum during the period of the
                                 borrower's active duty. These shortfalls are
                                 not required to be paid by the borrower at any
                                 future time. These shortfalls will reduce the
                                 amount of interest payable on the offered
                                 certificates. Interest reductions on the
                                 mortgage loans due to application of the Relief
                                 Act or similar legislation or regulations will
                                 reduce the amount of interest payable on each
                                 class of offered certificates on a pro rata
                                 basis. The master servicer is not required to
                                 advance these shortfalls and these shortfalls
                                 will not be covered by overcollateralization,
                                 subordination or any other form of credit
                                 enhancement, except that interest shortfalls as
                                 a result of the application of the Relief Act
                                 in an interest accrual period may be covered by
                                 amounts received under the swap agreement and
                                 excess cash flow in that interest accrual
                                 period in the manner and priority described
                                 under "Description of the Certificates--Excess
                                 Cash Flow and Overcollateralization" and "--The
                                 Swap Agreement" in this prospectus supplement.

                                 The Relief Act also limits the ability of the
                                 servicer to foreclose on a mortgage loan during
                                 the borrower's period of active duty and, in
                                 some cases, during an additional three month
                                 period thereafter. As a result, there may be
                                 delays in payment and increased losses on the
                                 mortgage loans. Those delays and increased
                                 losses will be borne primarily by the class of
                                 certificates with the lowest payment priority
                                 that has a certificate principal balance
                                 greater than zero, to the extent not covered by
                                 amounts received under the swap agreement,
                                 excess cash flow or overcollateralization.

                                 We do not know how many mortgage loans have
                                 been or may be affected by the application of
                                 the Relief Act.

                                 See "Certain Legal Aspects of the
                                 Loans--Servicemembers Civil Relief Act" in the
                                 accompanying prospectus.

THE MORTGAGE POOL IS NOT         The mortgage pool consists of a variety of
HOMOGENEOUS. AS A RESULT, IT     mortgage loans, including a variety of
MAY BE DIFFICULT TO              underwriting standards, credit quality,
ANTICIPATE THE PERFORMANCE OF    mortgage loan types, payment terms, property
THE MORTGAGE POOL.               types and originators. In addition, the
                                 adjustable-rate mortgage loans have a wide
                                 range of interest rates, indices, initial
                                 adjustment dates and periodic adjustment dates.
                                 As a result, the loss and delinquency
                                 experience of the mortgage loans may differ
                                 substantially from the characteristics of more
                                 homogeneous pools, and may be difficult to
                                 project. See "Description of the Mortgage Pool"
                                 in this prospectus supplement.

                                      S-16

THE MORTGAGE LOANS WITH          As of the cut-off date, approximately 38.5% of
INTEREST ONLY PAYMENTS MAY       the mortgage loans require the related
AFFECT THE YIELD ON THE          borrowers to make monthly payments of accrued
OFFERED CERTIFICATES.            interest, but not principal, for up to the
                                 first 10 years following origination. Interest
                                 during that period is calculated at a fixed
                                 mortgage rate. After the interest only period,
                                 the mortgage rate on these mortgage loans will
                                 be reset and the related borrower's monthly
                                 payment will be recalculated to cover both
                                 interest and principal so that the mortgage
                                 loan will be paid in full by its final payment
                                 date. As a result, if the monthly payment
                                 increases, the related borrower may not be able
                                 to pay the increased amount and may default or
                                 may refinance the loan to avoid the higher
                                 payment.

                                 In addition, because no scheduled principal
                                 payments are required to be made on these
                                 mortgage loans for a period of time, the
                                 offered certificates will receive smaller
                                 scheduled principal distributions during that
                                 period than they would have received if the
                                 related borrowers were required to make monthly
                                 payments of interest and principal from
                                 origination of these mortgage loans. Absent
                                 other considerations, this slower rate of
                                 principal distributions will result in longer
                                 weighted average lives of the offered
                                 certificates than would otherwise be the case
                                 if none of the mortgage loans had interest only
                                 periods.

SOME OF THE MORTGAGE LOANS       Approximately 10.7% of the mortgage loans are
PROVIDE FOR LARGE PAYMENTS AT    not fully amortizing over their terms to
MATURITY.                        maturity and thus, will require substantial
                                 principal payments, sometimes called a balloon
                                 amount, at their stated maturity. Mortgage
                                 loans which require payment of a balloon amount
                                 involve a greater degree of risk because the
                                 ability of a mortgagor to pay a balloon amount
                                 typically will depend upon the mortgagor's
                                 ability either to timely refinance the loan or
                                 to sell the related mortgaged property. See
                                 "Description of the Mortgage Pool" in this
                                 prospectus supplement.

                                 Approximately 8.9%, 0.1% and 0.1% of the
                                 mortgage loans by cut-off date principal
                                 balance are adjustable rate mortgage loans that
                                 are intended to provide for monthly payments
                                 that amortize the principal balance thereof
                                 over terms of 40 years, 45 years and 50 years,
                                 respectively, from origination with a required
                                 balloon payment after 30 years from
                                 origination.

SOME OF THE MORTGAGE LOANS       Some of the mortgage loans included in the
ARE EITHER CURRENTLY             trust, as more fully described under
DELINQUENT OR HAVE BEEN          "Description of the Mortgage Pool--Mortgage
DELINQUENT IN THE PAST, WHICH    Loan Characteristics" in this prospectus
MAY INCREASE THE RISK OF LOSS    supplement, are either currently delinquent or
ON THE MORTAGAGE LOANS           have been delinquent in the past. As of the
                                 cut-off date, none of the mortgage loans are
                                 currently 30 or more days delinquent in payment
                                 of principal and interest. For a description of
                                 the methodology used to categorize mortgage
                                 loans as delinquent see "Description of the
                                 Mortgage Pool--Static Pool Information" in this
                                 prospectus supplement. Mortgage loans with a
                                 history of delinquencies are more likely to
                                 experience delinquencies in the future, even if
                                 these mortgage loans are current as of the
                                 cut-off date. See "Description of the Mortgage
                                 Pool--Mortgage Loan Characteristics" and
                                 "Pooling and Servicing Agreement--The Master
                                 Servicer" in this prospectus supplement.

                                      S-17

THE RETURN OF THE OFFERED        One risk associated with investing in
CERTIFICATES MAY BE              mortgage-backed securities is created by any
PARTICULARLY SENSITIVE TO        concentration of the related properties in one
CHANGES IN REAL ESTATE MARKETS   or more specific geographic regions.
IN SPECIFIC REGIONS.             Approximately 11.7% and 12.9% of the mortgage
                                 loans, respectively, are located in California
                                 and Florida. If the regional economy or housing
                                 market weakens in California and Florida, or
                                 any other region having a significant
                                 concentration of properties underlying the
                                 mortgage loans, the mortgage loans in that
                                 region may experience high rates of loss and
                                 delinquency resulting in losses allocated to
                                 the offered certificates. A region's economic
                                 condition and housing market may be adversely
                                 affected by a variety of events, including
                                 natural disasters such as earthquakes,
                                 hurricanes, floods, tornadoes and eruptions,
                                 civil disturbances such as riots and other
                                 disruptions such as ongoing power outages or
                                 terrorist actions or acts of war. The economic
                                 impact of any of those events may also be felt
                                 in areas beyond the region immediately affected
                                 by the disaster or disturbance. The properties
                                 underlying the mortgage loans may be
                                 concentrated in these regions. This
                                 concentration may result in greater losses to
                                 certificateholders than those generally present
                                 for similar mortgage backed securities without
                                 that concentration.

RISING INTEREST RATES MAY        The adjustable rate mortgage loans have
ADVERSELY AFFECT THE VALUE OF    interest rates which increase as the applicable
YOUR CERTIFICATES.               index increases. If market interest rates
                                 increase significantly, the likelihood that
                                 borrowers may not be able to pay their
                                 increased interest payments would increase,
                                 resulting in greater defaults on these mortgage
                                 loans. In addition, rising interest rates may
                                 adversely affect housing prices and the economy
                                 generally, thereby increasing the likelihood of
                                 defaults and losses on these mortgage loans.

A TRANSFER OF MASTER SERVICING   If the master servicer defaults in its
IN THE EVENT OF A MASTER         obligations under the pooling and servicing
SERVICER DEFAULT MAY INCREASE    agreement, the master servicing of the mortgage
THE RISK OF PAYMENT              loans may be transferred to the trustee or an
APPLICATION ERRORS.              alternate master servicer, as described under
                                 "The Agreements--Events of Default; Rights Upon
                                 Event of Default" in the accompanying
                                 prospectus. In the event of such a transfer of
                                 master servicing there may be an increased risk
                                 of errors in applying payments from borrowers
                                 or in transmitting information and funds to the
                                 successor master servicer.

HIGH LTV LOANS WITHOUT
MORTGAGE INSURANCE

THE MORTGAGE POOL INCLUDES       As of the cut-off date, approximately 60.7% of
CERTAIN LOANS THAT MAY BE        the mortgage loans have a loan-to-value ratio
SUBJECT TO A HIGHER RISK OF      at origination in excess of 80% but are not
LOSS.                            insured by a primary mortgage insurance policy.
                                 Although primary mortgage insurance policy is
                                 generally required for mortgage loans with a
                                 loan-to-value ratio in excess of 80%, no such
                                 insurance was required for these loans under
                                 the applicable underwriting criteria. The
                                 likelihood that the value of the related
                                 mortgaged property would not be sufficient to
                                 satisfy the mortgage loan upon foreclosure is
                                 greater for these types of loans, resulting in
                                 a higher likelihood of losses with respect to
                                 these types of loans.

                                      S-18

RISKS RELATING TO PRIMARY
MORTGAGE INSURERS

YOU MAY INCUR LOSSES IF A        As of the cut-off date, approximately 6.7% of
PRIMARY MORTGAGE INSURER FAILS   the mortgage loans have a loan-to-value ratio
TO MAKE PAYMENTS UNDER A         at origination in excess of 80% and are insured
PRIMARY MORTGAGE INSURANCE       by a primary mortgage insurance policy issued
POLICY.                          by Republic Mortgage Insurance Company, United
                                 Guaranty Residential Insurance Company,
                                 Mortgage Guaranty Insurance Corporation, PMI
                                 Mortgage Insurance Company, Triad Guaranty,
                                 General Electric Mortgage Insurance
                                 Corporation/Genworth Mortgage Insurance
                                 Company, Radian f/k/a Commonwealth and Ticor
                                 Insurance Agency. If such a mortgage loan were
                                 subject to a foreclosure and the value of the
                                 related mortgaged property were not sufficient
                                 to satisfy the mortgage loan, payments under
                                 the primary mortgage insurance policy would be
                                 required to avoid any losses, or to reduce the
                                 losses on, such a mortgage loan. If the insurer
                                 is unable or refuses to pay a claim, the amount
                                 of such losses would be allocated to holders of
                                 certificates as realized losses.

LIMITED OBLIGATIONS

CREDIT ENHANCEMENT IS LIMITED.   The only credit enhancement for the offered
                                 certificates will be the excess cash flow,
                                 amounts received under the swap agreement,
                                 overcollateralization, and with respect to the
                                 Class A Certificates, the subordination
                                 provided by the Class M Certificates, and, with
                                 respect to the Class M Certificates, the
                                 subordination provided by any class of Class M
                                 Certificates with a lower payment priority.
                                 Therefore, if there is no excess cash flow, and
                                 the amount of overcollateralization is reduced
                                 to zero and there are no amounts available
                                 under the swap agreement, subsequent losses
                                 generally will be allocated to the most
                                 subordinate class of Class M Certificates, in
                                 each case until the certificate principal
                                 balance of such class has been reduced to zero.
                                 If none of the Class M Certificates are
                                 outstanding, subsequent losses generally will
                                 be allocated to the Class A Certificates as
                                 described in this prospectus supplement. See
                                 "Description of the Certificates--Allocation of
                                 Losses" in this prospectus supplement.

                                 None of the depositor, the master servicer or
                                 any of their affiliates will have any
                                 obligation to replace or supplement the credit
                                 enhancement, or to take any other action to
                                 maintain any rating of the offered
                                 certificates. If any losses are incurred on the
                                 mortgage loans that are not covered by the
                                 credit enhancement, the holders of the offered
                                 certificates will bear the risk of these
                                 losses. See "Description of
                                 Certificates--Allocation of Losses" in this
                                 prospectus supplement.

PAYMENTS ON THE MORTGAGE LOANS   The offered certificates represent interests
ARE THE PRIMARY SOURCE OF        only in the RAMP 2007-RS2 Trust. The offered
PAYMENTS ON YOUR CERTIFICATES.   certificates do not represent an interest in or
                                 obligation of the depositor, the master
                                 servicer, the trustee or any of their
                                 affiliates. If proceeds from the assets of the
                                 RAMP 2007-RS2 Trust are not sufficient to make
                                 all payments provided for under the pooling and
                                 servicing agreement, investors will have no
                                 recourse to the depositor, the master servicer,
                                 the trustee or any of their affiliates.

                                      S-19

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR        A secondary market for your offered
CERTIFICATES TO MATURITY IF      certificates may not develop. Even if a
THEIR MARKETABILITY IS           secondary market does develop, it may not
LIMITED.                         continue, or it may be illiquid. Neither the
                                 underwriters nor any other person will have any
                                 obligation to make a secondary market in your
                                 certificates. Illiquidity means you may not be
                                 able to find a buyer to buy your securities
                                 readily or at prices that will enable you to
                                 realize a desired yield. Illiquidity can have
                                 an adverse effect on the market value of the
                                 offered certificates.

                                 Any class of offered certificates may
                                 experience illiquidity, although generally
                                 illiquidity is more likely for classes that are
                                 especially sensitive to prepayment, such as the
                                 Class A-1 Certificates, or credit or interest
                                 rate risk, such as the Class M Certificates, or
                                 such classes of offered certificates that have
                                 been structured to meet the investment
                                 requirements of limited categories of
                                 investors.

WITHDRAWAL OR DOWNGRADING OF     A security rating is not a recommendation to
INITIAL RATINGS WILL LIKELY      buy, sell or hold securities. Similar ratings
REDUCE THE PRICES FOR            on different types of securities do not
CERTIFICATES.                    necessarily mean the same thing. We recommend
                                 that you analyze the significance of each
                                 rating independently from any other rating. Any
                                 rating agency may change its rating of the
                                 offered certificates after the offered
                                 certificates are issued if that rating agency
                                 believes that circumstances have changed.

                                 Any subsequent withdrawal or downgrade in
                                 rating will likely reduce the price that a
                                 subsequent purchaser will be willing to pay for
                                 the offered certificates.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD     The transfer of the mortgage loans from
DELAY OR REDUCE DISTRIBUTIONS    Residential Funding to the depositor is
ON THE OFFERED CERTIFICATES.     intended by the parties to be and has been
                                 documented as a sale. If Residential Funding
                                 were to become bankrupt, a trustee in
                                 bankruptcy could attempt to recharacterize the
                                 sale of the mortgage loans as a loan secured by
                                 the mortgage loans or to consolidate the
                                 mortgage loans with the assets of Residential
                                 Funding. Any such attempt could result in a
                                 delay in or reduction of collections on the
                                 mortgage loans available to make payments on
                                 the offered certificates. The risk of such a
                                 recharacterization with respect to the mortgage
                                 loans may be increased by Residential Funding's
                                 treatment of the transfer of these mortgage
                                 loans as a secured financing for accounting
                                 purposes. See "Description of the
                                 Certificates--Limited Mortgage Loan Purchase
                                 Right" in this prospectus supplement.

THE BANKRUPTCY OF A BORROWER     If a borrower becomes subject to a bankruptcy
MAY INCREASE THE RISK OF LOSS    proceeding, a bankruptcy court may require
ON A MORTGAGE LOAN.              modifications of the terms of a mortgage loan
                                 without a permanent forgiveness of the
                                 principal amount of the mortgage loan.
                                 Modifications have included reducing the amount
                                 of each monthly payment, changing the rate of
                                 interest and altering the repayment schedule.
                                 In addition, a court having federal bankruptcy
                                 jurisdiction may permit a debtor to cure a
                                 monetary default relating to a mortgage loan on
                                 the debtor's residence by paying arrearages
                                 within a reasonable period and reinstating the
                                 original mortgage loan payment schedule, even
                                 though the lender accelerated the mortgage loan
                                 and final judgment of foreclosure had been
                                 entered in state court. In addition, under the
                                 federal bankruptcy law, all

                                      S-20

                                 actions against a borrower and the borrower's
                                 property are automatically stayed upon the
                                 filing of a bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD TO MATURITY ON YOUR    The yield to maturity on your certificates will
CERTIFICATES WILL VARY           depend on a variety of factors, including:
DEPENDING ON VARIOUS FACTORS.

                                 o    the rate and timing of principal payments
                                      on the mortgage loans, including
                                      prepayments, defaults and liquidations and
                                      repurchases due to breaches of
                                      representations and warranties,

                                 o    the allocation of principal distributions
                                      among the various classes of certificates,

                                 o    the rate and timing of realized losses and
                                      interest shortfalls on the mortgage loans,

                                 o    the pass-through rate for your
                                      certificates,

                                 o    the purchase price you paid for your
                                      certificates, and

                                 o    the timing of the exercise of the optional
                                      termination by the master servicer or its
                                      designee,

                                 The rates of prepayments and defaults are two
                                 of the most important and least predictable of
                                 these factors. No assurances are given that the
                                 mortgage loans will prepay at any particular
                                 rate.

                                 In addition, the master servicer may purchase
                                 any mortgage loan that is at least 90 days
                                 delinquent. Such repurchases would increase the
                                 prepayment rates on the mortgage loans.

                                 In general, if you purchase a certificate at a
                                 price higher than its outstanding certificate
                                 principal balance and principal distributions
                                 occur faster than you assumed at the time of
                                 purchase, your yield will be lower than
                                 anticipated. Conversely, if you purchase a
                                 certificate at a price lower than its
                                 outstanding certificate principal balance and
                                 principal distributions occur more slowly than
                                 you assumed at the time of purchase, your yield
                                 will be lower than anticipated.

THE RATE OF PREPAYMENTS ON THE   Since mortgagors can generally prepay their
MORTGAGE LOANS WILL VARY         mortgage loans at any time, the rate and timing
DEPENDING ON FUTURE MARKET       of principal distributions on the offered
CONDITIONS AND OTHER FACTORS.    certificates are highly uncertain. Generally,
                                 when market interest rates increase, mortgagors
                                 are less likely to prepay their mortgage loans.
                                 This could result in a slower return of
                                 principal to you at a time when you might have
                                 been able to reinvest those funds at a higher
                                 rate of interest than the applicable
                                 pass-through rate. On the other hand, when
                                 market interest rates decrease, borrowers are
                                 generally more likely to prepay their mortgage
                                 loans. This could result in a faster return of
                                 principal to you at a time when you might not
                                 be able to reinvest those funds at an interest
                                 rate as high as the applicable pass-through
                                 rate.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the mortgagors to
                                 refinance their mortgage loans, may increase
                                 the rate of prepayments on the mortgage loans.
                                 These programs may be conducted by the master
                                 servicer or any of its affiliates, the

                                      S-21

                                 subservicers or a third party, and may include
                                 streamlined documentation programs. Streamlined
                                 documentation programs involve less
                                 verification of underwriting information than
                                 traditional documentation programs.

                                 Approximately 54.4% of the mortgage loans
                                 provide for payment of a prepayment charge.
                                 Prepayment charges may reduce the rate of
                                 prepayment on the mortgage loans until the end
                                 of the period during which these prepayment
                                 charges apply. Prepayment charges received on
                                 the mortgage loans may be waived and in any
                                 case will not be available for distribution on
                                 the offered certificates. See "Description of
                                 the Mortgage Pool--Mortgage Loan
                                 Characteristics" and "Yield and Prepayment
                                 Considerations" in this prospectus supplement
                                 and "Maturity and Prepayment Considerations" in
                                 the accompanying prospectus.

THE OFFERED CERTIFICATES ARE     The offered certificates are each subject to
EACH SUBJECT TO DIFFERENT        various priorities for payment of principal as
PAYMENT PRIORITIES.              described in this prospectus supplement.
                                 Distributions of principal on the offered
                                 certificates having an earlier priority of
                                 payment will be affected by the rates of
                                 prepayment of the mortgage loans early in the
                                 life of the mortgage pool. Those classes of
                                 offered certificates with a later priority of
                                 payment will be affected by the rates of
                                 prepayment of the mortgage loans experienced
                                 both before and after the commencement of
                                 principal distributions on such classes.

THE PASS-THROUGH RATES ON THE    The pass-through rates on the Class A
CLASS A CERTIFICATES AND THE     Certificates and Class M Certificates for each
CLASS M CERTIFICATES ARE         distribution date are subject to a cap equal to
SUBJECT TO A CAP.                the weighted average of the net mortgage rates
                                 on the mortgage loans (after taking into
                                 account any net swap payments owed to the swap
                                 counterparty or swap termination payments owed
                                 to the swap counterparty not due to a swap
                                 counterparty trigger event), adjusted to an
                                 actual over 360-day rate. Therefore, the
                                 prepayment of the related mortgage loans with
                                 higher mortgage rates may result in lower
                                 pass-through rates on the Class A Certificates
                                 and Class M Certificates.

                                 Investors in the Class A Certificates and Class
                                 M Certificates should be aware that the
                                 mortgage rates on the adjustable-rate mortgage
                                 loans are generally adjustable semi-annually or
                                 annually based on the related index as
                                 described in this prospectus supplement, and
                                 sometimes after a fixed interest rate period.
                                 Consequently, the interest that would accrue at
                                 the weighted average net mortgage rate on the
                                 adjustable-rate mortgage loans during the
                                 related due period will be sensitive to
                                 fluctuations in the levels of the related
                                 indices on the adjustable-rate mortgage loans,
                                 and may be less than interest that would accrue
                                 on the Class A Certificates and Class M
                                 Certificates at the per annum rate of One-Month
                                 LIBOR plus the related margin. In a rising
                                 interest rate environment, the Class A
                                 Certificates and Class M Certificates may
                                 receive interest at the weighted average net
                                 mortgage rate of the mortgage loans (after
                                 taking into account any net swap payments owed
                                 to the swap counterparty or swap termination
                                 payments owed to the swap counterparty not due
                                 to a swap counterparty trigger event), adjusted
                                 to an actual over 360-day rate, for a
                                 protracted period of time.

                                 To the extent the weighted average net mortgage
                                 rate of the mortgage loans (after taking into
                                 account any net swap payments owed to the swap
                                 counterparty or swap termination payments owed
                                 to the swap

                                      S-22

                                 counterparty not due to a swap counterparty
                                 trigger event) is paid to any class of the
                                 Class A Certificates and Class M Certificates,
                                 the difference between that weighted average
                                 net mortgage rate (after taking into account
                                 any net swap payments owed to the swap
                                 counterparty or swap termination payments owed
                                 to the swap counterparty not due to a swap
                                 counterparty trigger event), adjusted to an
                                 actual over 360-day rate, and One-Month LIBOR
                                 plus the related margin will create a shortfall
                                 that will carry forward with interest thereon.
                                 Any resulting shortfall will be payable only
                                 from excess cash flow and amounts received
                                 under the swap agreement, to the extent
                                 available for that purpose, as and to the
                                 extent described in this prospectus supplement.
                                 These shortfalls may remain unpaid on the
                                 optional termination date or on the final
                                 distribution date. Also, in this situation, the
                                 amount of excess cash flow from the mortgage
                                 loans may be substantially reduced. To the
                                 extent that distributions on the offered
                                 certificates depend in part on payments to be
                                 received by the supplemental interest trust
                                 trustee, on behalf of the supplemental interest
                                 trust, under the swap agreement, the ability of
                                 the trustee to make such distributions on such
                                 certificates will be subject to the credit risk
                                 of the swap counterparty to the swap agreement.
                                 The swap agreement terminates after the
                                 distribution date in September 2012.

                                 If the swap counterparty defaults on its
                                 obligations under the swap agreement, then
                                 there may be insufficient funds to cover such
                                 amounts and the amount available for
                                 distribution to the offered certificates may be
                                 reduced.

                                 See "Summary--Credit Enhancement" and
                                 "Description of the Certificates--Allocation of
                                 Losses" in this prospectus supplement.

THE CLASS M CERTIFICATES HAVE    The yields to investors in the Class M
DIFFERENT YIELD AND PAYMENT      Certificates will be sensitive to the rate and
CONSIDERATIONS DUE TO THEIR      timing of losses on the mortgage loans, to the
PAYMENT PRIORITY.                extent not covered by excess cash flow, amounts
                                 received under the swap agreement or
                                 overcollateralization. Losses, to the extent
                                 not covered by excess cash flow, amounts
                                 received under the swap agreement or
                                 overcollateralization will be allocated to the
                                 most subordinate class of Class M Certificates
                                 outstanding. The principal portion of any
                                 realized losses previously allocated to the
                                 Class M Certificates that remain unreimbursed
                                 may be covered by excess cash flow and amounts
                                 received under the swap agreement, as and to
                                 the extent described in this prospectus
                                 supplement.

                                 See "Summary--Credit Enhancement" and
                                 "Description of the Certificates--Allocation of
                                 Losses" in this prospectus supplement.

                                 It is not expected that the Class M
                                 Certificates will receive any distributions of
                                 principal payments until the earlier of (i) the
                                 distribution date immediately succeeding the
                                 distribution date on which the aggregate
                                 certificate principal balance of the Class A
                                 Certificates has been reduced to zero and (ii)
                                 the later of the distribution date in May 2010
                                 and the first distribution date on which the
                                 sum of the overcollateralization amount and the
                                 aggregate certificate principal balance of the
                                 Class M Certificates prior to giving effect to
                                 principal payments on that distribution date is
                                 greater than or equal to approximately 35.90%
                                 of the aggregate principal balance of the
                                 mortgage loans after giving effect to
                                 distributions to be made on that distribution
                                 date, provided that certain loss and
                                 delinquency tests are satisfied. As a result,
                                 the weighted average lives of the Class M

                                      S-23

                                 Certificates may be longer than would otherwise
                                 be the case. In addition, after the Class M
                                 Certificates commence receiving principal
                                 payments, the most subordinate class of Class M
                                 Certificates may be retired before the more
                                 senior classes of Class M Certificates.

                                 See "Description of the Certificates--Principal
                                 Distributions" in this prospectus supplement.

AMOUNTS AVAILABLE UNDER THE      Any amounts payable to the supplemental
SWAP AGREEMENT FROM THE SWAP     interest trust trustee, on behalf of the
COUNTERPARTY MAY BE LIMITED.     supplemental interest trust, by the swap
                                 counterparty under the swap agreement will be
                                 available as described in this prospectus
                                 supplement to pay certain interest shortfalls
                                 and basis risk shortfall carry-forward amounts,
                                 to increase the overcollateralization amount to
                                 the required overcollateralization amount and
                                 to cover the principal portion of realized
                                 losses as described under "Description of the
                                 Certificates--The Swap Agreement--Payments
                                 under the Swap Agreement" in this prospectus
                                 supplement.

                                 However, no amounts will be payable by the swap
                                 counterparty unless the floating amount owed by
                                 the swap counterparty on a distribution date
                                 exceeds the fixed amount owed to the swap
                                 counterparty on such distribution date. This
                                 will not occur except in periods when one-month
                                 LIBOR (as determined pursuant to the swap
                                 agreement) exceeds approximately 5.25% per
                                 annum on that distribution date. No assurance
                                 can be made that any amounts will be received
                                 under the swap agreement, or that any such
                                 amounts that are received will be sufficient to
                                 cover interest shortfalls, basis risk shortfall
                                 carry-forward amounts, or certain losses as
                                 described in this prospectus supplement and to
                                 increase the overcollateralization amount to
                                 the required overcollateralization amount. Any
                                 net swap payment payable to the swap
                                 counterparty under the terms of the swap
                                 agreement will reduce amounts available for
                                 distribution to certificateholders, and may
                                 reduce the pass-through rates of the Class A
                                 Certificates and Class M Certificates. In
                                 addition, any swap termination payment payable
                                 to the swap counterparty in the event of an
                                 early termination of the swap agreement (other
                                 than certain swap termination payments
                                 resulting from an event of default by or
                                 certain termination events with respect to the
                                 swap counterparty, as described in this
                                 prospectus supplement) will reduce amounts
                                 available for distribution to the Class A
                                 Certificates and Class M Certificates.

                                 Upon early termination of the swap agreement,
                                 the supplemental interest trust trustee, on
                                 behalf of the supplemental interest trust, or
                                 the swap counterparty may be liable to make a
                                 swap termination payment to the other party
                                 (regardless of which party caused the
                                 termination). The swap termination payment will
                                 be computed in accordance with the procedures
                                 set forth in the swap agreement. In the event
                                 that the supplemental interest trust trustee,
                                 on behalf of the supplemental interest trust,
                                 is required to make a swap termination payment
                                 to the swap counterparty, that amount will be
                                 paid on the related distribution date, and on
                                 any subsequent distribution dates until paid in
                                 full, prior to distributions to the Class A
                                 Certificates and Class M Certificates (other
                                 than certain swap termination payments
                                 resulting from an event of default or certain
                                 termination events with respect to the swap
                                 counterparty as described in this prospectus
                                 supplement, which swap termination payments
                                 will be subordinated to distributions to the
                                 Class A Certificates and Class M Certificates).
                                 This feature may result in losses on the
                                 certificates. Due to the priority of the
                                 applications of the

                                      S-24

                                 available distribution amount, the Class M
                                 Certificates will bear the effects of any
                                 shortfalls resulting from a net swap payment or
                                 swap termination payment by the supplemental
                                 interest trust trustee, on behalf of the
                                 supplemental interest trust, before such
                                 effects are borne by the Class A Certificates,
                                 and one or more classes of Class M Certificates
                                 may suffer a loss as a result of such payment.
                                 Investors should note that the level of
                                 one-month LIBOR as of May 7, 2007 was
                                 approximately 5.32% per annum. The supplemental
                                 interest trust trustee, on behalf of the
                                 supplemental interest trust, will make a net
                                 swap payment to the swap counterparty when
                                 one-month LIBOR falls below approximately 5.25%
                                 per annum. Payments owed by the supplemental
                                 interest trust trustee, on behalf of the
                                 supplemental interest trust, to the swap
                                 counterparty will reduce the amount of excess
                                 cash flow available to cover losses on the
                                 mortgage loans, interest shortfalls and basis
                                 risk shortfall carry-forward amounts, and to
                                 maintain overcollateralization.

                                 Net swap payments payable to the supplemental
                                 interest trust trustee, on behalf of the
                                 supplemental interest trust, by the swap
                                 counterparty under the swap agreement will be
                                 used to cover certain losses, as described in
                                 this prospectus supplement, certain interest
                                 shortfalls and basis risk shortfalls and to
                                 increase the overcollateralization amount to
                                 the required overcollateralization amount.
                                 However, if the swap counterparty defaults on
                                 its obligations under the swap agreement, then
                                 there may be insufficient funds to cover such
                                 amounts, and the amount available for
                                 distribution to the offered certificates may be
                                 reduced. To the extent that distributions on
                                 the offered certificates depend in part on
                                 payments to be received by the supplemental
                                 interest trust trustee, on behalf of the
                                 supplemental interest trust, under the swap
                                 agreement, the ability of the trustee to make
                                 such distributions on such certificates will be
                                 subject to the credit risk of the swap
                                 counterparty.

THE RECORDING OF MORTGAGES IN    The mortgages or assignments of mortgage for
THE NAME OF MERS MAY AFFECT      some of the mortgage loans have been or may be
THE YIELD ON THE OFFERED         recorded in the name of Mortgage Electronic
CERTIFICATES.                    Registration Systems, Inc., or MERS, solely as
                                 nominee for the originator and its successors
                                 and assigns. As of the cut-off date,
                                 approximately 83.5% of the mortgage loans were
                                 recorded in the name of MERS. Subsequent
                                 assignments of those mortgages are registered
                                 electronically through the MERS(R) System.
                                 However, if MERS discontinues the MERS(R)
                                 System and it becomes necessary to record an
                                 assignment of the mortgage to the trustee, then
                                 any related expenses shall be paid by the trust
                                 and will reduce the amount available to pay
                                 principal of and interest on the outstanding
                                 class or classes of certificates with the
                                 lowest payment priorities.

                                 The recording of mortgages in the name of MERS
                                 is a relatively new practice in the mortgage
                                 lending industry. Public recording officers and
                                 others in the mortgage industry may have
                                 limited, if any, experience with lenders
                                 seeking to foreclose mortgages, assignments of
                                 which are registered with MERS. Accordingly,
                                 delays and additional costs in commencing,
                                 prosecuting and completing foreclosure
                                 proceedings and conducting foreclosure sales of
                                 the mortgaged properties could result. Those
                                 delays and additional costs could in turn delay
                                 the distribution of liquidation proceeds to
                                 certificateholders and increase the amount of
                                 losses on the mortgage loans.

                                      S-25

                                 For additional information regarding MERS and
                                 the MERS(R) System, see "Description of the
                                 Mortgage Pool--General" and "Yield and
                                 Prepayment Considerations" in this prospectus
                                 supplement and "Description of the
                                 Securities--Assignment of Loans" in the
                                 accompanying prospectus.

RECENT DEVELOPMENTS

RECENT DEVELOPMENTS IN THE       Recently, the residential mortgage market in
RESIDENTIAL MORTGAGE MARKET      the United States has experienced a variety of
MAY ADVERSELY AFFECT THE         difficulties and changed economic conditions
RETURN ON YOUR CERTIFICATES.     that may adversely affect the yield on your
                                 certificates. Delinquencies and losses with
                                 respect to residential mortgage loans generally
                                 have increased in recent months, and may
                                 continue to increase, particularly in the
                                 subprime sector. In addition, in recent months
                                 housing prices in many states have declined or
                                 stopped appreciating, after extended periods of
                                 significant appreciation. A continued decline
                                 or an extended flattening of those values may
                                 result in additional increases in delinquencies
                                 and losses on residential mortgage loans
                                 generally, particularly with respect to second
                                 homes and investor properties and with respect
                                 to any residential mortgage loans whose
                                 aggregate loan amounts (including any
                                 subordinate liens) are close to or greater than
                                 the related property values.

                                 Another factor that may have contributed to,
                                 and may in the future result in, higher
                                 delinquency rates is the increase in monthly
                                 payments on adjustable rate mortgage loans.
                                 Borrowers with adjustable payment mortgage
                                 loans are being exposed to increased monthly
                                 payments when the related mortgage interest
                                 rate adjusts upward from the initial fixed rate
                                 or a low introductory rate, as applicable, to
                                 the rate computed in accordance with the
                                 applicable index and margin. This increase in
                                 borrowers' monthly payments, together with any
                                 increase in prevailing market interest rates,
                                 may result in significantly increased monthly
                                 payments for borrowers with adjustable rate
                                 mortgage loans

                                 Borrowers seeking to avoid these increased
                                 monthly payments by refinancing their mortgage
                                 loans may no longer be able to find available
                                 replacement loans at comparably low interest
                                 rates. A decline in housing prices may also
                                 leave borrowers with insufficient equity in
                                 their homes to permit them to refinance, and in
                                 addition, many mortgage loans have prepayment
                                 premiums that add to the cost of refinancing.
                                 Furthermore, borrowers who intend to sell their
                                 homes on or before the expiration of the fixed
                                 rate periods on their mortgage loans may find
                                 that they cannot sell their properties for an
                                 amount equal to or greater than the unpaid
                                 principal balance of their loans. These events,
                                 alone or in combination, may contribute to
                                 higher delinquency rates.

                                 You should consider that the general market
                                 conditions discussed above may affect the
                                 performance of the mortgage loans and may
                                 adversely affect the return on your
                                 certificates.

                                      S-26

                                 ISSUING ENTITY

     The depositor will establish a trust with respect to Series 2007-RS2 on the closing date, under a pooling and servicing agreement, dated as of April 1,
2007, among the depositor, the master servicer and the trustee. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date, the depositor will deposit into the trust a pool of mortgage loans secured by first liens on one- to four-family residential properties. The trust will not have any additional equity. The pooling and servicing agreement authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders.

     The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans.
Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, if the mortgage loans for any reason are held to not be property of the trustee, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

     Capitalized terms in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the
accompanying prospectus under "Glossary".

                           SPONSOR AND MASTER SERVICER

     Residential Funding, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "Trust Asset Program--Underwriting Standards" in the
accompanying prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota
55437. Its telephone number is (952) 857-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential
Funding finances its operations primarily through its securitization program.

     Residential Funding was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. GMAC LLC purchased
Residential Funding in 1990. In 1995, Residential Funding expanded its business to include "subprime" first lien mortgage loans, such as a portion of the mortgage loans described in this prospectus supplement. Residential Funding also began to acquire and service "Alt-A," closed-end and revolving loans secured by second liens in 1995.

     The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding for the past five years and for the three month period ended March 31, 2007.
Residential Funding sponsored approximately $31.6 billion and $2.9 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding sponsored approximately $61.8 billion and $3.0 billion in initial aggregate principal amount of mortgage-backed securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans,

                                      S-27

respectively. The percentages shown under "Percentage Change from Prior Year"
represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                        SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                              ----------------------------------------------------------------------------------------------------
                                                                                                                     THREE MONTHS
    VOLUME BY OUTSTANDING                                                                                               ENDED
      PRINCIPAL BALANCE             2002             2003             2004            2005             2006         MARCH 31, 2007
----------------------------  ---------------  ---------------  ---------------  ---------------  ---------------  ---------------

Prime Mortgages(1)..........  $16,177,753,813  $18,964,072,062  $11,953,278,792  $24,149,038,614  $40,241,885,054  $10,064,255,776
Non-Prime Mortgages(2)......  $15,475,700,554  $27,931,235,627  $24,408,531,445  $27,928,496,334  $21,581,547,796  $ 4,347,251,095
                              ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
Total.......................  $31,653,454,367  $46,895,307,689  $36,361,810,237  $52,077,534,948  $61,823,432,850  $14,411,506,871
                              ===============  ===============  ===============  ===============  ===============  ===============
Prime Mortgages(1)..........            51.11%           40.44%           32.87%           46.37%           65.09%           69.83%
Non-Prime Mortgages(2)......            48.89%           59.56%           67.13%           53.63%           34.91%           30.17%
                              ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
Total.......................           100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
                              ===============  ===============  ===============  ===============  ===============  ===============

PERCENTAGE CHANGE FROM PRIOR
YEAR
----------------------------

Prime Mortgages(1)..........            (1.28)%          17.22%          (36.97)%         102.03%           66.64%
Non-Prime Mortgages(2)......           104.52%           80.48%          (12.61)%          14.42%          (22.73)%
                              ---------------  ---------------  ---------------  ---------------  ---------------
Total.......................            32.14%           48.15%          (22.46)%          43.22%           18.71%
                              ===============  ===============  ===============  ===============  ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                              ----------------------------------------------------------------------------------------------------
                                                                                                                     THREE MONTHS
    VOLUME BY OUTSTANDING                                                                                               ENDED
      PRINCIPAL BALANCE             2002             2003             2004            2005             2006         MARCH 31, 2007
----------------------------  ---------------  ---------------  ---------------  ---------------  ---------------  ---------------

Prime Mortgages(1)..........   $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573   $3,012,549,922    $804,306,507
Non-Prime Mortgages(2)......               --               --               --               --               --              --
                               --------------   --------------   --------------   --------------   --------------    ------------
Total.......................   $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573   $3,012,549,922    $804,306,507
                               ==============   ==============   ==============   ==============   ==============    ============
Prime Mortgages(1)..........           100.00%          100.00%          100.00%          100.00%          100.00%         100.00%
Non-Prime Mortgages(2)......               --               --               --               --               --              --
                               --------------   --------------   --------------   --------------   --------------    ------------
Total.......................           100.00%         100.00%           100.00%          100.00%          100.00%         100.00%
                               ==============   ==============   ==============   ==============   ==============    ============

PERCENTAGE CHANGE FROM PRIOR
YEAR
----------------------------

Prime Mortgages(1)..........            17.90%           11.55%          (34.99)%          15.56%           25.03%
Non-Prime Mortgages(2)......               --               --               --               --               --
                               --------------   --------------   --------------   --------------   --------------
Total.......................            17.90%           11.55%          (34.99)%          15.56%           25.03%
                               ==============   ==============   ==============   ==============   ==============

                                      S-28

FIRST LIEN MORTGAGE LOANS

                                                           YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------------------------
                                                                                      THREE MONTHS ENDED
    VOLUME BY NUMBER OF LOANS         2002      2003      2004      2005      2006      MARCH 31, 2007
---------------------------------   -------   -------   -------   -------   -------   ------------------

Prime Mortgages(1)...............    68,077    86,166    55,773    91,631   141,188         31,620
Non-Prime Mortgages(2)...........   136,789   200,446   170,696   173,796   132,069         24,801
                                    -------   -------   -------   -------   -------         ------
Total............................   204,866   286,612   226,469   265,427   273,257         56,421
                                    =======   =======   =======   =======   =======         ======
Prime Mortgages(1)...............     33.23%    30.06%    24.63%    34.52%    51.67%         56.04%
Non-Prime Mortgages(2)...........     66.77%    69.94%    75.37%    65.48%    48.33%         43.96%
                                    -------   -------   -------   -------   -------         ------
Total............................    100.00%   100.00%   100.00%   100.00%   100.00%        100.00%
                                    =======   =======   =======   =======   =======         ======

PERCENTAGE CHANGE FROM PRIOR YEAR
---------------------------------

Prime Mortgages(1)...............     17.87%    26.57%   (35.27)%   64.29%    54.08%
Non-Prime Mortgages(2)...........     91.47%    46.54%   (14.84)%    1.82%   (24.01)%
                                    -------   -------   -------   -------   -------
Total............................     58.56%    39.90%   (20.98)%   17.20%     2.95%
                                    =======   =======   =======   =======   =======

JUNIOR LIEN MORTGAGE LOANS

                                                           YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------------------------
                                                                                      THREE MONTHS ENDED
    VOLUME BY NUMBER OF LOANS         2002      2003      2004      2005      2006      MARCH 31, 2007
---------------------------------   -------   -------   -------   -------   -------   ------------------

Prime Mortgages(1)...............    73,188    84,962    51,614    53,071    60,951         14,655
Non-Prime Mortgages(2)...........        --        --        --        --        --             --
                                    -------   -------   -------   -------   -------         ------
Total............................    73,188    84,962    51,614    53,071    60,951         14,655
                                    =======   =======   =======   =======   =======         ======
Prime Mortgages(1)...............    100.00%   100.00%   100.00%   100.00%   100.00%        100.00%
Non-Prime Mortgages(2)...........        --        --        --        --        --             --
                                    -------   -------   -------   -------   -------         ------
Total............................    100.00%   100.00%   100.00%   100.00%   100.00%        100.00%
                                    =======   =======   =======   =======   =======         ======
PERCENTAGE CHANGE FROM PRIOR YEAR
---------------------------------

Prime Mortgages(1)...............     16.26%    16.09%   (39.25)%    2.82%    14.85%
Non-Prime Mortgages(2)...........        --        --        --        --        --
                                    -------   -------   -------   -------   -------
Total............................     16.26%    16.09%   (39.25)%    2.82%    14.85%
                                    =======   =======   =======   =======   =======

----------
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

                                      S-29

     The following tables set forth the annual average outstanding principal balance, calculated as of year end, or the three month period ended March 31,
2007, as applicable, of mortgage loans master serviced by Residential Funding for the past five years, and the annual average number of such loans for the same period. Residential Funding was the master servicer of a residential mortgage loan portfolio of approximately $68.2 billion and $4.1 billion in average outstanding principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.
Residential Funding was the master servicer of a residential mortgage loan portfolio of approximately $140.1 billion and $8.5 billion in average outstanding principal during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-30

                      MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                    YEAR ENDED DECEMBER 31,
                         -----------------------------------------------------------------------------------------------------------
                                                                                                                     THREE MONTHS
VOLUME BY OUTSTANDING                                                                                                     ENDED
PRINCIPAL BALANCE              2002              2003              2004               2005             2006          MARCH 31, 2007
------------------------ ---------------   ---------------   ---------------   ----------------  ----------------  -----------------

Prime Mortgages(1)...... $43,282,264,857   $33,749,084,171   $32,453,682,854   $ 47,935,800,813  $ 83,052,457,702  $ 91,791,468,815
Non-Prime Mortgages(2).. $24,910,565,613   $39,334,697,127   $50,509,138,736   $ 53,938,083,312  $ 57,013,557,376  $ 57,316,493,006
                         ---------------   ---------------   ---------------   ----------------  ----------------  ----------------
Total................... $68,192,830,470   $73,083,781,298   $82,962,821,590   $101,873,884,125  $140,066,015,078  $149,107,961,821
                         ===============   ===============   ===============   ================  ================  ================
Prime Mortgages(1)......           63.47%            46.18%            39.12%             47.05%            59.30%            61.56%
Non-Prime Mortgages(2)..           36.53%            53.82%            60.88%             52.95%            40.70%            38.44%
                         ---------------   ---------------   ---------------   ----------------  ----------------  ----------------
Total...................          100.00%           100.00%           100.00%            100.00%           100.00%           100.00%
                         ===============   ===============   ===============   ================  ================  ================
PERCENTAGE CHANGE FROM
PRIOR YEAR
------------------------
Prime Mortgages(1)......          (15.75)%          (22.03)%           (3.84)%            47.71%            73.26%
Non-Prime Mortgages(2)..           51.62%            57.90%            28.41%              6.79%             5.70%
                         ---------------   ---------------   ---------------   ----------------  ----------------
Total...................            0.57%             7.17%            13.52%             22.79%            37.49%
                         ===============   ===============   ===============   ================  ================

JUNIOR LIEN MORTGAGE LOANS

                                                                    YEAR ENDED DECEMBER 31,
                         -----------------------------------------------------------------------------------------------------------
                                                                                                                     THREE MONTHS
VOLUME BY OUTSTANDING                                                                                                     ENDED
PRINCIPAL BALANCE              2002              2003              2004               2005             2006          MARCH 31, 2007
------------------------ ---------------   ---------------   ---------------   ----------------  ----------------  -----------------

Prime Mortgages(1)......  $4,102,615,571    $4,365,319,862    $5,135,640,057     $5,476,133,777    $8,536,345,778    $9,066,815,231
Non-Prime Mortgages(2)..              --                --                --                 --                --                --
                          --------------    --------------    --------------     --------------    --------------    --------------
Total...................  $4,102,615,571    $4,365,319,862    $5,135,640,057     $5,476,133,777    $8,536,345,778    $9,066,815,231
                          ==============    ==============    ==============     ==============    ==============    ==============
Prime Mortgages(1)......          100.00%           100.00%           100.00%            100.00%           100.00%           100.00%
Non-Prime Mortgages(2)..              --                --                --                 --                --                --
                          --------------    --------------    --------------     --------------    --------------    --------------
Total...................          100.00%           100.00%           100.00%            100.00%           100.00%           100.00%
                          ==============    ==============    ==============     ==============    ==============    ==============
PERCENTAGE CHANGE FROM
PRIOR YEAR
------------------------
Prime Mortgages(1)......           16.79%             6.40%            17.65%              6.63%            55.88%
Non-Prime Mortgages(2)..              --                --                --                 --                --
                          --------------    --------------    --------------     --------------    --------------
Total...................           16.79%             6.40%            17.65%              6.63%            55.88%
                          ==============    ==============    ==============     ==============    ==============

                                      S-31

FIRST LIEN MORTGAGE LOANS

                                                YEAR ENDED DECEMBER 31,
                            ----------------------------------------------------------------
                                                                               THREE MONTHS
                                                                                  ENDED
VOLUME BY NUMBER OF LOANS     2002      2003      2004      2005      2006    MARCH 31, 2007
-------------------------   -------   -------   -------   -------   -------   --------------

Prime Mortgages(1).......   202,938   168,654   156,745   201,903   312,825      340,203
Non-Prime Mortgages(2)...   242,625   341,863   414,639   411,550   405,577      395,809
                            -------   -------   -------   -------   -------      -------
Total....................   445,563   510,517   571,384   613,453   718,402      736,012
                            =======   =======   =======   =======   =======      =======
Prime Mortgages(1).......     45.55%    33.04%    27.43%    32.91%    43.54%       46.22%
Non-Prime Mortgages(2)...     54.45%    66.96%    72.57%    67.09%    56.46%       53.78%
                            -------   -------   -------   -------   -------      -------
Total....................    100.00%   100.00%   100.00%   100.00%   100.00%      100.00%
                            =======   =======   =======   =======   =======      =======
PERCENTAGE CHANGE FROM
PRIOR YEAR
-------------------------
Prime Mortgages(1).......    (14.71)%  (16.89)%  (7.06)%    28.81%    54.94%
Non-Prime Mortgages(2)...     44.37%    40.90%    21.29%    (0.74)%   (1.45)%
                            -------   -------   -------   -------   -------
Total....................      9.74%    14.58%    11.92%     7.36%    17.11%
                            =======   =======   =======   =======   =======

JUNIOR LIEN MORTGAGE LOANS

                                                YEAR ENDED DECEMBER 31,
                            ----------------------------------------------------------------
                                                                               THREE MONTHS
                                                                                  ENDED
VOLUME BY NUMBER OF LOANS     2002      2003      2004      2005      2006    MARCH 31, 2007
-------------------------   -------   -------   -------   -------   -------   --------------

Prime Mortgages(1).......   118,773   127,833   147,647   143,713   199,652      208,178
Non-Prime Mortgages(2)...        --        --        --        --        --           --
                            -------   -------   -------   -------   -------      -------
Total....................   118,773   127,833   147,647   143,713   199,652      208,178
                            =======   =======   =======   =======   =======      =======
Prime Mortgages(1).......    100.00%   100.00%   100.00%   100.00%   100.00%      100.00%
Non-Prime Mortgages(2)...        --        --        --        --        --           --
                            -------   -------   -------   -------   -------      -------
Total....................    100.00%   100.00%   100.00%   100.00%   100.00%      100.00%
                            =======   =======   =======   =======   =======      =======
PERCENTAGE CHANGE FROM
PRIOR YEAR
-------------------------
Prime Mortgages(1).......     14.16%     7.63%    15.50%    (2.66)%   38.92%
Non-Prime Mortgages(2)...        --        --        --        --        --
                            -------   -------   -------   -------   -------
Total....................     14.16%     7.63%    15.50%     2.66%    38.92%
                            =======   =======   =======   =======   =======

----------
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools..

                                      S-32

     Residential Funding's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage
Pool--Underwriting Standards" in this prospectus supplement. Residential
Funding's material role and responsibilities in this transaction, including as master servicer, are described in the accompanying prospectus under "Description of the Securities--Servicing and Administration of Loans" and "--Repurchases of
Loans" and in this prospectus supplement under "Pooling and Servicing
Agreement--The Master Servicer and Subservicers--Master Servicer".

     Residential Funding's wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings, originated and sold to Residential Funding approximately 10.5%
of the mortgage loans included in the mortgage pool. Residential Funding's affiliate, GMAC Mortgage, LLC, originated and sold to Residential Funding approximately 8.4% of the mortgage loans included in the mortgage pool. See
"Sponsor and Master Servicer -- Affiliations Among Transaction Parties,"
"Description of the Mortgage Pool -- Originators" and "The Pooling and Servicing
Agreement--The Master Servicer and Subservicer--Homecomings Financial, LLC" and
"--The Master Servicer and Subservicer--GMAC Mortgage, LLC" in this prospectus supplement.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

     The diagram below illustrates the ownership structure among the affiliated transaction parties.

                      --------------------------------

                                   GMAC LLC
                                    (GMAC)

                      --------------------------------
                                     |
                                     |
                                     |
                      --------------------------------

                           Residential Capital, LLC

                      --------------------------------
                                     |
                                     |
           --------------------------|-------------------------------
          |                          |                               |
          |                          |                               |
-------------------   --------------------------------   --------------------------

GMAC Mortgage, LLC    Residential Funding Company, LLC   Residential Asset Mortgage
   (Subservicer)        (Sponsor and Master Servicer)          Products, Inc.
                                                                (Depositor)

-------------------   --------------------------------   --------------------------
                                     |
                                     |
                                     |
                      --------------------------------

                          Homecomings Financial, LLC
                                 (Subservicer)

                      --------------------------------

                                      S-33

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     Information with respect to the mortgage pool will consist of 2,196 fixed-rate and adjustable-rate mortgage loans with an aggregate principal balance of approximately $433,863,398 as of the cut-off date after deducting payments due during the month of the cut-off date is presented in this prospectus supplement. The final mortgage pool is expected to have an aggregate principal balance of approximately $400,000,000 as of the cut-off date, which is equal to the sum of the certificate principal balance of the offered certificates and the required overcollateralization amount as of the closing date. See "Description of Mortgage Pool--Additional Information" in this prospectus supplement. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties or interests in shares issued by cooperative apartment corporations and the related proprietary leases. Approximately 6.0% of the mortgage loans have a due date other than the first of each month. The mortgage pool will consist of mortgage loans with terms to maturity of not more than 30 years or, in the case of approximately 0.3% of the mortgage loans, not more than 15 years from the date of origination or modification.

     The mortgage loans were selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the "Negotiated Conduit Asset
Program" or NCA Program described below based on the Sponsor's assessment of investor preferences and rating agency criteria.

     As to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. As of the cut-off date none of the mortgage loans have been modified. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages of outstanding principal balance determined as of the cut-off date after deducting payments due during the month of the cut-off date, unless otherwise indicated.

     Residential Funding will make some representations and warranties regarding the mortgage loans sold by it as of the date of issuance of the certificates. In connection with the mortgage loans secured by a leasehold interest, Residential
Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease;
the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan. Further,
Residential Funding will be required to repurchase or substitute for any mortgage loan sold by it as to which a breach of its representations and warranties relating to that mortgage loan occurs if the breach materially and adversely affects the interests of the certificateholders in the mortgage loan.
In addition, Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its representations and warranties occurs. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by
Residential Funding and the depositor. See "Description of the
Securities--Representations with Respect to Loans" and "--Repurchases of Loans"
in the accompanying prospectus.

                                      S-34

     The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to
MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 83.5% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS, see "Yield and Prepayment
Considerations--General" in this prospectus supplement and "Description of the
Securities--Assignment of Loans" in the accompanying prospectus.

     Certain aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of Loans--The Mortgage Loans--Cooperative Loans" in the accompanying prospectus.

MORTGAGE LOAN CHARACTERISTICS

     The mortgage loans are expected to have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

     o    Information with respect to the mortgage pool will consist of 2,196 fixed-rate and adjustable-rate mortgage loans with an aggregate principal balance of approximately $433,863,398 as of the cut-off date after deducting payments due during the month of the cut-off date is presented in this prospectus supplement. The final mortgage pool is expected to have an aggregate principal balance of approximately
          $400,000,000 as of the cut-off date, which is equal to the sum of the certificate principal balance of the offered certificates and the required overcollateralization amount as of the closing date.

     o    The mortgage loans had individual principal balances at origination of at least $17,100 but not more than $2,378,000, with an average principal balance at origination of approximately $197,878.

     o    Approximately 10.4% were purchased from SunTrust Mortgage, Inc. Except as described in the preceding sentence, no non-affiliate of
          Residential Funding sold more than 8.8% of the mortgage loans to
          Residential Funding. Approximately 10.5% and 8.4% of the mortgage loans were purchased from Homecomings Financial, LLC and GMAC
          Mortgage, LLC, respectively, which are affiliates of Residential
          Funding.

     o    None of the mortgage loans will have been originated prior to May 26,
          1998 or will have a maturity date later than April 1, 2037.

     o    None of the mortgage loans will have a remaining term to stated
          maturity as of the cut-off date of less than 172 months.

                                      S-35

     o    The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately 356 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 359 months.

     o    As of the cut-off date, none of the mortgage loans are currently 30 or more days delinquent in the payment of principal and interest. As of the cut-off date, 3.7% of the mortgage loans have been 30 to 59 days delinquent in the payment of principal and interest in the last 24 months. As of the cut-off date, none of the mortgage loans have been
          60 or more days delinquent in the payment of principal and interest in the last 24 months. For a description of the methodology used to categorize mortgage loans as delinquent, see "Description of the
          Mortgage Pool--Static Pool Information" in this prospectus supplement.

     o    None of the mortgage loans are Buy-Down Loans.

     o    None of the mortgage loans are subject to the Homeownership Act.

     o    All of the mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties or interests in shares issued by cooperative apartment corporations and the related proprietary leases.

     o    None of the mortgage loans provide for deferred interest or negative amortization.

     o    None of the mortgage loans provide for conversion from an adjustable rate to a fixed rate.

     o    Approximately 10.7% of the mortgage loans are balloon mortgage loans that do not fully amortize, if at all, providing for a substantial payment due at maturity.

     o    Approximately 0.1% of the mortgage loans are secured by cooperative properties.

     o    Approximately 0.1% of the mortgage loans are secured by leasehold interests.

     o    The mortgage loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

     o    Subservicing will be provided by Homecomings Financial, LLC, a wholly-owned subsidiary of Residential Funding, with respect to approximately 70.2% of the mortgage loans.

     o    Subservicing will be provided by GMAC Mortgage, LLC, an affiliate of
          Residential Funding, with respect to approximately 13.0% of the mortgage loans.

     o    Subservicing will be provided by SunTrust Mortgage, Inc., which is not an affiliate of Residential Funding, with respect to approximately
          10.4% of the mortgage loans.

     o    Approximately 38.5% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to 10 years.

                                      S-36

     o    To Residential Funding's knowledge, approximately 23.1% of the mortgage loans are secured by mortgaged properties with respect to which second-lien mortgage loans were originated at the same time as the first-lien mortgage loan. These second-lien mortgage loans are not part of the mortgage pool. The owners of the mortgaged properties may obtain second-lien mortgage loans at any time without Residential
          Funding's knowledge and, thus, more mortgaged properties than described above may also secure second-lien mortgage loans.

     o    Approximately 11.7% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to five years and approximately 26.8% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period greater than five years and up to ten years Under the terms of these loans, borrowers are required to pay only accrued interest each month, with no corresponding principal payments, until the end of the interest only period. Once the interest only period ends, monthly payments of principal are required to amortize the loan over its remaining term, in addition to accrued interest.

     o    None of the mortgage loans are simple interest mortgage loans.

     Approximately 54.4% of the mortgage loans provide for a payment of a prepayment charge. As to some of those mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the certificates. Neither
Residential Funding nor the depositor makes any representation as to the effect that the prepayment charges, decisions by the master servicer or subservicer with respect to the waiver of prepayment charges and the recent changes to the rules and regulations under the Parity Act, may have on the prepayment performance of the mortgage loans. See "Certain Legal Aspects of the
Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Set forth on Annex IV of this prospectus supplement is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

BALLOON MORTGAGE LOANS

     Approximately 10.5% of the mortgage loans require monthly payments of principal generally based on 40 year amortization schedules and have scheduled maturity dates of approximately 30 years from the due date of the first monthly payment, approximately 0.1% of the mortgage loans require monthly payments of principal generally based on 45 year amortization schedules and have scheduled maturity dates of approximately 30 years from the due date of the first monthly payment and approximately 0.1% of the mortgage loans require monthly payments of principal generally based on 50 year amortization schedules and have scheduled maturity dates of approximately 30 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. These mortgage loans are called balloon mortgage loans and the payments due at maturity are called balloon amounts. The existence of a balloon amount generally will require the related mortgagor to refinance the balloon mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage

                                      S-37

rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the master servicer or the trustee is obligated to refinance any balloon mortgage loan.

     Approximately 8.9%, 0.1% and 0.1% of the mortgage loans by cut-off date principal balance are adjustable rate mortgage loans that are intended to provide for monthly payments that amortize the principal balance thereof over terms of 40 years, 45 years or 50 years, respectively, from origination with a required balloon payment after 30 years from origination.

     Approximately, 0.1% of the mortgage loans require monthly payments of principal generally based on a 40 year amortization schedule for the first 10 years of the life of the mortgage loans. After that time, the payments will be recast, and for the remaining 20 years the monthly payments on the mortgage loans will be calculated to be sufficient to fully amortize the outstanding principal balance of the mortgage loans no later than the scheduled maturity date of the mortgage loans, which is approximately 30 years from the first monthly payment date of the mortgage loans. These mortgage loans are referred to in this prospectus supplement as the "Recast Mortgage Loans."

MORTGAGE RATE ADJUSTMENT OF ADJUSTABLE RATE LOANS

     The mortgage rate on each adjustable-rate mortgage loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such mortgage loan as set forth in the related mortgage note. The mortgage rate on an adjustable-rate mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate mortgage loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

     In addition, approximately 20.1% of the adjustable-rate mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to five years and with respect to approximately 17.4% of the adjustable-rate mortgage loans, a period greater than five years and up to ten years, at which point the related mortgagors will be required to pay an amount of principal and interest which will amortize the related mortgage loan over the remaining term of that mortgage loan.

     The minimum mortgage rates on the adjustable-rate mortgage loans will range from 1.875% to 12.000%, with a weighted average minimum mortgage rate as of the cut-off date of 6.1448%. The maximum mortgage rates on the adjustable-rate mortgage loans will range from 10.500% to 19.000%, with a weighted average maximum mortgage rate as of the cut-off date of 14.3312%.

     For approximately 17.1% of the adjustable-rate mortgage loans, the index will be the One-Year LIBOR Index. All of the mortgage loans with an index based on the One-Year LIBOR Index adjust annually after the initial rate period. The
One-Year LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

     For approximately 82.9% of the adjustable-rate mortgage loans, the index will be the Six-Month LIBOR. All the mortgage loans with an index based on the
Six-Month LIBOR Index adjust semi-annually after the initial rate period. The
Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market

                                      S-38

based on quotations of major banks as published in The Wall Street
Journal or as posted by Fannie Mae and are most recently available:

     o    as of the first business day of the month immediately preceding the month in which the adjustment date occurs; or

     o    generally as of the date twenty-five days, thirty days or forty-five days prior to the adjustment date.

     The "reference date" is the date as of which each of the One-Year LIBOR
Index or the Six-Month LIBOR Index is determined.

     The One-Year LIBOR Index, One-Month LIBOR Index and Six-Month LIBOR Index
are each referred to in this prospectus supplement as an index. In the event that the related index specified in a mortgage note is no longer available, an index that is based on comparable information will be selected by the master servicer.

     The initial mortgage rate in effect on an adjustable-rate mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin.
Therefore, unless the related index declines after origination of an adjustable-rate mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan subject to the periodic rate cap. The repayment of the adjustable-rate mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Adjustable-rate mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates.
The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

     In addition, the initial mortgage rates on some adjustable-rate mortgage loans will be lower than the related minimum mortgage rates and therefore the
Net WAC Cap Rate will initially be less than it would be had all of the adjustable-rate mortgage loans already adjusted to their fully-indexed rate.

                                      S-39

The adjustable-rate mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

                                       SIX-MONTH LIBOR    ONE-YEAR LIBOR
                                            INDEX             INDEX
                                       MORTGAGE LOANS      MORTGAGE LOANS         TOTAL
                                       --------------     --------------      ---------------

Number of Mortgage Loans............               940               240               1,180
Net Mortgage Rates
   Weighted Average.................            8.1167%           7.2940%             7.9760%
   Range............................    5.25% to 12.50%    5.08% to 9.45%     5.08% to 12.50%
      Mortgage Rates
   Weighted Average.................            8.5789%           7.6195%             8.4148%
   Range............................    5.75% to 13.00%    5.50% to 9.75%     5.50% to 13.00%
      Note Margins
   Weighted Average.................            5.1787%           3.2617%             4.8509%
   Range............................     1.88% to 9.50%    2.25% to 6.50%      1.88% to 9.50%
      Min Mortgage Rates
   Weighted Average.................            6.7300%           3.3081%             6.1448%
   Range............................    1.88% to 12.00%    2.25% to 9.00%     1.88% to 12.00%
      Min Net Mortgage Rates
   Weighted Average.................            6.2678%           2.9825%             5.7061%
   Range............................    1.58% to 11.50%    1.83% to 8.70%     1.58% to 11.50%
      Max Mortgage Rates
   Weighted Average.................           14.5641%          13.2024%            14.3312%
   Range............................   11.00% to 19.00%  10.50% to 15.75%    10.50% to 19.00%
      Max Net Mortgage Rates
   Weighted Average.................           14.1019%          12.8768%            13.8924%
   Range............................   10.70% to 18.50%  10.08% to 15.45%    10.08% to 18.50%
      Periodic Caps
   Weighted Average.................            1.1270%           1.9949%             1.2754%
   Range............................     1.00% to 2.00%    1.00% to 2.00%      1.00% to 2.00%
Weighted Average months to next
Interest Rate Adjustment Date                       34                46                  36

                                      S-40

COMPLIANCE WITH LOCAL, STATE AND FEDERAL LAWS

     Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

     o    None of the mortgage loans were subject to the Home Ownership and
          Equity Protection Act of 1994, referred to as the Homeownership Act;

     o    Each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws;

     o    None of the mortgage loans in the mortgage pool are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2)
          any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees;

     o    None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies; and

     o    None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

     Residential Funding will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificateholders in that mortgage loan in accordance with the agreements.
Residential Funding maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership
Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

     Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires each subservicer to accurately and fully report its borrower credit files to credit repositories in a timely manner.

     See "Certain Legal Aspects of the Loans" in the accompanying prospectus.

STATIC POOL INFORMATION

     Current static pool data with respect to mortgage loans master serviced by
Residential Funding is available on the internet at www.gmacrfcstaticpool.com.
Information presented under (i) "RAMP" as the issuer/shelf, (ii) "RS" as the series and (iii) "2007-RS2" as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as
Static Pool Data. Static Pool Data that relates to the periods prior to January
1, 2006 will not form part of this prospectus supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

                                      S-41

     The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006, which information relates to periods prior to January 1,
2006.

     As used in the Static Pool Data and in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and
so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

     From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final.
During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized.
Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool.
Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

     Charge-offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

     There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

     The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. Approximately 67.3% of the mortgage loans are mortgage loans with loan-to-value ratios at origination in excess of 80%. In addition, to the best of the depositor's knowledge, each of the mortgage loans with loan-to-value ratios at origination in excess of 80%
will be insured by a primary mortgage guaranty insurance policy, except for approximately 60.7% of the mortgage loans which are mortgage loans with loan-to-value ratios at origination in excess of 80% that are not so insured.
This insurance is allowed to lapse when the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 80% based on the value of the related mortgaged property used at origination. The amount of this insurance covers the amount of the mortgage loan in excess of 75%, with the exception of six mortgage loans representing approximately 0.1% of the mortgage loans. All of such primary mortgage guaranty insurance policies were issued by Republic Mortgage Insurance Company, United
Guaranty Residential Insurance Company, Mortgage Guaranty Insurance Corporation,
PMI Mortgage Insurance Company, Triad Guaranty, General Electric Mortgage
Insurance Corporation/Genworth Mortgage Insurance Company, Radian f/k/a
Commonwealth and Ticor Insurance Agency, each a "primary insurer." See
"Insurance Policies on Loans--Standard Hazard

                                      S-42

Insurance on Mortgaged Properties" and "--Primary Insurance Policies" in the
accompanying prospectus.

UNDERWRITING STANDARDS

     All of the mortgage loans in the mortgage pool were originated generally in accordance with the underwriting criteria of Residential Funding described under
"--The Negotiated Conduit Asset Program" in this prospectus supplement.
Residential Funding will review each mortgage loan for compliance with its underwriting standards prior to purchase as described under "Trust Asset
Program" in the accompanying prospectus. The underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described below if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described below, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

The Negotiated Conduit Asset Program

     The mortgage loans included in the trust were acquired and evaluated under
Residential Funding's "Negotiated Conduit Asset Program" or NCA program. For a description of the NCA program and the evaluation standards for mortgage loans acquired under this program, see "Trust Asset Program--The Negotiated Conduit
Asset Program" in the accompanying prospectus.

     An example of an NCA program loan includes, but is not limited to, a mortgage loan:

          o    made to a borrower with a higher total debt-to-income ratio than that allowed by Residential Funding's "Jumbo A" program,

          o    where the combination of loan-to-value ratio, credit score and documentation type do not meet Residential Funding's "Expanded
               Criteria" program guidelines,

          o    with a higher loan-to-value ratio than the credit grade within
               Residential Funding's "AlterNet" program guidelines allow, or

          o    made to a borrower who does not meet reserve requirements of the program or total debt-to-income exceeds underwriting guidelines of Residential Funding's "Home Solution" program.

     Certain of the mortgage loans have been originated under "reduced documentation" programs, including "stated income" programs and "no income/no asset" programs, which require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

                                      S-43

     Billing and Payment Procedures. Except with respect to approximately 6.0%
of the mortgage loans, the mortgage loans require monthly payments to be made no later than the 1st day of each month. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western
Union quick check, although an additional fee may be charged for these payment methods.

                                      S-44

ORIGINATORS

     GMAC Mortgage, LLC

     GMAC Mortgage, LLC, an affiliate of Residential Funding, originated approximately 8.4% of the mortgage loans by cut-off date balance. See also "The
Pooling and Servicing Agreement--The Master Servicer and Subservicers--GMAC
Mortgage, LLC" in this prospectus supplement.

     Homecomings Financial, LLC

     Homecomings Financial, LLC, a wholly-owned subsidiary of Residential
Funding, originated approximately 10.5% of the mortgage loans by cut-off date balance. See also "The Pooling and Servicing Agreement--The Master Servicer and
Subservicers--Homecomings Financial, LLC" in this prospectus supplement.

     SunTrust Mortgage, Inc.

     SunTrust Mortgage, Inc. originated approximately 10.4% of the mortgage loans by cut-off date balance. See also "The Pooling and Servicing
Agreement--The Master Servicer and Subservicers--SunTrust Mortgage, Inc." in
this prospectus supplement.

     All of the mortgage loans were originated in accordance with the underwriting standards of Residential Funding as described under "--Underwriting
Standards" above.

ADDITIONAL INFORMATION

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered certificates, Residential Funding Company, LLC may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the final mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

     A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange
Commission within fifteen days after the initial issuance of the offered certificates.

                              THE SWAP COUNTERPARTY

     The swap counterparty has supplied the following information for inclusion in this prospectus supplement.

                                      S-45

     Barclays Bank PLC is a public limited company registered in England and
Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14
5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank
Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on
1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays
Bank PLC."

     Barclays Bank PLC and its subsidiary undertakings (taken together, the
"Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

     The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by
Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings Limited and the
long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor's,
Aa1 by Moody's and AA+ by Fitch Ratings Limited.

     Based on the Group's audited financial information for the year ended 31
December 2006, the Group had total assets of (pound)996,503 million (2005:
(pound)924,170 million), total net loans and advances(1) of (pound)313,226 million (2005: (pound)300,001 million), total deposits(2) of (pound)336,316 million (2005: (pound)313,811 million), and total shareholders' equity of
(pound)27,106 million (2005: (pound)24,243 million) (including minority interests of (pound)1,685 million (2005: (pound)1,578 million)). The profit before tax of the Group for the year ended 31 December 2006 was (pound)7,197 million (2005: (pound)5,311 million) after impairment charges on loans and advances and other credit provisions of (pound)2,154 million (2005: (pound)1,571 million). The financial information in this paragraph is extracted from the audited Annual Report of the Group for the year ended 31 December 2006.

     The depositor has determined that the significance percentage of payments under the swap agreement, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

     The Series 2007-RS2 Mortgage Asset-Backed Pass-Through Certificates will consist of the following thirteen classes:

     o    the Class A-1, Class A-2 and Class A-3 Certificates, referred to collectively in this prospectus supplement as the Class A
          Certificates;

----------
(1)  Total net loans and advances include balances relating to both bank and customer accounts.

(2)  Total deposits include deposits from bank and customer accounts.

                                      S-46

     o    the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6
          and Class M-7 Certificates, referred to collectively in this prospectus supplement as the Class M Certificates; and the Class A
          Certificates and Class M Certificates are referred to together in this prospectus supplement as the offered certificates; and

     o    the Class SB, Class R-I and Class R-II Certificates, which are not offered pursuant to this prospectus supplement.

     Only the Class A Certificates and Class M Certificates are offered by this prospectus supplement. See "--Glossary of Terms" in this prospectus supplement for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

     The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust and the supplemental interest trust. The trust and the supplemental interest trust will consist of:

     o    the mortgage loans, excluding scheduled payments due in the month of the cut-off-date;

     o    the assets as from time to time are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment
          Account as belonging to the trust;

     o    property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o    any applicable primary mortgage insurance policies and standard hazard insurance policies;

     o    the supplemental interest trust account;

     o    the swap agreement; and

     o    all proceeds of the foregoing.

     The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of
$100,000. The Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000.

BOOK-ENTRY CERTIFICATES

     The offered certificates will initially be issued as book-entry certificates. Holders of the offered certificates may elect to hold their certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe
if they are participants of their systems, or indirectly through organizations which are participants in their systems. The book-entry certificates will be issued in one or more securities which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000, with respect to the Class A,
Class M-1, Class M-2 and Class M-3 Certificates, and minimum denominations of
$250,000 and in

                                      S-47

integral multiples of $1 in excess of $250,000, with respect to the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates. Except as
described below, no beneficial owner of the certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the certificates will be Cede & Co., as nominee of DTC.
Certificate owners will not be holders as that term is used in the pooling and servicing agreement.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or
Euroclear, as appropriate.

     Certificate owners will receive all payments of principal and interest on the certificates from the trustee through DTC and DTC participants. While the certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the certificates and is required to receive and transmit payments of principal and interest on the certificates.

     Participants and indirect participants with whom certificate owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess physical certificates, the DTC rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interest.

     Certificate owners will not receive or be entitled to receive definitive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the certificates, by book-entry transfer, through DTC for the account of the purchasers of the certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Payments on certificates held through
Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United
States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

                                      S-48

     DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the pooling and servicing agreement on behalf of a Clearstream participant or
Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

     Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, if (a) the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor is unable to locate a qualified successor, (b) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interest in the book-entry certificates agree to initiate a termination or (c) after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage interests aggregating at least a majority of the certificate balance of the certificates advise the DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners. Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of this event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for reregistration, the trustee will issue and authenticate definitive certificates, and subsequently, the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex II to this prospectus supplement.

     None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" in the
accompanying prospectus.

                                      S-49

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     ACCRUED CERTIFICATE INTEREST--With respect to any class of Class A
Certificates or Class M Certificates and any distribution date, an amount equal to the interest accrued during the related Interest Accrual Period on its
Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate for that distribution date.

     Accrued Certificate Interest will be reduced by Prepayment Interest
Shortfalls, to the extent not covered by Eligible Master Servicing Compensation, and by Relief Act Shortfalls, each as described in "--Interest Distributions"
below. These reductions will be allocated to the related classes of certificates on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions.

     In addition to the foregoing, Accrued Certificate Interest on any class of
Class A Certificates or Class M Certificates may be reduced by the interest portion of Realized Losses that are not covered by Excess Cash Flow from the mortgage loans or overcollateralization and are allocated to that class of certificates as described in "--Allocation of Losses" below. Accrued Certificate
Interest for the Class A Certificates and Class M Certificates will be calculated on the basis of the actual number of days in the related Interest
Accrual Period and a 360-day year.

     AVAILABLE DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the sum of the following amounts, net of (i) amounts reimbursable to the master servicer and any subservicer, (ii) any net swap payment to the swap counterparty and (iii) any Swap Termination Payment, as defined in "--The Swap
Agreement--Payments under the Swap Agreement" below, owed to the swap counterparty not due to a Swap Counterparty Trigger Event:

     o    the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the master servicing fees and any subservicing fees in respect of the mortgage loans for that distribution date;

     o    unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and Subsequent
          Recoveries, from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month, but not including prepayment charges;

     o    all Advances made for that distribution date in respect of the mortgage loans; and

     o    any amounts included as part of the Principal Distribution Amount pursuant to clauses first and second under "--The Swap
          Agreement--Payments under the Swap Agreement" below.

     In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available
Distribution Amount for the mortgage loans for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions," any amount with respect to which this election is made shall be treated as

                                      S-50

having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.

     BASIS RISK SHORTFALL--With respect to each class of the Class A
Certificates and Class M Certificates and any distribution date on which the Net
WAC Cap Rate is used to determine the Pass-Through Rate of that class of the
Class A Certificates or Class M Certificates, an amount equal to the excess of
(x) Accrued Certificate Interest for that class of the Class A Certificates or
Class M Certificates calculated at a rate equal to One-Month LIBOR plus the related Margin over (y) Accrued Certificate Interest for that class of the Class
A Certificates or the Class M Certificates calculated using the Net WAC Cap
Rate.

     BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT--With respect to each class of
Class A Certificates and Class M Certificates and any distribution date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that distribution date, plus any unpaid Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow or amounts received under the swap agreement, at a rate equal to the Pass-Through Rate for that class.

     CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

     CERTIFICATE PRINCIPAL BALANCE--With respect to any class of Class A
Certificates or Class M Certificates as of any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of
(a) all amounts allocable to principal previously distributed with respect to that class of Certificates and (b) any reductions in its Certificate Principal
Balance in connection with the allocation of Realized Losses in the manner described in this prospectus supplement; provided, that with respect to any distribution date, the Certificate Principal Balance of any outstanding class of
Class A Certificates and Class M Certificates to which a Realized Loss was previously allocated and remains unreimbursed will be increased, sequentially, as follows: first, to the Class A Certificates on a pro rata basis, and second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
Class M-7 Certificates, in that order, to the extent of Realized Losses previously allocated thereto and remaining unreimbursed in each case pursuant to any of the distributions described in "--Excess Cash Flow and
Overcollateralization" below, but only to the extent of Subsequent Recoveries received during the previous calendar month and available for distribution as described in clause first of "--Excess Cash Flow and Overcollateralization"
below. The initial Certificate Principal Balance of the Class SB Certificates is
equal to the excess, if any, of (a) the initial aggregate Stated Principal
Balance of the mortgage loans over (b) the initial aggregate Certificate
Principal Balance of the Class A Certificates and Class M Certificates.

     CLASS A PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the Principal
Distribution Amount for that distribution date or (ii) on or after the Stepdown
Date if a Trigger Event is not in effect for that distribution date, the lesser of:

     o    the Principal Distribution Amount for that distribution date; and

     o    the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
          Subordination Percentage and (2) the aggregate Stated Principal
          Balance of the mortgage loans after giving effect to distributions to be made on

                                      S-51

          that distribution date and (y) the excess, if any, of the aggregate
          Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
          Overcollateralization Floor.

     CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the remaining Principal
Distribution Amount for that distribution date after distribution of the Class A
Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

     o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount; and

     o    the excess, if any, of (A) the sum of (1) the aggregate Certificate
          Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
          Subordination Percentage and (2) the aggregate Stated Principal
          Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
          Overcollateralization Floor.

     CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the remaining Principal
Distribution Amount for that distribution date after distribution of the Class A
Principal Distribution Amount and the Class M-1 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

     o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and
          the Class M-1 Principal Distribution Amount; and

     o    the excess, if any, of (A) the sum of (1) the aggregate Certificate
          Principal Balance of the Class A Certificates and Class M-1
          Certificates (after taking into account the payment of the Class A
          Principal Distribution Amount and Class M-1 Principal Distribution
          Amount for that distribution date) and (2) the Certificate Principal
          Balance of the Class M-2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated
          Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

     CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the remaining Principal
Distribution Amount for that distribution date after distribution of the Class
A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

                                      S-52

     o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A, Class M-1 and Class M-2 Principal
          Distribution Amounts; and

     o    the excess, if any, of (A) the sum of (1) the aggregate Certificate
          Principal Balance of the Class A, Class M-1 and Class M-2 Certificates
          (after taking into account the payment of the Class A, Class M-1 and
          Class M-2 Principal Distribution Amounts for that distribution date)
          and (2) the Certificate Principal Balance of the Class M-3
          Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination
          Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated
          Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
          Overcollateralization Floor.

     CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the remaining Principal
Distribution Amount for that distribution date after distribution of the Class
A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on
or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

     o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A, Class M-1, Class M-2 and Class M-3
          Principal Distribution Amounts; and

     o    the excess, if any, of (A) the sum of (1) the aggregate Certificate
          Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3
          Certificates (after taking into account the payment of the Class A,
          Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for
          that distribution date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
          Subordination Percentage and (2) the aggregate Stated Principal
          Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

     CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the remaining Principal
Distribution Amount for that distribution date after distribution of the Class
A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts
or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

     o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and
          Class M-4 Principal Distribution Amounts; and

     o    the excess, if any, of (A) the sum of (1) the aggregate Certificate
          Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and
          Class M-4 Certificates (after taking into account the payment of the
          Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal
          Distribution Amounts for that distribution date) and (2) the
          Certificate Principal Balance of the Class M-5 Certificates
          immediately prior to that distribution date over (B) the lesser of (x)
          the product of (1) the applicable Subordination Percentage and (2) the

                                      S-53

          aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y)
          the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

     CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the remaining Principal
Distribution Amount for that distribution date after distribution of the Class
A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal
Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

     o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A, Class M-1, Class M-2, Class M-3,
          Class M-4 and Class M-5 Principal Distribution Amounts; and

     o    the excess, if any, of (A) the sum of (1) the aggregate Certificate
          Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
          Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and
          Class M-5 Principal Distribution Amounts for that distribution date)
          and (2) the Certificate Principal Balance of the Class M-6
          Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination
          Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated
          Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
          Overcollateralization Floor.

     CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the remaining Principal
Distribution Amount for that distribution date after distribution of the Class
A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal
Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

     o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A, Class M-1, Class M-2, Class M-3,
          Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and

     o    the excess, if any, of (A) the sum of (1) the aggregate Certificate
          Principal Balance of the Class A, Class M-1, Class M-2, Class M-3,
          Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3,
          Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for
          that distribution date) and (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
          Subordination Percentage and (2) the aggregate Stated Principal
          Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
          Overcollateralization Floor.

                                      S-54

     ELIGIBLE MASTER SERVICING COMPENSATION--For any distribution date an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

     EXCESS CASH FLOW--With respect to any distribution date, an amount equal to the sum of (A) the excess of (1) the Available Distribution Amount (other than the portion of the Available Distribution Amount described in bullet point four of the definition of the Available Distribution Amount, if any) for that distribution date over (2) the sum of (x) the Interest Distribution Amount for that distribution date and (y) the lesser of (i) the aggregate Certificate
Principal Balance of the Class A Certificates and Class M Certificates
immediately prior to such distribution date and (ii) the Principal Remittance
Amount for that distribution date to the extent not needed to pay interest on the Class A Certificates and Class M Certificates on such distribution date and
(B) the Overcollateralization Reduction Amount, if any, for that distribution date.

     EXCESS OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, the excess, if any, of the Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount on that distribution date.

     FIXED SWAP PAYMENT--With respect to any distribution date on or prior to the distribution date in September 2012, an amount equal to the product of (x) a fixed rate equal to 5.25% per annum, (y) the Swap Agreement Notional Balance for that distribution date and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the swap agreement, the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, and the denominator of which is 360.

     FLOATING SWAP PAYMENT--With respect to any distribution date on or prior to the distribution date in September 2012, an amount equal to the product of (x)
one-month LIBOR as determined pursuant to the swap agreement, (y) the Swap
Agreement Notional Balance for that distribution date and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the swap agreement and the denominator of which is 360.

     INTEREST ACCRUAL PERIOD--With respect to any distribution date and the
Class A Certificates and Class M Certificates, (i) with respect to the distribution date in May 2007, the period commencing on the closing date and ending on the day preceding the distribution date in May 2007, and (ii) with respect to any distribution date after the distribution date in May 2007, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

     INTEREST DISTRIBUTION AMOUNT--With respect to any distribution date, the aggregate amount of Accrued Certificate Interest on the Class A Certificates and
Class M Certificates for that distribution date and any Accrued Certificate
Interest remaining unpaid from any prior distribution date.

                                      S-55

     MARGIN--With respect to each class of Class A Certificates and Class M
Certificates, the related margin set forth in the table below:

        CLASS             (1)         (2)
--------------------  -----------  ----------
A-1.................     _____%      _____%
A-2.................     _____%      _____%
A-3.................     _____%      _____%
M-1.................     _____%      _____%
M-2.................     _____%      _____%
M-3.................     _____%      _____%
M-4.................     _____%      _____%
M-5.................     _____%      _____%
M-6.................     _____%      _____%
M-7.................     _____%      _____%

(1)  Initially.

(2)  On and after the second distribution date after the first possible Optional
     Termination Date.

     NET MORTGAGE RATE--With respect to any mortgage loan, the mortgage rate thereon minus the rates at which the master servicing and subservicing fees are paid.

     NET WAC CAP RATE--With respect to any distribution date, a per annum rate
(which will not be less than zero) equal to the excess, if any, of (i) the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, over (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or Swap Termination Payment not due to a
Swap Counterparty Trigger Event owed to the swap counterparty as of such distribution date and the denominator of which is the aggregate Stated Principal
Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

     ONE-MONTH LIBOR--The London interbank offered rate for one-month United
States Dollar deposits determined as described in this prospectus supplement.

     OPTIONAL TERMINATION DATE--The first distribution date on which the master servicer or its designee can exercise its right to purchase the mortgage loans and other remaining assets from the trust as described in "Pooling and Servicing
Agreement--Termination" in this prospectus supplement.

     OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, over (b) the aggregate Certificate Principal Balance of the
Class A Certificates and Class M Certificates as of such date, before taking into account distributions of principal to be made on that distribution date.

     OVERCOLLATERALIZATION FLOOR--An amount equal to 0.50% of the aggregate
Stated Principal Balance of the mortgage loans as of the cut-off date.

                                      S-56

     OVERCOLLATERALIZATION INCREASE AMOUNT--With respect to any distribution date, an amount equal to the lesser of (i) the sum of (x) the Excess Cash Flow available for payment of the Overcollateralization Increase Amount for that distribution date, as provided in clause third under "--Excess Cash Flow and
Overcollateralization" and (y) any payments under the swap agreement received by the supplemental interest trust trustee available for payment of the
Overcollateralization Increase Amount for that distribution date, as provided in clause second under "--Payments under the Swap Agreement" below and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

     OVERCOLLATERALIZATION REDUCTION AMOUNT--With respect to any distribution date on which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the Excess
Overcollateralization Amount for that distribution date and (ii) the Principal
Remittance Amount for that distribution date.

     PASS-THROUGH RATE--With respect to each class of Class A Certificates and
Class M Certificates and any distribution date, the lesser of (i) One-Month
LIBOR plus the related Margin for any distribution date and (ii) the Net WAC Cap
Rate.

     PREPAYMENT INTEREST SHORTFALLS--With respect to any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Excess Cash Flow and
Overcollateralization" and "Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

     PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date, the lesser of (a)
the excess of (i) the Available Distribution Amount over (ii) the Interest
Distribution Amount and (b) the sum of the following:

          (i) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

          (ii) the principal portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

          (iii) the principal portion of all other unscheduled collections, other than Subsequent Recoveries, received on the mortgage loans during the preceding calendar month, or deemed to be received during the preceding calendar month including, without limitation, full and partial Principal
     Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

          (iv) the lesser of (a) Subsequent Recoveries for that distribution date and (b) the principal portion of any Realized Losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

                                      S-57

          (v) the sum of (I) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by
     Excess Cash Flow for that distribution date as described under "--Excess
     Cash Flow and Overcollateralization" below and (II) the principal portion of any Realized Losses incurred on the mortgage loans in the calendar month preceding that distribution date to the extent covered by payments made by the swap counterparty as described under "--The Swap Agreement-Payments under the Swap Agreement" below;

          (vi) the sum of (I) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v)
     above on such distribution date, and (b) the amount of any
     Overcollateralization Increase Amount for that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below and (II) the amount of any Overcollateralization Increase Amount for that distribution date to the extent covered by payments made by the swap counterparty as described under "--The Swap Agreement--Payments under the Swap Agreement"
     below;

minus

          (vii) the amount of any Overcollateralization Reduction Amount for that distribution date;

          (viii) the amount of any Capitalization Reimbursement Amount for that distribution date; and

          (ix) any net swap payments or Swap Termination Payment not due to a
     Swap Counterparty Trigger Event owed to the swap counterparty to the extent not previously paid from interest or principal collections on the mortgage loans.

     In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate Certificate
Principal Balance of the Class A Certificates and Class M Certificates.

     PRINCIPAL REMITTANCE AMOUNT--With respect to any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

     REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction attributable to interest. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer. To the extent the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

                                      S-58

     RECORD DATE--With respect to the Class A Certificates and Class M
Certificates and any distribution date, the close of business on the day prior to that distribution date.

     RELIEF ACT SHORTFALLS--Interest shortfalls on the mortgage loans resulting from the application of the Servicemembers Civil Relief Act, as amended, or any similar legislation or regulations.

     REQUIRED OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, (a) if such distribution date is prior to the Stepdown Date, 5.85% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, or (b) if such distribution date is on or after the Stepdown Date, the greater of (i) 11.70% of the then current aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period and (ii) the
Overcollateralization Floor; provided, however, that if a Trigger Event is in effect, the Required Overcollateralization Amount will be an amount equal to the
Required Overcollateralization Amount for the immediately preceding distribution date. The Required Overcollateralization Amount may be reduced from time to time with notification to the rating agencies.

     SENIOR ENHANCEMENT PERCENTAGE--On any distribution date, the Senior
Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal Balance of the Class M
Certificates and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

     SIXTY-PLUS DELINQUENCY PERCENTAGE--With respect to any distribution date, the arithmetic average, for each of the three distribution dates ending with such distribution date of the fraction, expressed as a percentage, equal to (x)
the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in bankruptcy that are 60 or more days delinquent, foreclosure and REO, over (y) the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding that distribution date.

     STATED PRINCIPAL BALANCE--With respect to any mortgage loan and as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date, and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and
Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

     STEPDOWN DATE--The distribution date which is the earlier to occur of (i)
the distribution date immediately succeeding the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the distribution date in May
2010 and (y) the first distribution date on which the Senior Enhancement
Percentage is equal to or greater than 35.90%.

     SUBORDINATION PERCENTAGE--With respect to each class of Class A
Certificates and Class M Certificates, the applicable approximate percentage set forth in the table below.

                                      S-59

   CLASS      PERCENTAGE
----------  --------------
     A          64.10%
    M-1         69.90%
    M-2         76.30%
    M-3         79.30%
    M-4         81.50%
    M-5         84.30%
    M-6         86.30%
    M-7         88.30%

     SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

     SWAP AGREEMENT NOTIONAL BALANCE--With respect to the swap agreement and each distribution date specified below, the related notional balance specified in the table below for such distribution date:

                                    NOTIONAL
       DISTRIBUTION DATE          BALANCE ($)
-------------------------------   -----------
May 2007.......................   376,600,000
June 2007......................   370,726,917
July 2007......................   363,578,799
August 2007....................   355,171,634
September 2007.................   345,531,180
October 2007...................   334,703,168
November 2007..................   322,785,415
December 2007..................   310,254,966
January 2008...................   297,311,821
February 2008..................   284,365,162
March 2008.....................   271,918,020
April 2008.....................   259,998,816
May 2008.......................   248,587,087
June 2008......................   237,662,701
July 2008......................   227,201,236
August 2008....................   217,145,102
September 2008.................   207,474,386
October 2008...................   197,957,335
November 2008..................   188,094,753
December 2008..................   175,875,902
January 2009...................   147,411,836
February 2009..................   125,619,877
March 2009.....................   113,891,166
April 2009.....................   106,409,416
May 2009.......................   100,080,831
June 2009......................    95,216,666
July 2009......................    90,609,645
August 2009....................    86,211,623
September 2009.................    82,004,868
October 2009...................    77,771,937
November 2009..................    73,063,554
December 2009..................    67,859,018
January 2010...................    62,429,954
February 2010..................    51,822,858
March 2010.....................    48,863,013
April 2010.....................    46,376,011
May 2010.......................    59,564,692
June 2010......................    57,590,714
July 2010......................    55,687,336
August 2010....................    53,851,745
September 2010.................    52,081,251
October 2010...................    50,373,289
November 2010..................    48,725,406
December 2010..................    47,135,259
January 2011...................    45,600,606
February 2011..................    44,113,823
March 2011.....................    42,684,164
April 2011.....................    41,303,828
May 2011.......................    39,970,941
June 2011......................    38,683,710
July 2011......................    37,440,416
August 2011....................    36,239,415
September 2011.................    35,079,132
October 2011...................    33,958,057
November 2011..................    32,853,995
December 2011..................    31,722,674
January 2012...................    30,069,074
February 2012..................    28,296,165
March 2012.....................    27,443,458
April 2012.....................    26,616,527
May 2012.......................    25,814,584
June 2012......................    25,036,866
July 2012......................    24,282,632
August 2012....................    23,551,166
September 2012.................    22,841,773
October 2012 and thereafter....             0

                                      S-60

     SWAP COUNTERPARTY TRIGGER EVENT--An event of default under the swap agreement with respect to which the swap counterparty is a defaulting party (as defined in the swap agreement), a termination event (other than Illegality or
Tax Event) under the swap agreement with respect to which the swap counterparty is the sole affected party (as defined in the swap agreement) or an additional termination event under the swap agreement with respect to which the swap counterparty is the sole affected party.

     TRIGGER EVENT--A trigger event is in effect with respect to any distribution date if either (i) with respect to any distribution date the three-month average of the Sixty-Plus Delinquency Percentage, as determined on that distribution date and the immediately preceding two distribution dates, equals or exceeds 29.40% of the Senior Enhancement Percentage or (ii) the
aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth below:

May 2009 to April 2010....   1.40% with respect to May 2009, plus an additional
                             1/12th of 1.75% for each month thereafter.
May 2010 to April 2011....   3.15% with respect to May 2010, plus an additional
                             1/12th of 1.90% for each month thereafter.
May 2011 to April 2012....   5.05% with respect to May 2011, plus an additional
                             1/12th of 1.55% for each month thereafter.
May 2012 to April 2013....   6.60% with respect to May 2012, plus an additional
                             1/12th of 0.90% for each month thereafter.
May 2013 to April 2014....   7.50% with respect to May 2013, plus an additional
                             1/12th of 0.15% for each month thereafter.
May 2014 and thereafter...   7.65%

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     Distributions on the offered certificates will be made by the trustee beginning in May 2007 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Payments will be made by wire transfer, or upon request, check or money order mailed to the address of the person which appears on the certificate register, or otherwise. In the case of book-entry certificates, payments will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, New York or
Illinois are required or authorized by law to be closed.

     With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the 20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

                                      S-61

INTEREST DISTRIBUTIONS

     On each distribution date, holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the related Accrued Certificate Interest thereon for that distribution date to the extent of the Available Distribution Amount (other than the portion of the
Available Distribution Amount described in bullet point four of the definition of the Available Distribution Amount, if any) for that distribution date, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, on a pro rata basis.

     On each distribution date, holders of each class of the Class M
Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued
Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount (other than the portion of the
Available Distribution Amount described in bullet point four of the definition of the Available Distribution Amount, if any) remaining after distributions of interest to the Class A Certificates and distributions of interest to any class of Class M Certificates with a higher payment priority.

     With respect to any distribution date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible
Master Servicing Compensation. On any distribution date, Eligible Master
Servicing Compensation will be applied to cover Prepayment Interest Shortfalls on the mortgage loans on a pro rata basis in accordance with the amount of
Prepayment Interest Shortfalls.

     Prepayment Interest Shortfalls which are not covered as described above and
Relief Act Shortfalls will be allocated to the offered certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls, in each case in reduction of Accrued
Certificate Interest thereon.

     Any Prepayment Interest Shortfalls not covered by Eligible Master Servicing
Compensation, amounts available under the swap agreement or Excess Cash Flow and allocated to a class of certificates will accrue interest at the then-applicable
Pass-Through Rate, on that class of certificates, and will be paid, together with interest thereon, on future distribution dates only to the extent of any
Excess Cash Flow in the manner described under "Description--Excess Cash Flow and Overcollateralization" below or any amounts available under the swap agreement in the manner described under "--The Swap Agreement--Payments under the Swap Agreement" below. Relief Act Shortfalls will not be covered by any source, except that Relief Act Shortfalls arising in an Interest Accrual Period may be covered by Excess Cash Flow in that Interest Accrual Period in the manner described under "--Excess Cash Flow and Overcollateralization" below or any amount available under the swap agreement in the manner described under "--The
Swap Agreement--Payments under the Swap Agreement" below.

     If the Pass-Through Rate on the Class A Certificates or Class M
Certificates is equal to the Net WAC Cap Rate, Basis Risk Shortfall
Carry-Forward Amounts will occur and will be reimbursed from Excess Cash Flow and amounts received under the swap agreement as and to the extent described in this prospectus supplement. See "--Excess Cash Flow and Overcollateralization"
and "The Swap Agreement--Payments under the Swap Agreement" below.

     The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment
Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls. See
"--Excess Cash Flow and Overcollateralization" below.

                                      S-62

DETERMINATION OF ONE-MONTH LIBOR

     With respect to each Interest Accrual Period, One-Month LIBOR will equal the rate for one month United States Dollar deposits that appears on the Dow
Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second
LIBOR business day immediately prior to the commencement of such Interest
Accrual Period. That date of determination is referred to in this prospectus supplement as the LIBOR rate adjustment date. Dow Jones Telerate Screen Page
3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate for
One-Month LIBOR does not appear on Dow Jones Telerate Screen Page 3750, or any other page as may replace that page on that service, or if the service is no longer offered, on any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., London time, on the LIBOR rate adjustment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates
and Class M Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., New York City time, on such date for loans in
U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class
A Certificates and Class M Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date; provided however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     For any Interest Accrual Period, the trustee will determine One-Month LIBOR for that Interest Accrual Period on the related LIBOR rate adjustment date (or if the LIBOR rate adjustment date is not a business day, then on the next succeeding business day). The establishment of One-Month LIBOR by the trustee, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS

     On each distribution date, the Principal Distribution Amount will be distributed as follows:

     o    first, the Class A Principal Distribution Amount, sequentially, as follows (w) first, to the Class A-1 Certificateholders, until the
          Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero, (x) second, to the Class A-2 Certificateholders, until the Certificate Principal Balance of the Class A-2 Certificates
          has been reduced to zero, and (y) third, to the Class A-3
          Certificateholders, until the aggregate Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

                                      S-63

     o    second, the Class M-1 Principal Distribution Amount to the Class M-1
          Certificateholders, until the Certificate Principal Balance of the
          Class M-1 Certificates has been reduced to zero;

     o    third, the Class M-2 Principal Distribution Amount to the Class M-2
          Certificateholders, until the Certificate Principal Balance of the
          Class M-2 Certificates has been reduced to zero;

     o    fourth, the Class M-3 Principal Distribution Amount to the Class M-3
          Certificateholders, until the Certificate Principal Balance of the
          Class M-3 Certificates has been reduced to zero;

     o    fifth, the Class M-4 Principal Distribution Amount to the Class M-4
          Certificateholders, until the Certificate Principal Balance of the
          Class M-4 Certificates has been reduced to zero;

     o    sixth, the Class M-5 Principal Distribution Amount to the Class M-5
          Certificateholders, until the Certificate Principal Balance of the
          Class M-5 Certificates has been reduced to zero;

     o    seventh, the Class M-6 Principal Distribution Amount to the Class M-6
          Certificateholders, until the Certificate Principal Balance of the
          Class M-6 Certificates has been reduced to zero; and

     o    eighth, the Class M-7 Principal Distribution Amount to the Class M-7
          Certificateholders, until the Certificate Principal Balance of the
          Class M-7 Certificates has been reduced to zero.

EXCESS CASH FLOW AND OVERCOLLATERALIZATION

     Excess Cash Flow will be applied on any distribution date as follows:

     o    first, as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and Class M Certificates in
          reduction of their Certificate Principal Balances, the principal portion of Realized Losses previously allocated to reduce the
          Certificate Principal Balance of any class of Class A Certificates or
          Class M Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

     o    second, as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and Class M Certificates in
          reduction of their Certificate Principal Balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

     o    third, to pay the holders of the Class A Certificates and Class M
          Certificates as part of the Principal Distribution Amount, any
          Overcollateralization Increase Amount;

     o    fourth, to pay the holders of the Class A Certificates and Class M
          Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that distribution date, on a pro

                                      S-64

          rata basis based on Accrued Certificate Interest otherwise due thereon, to the extent not covered by the Eligible Master Servicing
          Compensation on that distribution date;

     o    fifth, to pay to the holders of the Class A Certificates and Class M
          Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

     o    sixth, to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfall Carry-Forward
          Amounts previously allocated thereto that remain unreimbursed, and then to the holders of the Class M Certificates, in the order of payment priority, the amount of any Basis Risk Shortfall Carry-Forward
          Amounts previously allocated thereto that remain unreimbursed;

     o    seventh, to pay to the holders of the Class A Certificates and Class
          M, the amount of any Relief Act Shortfalls allocated thereto on that distribution date, on a pro rata basis, based on Relief Act Shortfalls allocated thereto for that distribution date;

     o    eighth, to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Realized Losses previously allocated thereto that remain unreimbursed, and then to the holders of the Class M Certificates, in the order of payment priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

     o    ninth, to pay any Swap Termination Payments owed to the swap counterparty due to a Swap Counterparty Trigger Event; and

     o    tenth, to pay to the holders of the Class SB and Class R-II
          Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

     On any distribution date, any amounts payable pursuant to clauses first, second and third above will be included in the Principal Distribution Amount and will be paid as described in "--Principal Distributions" above. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the
Certificate Principal Balance of the Class A Certificates and Class M
Certificates.

     In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls, Basis Risk
Shortfall Carry-Forward Amounts, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

     The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates and Class M Certificates, to
the extent that the Required Overcollateralization Amount exceeds the
Overcollateralization Amount as of that distribution date and in the order of priority set forth in this prospectus supplement. The application of Excess Cash
Flow to the payment of principal on the Class A Certificates and Class M
Certificates has the effect of accelerating the amortization of those Class A
Certificates and Class M Certificates relative to the amortization of the mortgage loans, except to the extent of Subsequent Recoveries.

                                      S-65

     In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates and
Class M Certificates on that distribution date shall not be distributed to the holders of those certificates. This has the effect of decelerating the amortization of the Class A Certificates and Class M Certificates relative to the amortization of the mortgage loans, and of reducing the
Overcollateralization Amount.

THE SWAP AGREEMENT

     The supplemental interest trust trustee, on behalf of the supplemental interest trust, will be directed to establish a non-interest bearing trust account, the supplemental interest trust account. On each distribution date, the supplemental interest trust trustee, on behalf of the supplemental interest trust, will deposit into the supplemental interest trust account, amounts, if any, received from the swap counterparty. The supplemental interest trust trustee, on behalf of the supplemental interest trust, will be directed to enter into an interest rate swap agreement with the swap counterparty. From amounts on deposit in the supplemental interest trust account, to the extent such amounts constitute net swap payments (as described below, distributions of amounts necessary to maintain the required level of overcollateralization, distributions in respect of Prepayment Interest Shortfalls, Basis Risk Carry-Forward Amounts
and Relief Act Shortfalls, and distributions in respect of the principal portion of Realized Losses previously allocated to the certificates that remain unreimbursed, will be made as described in this prospectus supplement. The supplemental interest trust will not be an asset of any REMIC.

     Under the swap agreement, on or before each distribution date, the supplemental interest trust trustee, on behalf of the supplemental interest trust, will be obligated to pay to the swap counterparty the Fixed Swap Payment and the swap counterparty will be obligated to pay to the supplemental interest trust trustee, on behalf of the supplemental interest trust, the Floating Swap
Payment. A net swap payment will be required to be made on or before each distribution date (a) by the supplemental interest trust trustee, on behalf of the supplemental interest trust, to the swap counterparty, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap
Payment payable to the trust for such distribution date, or (b) by the swap counterparty to the supplemental interest trust trustee, on behalf of the supplemental interest trust, to the extent that the Floating Swap Payment payable to the supplemental interest trust trustee, on behalf of the supplemental interest trust, exceeds the Fixed Swap Payment for such distribution date.

     The swap agreement will terminate immediately following the distribution date in September 2012, unless terminated earlier upon the occurrence of a Swap
Default, an Early Termination Event or an Additional Termination Event.

     The respective obligations of the swap counterparty and the supplemental interest trust trustee, on behalf of the supplemental interest trust, to pay specified amounts due under the swap agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the swap agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the swap agreement.

     "Events of Default" under the swap agreement (each a "Swap Default")
include the following standard events of default under the ISDA Master
Agreement:

     o    "Failure to Pay or Deliver" which generally relates to the failure of either party to the swap agreement to perform its payment obligations under the swap agreement,

                                      S-66

     o    "Bankruptcy" which generally relates to the insolvency of, or inability to pay debts as they become due, by either party to the swap agreement (as amended in the swap agreement), and

     o    "Merger without Assumption" which generally relates to the merger, consolidation or transfer of substantially all of the assets of the swap counterparty without the assumption of obligations under the swap agreement by the surviving entity,

as further described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA
Master Agreement.

     "Early Termination Events" under the swap agreement (each an "Early
Termination Event") consist of the following standard events under the ISDA
Master Agreement:

     o    "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement),

     o    "Tax Event" (which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes) and

     o    "Tax Event Upon Merger" (solely with respect to the swap counterparty)
          (which generally relates to the swap counterparty's receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger),

as further described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA
Master Agreement. In addition, there are "Additional Termination Events" (as defined in the swap agreement) including if the swap counterparty fails to comply with the Downgrade Provisions (as defined below).

     Upon the occurrence of any Swap Default under the swap agreement, the non-defaulting party will have the right to designate an Early Termination Date.
With respect to Termination Events (including Additional Termination Events), an
Early Termination Date may be designated by one of the parties (as specified in the swap agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the swap agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the swap agreement. The occurrence of an Early Termination Date under the swap agreement will constitute a "Swap Early Termination."

     Upon any Swap Early Termination, the supplemental interest trust trustee, on behalf of the supplemental interest trust, or the swap counterparty may be liable to make a swap termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the swap agreement computed in accordance with the procedures set forth in the swap agreement taking into account the present value of the unpaid amounts that would have been owed to and by the swap counterparty under the remaining scheduled term of the swap agreement. In the event that the supplemental interest trust trustee, on behalf of the supplemental interest trust, is required to make a
Swap Termination Payment to the swap counterparty, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Counterparty Trigger
Event. The supplemental interest trustee's obligation, on behalf of the supplemental interest trust, to pay amounts in respect of a Swap Termination
Payment resulting from a Swap Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A Certificates and Class M
Certificates.

                                      S-67

     If the swap counterparty's credit ratings fall below the levels specified in the swap agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the swap counterparty will be required to either (1) obtain a substitute swap counterparty with credit ratings at least equal to the specified levels that will assume the obligations of the swap counterparty under the swap agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the swap counterparty under the swap agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the swap agreement or (3) post collateral which will be sufficient to maintain or restore the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade (such provisions, the "Downgrade Provisions") or (4) establish any other arrangement specified in the swap agreement that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation.

     In the event that the supplemental interest trust trustee, on behalf of the supplemental interest trust, receives a Swap Termination Payment, and a successor swap counterparty cannot be obtained, then such Swap Termination
Payment will be deposited into the supplemental interest trust account and the supplemental interest trust trustee, on behalf of the supplemental interest trust, on each subsequent distribution date (until the termination date of the original swap agreement), will withdraw the amount of any net swap payment due to the supplemental interest trust trustee, on behalf of the supplemental interest trust (calculated in accordance with the terms of the original swap agreement), and administer such net swap payment in accordance with the order of priority for distribution of net swap payments by the supplemental interest trust trustee, on behalf of the supplemental interest trust, set forth under
"--Payments under the Swap Agreement" below.

Payments under the Swap Agreement

     Amounts payable by the supplemental interest trust trustee, on behalf of the supplemental interest trust, in respect of net swap payments and Swap
Termination Payments (other than Swap Termination Payments resulting from a Swap
Counterparty Trigger Event) will be deducted from the Available Distribution
Amount before distributions to the holders of the Class A Certificates and Class
M Certificates. On each distribution date, such amounts will be distributed by the supplemental interest trust trustee, on behalf of the supplemental interest trust, to the swap counterparty, first to make any net swap payment owed to the swap counterparty pursuant to the swap agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Counterparty
Trigger Event owed to the swap counterparty pursuant to the swap agreement.
Payments by the supplemental interest trust trustee, on behalf of the supplemental interest trust, to the swap counterparty in respect of any Swap
Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the swap agreement will be subordinated to distributions to the holders of the
Class A Certificates and Class M Certificates and will be paid by the supplemental interest trust trustee, on behalf of the supplemental interest trust, to the swap counterparty as set forth in the pooling and servicing agreement.

     Amounts payable by the swap counterparty to the supplemental interest trust trustee, on behalf of the supplemental interest trust, will be deposited by the supplemental interest trust trustee, on behalf of the supplemental interest trust, into the supplemental interest trust account. On each distribution date the supplemental interest trust trustee will withdraw the following amounts from the supplemental interest trust account to the extent of net swap payments on deposit therein for distribution to the certificates, in the following order of priority:

                                      S-68

     first, as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and Class M Certificates, in each case in reduction of their Certificate Principal Balances, the principal portion of Realized
Losses incurred on the mortgage loans for the preceding calendar month;

     second, to pay the holders of the Class A Certificates and Class M
Certificates as part of the Principal Distribution Amount, any
Overcollateralization Increase Amount;

     third, to pay the holders of Class A Certificates and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that distribution date, pro rata, based on the amount of Prepayment Interest
Shortfalls allocated thereto on that distribution date, to the extent not covered by the Eligible Master Servicing Compensation on that distribution date;

     fourth, to pay to the holders of the Class A Certificates and Class M
Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis, based on the amount of Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

     fifth, to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry-Forward Amounts previously allocated thereto that remain unreimbursed, the applicable Basis Risk
Shortfall Carry-Forward Amounts, and then the Class M Certificates, in order of their payment priority, the amount of any Basis Risk Shortfall Carry Forward
Amounts remaining unpaid as of that distribution date;

     sixth, to pay to the holders of the Class A Certificates and Class M
Certificates, the amount of any Relief Act Shortfalls allocated thereto that remain unreimbursed, on a pro rata basis, based on the amount of Relief Act
Shortfalls previously allocated thereto;

     seventh, to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Realized Losses previously allocated thereto that remain unreimbursed, and then to the Class M Certificates, in order of their priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed; and

     eighth, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

     On any distribution date, the amounts described in clauses first through eighth above will be paid first from Excess Cash Flow as described above under
"--Excess Cash Flow and Overcollateralization" for that distribution date, and second from amounts received by the trust under the swap agreement.

     On any distribution date, any amounts payable pursuant to clauses first and second above will be included in the Principal Distribution Amount and shall be paid as described in "--Principal Distribution" above.

ALLOCATION OF LOSSES

     Realized Losses with respect to the mortgage loans will be allocated or covered as follows:

     o    first, by Excess Cash Flow for the related distribution date as and to the extent described in this prospectus supplement;

                                      S-69

     o    second, by any amounts available from the swap agreement for the related distribution date;

     o    third, the reduction of the Overcollateralization Amount until reduced to zero;

     o    fourth, to the Class M-7 Certificates until the Certificate Principal
          Balance thereof has been reduced to zero;

     o    fifth, to the Class M-6 Certificates until the Certificate Principal
          Balance thereof has been reduced to zero;

     o    sixth, to the Class M-5 Certificates until the Certificate Principal
          Balance thereof has been reduced to zero;

     o    seventh, to the Class M-4 Certificates until the Certificate Principal
          Balance thereof has been reduced to zero;

     o    eighth, to the Class M-3 Certificates until the Certificate Principal
          Balance thereof has been reduced to zero;

     o    ninth, to the Class M-2 Certificates until the Certificate Principal
          Balance thereof has been reduced to zero;

     o    tenth, to the Class M-1 Certificates until the Certificate Principal
          Balance thereof has been reduced to zero; and

     o    eleventh, to the Class A-1, Class A-2 and Class A-3 Certificates on a
          pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero.

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the
Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

     The principal portion of any Realized Loss, other than a Debt Service
Reduction, allocated to any class of the Class A Certificates or Class M
Certificates will be allocated in reduction of its Certificate Principal
Balance, until the Certificate Principal Balance of that certificate has been reduced to zero. The interest portion of any Realized Loss (other than any interest rate reduction in connection with a servicing modification, as described in the third following paragraph) allocated to any class of Class A
Certificates or Class M Certificates will be allocated in reduction of its
Accrued Certificate Interest for the related

                                      S-70

distribution date. In addition, the interest portion of any Realized Loss resulting from an interest rate loss reduction in connection with a servicing modification will be made by operation of the payment priority for the certificates set forth in this prospectus supplement.

     In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates, on each distribution date, holders of each class of Class A Certificates have a right to distributions of interest before distributions of interest to other classes of certificates and distributions of principal before distributions of principal to other classes of certificates. In addition, overcollateralization and the application of Excess Cash Flow and amounts received under the swap agreement, as and to the extent described in this prospectus supplement, will increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates on each distribution date.

     The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower payment priority.

     In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the
Securities--Servicing and Administration of Loans--Collection and Other
Servicing Procedures" in the accompanying prospectus.

     However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to those described below. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a fixed-rate mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the cut-off date or below the servicing fee rate. No servicing modification with respect to an adjustable-rate mortgage loan will have the effect of reducing the mortgage rate below (i) the greater of (a) one-half of the mortgage rate as in effect on the cut-off date and (b) one-half of the mortgage rate as in effect on the date of the servicing modification or (ii) the master servicing and subservicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time, so long as written confirmation is obtained from each rating agency that the increase will not reduce the ratings assigned to any class of offered certificates by that rating agency below the lower of the then-current ratings assigned to those certificates by that rating agency or the ratings assigned to those certificates as of the closing date by that rating agency.

     Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net
Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

                                      S-71

ADVANCES

     Prior to each distribution date, the master servicer is required to make
Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

     Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance
Proceeds or Liquidation Proceeds. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgage property. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against Realized Losses.
The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. In connection with the failure by the related mortgagor to make a balloon payment, to the extent deemed recoverable, the master servicer will Advance an amount equal to the monthly payment for such balloon loan due prior to the balloon payment. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation
Proceeds from the mortgage loan as to which the unreimbursed Advance was made.
In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

     The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any
Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

     In addition, see "Description of the Securities--Withdrawals from the
Custodial Account" and "--Advances" in the accompanying prospectus.

RESIDUAL INTERESTS

     Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of a Class R Certificate will not have a right to alter the structure of this transaction. The Class R

                                      S-72

Certificates may be retained by the depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

REPORTS TO CERTIFICATEHOLDERS

     The trustee will make the reports referred to in the accompanying prospectus under "Pooling and Servicing Agreement--Reports to Securityholders"
and, at its option, any additional files containing the same information in an alternative format, available each month to the certificateholders and other parties referred to in the pooling and servicing agreement via the trustee's internet website at www.etrustee.net, presented under "RESIDENTIAL ASSET
MORTGAGE PRODUCTS, INC. 2007-RS2." Certificateholders with questions may direct them to the trustee's bondholder services group at (312) 992-2834. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on
Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also "Pooling and Servicing Agreement--Reports to Securityholders" in the accompanying prospectus for a more detailed description of certificateholder reports.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity on each class of the offered certificates will be primarily affected by the following factors:

     o    The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

     o    The allocation of principal distributions among the various classes of certificates;

     o    The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

     o    The pass-through rate on that class of offered certificates;

     o    The purchase price paid for that class of offered certificates; and

     o    The timing of the exercise of the optional termination by the master servicer or its designee.

     For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the accompanying prospectus.

     As of the cut-off date, approximately 38.5% of the mortgage loans by cut-off date principal balance require the related borrowers to make monthly payments of accrued interest, but not principal, for up to ten years following origination. After the interest-only period, the related borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the related borrower may not

                                      S-73

be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. In addition, because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans.

SUBSTITUTION OR REPURCHASE OF DELINQUENT LOANS

     Residential Funding will have the obligation to repurchase or substitute any mortgage loan from the trust under certain circumstances under which scheduled payments are not made in the month of the related due date, subject to certain notification requirements set forth in the assignment and assumption agreement. Any repurchases may shorten the weighted average lives of the offered certificates. If Residential Funding defaults on this repurchase or substitution obligation, these mortgage loans will remain in the trust.

PREPAYMENT CONSIDERATIONS

     The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses on the mortgage loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations or modifications of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the offered certificates entitled to distributions in respect of principal.

     The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately 54.4% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool" in this prospectus supplement. Some state laws restrict the imposition of prepayment charges and late fees even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of the Loans--Default
Interest and Limitations on Prepayments" in the accompanying prospectus. The
Class SB Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the master servicer in respect of the related due period.

     The fixed-rate mortgage loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related

                                      S-74

insurance policy will not be required or permitted. The adjustable-rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of those mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal distributions on the offered certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors" in this prospectus supplement. Also, because borrowers of balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing mortgage loans.

     A subservicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.
In addition, subservicers or the master servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans.

     The rate of default on mortgage loans that are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. As a result of the underwriting standards applicable to the mortgage loans, the mortgage loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and
Freddie Mac first lien mortgage loan purchase programs. In addition, because of these underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans, the mortgage loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event mortgage loan delinquencies and defaults occur, than would be the case if the mortgage loans were serviced in accordance with those other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the

                                      S-75

region of the country in which the mortgaged properties are located. The risk of delinquencies and loss is greater, and prepayments are less likely, in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The master servicer has a limited right, but not an obligation, to repurchase some defaulted mortgage loans at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest, resulting in a payment of principal on the offered certificates earlier than might have been the case if foreclosure proceedings had been commenced.

ALLOCATION OF PRINCIPAL DISTRIBUTIONS

     The yields to maturity of the offered certificates will be affected by the allocation of principal distributions among the offered certificates and the extent of any Overcollateralization Reduction Amount. The offered certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal and the weighted average lives of classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of those mortgage loans.
The timing of commencement of principal distributions and the weighted average lives of the offered certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, realized losses, liquidations and purchases, on the mortgage loans.

     As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal distributions will be distributed to each class of Class M
Certificates. Unless the Certificate Principal Balances of the Class A
Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date.
Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate
Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal distributions are distributed on the Class
M Certificates, the subordination afforded the Class A Certificates by the Class
M Certificates , together with the overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

     As described under "Description of the Certificates--Allocation of Losses"
and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

     Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M
Certificates. In addition, a higher than expected rate of delinquencies or
Realized Losses will also affect the rate of principal distributions on one or more classes of Class M Certificates if delinquencies or Realized Losses cause a
Trigger Event.

     The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow or amounts on deposit in the supplemental interest trust account in respect of the swap agreement is used to accelerate distributions of principal on the offered certificates and to the extent any
Overcollateralization Reduction Amount is used to decelerate principal distributions on the offered certificates. In addition, the amount of the
Overcollateralization Increase Amount distributed to the

                                      S-76

offered certificates on any distribution date will be affected by, among other things, the level of delinquencies and Realized Losses on the mortgage loans and the level of One-Month LIBOR. See "Description of the Certificates--Excess Cash
Flow and Overcollateralization" in this prospectus supplement.

REALIZED LOSSES AND INTEREST SHORTFALLS

     The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the mortgage loans, to the extent such losses are not covered by credit support in the form of Excess Cash Flow, overcollateralization, the swap agreement, or subordination provided by any class of Class M Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses or delinquencies on the related mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

     The amount of interest otherwise payable to holders of each class of offered certificates will be reduced by any interest shortfalls, including
Prepayment Interest Shortfalls, on the mortgage loans to the extent not covered by Excess Cash Flow, amounts on deposit in the supplemental interest trust account or by the master servicer as described in this prospectus supplement.
These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest
Shortfalls, Relief Act Shortfalls and Basis Risk Shortfall Carry-Forward Amounts
will only be covered by Excess Cash Flow and amounts on deposit in the supplemental interest trust account in respect of the swap agreement, in each case as and to the extent described in this prospectus supplement. Relief Act
Shortfalls arising in an Interest Accrual Period will only be covered to the extent of funds available therefor and such interest shortfalls will not carry forward or be paid on any subsequent distribution date. See "Description of the
Certificates--Interest Distributions" in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.
For additional information regarding the recording of mortgages in the name of
MERS, see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the
accompanying prospectus.

                                      S-77

PASS-THROUGH RATES

     The yields to maturity on the offered certificates will be affected by their Pass-Through Rates. The Class A Certificates and Class M Certificates may
not always receive interest at a rate equal to One-Month LIBOR plus the related
Margin. If the Net WAC Cap Rate is less than One-Month LIBOR plus the related
Margin, the Pass-Through Rate on the Class A Certificates or Class M
Certificates, as applicable, will be limited to the Net WAC Cap Rate. Thus, the yields to investors in the Class A Certificates and Class M Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the Net WAC Cap Rate. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in lower
Pass-Through Rates on the Class A Certificates and Class M Certificates. In
addition, if prepayments on the mortgage loans occur at a rate slower than anticipated the swap agreement may not provide sufficient funds to cover such shortfalls with respect to the Class A Certificates and Class M Certificates because the Swap Agreement Notional Balance may be lower than the outstanding principal balance of the mortgage loans. If on any distribution date the application of the Net WAC Cap Rate results in an interest payment lower than
One-Month LIBOR plus the related Margin on the Class A Certificates or Class M
Certificates during the related Interest Accrual Period, the value of Class A
Certificates or Class M Certificates may be temporarily or permanently reduced.

     Investors in the Class A Certificates and Class M Certificates should be aware that some of the mortgage loans have adjustable interest rates.
Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in the related indices and may be less than interest that would accrue on the Class A Certificates and Class M
Certificates at the rate of One-Month LIBOR plus the related Margin. In a rising interest rate environment, the Class A Certificates and Class M Certificates may
receive interest at the Net WAC Cap Rate for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover Realized Losses and to restore overcollateralization.

     To the extent the Net WAC Cap Rate is paid on any class of Class A
Certificates or Class M Certificates, the difference between the Net WAC Cap
Rate and the lesser of One-Month LIBOR plus the related Margin will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from Excess Cash Flow and amounts received under the swap agreement. These shortfalls may remain unpaid on the Optional Termination Date and final distribution date. In the event of a decrease in One-Month LIBOR, the amount of Excess Cash Flow available to the Class A Certificates and Class M
Certificates will be reduced by any net swap payments and Swap Termination
Payments (to the extent not due to a Swap Counterparty Trigger Event) paid to the swap counterparty as described in this prospectus supplement. In addition, the applicable Net WAC Cap Rate and therefore the Pass-Through Rate on the Class
A Certificates and Class M Certificates may be reduced by the requirement of the supplemental interest trust trustee, on behalf of the supplemental interest trust, to pay any net swap payments and Swap Termination Payments (to the extent not due to a Swap Counterparty Trigger Event) to the swap counterparty as described in this prospectus supplement.

PURCHASE PRICE

     The yield to maturity on a class of offered certificates will depend on the price paid by the holders of those certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount

                                      S-78

and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

FINAL SCHEDULED DISTRIBUTION DATES

     Based on the structuring assumptions under "Weighted Average Life" below but assuming further that there is a 0% prepayment assumption and no Excess Cash
Flow, the final scheduled distribution date on the Class A-1 Certificates and the Class A-2 Certificates will be as follows:

     for the Class A-1 Certificates, the distribution date in July 2029; and

     for the Class A-2 Certificates, the distribution date in August 2035.

     The final scheduled distribution date with respect to the Class A-3 and
Class M Certificates will be the distribution date in May 2037, which is the month following the maturity date of the latest maturing mortgage loan. Due to
Realized Losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of Class A Certificates and Class M Certificates may be substantially earlier. In addition, the actual final distribution date on any class of offered certificates may be later than the final scheduled distribution date therefor. No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of offered certificates on or before its final scheduled distribution date.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of the principal balance of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment assumption used in this prospectus supplement with respect to the fixed-rate mortgage loans, HEP, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the fixed-rate mortgage loans, a 20% HEP assumes (i) a constant prepayment rate of 2.0% CPR of the then outstanding principal balance of the mortgage loans in the first accrual period of the life of the mortgage loans, (ii) an additional 2.0% CPR in each month thereafter through the tenth month and (iii) a constant prepayment rate of 20% CPR thereafter. The prepayment assumption used in this prospectus supplement with respect to the adjustable-rate mortgage loans, PPC, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the adjustable-rate mortgage loans, a 100% PPC assumes (i) a constant prepayment rate of 2.0% CPR of the then outstanding principal balance of the mortgage loans in the first accrual period of the life of the mortgage loans, (ii) an additional approximate 2.545% (28%/11) CPR in each month thereafter through the twelfth month, (iii) a constant prepayment rate of 30%
CPR in the twelfth through the twenty-second month, (iv) a constant prepayment rate of 50% CPR from the twenty-third through the twenty-seventh month and (v) a constant prepayment rate of 35% CPR thereafter. HEP and PPC do not purport to be historical descriptions of prepayment experience or predictions of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

                                      S-79

     The tables set forth below have been prepared on the basis of assumptions as described below regarding the characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the
Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, the following structuring assumptions:

     o    as of the date of issuance of the offered certificates, the mortgage loans have the weighted average characteristics described in Annex IV to this prospectus supplement, and investors should note that the information in the second column of Annex IV has been ratably reduced to reflect the expected aggregate principal balance of the final mortgage pool;

     o    the Recast Mortgage Loans provide for maturity payments that amortize the principal balance thereof over the term of 40 years from origination with a required balloon payment after 30 years from origination;

     o    the scheduled monthly payment for each mortgage loan has been based on its outstanding principal balance, interest rate and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity and are due on the first day of each month;

     o    the mortgage rate on each adjustable-rate loan will be adjusted on each adjustment date to a rate equal to the related index plus the applicable note margin, subject to a lifetime maximum mortgage rate, lifetime minimum mortgage rate and periodic rate caps, as applicable, with the scheduled monthly payment adjusted accordingly to fully amortize the mortgage loan, after any applicable initial interest only period;

     o    none of Residential Funding, the master servicer or the depositor will repurchase any mortgage loan and neither the master servicer nor its designee exercises its option to purchase the mortgage loans on the optional termination date, except where indicated;

     o    all delinquencies of payments due on or prior to the cut-off date are brought current, and thereafter there are no delinquencies or Realized
          Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the constant percentages of HEP and PPC set forth in the tables;

     o    there is no Prepayment Interest Shortfall or Relief Act Shortfall or
          Basis Risk Shortfall in any month;

     o    distributions on the certificates will be received on the 25th day of each month, commencing in May 2007;

     o    payments on the mortgage loans earn no reinvestment return;

     o    the expenses described under "Description of the
          Certificates--Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

     o    One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain constant at
          5.320% per annum, 5.360% per annum, and 5.294% per annum,
          respectively; and

                                      S-80

     o    the certificates will be purchased on May 10, 2007.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of HEP or PPC, as applicable, until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of HEP or PPC specified. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances of the certificates outstanding over time and the weighted average lives of the offered certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of those offered certificates and set forth the percentages of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of HEP and PPC.

                                      S-81

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                  CLASS A-1 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage ..............................     100     100      100       100       100       100
April 2008 ......................................      99      74       62        49        37        24
April 2009 ......................................      98      41       15         0         0         0
April 2010 ......................................      97      15        0         0         0         0
April 2011 ......................................      96       0        0         0         0         0
April 2012 ......................................      94       0        0         0         0         0
April 2013 ......................................      93       0        0         0         0         0
April 2014 ......................................      91       0        0         0         0         0
April 2015 ......................................      89       0        0         0         0         0
April 2016 ......................................      87       0        0         0         0         0
April 2017 ......................................      84       0        0         0         0         0
April 2018 ......................................      80       0        0         0         0         0
April 2019 ......................................      75       0        0         0         0         0
April 2020 ......................................      70       0        0         0         0         0
April 2021 ......................................      65       0        0         0         0         0
April 2022 ......................................      59       0        0         0         0         0
April 2023 ......................................      53       0        0         0         0         0
April 2024 ......................................      46       0        0         0         0         0
April 2025 ......................................      39       0        0         0         0         0
April 2026 ......................................      31       0        0         0         0         0
April 2027 ......................................      22       0        0         0         0         0
April 2028 ......................................      13       0        0         0         0         0
April 2029 ......................................       2       0        0         0         0         0
April 2030 ......................................       0       0        0         0         0         0
April 2031 ......................................       0       0        0         0         0         0
April 2032 ......................................       0       0        0         0         0         0
April 2033 ......................................       0       0        0         0         0         0
April 2034 ......................................       0       0        0         0         0         0
April 2035 ......................................       0       0        0         0         0         0
April 2036 ......................................       0       0        0         0         0         0
April 2037 ......................................       0       0        0         0         0         0
Weighted Average Life in Years* (to Maturity) ...   15.32    1.80     1.26      1.00      0.83      0.70
Weighted Average Life in Years** (to Call) ......   15.32    1.80     1.26      1.00      0.83      0.70

----------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-82

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                    CLASS A-2 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   ------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage ..............................     100     100      100       100       100       100
April 2008 ......................................     100     100      100       100       100       100
April 2009 ......................................     100     100      100        87        53        21
April 2010 ......................................     100     100       74        32         0         0
April 2011 ......................................     100      90       49        22         0         0
April 2012 ......................................     100      65       29         4         0         0
April 2013 ......................................     100      49       14         0         0         0
April 2014 ......................................     100      36        2         0         0         0
April 2015 ......................................     100      25        0         0         0         0
April 2016 ......................................     100      15        0         0         0         0
April 2017 ......................................     100       6        0         0         0         0
April 2018 ......................................     100       0        0         0         0         0
April 2019 ......................................     100       0        0         0         0         0
April 2020 ......................................     100       0        0         0         0         0
April 2021 ......................................     100       0        0         0         0         0
April 2022 ......................................     100       0        0         0         0         0
April 2023 ......................................     100       0        0         0         0         0
April 2024 ......................................     100       0        0         0         0         0
April 2025 ......................................     100       0        0         0         0         0
April 2026 ......................................     100       0        0         0         0         0
April 2027 ......................................     100       0        0         0         0         0
April 2028 ......................................     100       0        0         0         0         0
April 2029 ......................................     100       0        0         0         0         0
April 2030 ......................................      86       0        0         0         0         0
April 2031 ......................................      68       0        0         0         0         0
April 2032 ......................................      55       0        0         0         0         0
April 2033 ......................................      40       0        0         0         0         0
April 2034 ......................................      24       0        0         0         0         0
April 2035 ......................................       6       0        0         0         0         0
April 2036 ......................................       0       0        0         0         0         0
April 2037 ......................................       0       0        0         0         0         0
Weighted Average Life in Years* (to Maturity) ...   25.27    6.37     4.21      3.00      2.13      1.77
Weighted Average Life in Years** (to Call) ......   25.27    6.37     4.21      3.00      2.13      1.77

----------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-83

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                   CLASS A-3 CERTIFICATES
                                                     -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                    0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
--------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS               0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage ...............................     100      100      100      100       100       100
April 2008 .......................................     100      100      100      100       100       100
April 2009 .......................................     100      100      100      100       100       100
April 2010 .......................................     100      100      100      100        95        32
April 2011 .......................................     100      100      100      100        95        32
April 2012 .......................................     100      100      100      100        71        32
April 2013 .......................................     100      100      100       81        50        30
April 2014 .......................................     100      100      100       61        35        20
April 2015 .......................................     100      100       85       46        25        13
April 2016 .......................................     100      100       68       35        18         9
April 2017 .......................................     100      100       55       27        13         6
April 2018 .......................................     100       98       44       20         9         3
April 2019 .......................................     100       83       36       15         6         *
April 2020 .......................................     100       71       29       12         3         0
April 2021 .......................................     100       61       23        9         1         0
April 2022 .......................................     100       52       19        7         0         0
April 2023 .......................................     100       44       15        4         0         0
April 2024 .......................................     100       37       12        2         0         0
April 2025 .......................................     100       31        9        1         0         0
April 2026 .......................................     100       26        8        0         0         0
April 2027 .......................................     100       22        5        0         0         0
April 2028 .......................................     100       18        3        0         0         0
April 2029 .......................................     100       15        2        0         0         0
April 2030 .......................................     100       12        *        0         0         0
April 2031 .......................................     100        9        0        0         0         0
April 2032 .......................................     100        7        0        0         0         0
April 2033 .......................................     100        4        0        0         0         0
April 2034 .......................................     100        2        0        0         0         0
April 2035 .......................................     100        0        0        0         0         0
April 2036 .......................................      69        0        0        0         0         0
April 2037 .......................................       0        0        0        0         0         0
Weighted Average Life in Years** (to Maturity) ...   29.25    16.40    11.62     8.69      6.73      4.36
Weighted Average Life in Years*** (to Call) ......   29.12    13.87     9.47     6.94      5.33      3.31

----------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

***  The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-84

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                    CLASS M-1 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage...............................     100      100     100       100       100       100
April 2008.......................................     100      100     100       100       100       100
April 2009.......................................     100      100     100       100       100       100
April 2010.......................................     100      100     100       100       100       100
April 2011.......................................     100      100      80        57        79       100
April 2012.......................................     100       94      64        42        27        76
April 2013.......................................     100       81      51        31        19        12
April 2014.......................................     100       69      41        23        13         8
April 2015.......................................     100       60      33        18        10         5
April 2016.......................................     100       51      26        13         7         4
April 2017.......................................     100       44      21        10         5         0
April 2018.......................................     100       38      17         8         4         0
April 2019.......................................     100       32      14         6         0         0
April 2020.......................................     100       27      11         5         0         0
April 2021.......................................     100       23       9         3         0         0
April 2022.......................................     100       20       7         0         0         0
April 2023.......................................     100       17       6         0         0         0
April 2024.......................................     100       14       5         0         0         0
April 2025.......................................     100       12       4         0         0         0
April 2026.......................................     100       10       1         0         0         0
April 2027.......................................     100        8       0         0         0         0
April 2028.......................................     100        7       0         0         0         0
April 2029.......................................     100        6       0         0         0         0
April 2030.......................................     100        5       0         0         0         0
April 2031.......................................      97        4       0         0         0         0
April 2032.......................................      85        0       0         0         0         0
April 2033.......................................      73        0       0         0         0         0
April 2034.......................................      59        0       0         0         0         0
April 2035.......................................      43        0       0         0         0         0
April 2036.......................................      27        0       0         0         0         0
April 2037.......................................       0        0       0         0         0         0
Weighted Average Life in Years* (to Maturity)....   27.36    10.73    7.36      5.67      5.07      5.56
Weighted Average Life in Years** (to Call).......   27.31     9.80    6.60      5.04      4.57      4.71

------------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-85

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                    CLASS M-2 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage...............................     100      100     100       100       100       100
April 2008.......................................     100      100     100       100       100       100
April 2009.......................................     100      100     100       100       100       100
April 2010.......................................     100      100     100       100       100       100
April 2011.......................................     100      100      80        57        40       100
April 2012.......................................     100       94      64        42        27        18
April 2013.......................................     100       81      51        31        19        12
April 2014.......................................     100       69      41        23        13         8
April 2015.......................................     100       60      33        18        10         5
April 2016.......................................     100       51      26        13         7         1
April 2017.......................................     100       44      21        10         5         0
April 2018.......................................     100       38      17         8         1         0
April 2019.......................................     100       32      14         6         0         0
April 2020.......................................     100       27      11         5         0         0
April 2021.......................................     100       23       9         1         0         0
April 2022.......................................     100       20       7         0         0         0
April 2023.......................................     100       17       6         0         0         0
April 2024.......................................     100       14       5         0         0         0
April 2025.......................................     100       12       2         0         0         0
April 2026.......................................     100       10       0         0         0         0
April 2027.......................................     100        8       0         0         0         0
April 2028.......................................     100        7       0         0         0         0
April 2029.......................................     100        6       0         0         0         0
April 2030.......................................     100        5       0         0         0         0
April 2031.......................................      97        1       0         0         0         0
April 2032.......................................      85        0       0         0         0         0
April 2033.......................................      73        0       0         0         0         0
April 2034.......................................      59        0       0         0         0         0
April 2035.......................................      43        0       0         0         0         0
April 2036.......................................      27        0       0         0         0         0
April 2037.......................................       0        0       0         0         0         0
Weighted Average Life in Years* (to Maturity)....   27.36    10.70    7.33      5.60      4.86      4.86
Weighted Average Life in Years** (to Call).......   27.31     9.80    6.60      5.00      4.39      4.46

------------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-86

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                    CLASS M-3 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage...............................     100      100     100       100       100       100
April 2008.......................................     100      100     100       100       100       100
April 2009.......................................     100      100     100       100       100       100
April 2010.......................................     100      100     100       100       100       100
April 2011.......................................     100      100      80        57        40        55
April 2012.......................................     100       94      64        42        27        18
April 2013.......................................     100       81      51        31        19        12
April 2014.......................................     100       69      41        23        13         8
April 2015.......................................     100       60      33        18        10         5
April 2016.......................................     100       51      26        13         7         0
April 2017.......................................     100       44      21        10         5         0
April 2018.......................................     100       38      17         8         0         0
April 2019.......................................     100       32      14         6         0         0
April 2020.......................................     100       27      11         2         0         0
April 2021.......................................     100       23       9         0         0         0
April 2022.......................................     100       20       7         0         0         0
April 2023.......................................     100       17       6         0         0         0
April 2024.......................................     100       14       3         0         0         0
April 2025.......................................     100       12       0         0         0         0
April 2026.......................................     100       10       0         0         0         0
April 2027.......................................     100        8       0         0         0         0
April 2028.......................................     100        7       0         0         0         0
April 2029.......................................     100        6       0         0         0         0
April 2030.......................................     100        2       0         0         0         0
April 2031.......................................      97        0       0         0         0         0
April 2032.......................................      85        0       0         0         0         0
April 2033.......................................      73        0       0         0         0         0
April 2034.......................................      59        0       0         0         0         0
April 2035.......................................      43        0       0         0         0         0
April 2036.......................................      27        0       0         0         0         0
April 2037.......................................       0        0       0         0         0         0
Weighted Average Life in Years* (to Maturity)....   27.36    10.67    7.30      5.55      4.74      4.52
Weighted Average Life in Years** (to Call).......   27.31     9.80    6.60      4.98      4.29      4.15

------------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-87

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                    CLASS M-4 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage...............................     100      100     100       100       100       100
April 2008.......................................     100      100     100       100       100       100
April 2009.......................................     100      100     100       100       100       100
April 2010.......................................     100      100     100       100       100       100
April 2011.......................................     100      100      80        57        40        27
April 2012.......................................     100       94      64        42        27        18
April 2013.......................................     100       81      51        31        19        12
April 2014.......................................     100       69      41        23        13         8
April 2015.......................................     100       60      33        18        10         3
April 2016.......................................     100       51      26        13         7         0
April 2017.......................................     100       44      21        10         1         0
April 2018.......................................     100       38      17         8         0         0
April 2019.......................................     100       32      14         6         0         0
April 2020.......................................     100       27      11         0         0         0
April 2021.......................................     100       23       9         0         0         0
April 2022.......................................     100       20       7         0         0         0
April 2023.......................................     100       17       6         0         0         0
April 2024.......................................     100       14       0         0         0         0
April 2025.......................................     100       12       0         0         0         0
April 2026.......................................     100       10       0         0         0         0
April 2027.......................................     100        8       0         0         0         0
April 2028.......................................     100        7       0         0         0         0
April 2029.......................................     100        6       0         0         0         0
April 2030.......................................     100        0       0         0         0         0
April 2031.......................................      97        0       0         0         0         0
April 2032.......................................      85        0       0         0         0         0
April 2033.......................................      73        0       0         0         0         0
April 2034.......................................      59        0       0         0         0         0
April 2035.......................................      43        0       0         0         0         0
April 2036.......................................      27        0       0         0         0         0
April 2037.......................................       0        0       0         0         0         0
Weighted Average Life in Years* (to Maturity)....   27.36    10.64    7.27      5.51      4.67      4.38
Weighted Average Life in Years** (to Call).......   27.31     9.80    6.60      4.97      4.24      4.02

------------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-88

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                    CLASS M-5 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage...............................     100      100     100       100       100       100
April 2008.......................................     100      100     100       100       100       100
April 2009.......................................     100      100     100       100       100       100
April 2010.......................................     100      100     100       100       100       100
April 2011.......................................     100      100      80        57        40        27
April 2012.......................................     100       94      64        42        27        18
April 2013.......................................     100       81      51        31        19        12
April 2014.......................................     100       69      41        23        13         8
April 2015.......................................     100       60      33        18        10         0
April 2016.......................................     100       51      26        13         7         0
April 2017.......................................     100       44      21        10         0         0
April 2018.......................................     100       38      17         8         0         0
April 2019.......................................     100       32      14         3         0         0
April 2020.......................................     100       27      11         0         0         0
April 2021.......................................     100       23       9         0         0         0
April 2022.......................................     100       20       7         0         0         0
April 2023.......................................     100       17       2         0         0         0
April 2024.......................................     100       14       0         0         0         0
April 2025.......................................     100       12       0         0         0         0
April 2026.......................................     100       10       0         0         0         0
April 2027.......................................     100        8       0         0         0         0
April 2028.......................................     100        7       0         0         0         0
April 2029.......................................     100        1       0         0         0         0
April 2030.......................................     100        0       0         0         0         0
April 2031.......................................      97        0       0         0         0         0
April 2032.......................................      85        0       0         0         0         0
April 2033.......................................      73        0       0         0         0         0
April 2034.......................................      59        0       0         0         0         0
April 2035.......................................      43        0       0         0         0         0
April 2036.......................................      27        0       0         0         0         0
April 2037.......................................       0        0       0         0         0         0
Weighted Average Life in Years* (to Maturity)....   27.36    10.61    7.24      5.49      4.61      4.26
Weighted Average Life in Years** (to Call).......   27.31     9.80    6.60      4.97      4.20      3.92

------------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-89

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                  CLASS M-6 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage...............................     100      100     100       100       100       100
April 2008.......................................     100      100     100       100       100       100
April 2009.......................................     100      100     100       100       100       100
April 2010.......................................     100      100     100       100       100       100
April 2011.......................................     100      100      80        57        40        27
April 2012.......................................     100       94      64        42        27        18
April 2013.......................................     100       81      51        31        19        12
April 2014.......................................     100       69      41        23        13         8
April 2015.......................................     100       60      33        18        10         0
April 2016.......................................     100       51      26        13         4         0
April 2017.......................................     100       44      21        10         0         0
April 2018.......................................     100       38      17         8         0         0
April 2019.......................................     100       32      14         0         0         0
April 2020.......................................     100       27      11         0         0         0
April 2021.......................................     100       23       9         0         0         0
April 2022.......................................     100       20       6         0         0         0
April 2023.......................................     100       17       0         0         0         0
April 2024.......................................     100       14       0         0         0         0
April 2025.......................................     100       12       0         0         0         0
April 2026.......................................     100       10       0         0         0         0
April 2027.......................................     100        8       0         0         0         0
April 2028.......................................     100        4       0         0         0         0
April 2029.......................................     100        0       0         0         0         0
April 2030.......................................     100        0       0         0         0         0
April 2031.......................................      97        0       0         0         0         0
April 2032.......................................      85        0       0         0         0         0
April 2033.......................................      73        0       0         0         0         0
April 2034.......................................      59        0       0         0         0         0
April 2035.......................................      43        0       0         0         0         0
April 2036.......................................      27        0       0         0         0         0
April 2037.......................................       0        0       0         0         0         0
Weighted Average Life in Years* (to Maturity)....   27.36    10.56    7.19      5.43      4.54      4.15
Weighted Average Life in Years** (to Call).......   27.31     9.80    6.60      4.95      4.16      3.84

----------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS.

                                      S-90

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                 FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                                                  CLASS M-7 CERTIFICATES
                                                    -----------------------------------------------------
HEP FOR FIXED-RATE MORTGAGE LOANS                   0.00%   10.00%   15.00%    20.00%    25.00%    30.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------
PPC FOR ADJUSTABLE-RATE MORTGAGE LOANS              0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
-------------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage...............................     100      100     100       100       100       100
April 2008.......................................     100      100     100       100       100       100
April 2009.......................................     100      100     100       100       100       100
April 2010.......................................     100      100     100       100       100       100
April 2011.......................................     100      100      80        57        40        27
April 2012.......................................     100       94      64        42        27        18
April 2013.......................................     100       81      51        31        19        12
April 2014.......................................     100       69      41        23        13         3
April 2015.......................................     100       60      33        18        10         0
April 2016.......................................     100       51      26        13         0         0
April 2017.......................................     100       44      21        10         0         0
April 2018.......................................     100       38      17         3         0         0
April 2019.......................................     100       32      14         0         0         0
April 2020.......................................     100       27      11         0         0         0
April 2021.......................................     100       23       9         0         0         0
April 2022.......................................     100       20       0         0         0         0
April 2023.......................................     100       17       0         0         0         0
April 2024.......................................     100       14       0         0         0         0
April 2025.......................................     100       12       0         0         0         0
April 2026.......................................     100       10       0         0         0         0
April 2027.......................................     100        7       0         0         0         0
April 2028.......................................     100        0       0         0         0         0
April 2029.......................................     100        0       0         0         0         0
April 2030.......................................     100        0       0         0         0         0
April 2031.......................................      97        0       0         0         0         0
April 2032.......................................      85        0       0         0         0         0
April 2033.......................................      73        0       0         0         0         0
April 2034.......................................      59        0       0         0         0         0
April 2035.......................................      43        0       0         0         0         0
April 2036.......................................      27        0       0         0         0         0
April 2037.......................................       0        0       0         0         0         0
Weighted Average Life in Years* (to Maturity)....   27.36    10.50    7.15      5.39      4.50      4.06
Weighted Average Life in Years** (to Call).......   27.31     9.80    6.60      4.95      4.15      3.78

----------
*    The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
     Balance described in (i) above.

**   The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE
LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING
ASSUMPTIONS

                                      S-91

                         POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement dated as of April 1, 2007, among the depositor, the master servicer and the trustee. Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the
President, Residential Asset Mortgage Products, Inc., 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the accompanying prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The
Agreements--The Trustee" in the accompanying prospectus.

CUSTODIAL ARRANGEMENTS

     The trustee will be directed to appoint Wells Fargo Bank, N.A. to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding is required to deliver only the mortgage notes (and, with respect to any mortgage loan that is not registered with MERS, the assignment of mortgage) to the custodian. The mortgage notes and the assignment of mortgages (and any other contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

THE MASTER SERVICER AND SUBSERVICERS

     Residential Funding, an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential
Funding Company, LLC" in the prospectus.

     Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

     o    receiving funds from subservicers;

     o    reconciling servicing activity with respect to the mortgage loans;

     o    calculating remittance amounts to certificateholders;

     o    sending remittances to the trustee for distributions to
          certificateholders;

     o    investor and tax reporting;

     o    coordinating loan repurchases;

                                      S-92

     o    oversight of all servicing activity, including subservicers;

     o    following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

     o    approval of loss mitigation strategies;

     o    management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

     o    providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

     The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

For a general description of the master servicer and its activities, see
"Sponsor and Master Servicer" in this prospectus supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Agreements--Events of Default; Rights Upon Event of
Default" in the accompanying prospectus.

     Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

     o    communicating with borrowers;

     o    sending monthly remittance statements to borrowers;

     o    collecting payments from borrowers;

     o    recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

     o    accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

     o    accurate and timely accounting and administration of escrow and impound accounts, if applicable;

     o    accurate and timely reporting of negative amortization amounts, if any;

     o    paying escrows for borrowers, if applicable;

     o    calculating and reporting payoffs and liquidations;

     o    maintaining an individual file for each loan; and

     o    maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

                                      S-93

     Homecomings Financial, LLC. Homecomings will subservice approximately 70.2%
of the mortgage loans pursuant to the terms of a subservicing agreement with the master servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996.
Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired
American Custody Corporation to begin servicing subprime mortgage loans, and in
1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired,
Homecomings total servicing portfolio was 164,000 loans with an aggregate principal balance of approximately $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations.
Approximately 85% of mortgage loans currently master serviced by Residential
Funding are subserviced by Homecomings. As of December 31, 2006, Homecomings
serviced approximately 881,000 mortgage loans with an aggregate principal balance of approximately $128 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--Subservicer Responsibilities".

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

     See "The Agreements--Events of Default; Rights Upon Event of Default" and
"Description of the Securities--Servicing and Administration of the
Loans--Certain Other Matters Regarding Servicing" in the accompanying prospectus for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

     The following tables set forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years and for the three month period ended March 31, 2007. The percentages shown under "Percentage Change from
Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-94

             HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

FIRST LIEN MORTGAGE LOANS

                                                                        YEAR ENDED DECEMBER 31,
                           ---------------------------------------------------------------------------------------------------------
  VOLUME BY OUTSTANDING                                                                                           THREE MONTHS ENDED
    PRINCIPAL BALANCE           2002             2003             2004              2005            2006            MARCH 31, 2007
-------------------------  ---------------  ---------------  ---------------  ---------------  ----------------   ------------------

Prime Mortgages(1).......  $27,343,774,000  $29,954,139,212  $31,943,811,060  $44,570,851,126  $ 67,401,832,594    $ 70,946,676,717
Non-Prime Mortgages(2)...  $27,384,763,000  $39,586,900,679  $44,918,413,591  $52,102,835,214  $ 49,470,359,806    $ 46,994,401,753
                           ---------------  ---------------  ---------------  ---------------  ----------------    ----------------
Total....................  $54,728,537,000  $69,541,039,891  $76,862,224,651  $96,673,686,340  $116,872,192,400    $117,941,078,470
                           ===============  ===============  ===============  ===============  ================    ================
Prime Mortgages(1).......            49.96%           43.07%           41.56%           46.10%            57.67%              60.15%
Non-Prime Mortgages(2)...            50.04%           56.93%           58.44%           53.90%            42.33%              39.85%
                           ---------------  ---------------  ---------------  ---------------  ----------------    ----------------
Total   .................           100.00%          100.00%          100.00%          100.00%           100.00%             100.00%
                           ===============  ===============  ===============  ===============  ================    ================
PERCENTAGE CHANGE FROM
PRIOR YEAR (3)
-------------------------
Prime Mortgages(1).......             7.09%            9.55%            6.64%           39.53%            51.22%
Non-Prime Mortgages(2)...            60.71%           44.56%           13.47%           15.99%            (5.05)%
                           ---------------  ---------------  ---------------  ---------------  ----------------
Total....................            28.55%           27.07%           10.53%           25.78%            20.89%
                           ===============  ===============  ===============  ===============  ================

JUNIOR LIEN MORTGAGE LOANS

                                                                        YEAR ENDED DECEMBER 31,
                            --------------------------------------------------------------------------------------------------------
  VOLUME BY OUTSTANDING                                                                                           THREE MONTHS ENDED
    PRINCIPAL BALANCE            2002             2003             2004              2005            2006           MARCH 31, 2007
--------------------------  ---------------  ---------------  ---------------  ---------------  ----------------  ------------------

Prime Mortgages(1)........   $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087   $11,418,858,741    $11,505,749,849
Non-Prime Mortgages(2)....               --               --               --               --                --                 --
                             --------------   --------------   --------------   --------------   ---------------    ---------------
Total.....................   $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087   $11,418,858,741    $11,505,749,849
                             ==============   ==============   ==============   ==============   ===============    ===============
Prime Mortgages(1)........           100.00%          100.00%          100.00%          100.00%           100.00%            100.00%
Non-Prime Mortgages(2)....               --               --               --               --                --                 --
                             --------------   --------------   --------------   --------------   ---------------    ---------------
Total.....................           100.00%          100.00%          100.00%          100.00%           100.00%            100.00%
                             ==============   ==============   ==============   ==============   ===============    ===============
PERCENTAGE CHANGE FROM
PRIOR YEAR (3)
--------------------------
Prime Mortgages(1)........            (4.94)%          (2.95)%           2.25%           (1.68)%           53.43%
Non-Prime Mortgages(2)....               --               --               --               --                --
                             --------------   --------------   --------------   --------------   ---------------
Total.....................            (4.94)%          (2.95)%           2.25%           (1.68)%           53.43%
                             ==============   ==============   ==============   ==============   ===============

                                      S-95

FIRST LIEN MORTGAGE LOANS

                                                 YEAR ENDED DECEMBER 31,
                            -----------------------------------------------------------------
                                                                           THREE MONTHS ENDED
 VOLUME BY NUMBER OF LOANS    2002      2003     2004     2005     2006      MARCH 31, 2007
--------------------------  -------   -------  -------  -------  -------   ------------------

Prime Mortgages(1)          125,209   143,645  150,297  187,773  252,493         262,348
Non-Prime Mortgages(2)      257,077   341,190  373,473  394,776  361,125         342,150
                            -------   -------  -------  -------  -------         -------
Total                       382,286   484,835  523,770  582,549  613,618         604,498
                            =======   =======  =======  =======  =======         =======
Prime Mortgages(1)            32.75%    29.63%   28.70%   32.23%   41.15%          43.40%
Non-Prime Mortgages(2)        67.25%    70.37%   71.30%   67.77%   58.85%          56.60%
                            -------   -------  -------  -------  -------         -------
Total                        100.00%   100.00%  100.00%  100.00%  100.00%         100.00%
                            =======   =======  =======  =======  =======         =======
PERCENTAGE CHANGE FROM
PRIOR YEAR (3)
Prime Mortgages(1)            (6.30)%   14.72%    4.63%   24.93%   34.47%
Non-Prime Mortgages(2)        52.85%    32.72%    9.46%    5.70%   (8.52)%
                            -------   -------  -------  -------  -------
Total                         26.66%    26.83%    8.03%   11.22%    5.33%
                            =======   =======  =======  =======  =======

JUNIOR LIEN MORTGAGE LOANS

                                                  YEAR ENDED DECEMBER 31,
                            -------------------------------------------------------------------
                                                                             THREE MONTHS ENDED
 VOLUME BY NUMBER OF LOANS    2002      2003      2004      2005      2006     MARCH 31, 2007
--------------------------  -------   -------   -------   -------   -------  ------------------

Prime Mortgages(1)          217,031   211,585   210,778   199,600   266,900        265,821
Non-Prime Mortgages(2)           --        --        --        --        --             --
                            -------   -------   -------   -------   -------        -------
Total                       217,031   211,585   210,778   199,600   266,900        265,821
                            =======   =======   =======   =======   =======        =======
Prime Mortgages(1)           100.00%   100.00%   100.00%   100.00%   100.00%        100.00%
Non-Prime Mortgages(2)           --        --        --        --        --             --
                            -------   -------   -------   -------   -------        -------
Total                        100.00%   100.00%   100.00%   100.00%   100.00%        100.00%
                            =======   =======   =======   =======   =======        =======
PERCENTAGE CHANGE FROM
PRIOR YEAR (3)
Prime Mortgages(1)            (5.20)%   (2.51)%   (0.38)%   (5.30)%   33.72%
Non-Prime Mortgages(2)           --        --        --        --        --
                            -------   -------   -------   -------   -------
Total                         (5.20)%   (2.51)%   (0.38)%   (5.30)%   33.72%
                            =======   =======   =======   =======   =======

----------
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-96

     GMAC Mortgage, LLC. GMAC Mortgage, LLC, referred to in this prospectus supplement as GMACM, will subservice approximately 13.0% of the mortgage loans.
GMAC Mortgage, LLC is a Delaware limited liability company, an affiliate of
Residential Funding and a wholly-owned subsidiary of GMAC Residential Holding,
LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap").
ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

     GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in
1906. These businesses formed the original basis of what is now GMACM.

     GMACM maintains its executive and principal offices at 100 Witmer Road,
Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

     In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and
GMAC LLC, and which is an affiliate of GMACM. Formerly known as GMAC Automotive
Bank, GMAC Bank, a Utah industrial bank, was organized in 2001. As of November
22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

                                      S-97

     The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                       ----------------------------------
                                    GMAC LLC
                                     (GMAC)
                       ----------------------------------
                                       |
                       ----------------------------------
                            Residential Capital, LLC
                                    (ResCap)
                       ----------------------------------
                                       |
                -------------------------------------------------
                |                                                |
   ----------------------------                        --------------------
        GMAC Mortgage, LLC                                   GMAC Bank
           (Subservicer)
   ----------------------------                        --------------------

     GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

     As of December 31, 2006, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately
$276 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

     The following tables set forth the mortgage loans serviced by GMACM for the periods indicated, and the annual average number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $200.39 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-98

                 GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                                      FOR THE YEAR ENDED DECEMBER 31,
                                      ----------------------------------------------------------------
                                         2002         2003          2004         2005          2006
                                      ----------   ----------    ----------   ----------    ----------

Prime conforming mortgage loans
   No. of Loans ...................    1,418,843    1,308,284     1,323,249    1,392,870     1,455,919
   Dollar Amount of Loans .........   $  150,421   $  153,601    $  165,521   $  186,364    $  203,894
   Percentage Change
      from Prior Year .............          N/A         2.11%         7.76%       12.59%         9.41%
Prime non-conforming mortgage loans
   No. of Loans ...................       36,225       34,041        53,119       69,488        67,462
   Dollar Amount of Loans .........   $   12,543   $   13,937    $   23,604   $   32,385    $   32,220
   Percentage Change
      from Prior Year .............          N/A        11.12%        69.36%       37.20%        (0.51)%
Government mortgage loans
   No. of Loans ...................      230,085      191,023       191,844      181,679       181,563
   Dollar Amount of Loans .........   $   21,174   $   17,594    $   18,328   $   18,098    $   18,843
   Percentage Change
      from Prior Year .............          N/A       (16.91)%        4.17%       (1.25)%        4.12%
Second-lien mortgage loans
   No. of Loans ...................      261,416      282,128       350,334      392,261       514,085
   Dollar Amount of Loans .........   $    6,666   $    7,023    $   10,374   $   13,034    $   20,998
   Percentage Change
      from Prior Year .............          N/A         5.36%        47.71%       25.64%        61.10%
Total mortgage loans serviced
   No. of Loans ...................    1,946,569    1,815,476     1,918,546    2,036,298     2,219,029
   Dollar Amount of Loans .........   $  190,804   $  192,155    $  217,827   $  249,881    $  275,955
   Percentage Change
      from Prior Year .............          N/A         0.71%        13.36%       14.72%        10.43%

     As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone. GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as servicer.

     See "The Agreements--Events of Default; Rights Upon Event of Default" in
the accompanying prospectus for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

                                      S-99

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least 0.300% per annum and not more than 1.763% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3983% per annum. The servicing fees consist of
(a) servicing fees payable to the master servicer and (b) subservicing and other related compensation payable to the subservicers, including such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to 0.050% per annum of the outstanding principal balance of each mortgage loan. As described in the accompanying prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.250% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See "Description of the Securities--Servicing and
Administration of Loans--Servicing Compensation and Payment of Expenses" in the
accompanying prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

     The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

    DESCRIPTION                         AMOUNT                   RECEIVING PARTY
-------------------   ----------------------------------------   ---------------
Master Servicer Fee   0.050% per annum of the principal          Master Servicer
                      balance of each mortgage loan

Subservicer Fee       A range between 0.250% and 1.713% per      Subservicers
                      annum of the principal balance of each
                      mortgage loan serviced by the
                      Subservicer, depending on the type of
                      mortgage loan

In addition, the master servicer or the subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any
Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

VOTING RIGHTS

     Some actions specified in the accompanying prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 98.00% of all voting rights will be allocated among all holders of the Class A Certificates and Class M
Certificates, in proportion to their then outstanding Certificate Principal
Balances, 1.00% of all voting rights will be allocated among the holders of the
Class SB Certificates, and 0.50% and 0.50% of all voting rights will be allocated to holders of the Class R-I and Class R-II Certificates, respectively, in proportion to the

                                     S-100

percentage interests evidenced by their certificates. The percentage interest of a Class A or Class M Certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Agreements--Termination; Retirement of Securities" in the accompanying prospectus. The master servicer or its designee will have the option on any distribution date when the aggregate Stated Principal Balance of the mortgage loans after giving effect to any distributions to be made on that distribution date is less than 10% of the initial aggregate principal balance of the final mortgage pool as of the cut-off date, (i) to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates, or (ii) to purchase in whole, but not in part, the certificates. Any such purchase of the mortgage loans and other assets of the trust related thereto, shall be made at a price equal to the sum of (a) 100%
of the unpaid principal balance of each mortgage loan, or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to the mortgage loans, as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed
Advance attributable to principal as of the date of repurchase, (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which the repurchase price is distributed, (c) any Swap Termination
Payment payable to the swap counterparty by the supplemental interest trust trustee, on behalf of the supplement interest trust, then remaining unpaid or which is due to the exercise of such option and (d) accrued and unpaid servicing fees, unreimbursed advances and unreimbursed servicing advances, in each case through the date of such optional termination. The optional termination price paid by the master servicer or its designee will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

     Distributions on the certificates in respect of any optional termination related to the mortgage loans will be paid, first, payment of any accrued and unpaid servicing fees and reimbursement for all unreimbursed advances and servicing advances, in each case through the date of such optional termination, to the master servicer, second, to the Class A Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate
Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, third, to the Class M Certificates in their order of payment priority, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest
Accrual Period and any previously unpaid Accrued Certificate Interest, fourth, to the Class A Certificates and Class M Certificates, the amount of any
Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on Prepayment
Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates, fifth, to the swap counterparty (without duplication of amounts payable to the swap counterparty) any Swap Termination
Payment payable to the swap counterparty then remaining unpaid or which is due to the exercise of any optional termination and sixth, to the Class SB
Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

     Any such purchase of the certificates as discussed above, will be made at a price equal to 100% of the Certificate Principal Balance of each class of certificates plus one month's interest accrued thereon, at the applicable
Pass-Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any Relief Act

                                     S-101

Shortfall, or Basis Risk Shortfalls, as applicable, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed. The optional termination price paid by the master servicer or its designee will also include (i) certain amounts owed by Residential
Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination, and (ii) any Swap
Termination Payment payable to the swap counterparty then remaining unpaid or which is due as a result of the exercise of such option. Promptly upon the purchase of the certificates, the master servicer will retire the REMICs in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of the certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon, plus any Prepayment Interest
Shortfalls and previously accrued and unpaid interest, but not including any current Relief Act Shortfall or Basis Risk Shortfalls, as applicable, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

TRUSTEE AND SUPPLEMENTAL INTEREST TRUST TRUSTEE

     LaSalle Bank National Association will be the trustee and supplemental interest trust trustee under the pooling and servicing agreement. LaSalle Bank
National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank
Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

     LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 550 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of
March 31, 2007 LaSalle serves as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions. The depositor and servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603;
Attention: Global Securities and Trust Services -RAMP 2007-RS2 or at such other address as the trustee may designate from time to time.

     On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corp. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within the LaSalle Bank organization engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

     The contract between ABN AMRO Bank N.V. and Bank of America Corp. contains a 14 calendar day "go shop" clause which continued until 11:59 PM New York time on May 6th, 2007. ABN AMRO Bank N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

     The contract referenced above was entered into by ABN AMRO Bank N.V.
without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior
Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of the LaSalle Bank organization without shareholder approval. As of the date hereof, neither a shareholders meeting to vote on the proposed sale

                                     S-102

of LaSalle Bank National Association nor an appeal of the ruling has occurred.
On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO
Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the Southern
District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank Corporation or selling LaSalle Bank Corporation to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.

     Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications and exceptions specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

     The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default at the direction of the holders of certificates evidencing not less than
51% of the aggregate voting rights of the issuing entity, appointing a successor master servicer, and effecting any optional termination of the trust.

     The initial master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                LEGAL PROCEEDINGS

     There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding, as sponsor and master servicer,
Residential Asset Mortgage Products, Inc. as depositor, RAMP Series 2007-RS2
Trust as the issuing entity, Homecomings and GMACM, as subservicers, SunTrust
Mortgage, Inc. or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

                                     S-103

     Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding or
Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement, dated May 8, 2007, Banc of America Securities LLC, Citigroup Global Markets Inc.
and Residential Funding Securities, LLC, have severally agreed to purchase and the depositor has agreed to sell 45%, 45% and 10%, respectively, of the
Certificate Principal Balance of the offered certificates, other than the Class
M-5, Class M-6 and Class M-7 Certificates. The certificates being sold to Banc of America Securities LLC, Citigroup Global Markets Inc. and Residential Funding
Securities, LLC are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and
Euroclear on or about May 10, 2007, against payment therefor in immediately available funds.

     The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the underwritten certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange
Commission.

     The distribution of the underwritten certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately ____% of the aggregate
Certificate Principal Balance of the underwritten certificates. The underwriters may effect these transactions by selling the underwritten certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the underwritten certificates are also underwriters under the Securities Act of
1933, as amended. Any profit on the resale of the underwritten certificates positioned by the underwriters would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

     The Class M-5 Certificates, the Class M-6 Certificates and the Class M-7
Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more

                                     S-104

negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the
Class M-5 Certificates, Class M-6 Certificates or Class M-7 Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent

     There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the accompanying prospectus under
"Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates.
There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

     Residential Funding Securities, LLC is an affiliate of the master servicer and the depositor. Residential Funding Securities, LLC is also known as GMAC RFC
Securities.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the offered certificates to the underwriters will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Mayer, Brown,
Rowe & Maw LLP as counsel to the depositor.

     Upon issuance of the certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement and other governing documents, for federal income tax purposes, certain segregated assets comprising the trust, exclusive of the supplemental interest trust account and the swap agreement, will qualify as two REMICs under the Internal Revenue Code, which shall be referred to in this prospectus supplement as REMIC I and REMIC
II.

     For federal income tax purposes:

     o    the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

     o    the Class R-II Certificates will constitute the sole class of
          "residual interests" in REMIC II; and

     o    each class of offered certificates will represent ownership of
          "regular interests" in REMIC II which will generally be treated as debt instruments of REMIC II and will also represent the

                                     S-105

          right to receive payments in respect of Basis Risk Shortfall
          Carry-Forward Amounts, which will not be an entitlement from any
          REMIC.

     See "Material Federal Income Tax Consequences--Classification of REMICs" in
the accompanying prospectus.

     For federal income tax purposes, the REMIC regular interest component of an offered certificate, referred to in this prospectus supplement as a Regular
Certificate, may be treated as issued with original issue discount. For federal income tax purposes, the prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the REMIC regular interest component of an offered certificate will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 20% HEP for fixed rate mortgage loans and 100% PPC for adjustable rate mortgage loans. No representation is made that the mortgage loans will prepay at those rates or at any other rate. See "Material Federal Income Tax Consequences--Taxation of
Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

     The IRS has issued the OID Regulations under sections 1271 to 1275 of the
Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that
Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable-rate of interest such as the offered certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID Regulations applicable to adjustable-rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are encouraged to consult their tax advisors concerning the tax treatment of such Certificates.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

     For federal income tax purposes, a beneficial owner of an offered certificate will be treated as holding an undivided REMIC regular interest corresponding to that certificate. In addition, the REMIC administrator will treat the beneficial owner of a Regular Certificate as having entered into a limited recourse notional principal contract. The REMIC regular interest component corresponding to each Regular Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each Regular Certificate for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans at the beginning of the related due period, minus a per annum rate equal to (x) the net swap payment, if any, which would be payable to the swap counterparty pursuant to the swap agreement on such distribution date, assuming for this purpose that the notional balance of the swap agreement is not greater than the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, multiplied by 360 over the actual number of days in the

                                     S-106

related swap accrual period, divided by (y) the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, and
(ii) any Swap Termination Payment will be treated as being payable solely from
Excess Cash Flow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Regular Certificate may differ from the actual amount of distributions on the Regular Certificate.

     Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular Certificate pursuant to the notional principal contract component corresponding to the Regular Certificate. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular
Certificate in excess of the amount payable on the Regular Certificate will be treated as having been received by the holder of that Regular Certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Securities" in the accompanying prospectus. In addition, each beneficial owner of a Regular Certificate will be required to report net income with respect to its notional principal contract component and will be permitted to recognize a net deduction with respect to the Notional
Principal Contract component, subject to the discussion under "--The Notional
Principal Contract Component" below.

     It is possible that the right to receive payments in respect of the notional principal contract component of the Regular Certificates could be treated as a partnership among the holders of the Regular Certificates and the
Class SB Certificates, in which case holders of such certificates potentially would be subject to different timing rules with respect to income inclusions and deductions, and a foreign holder of a Regular Certificate could be subject to withholding in respect of payments received in respect of its notional principal contract component. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular
Certificates and the consequences to them in light of their own particular circumstances.

ALLOCATION

     A beneficial owner of such a Regular Certificate must allocate its purchase price for the certificate between its two components--the REMIC regular interest component and the notional principal contract component--in accordance with the relative fair market value of each property right. Each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component. For information reporting purposes the REMIC administrator will assume the notional principal contract component of each Regular Certificate will have de minimis value.

THE NOTIONAL PRINCIPAL CONTRACT COMPONENT

     The REMIC administrator will treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in this prospectus supplement as the notional principal contract regulations.
Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the

                                     S-107

notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

     The portion of the overall purchase price of a Regular Certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a
Regular Certificate.

     Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the notional principal contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a REMIC regular interest component in excess of the amount payable on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such Certificate and then paid by such owner pursuant to the notional principal contract component of the Regular Certificate. Any such excess amount deemed paid should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and taken into account in determining the beneficial owner's net income or net deduction with respect to the notional principal contract for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity"
(other than in connection with such individual's trade or business).
Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and certain regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner's alternative minimum tax liability.

     Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate in any period and over the term of the Regular Certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

SALE OR EXCHANGE OF OFFERED CERTIFICATES

     Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the

                                     S-108

notional principal contract component. Assuming that the Regular Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the notional principal contract component should be capital gain or loss, and gain or loss on disposition of the REMIC regular interest component should generally, subject to the limitations described in the accompanying prospectus, be capital gain or loss.

STATUS OF THE OFFERED CERTIFICATES

     The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will constitute interest on obligations secured by interests in real property for purposes of section
856(c)(3) of the Code, subject to the same limitation as in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally will not be a suitable investment for a REMIC.

     For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences--Taxation of Owners of REMIC Regular Securities" in the
accompanying prospectus.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus supplement and the accompanying prospectus.

                              ERISA CONSIDERATIONS

     Any fiduciary that proposes to cause an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA and/or to Section
4975 of the Code (a "Plan") to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA and/or the
Code of the Plan's acquisition and ownership of those certificates. See "ERISA
Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the
Code prohibit "parties in interest" (as defined in Section 3(14) of ERISA and
"disqualified persons" (as defined in Section 4975(e)(2) of the Code) with respect to a Plan from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section.
ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered

                                     S-109

certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

     Except as noted above, investments by Plans (excluding plans or other retirement arrangements that are subject only to Section 4975 of the Code) are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor ("DOL") has granted to RFC an individual administrative exemption (the "Issuer Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by
Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Issuer Exemption.
Assuming that the general conditions of the Issuer Exemption are met, the Issuer
Exemption applies to certificates that qualify for the Issuer Exemption and that represent interests in a trust consisting of mortgage loans like the mortgage loans in the trust. For a general description of the Issuer Exemption, and the conditions that must be satisfied for the Issuer Exemption to apply, see "ERISA
Considerations" in the prospectus.

     The Class A Certificates rated at least AA- (or its equivalent) by at least one of Standard & Poor's, Fitch or Moody's ("Exemption Eligible Certificates")
at the time of acquisition may be eligible for relief under the Issuer
Exemption, considering those certificates without the rights to receive payments with respect to the swap agreement. Any person purchasing an Exemption Eligible
Certificate and the right to receive payments with respect to the swap agreement will have acquired, for purposes of ERISA, (i) the Exemption Eligible
Certificate without the right to receive related payments from the supplemental interest trust, and (ii) the right to receive those payments from the supplemental interest trust. The Issuer exemption may not apply to the acquisition, holding or resale of the right to receive payments with respect to the swap agreement from the supplemental interest trust. Accordingly, the acquisition of the right to receive payments from the supplemental interest trust by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable.
One or more alternative exemptions issued by the DOL ("Investor-Based
Exemptions") may be available with respect to the initial purchase, holding and resale of the right to receive payments from the supplemental interest trust, including, but not limited to:

     o    Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

     o    PTCE 90-1, regarding investments by insurance company pooled separate accounts;

     o    PTCE 91-38, regarding investments by bank collective investment funds;

     o    PTCE 95-60, regarding investments by insurance company general accounts; or

     o    PTCE 96-23, regarding transactions negotiated by certain in-house asset managers.

     In addition to the Investor-Based Exemptions listed above, Section
408(b)(17) of ERISA provides

                                     S-110

a statutory exemption for certain prohibited transactions between a Plan and a person or an entity that is a party in interest to such Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction) solely by reason of providing services to the Plan, but only if the Plan pays no more, or receives no less, than adequate consideration (the "Service Provider Exemption").

     The Investor-Based Exemptions and the Service Provider Exemption may not
provide exemptive relief for all transactions for which exemptive relief is provided by the Issuer Exemption.

     Each beneficial owner of an Exemption Eligible Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that as of any date prior to the termination of the swap agreement, either (a) it is not a Plan or (ii) its acquisition of the Exemption Eligible Certificate and the right to receive (and its receipt of) payments from the supplemental interest trust are eligible for the exemptive relief available under the Service Provider Exemption, at least one Investor-Based Exemption or other applicable exemption. A Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Exemption Eligible Certificate on behalf of a Plan in reliance upon the Issuer Exemption, the Service Provider Exemption, any Investor-Based Exemption or other applicable exemption.

     Investors in the Exemption Eligible Certificates are urged to obtain from a transferee of those certificates a certification of the transferee's eligibility to purchase the certificates in the form of the representation letter attached as Annex I-B to this prospectus supplement.

     The rating of a security may change. If a class of certificates such as the
Class A Certificates is no longer rated at least AA- (or its equivalent) by at least one of Standard & Poor's, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Issuer Exemption (although a
Plan that had purchased such class of certificates when it had an investment grade rating by at least one of Standard & Poor's, Fitch or Moody's would not be required by the Issuer Exemption to dispose of it). The Class M Certificates are not eligible for relief under the Issuer Exemption. Consequently, transfers of
Class A Certificate no longer rated at least AA- (or its equivalent) by at least one of Standard & Poor's, Fitch or Moody's or any Class M Certificate
(collectively, "ERISA Restricted Offered Certificates") will not be registered by the Trustee unless the trustee or the supplemental interest trust trustee receives the following:

     o    a representation from the transferee of the ERISA Restricted Offered
          Certificates, acceptable to and in form and substance satisfactory to the Trustee, to the effect that that transferee is neither a Plan nor a person acting on behalf of, or using the assets of, any such Plan or arrangement to effect the transfer;

     o    if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA
          Restricted Offered Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of
          PTCE 95-60, and that the purchase and holding of the subordinate offered certificates are eligible for exemptive relief under Sections
          I and III of PTCE 95-60; or

     o    an opinion of counsel satisfactory to the Trustee, which opinion of counsel will not be at the expense of the Trustee, that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any
          person acting on behalf of a Plan or using a Plan's assets, is permissible under applicable law, will not result in any non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the

                                     S-111

     Servicer, or any subservicer or back-up servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Investors in the ERISA Restricted Offered Certificates are urged to obtain from a transferee of those certificates a certification of the transferee's eligibility to purchase the certificates in the form of the representation letter attached as Annex I-A to this prospectus supplement.

     The Issuer Exemption imposes certain specific conditions for exemption from the application of Section 406(a), 406(b) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code. These conditions reflect certain limitations on the exemptive relief provided for (i) the sale or transfer of certificates in the initial issuance of certificates between the depositor or underwriters and a Plan when a fiduciary of the Plan is a mortgagor with respect to 5% or less of the fair market value of a trust or an affiliate of such a person, (ii) the direct or indirect acquisition or disposition of certificates in the secondary market by a Plan, and (iii) the holding of certificates by a
Plan. These conditions also reflect certain limitations on the exemptive relief provided for transactions under the pooling and servicing agreement associated with the issued certificates and the defeasance and substitution of mortgage obligations in commercial mortgage-backed transactions. See "ERISA
Considerations" in the prospectus. The depositor expects that the foregoing specific conditions (if applicable) should be satisfied with respect to the
Exemption Eligible Certificates, so that the Issuer Exemption should provide an exemption from the application of the prohibited transaction provisions of
Sections 406(a) and (b) of ERISA and Section 4975(c) of the Code for
transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Issuer Exemption are satisfied.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Issuer Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.
Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of any of the offered certificates to a Plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of SMMEA. The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to

                                     S-112

what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     One or more classes of the offered certificates may be viewed as "complex securities" under TB 73a and TB13a, which apply to thrift institutions regulated by the OTS. See "Legal Investment Matters" in the accompanying prospectus.

                                  LEGAL MATTERS

     Legal matters concerning the offered certificates will be passed upon for the depositor and Residential Funding Securities, LLC by Mayer, Brown, Rowe &
Maw LLP, New York, New York and for Banc of America Securities LLC and Citigroup
Global Markets Inc. by Sidley Austin LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-5 of this prospectus supplement by Moody's
Investors Service, Inc., or Moody's, and Standard & Poor's, a division of The
McGraw Hill Companies, Inc., or Standard & Poor's.

     The ratings assigned by Moody's to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the offered certificates' yield attributable to prepayments on the mortgage loans.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Yield and Prepayment Considerations" in this prospectus supplement.

     In addition, the ratings by Moody's and Standard & Poor's do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest
Shortfalls, Relief Act Shortfalls or Basis Risk Shortfalls.

     The depositor has not requested a rating on the offered certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's and Standard & Poor's. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                     S-113

     The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. The rating agencies may raise, lower, suspend, place on watch for a possible ratings downgrade, or withdraw a rating at any time, in their sole discretion.

                                     S-114

                                                                       ANNEX I-A

                           ERISA REPRESENTATION LETTER
                   [For ERISA Restricted Offered Certificates]

                                                                          [date]
Residential Funding Company, LLC
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota  55437

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois, 60603

Attention:  Structured Finance/RAMP Series 2007-RS2

          Re:  Residential Asset Mortgage Products, Inc. Mortgage Asset-Backed
               Pass-Through Certificates, Series 2007-RS2 Class __

Ladies and Gentlemen:

          _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") $_____________ Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series
2007-RS2, Class __ (the "Certificates"), issued pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April
1, 2007 among Residential Asset Mortgage Products, Inc., as seller (the
"Depositor"), Residential Funding Company, LLC, as master servicer (the "Master
Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee").
All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that:

          (a) The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the
Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any
Person (including, without limitation, an investment manager, a named fiduciary or a trustee of any Plan) who is using "plan assets," within the meaning of the
U.S. Department of Labor regulation promulgated at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, of any Plan (each, a "Plan Investor"), to effect such acquisition; or

          (b) The Purchaser is an insurance company, the source of funds used to purchase or hold the Certificates (or any interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited
Transaction Class Exemption ("PTCE") 95-60, and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied.

                                     I-A-1

     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Trustee, the Depositor and the Master Servicer that the
Purchaser will not transfer the Certificates to any transferee unless such transferee meets the requirements set forth in either (a) or (b) above.

                                        Very truly yours,

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                     I-A-2

                                                                       ANNEX I-B

                           ERISA REPRESENTATION LETTER
                      [For Exemption Eligible Certificates]

                                                                          [date]
Residential Funding Company, LLC
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois, 60603

Attention:  Structured Finance/RAMP Series 2007-RS2

          Re:  Residential Asset Mortgage Products, Inc. Mortgage Asset-Backed
               Pass-Through Certificates, Series 2007-RS2 Class __

Ladies and Gentlemen:

     _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") $_____________ Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series
2007-RS2, Class __ (the "Certificates"), issued pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April
1, 2007 among Residential Asset Mortgage Products, Inc., as seller (the
"Depositor"), Residential Funding Company, LLC, as master servicer (the "Master
Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee").
All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

     (1) As of any date prior to the termination of the swap agreement, the
Purchaser hereby certifies, represents and warrants to, and covenants with the
Depositor, the Trustee and the Master Servicer that:

     (a)  The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code
          (each, a "Plan"), or any Person (including, without limitation, an investment manager, a named fiduciary or a trustee of any Plan) who is using plan assets, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. Section 2510.3-101, as modified by
          Section 3(42) of ERISA, of any Plan (each, a "Plan Investor") to effect such acquisition; or

     (b)  The Purchaser's acquisition of the above referenced certificates and the right to receive (and its receipt of) payments from the supplemental interest trust are eligible for exemptive relief available under at least one of the following exemptions:

                                     I-B-1

          (i)  Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

          (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts;

          (iii) PTCE 91-38, regarding investments by bank collective investment funds;

          (iv) PTCE 95-60, regarding investments by insurance company general accounts;

          (v)  PTCE 96-23, regarding transactions negotiated by certain in-house asset managers; or

          (vi) Section 408(b)(17) of ERISA, regarding transactions between a
               Plan and a person or an entity that is a party in interest to such Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction) solely by reason of providing services to the Plan, but only if the Plan pays no more, or receives no less, than adequate consideration.

     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that prior to the termination of the swap agreement, the Purchaser will not transfer the Certificates to any transferee unless that transferee meets the requirements in (a) or (b) above.

     (2) As of any date after the termination of the swap agreement, the
Purchaser hereby certifies, represents and warrants to, and covenants with the
Depositor, the Trustee and the Master Servicer that:

     (a)  The Purchaser is not a Plan or a Plan Investor;

     (b)  The Purchaser has acquired and is holding the Certificates in reliance on U.S. Department of Labor Prohibited Transaction Exemption ("PTE")
          94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the "Issuer
          Exemption"), and that it understands that there are certain conditions to the availability of the Issuer Exemption including that such
          Certificate must be rated, at the time of purchase, not lower than
          "AA-" (or its equivalent) by Standard & Poor's, Moody's or Fitch; or

     (c)  The Purchaser is an insurance company, the source of funds used to purchase or hold the Certificates (or any interest therein) is an
          "insurance

                                     I-B-2

          company general account" (as defined in U.S. Department of Labor
          Prohibited Transaction Class Exemption ("PTCE") 95-60), and the
          conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

          In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that after the termination of the swap agreement, the Purchaser will not transfer the
Certificates to any transferee unless that transferee meets the requirements in
(a), (b) or (c) above.

                                   Very truly yours,

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

                                     I-B-3

                                                                        ANNEX II

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Residential
Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates,
Series 2007-RS2, Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 Class
M-3, Class M-4, Class M-5, Class M-6 and Class M-7 which are collectively referred to as the global securities, will be available only in book-entry form.
Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and other DTC participants.

     Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate
U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no

                                      II-1

temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When
interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to
Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the
Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon.
Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

                                     II-2

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or
Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     o    borrowing interests in global securities through Clearstream or
          Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing interests in global securities in the United States from a
          DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

     Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through
Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

                                     II-3

     o    each clearing system, bank or other institution that holds customers'
          securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

     o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o    Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form
          W-8BEN, or Certificate of Foreign Status of Beneficial Owner for
          United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     o    Exemption for Non-U.S. persons with effectively connected income--Form
          W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United
          States, can obtain an exemption from the withholding tax by filing
          Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption
          from Withholding on Income Effectively Connected with the Conduct of a
          Trade or Business in the United States.

     o    Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form
          W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

     o    Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or
          Payer's Request for Taxpayer Identification Number and Certification.

     U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

     o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

                                     II-4

     o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more
          United States persons have the authority to control all substantial decisions of the trust.

     If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form
W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                     II-5

                                    ANNEX III

                 CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL   AVERAGE LOAN-
     CREDIT SCORE RANGE            LOANS        BALANCE         LOANS        BALANCE    TO-VALUE RATIO
------------------------------   ---------   ------------   -------------   ---------   --------------

524 or less...................         1     $    123,781        0.03%       $123,781        85.00%
560 - 579.....................         2          251,064        0.06         125,532       101.64
580 - 599.....................        92       15,241,308        3.51         165,666        98.42
600 - 619.....................       203       33,980,806        7.83         167,393        96.30
620 - 639.....................       238       53,664,723       12.37         225,482        91.27
640 - 659.....................       303       68,625,500       15.82         226,487        90.28
660 - 679.....................       219       48,128,739       11.09         219,766        91.76
680 - 699.....................       307       64,654,260       14.90         210,600        89.68
700 - 719.....................       237       46,377,811       10.69         195,687        90.05
720 - 739.....................       220       37,599,951        8.67         170,909        90.76
740 - 759.....................       188       32,205,168        7.42         171,304        94.10
760 - 779.....................        90       14,809,713        3.41         164,552        90.79
780 - 799.....................        67       13,938,374        3.21         208,035        90.49
800 or greater................        27        3,998,072        0.92         148,077        96.80
                                   -----     ------------      ------        --------       ------
Subtotal with Credit Score....     2,194     $433,599,268       99.94%       $197,630        91.63%
Not Available.................         2          264,130        0.06         132,065        84.01
                                   -----     ------------      ------        --------       ------
TOTAL.........................     2,196     $433,863,398      100.00%       $197,570        91.62%
                                   =====     ============      ======

     Mortgage Loans indicated as having a credit score that is "Not Available"
include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

     For some of the Mortgage Loans, the Credit Score was updated prior to the cut-off date.

     As of the cut-off date, the weighted average Credit Score of the Mortgage
Loans will be approximately 680.

     ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF                        WEIGHTED        AVERAGE
   ORIGINAL MORTGAGE LOAN         MORTGAGE     PRINCIPAL       MORTGAGE     AVERAGE PRINCIPAL     AVERAGE       LOAN-TO-
         BALANCE ($)               LOANS        BALANCE          LOANS           BALANCE        CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

100,000 or less...............       519     $ 36,476,119        8.41%          $   70,282          690           95.70%
100,001 to 200,000............       946      140,521,305       32.39              148,543          681           95.08
200,001 to 300,000............       409      100,649,632       23.20              246,087          674           93.14
300,001 to 400,000............       152       52,391,641       12.08              344,682          672           90.78
400,001 to 500,000............        89       39,797,759        9.17              447,166          676           91.19
500,001 to 600,000............        33       17,909,855        4.13              542,723          675           85.56
600,001 to 700,000............        16       10,477,025        2.41              654,814          683           85.36
700,001 to 800,000............         8        5,988,303        1.38              748,538          680           82.20
800,001 to 900,000............         2        1,720,000        0.40              860,000          683           80.00
900,001 to 1,000,000..........         7        6,704,883        1.55              957,840          688           79.30
1,000,001 to 1,100,000........         1        1,040,000        0.24            1,040,000          632           65.00
1,100,001 to 1,200,000........         3        3,424,178        0.79            1,141,393          706           73.44
1,200,001 to 1,300,000........         3        3,789,062        0.87            1,263,021          688           66.02
1,300,001 to 1,400,000........         3        4,030,000        0.93            1,343,333          715           78.33
1,400,001 to 1,500,000........         3        4,418,874        1.02            1,472,958          758           75.00
2,100,001 to 2,200,000........         1        2,153,977        0.50            2,153,977          693           70.00
2,300,001 to 2,400,000........         1        2,370,786        0.55            2,370,786          735           78.00
                                   -----     ------------      ------           ----------          ---           -----
TOTAL.........................     2,196     $433,863,398      100.00%          $  197,570          680           91.62%
                                   =====     ============      ======

                                     III-1

                    NET MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF                         WEIGHTED       AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     AVERAGE PRINCIPAL      AVERAGE       LOAN-TO-
    NET MORTGAGE RATE (%)          LOANS        BALANCE         LOANS            BALANCE        CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

5.0000 - 5.4999...............         5     $  2,892,479        0.67%           $578,496           691           91.13%
5.5000 - 5.9999...............        20        7,781,258        1.79             389,063           723           82.15
6.0000 - 6.4999...............       155       47,103,792       10.86             303,895           692           83.83
6.5000 - 6.9999...............       281       72,856,887       16.79             259,277           689           84.42
7.0000 - 7.4999...............       388       83,240,327       19.19             214,537           690           91.64
7.5000 - 7.9999...............       307       58,024,613       13.37             189,005           690           91.24
8.0000 - 8.4999...............       313       53,575,919       12.35             171,169           676           95.98
8.5000 - 8.9999...............       245       35,303,993        8.14             144,098           671           98.30
9.0000 - 9.4999...............       252       39,619,107        9.13             157,219           652           99.29
9.5000 - 9.9999...............       113       18,066,195        4.16             159,878           646           98.25
10.0000 - 10.4999.............        78       10,665,417        2.46             136,736           642           97.11
10.5000 - 10.9999.............        23        2,492,420        0.57             108,366           628          100.00
11.0000 - 11.4999.............        12        1,399,681        0.32             116,640           615          100.29
11.5000 - 11.9999.............         3          765,362        0.18             255,121           659           94.13
12.5000 - 12.9999.............         1           75,947        0.02              75,947           648          100.00
                                   -----     ------------      ------            --------           ---          ------
TOTAL.........................     2,196     $433,863,398      100.00%           $197,570           680           91.62%
                                   =====     ============      ======

     As of the cut-off date, the weighted average Net Mortgage Rate of the
Mortgage Loans will be approximately 7.7442% per annum.

                      MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF                         WEIGHTED       AVERAGE
                                  MORTGAGE    PRINCIPAL        MORTGAGE     AVERAGE PRINCIPAL      AVERAGE      LOAN-TO-
      MORTGAGE RATE (%)             LOANS      BALANCE           LOANS          BALANCE         CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

5.5000 - 5.9999...............         6     $  3,002,364        0.69%          $500,394            689           90.35%
6.0000 - 6.4999...............        35       12,190,534        2.81            348,301            708           80.01
6.5000 - 6.9999...............       214       60,402,239       13.92            282,253            689           83.45
7.0000 - 7.4999...............       239       59,769,155       13.78            250,080            691           85.46
7.5000 - 7.9999...............       443       93,894,833       21.64            211,952            696           91.41
8.0000 - 8.4999...............       230       43,885,188       10.11            190,805            679           92.00
8.5000 - 8.9999...............       343       56,913,953       13.12            165,930            679           96.36
9.0000 - 9.4999...............       243       34,248,692        7.89            140,941            671           98.58
9.5000 - 9.9999...............       222       37,344,903        8.61            168,220            646           99.13
10.0000 - 10.4999.............       115       18,009,360        4.15            156,603            646           98.60
10.5000 - 10.9999.............        68        9,557,702        2.20            140,554            636           98.00
11.0000 - 11.4999.............        23        2,537,297        0.58            110,317            628          100.16
11.5000 - 11.9999.............        11        1,265,870        0.29            115,079            614          100.00
12.0000 - 12.4999.............         3          765,362        0.18            255,121            659           94.13
13.0000 - 13.4999.............         1           75,947        0.02             75,947            648          100.00
                                   -----     ------------      ------           --------            ---          ------
TOTAL.........................     2,196     $433,863,398      100.00%          $197,570            680           91.62%
                                   =====     ============      ======

     As of the cut-off date, the weighted average mortgage rate of the Mortgage
Loans will be approximately 8.1425% per annum.

                                     III-2

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE
    ORIGINAL LTV RATIO (%)         LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE
----------------------------------------------------------------------------------------------------

0.01 - 50.00..................         9     $    937,931         0.22%      $104,215        638
50.01 - 55.00.................         3        1,464,155         0.34        488,052        658
55.01 - 60.00.................         4        1,135,980         0.26        283,995        705
60.01 - 65.00.................        14        4,773,855         1.10        340,990        674
65.01 - 70.00.................        23       10,019,049         2.31        435,611        686
70.01 - 75.00.................        30       15,309,407         3.53        510,314        701
75.01 - 80.00.................       403      108,052,040        24.90        268,119        683
80.01 - 85.00.................        19        4,000,073         0.92        210,530        676
85.01 - 90.00.................        82       15,012,003         3.46        183,073        683
90.01 - 95.00.................       270       45,214,991        10.42        167,463        716
95.01 - 100.00................     1,291      219,633,645        50.62        170,127        669
100.01 - 105.00...............        16        2,522,686         0.58        157,668        688
105.01 - 107.00...............        32        5,787,582         1.33        180,862        728
                                   -----     ------------       ------       --------        ---
TOTAL.........................     2,196     $433,863,398       100.00%      $197,570        680
                                   =====     ============       ======       ========        ===

     The weighted average Loan-to-Value ratio at origination of the Mortgage
Loans will be approximately 91.62%.

                   DEBT-TO-INCOME RATIOS OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-
   DEBT TO INCOME RATIO (%)        LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   -----------

20.00 or less.................        70     $ 10,486,417         2.42%      $149,806        697          95.18%
20.01 - 25.00.................        71       10,977,616         2.53        154,614        691          91.56
25.01 - 30.00.................       134       22,944,428         5.29        171,227        694          90.02
30.01 - 35.00.................       223       44,436,799        10.24        199,268        691          91.11
35.01 - 40.00.................       327       61,286,557        14.13        187,421        685          93.25
40.01 - 45.00.................       440       79,784,017        18.39        181,327        680          92.90
45.01 - 50.00.................       455       90,030,249        20.75        197,869        670          95.21
50.01 - 55.00.................       152       38,868,636         8.96        255,715        657          93.63
55.01 - 60.00.................        12        4,725,181         1.09        393,765        707          79.61
60.01 or greater..............         7        1,033,292         0.24        147,613        629          96.10
Not Available.................       305       69,290,206        15.97        227,181        686          83.99
                                   -----     ------------       ------       --------        ---          -----
TOTAL.........................     2,196     $433,863,398       100.00%      $197,570        680          91.62%
                                   =====     ============       ======       ========        ===          =====

     As of the cut-off date, the weighted average debt-to-income ratio of the
Mortgage Loans will be approximately 41.21%.

                                      III-3

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF     AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE      PRINCIPAL      AVERAGE       LOAN-TO-
             STATE                 LOANS        BALANCE         LOANS         BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -------------   ----------   ------------   -----------

Alaska........................         7     $  1,480,728         0.34%     $  211,533        666          100.00%
Alabama.......................        57        7,717,420         1.78         135,393        671           97.91
Arkansas......................        15        2,019,506         0.47         134,634        716           98.36
Arizona.......................        51       11,782,627         2.72         231,032        676           92.18
California....................       123       50,859,988        11.72         413,496        678           87.89
Colorado......................        40       11,771,464         2.71         294,287        694           86.73
Connecticut...................        12        3,744,188         0.86         312,016        677           83.51
District of Columbia..........         4        1,216,595         0.28         304,149        684           82.98
Delaware......................        11        2,572,006         0.59         233,819        685           87.67
Florida.......................       226       55,859,579        12.87         247,166        680           90.77
Georgia.......................       141       24,424,606         5.63         173,224        663           94.56
Hawaii........................         1        1,270,678         0.29       1,270,678        690           75.00
Iowa..........................         9          924,194         0.21         102,688        682           96.59
Idaho.........................         8        1,476,188         0.34         184,523        680           95.53
Illinois......................        81       17,919,211         4.13         221,225        702           90.15
Indiana.......................       110       12,791,683         2.95         116,288        706           97.41
Kansas........................        10        1,168,304         0.27         116,830        663          100.48
Kentucky......................        35        3,889,903         0.90         111,140        686           98.11
Louisiana.....................        32        4,135,037         0.95         129,220        666           99.57
Massachusetts.................        20        6,284,289         1.45         314,214        682           82.27
Maryland......................        42        9,555,906         2.20         227,522        681           87.74
Maine.........................         9        1,826,644         0.42         202,960        663           87.18
Michigan......................        81       10,248,932         2.36         126,530        682           93.16
Minnesota.....................        31        6,104,991         1.41         196,935        672           98.00
Missouri......................        48        6,778,021         1.56         141,209        671           97.08
Mississippi...................        52        7,755,024         1.79         149,135        724           96.12
Montana.......................         3          771,855         0.18         257,285        620           91.16
North Carolina................       122       20,263,786         4.67         166,097        691           91.24
North Dakota..................         3          435,257         0.10         145,086        723          104.65
Nebraska......................         5          729,245         0.17         145,849        611           99.84
New Hampshire.................         2          328,352         0.08         164,176        709           93.01
New Jersey....................        49       15,098,286         3.48         308,128        659           86.78
New Mexico....................        13        2,382,022         0.55         183,232        646           94.53
Nevada........................        22        6,269,542         1.45         284,979        670           96.38
New York......................        52       11,406,706         2.63         219,360        692           85.83
Ohio..........................        99       12,314,709         2.84         124,391        674           97.09
Oklahoma......................        33        4,724,312         1.09         143,161        689           91.22
Oregon........................        21        6,490,826         1.50         309,087        671           88.11
Pennsylvania..................        72       10,540,636         2.43         146,398        666           97.96
Rhode Island..................         6        1,862,322         0.43         310,387        678           93.65
South Carolina................        44        7,323,436         1.69         166,442        671           94.05
South Dakota..................         2          322,336         0.07         161,168        641           95.91
Tennessee.....................        92       12,120,541         2.79         131,745        687           94.59
Texas.........................       103       14,488,504         3.34         140,665        685           91.18
Utah..........................        17        4,077,440         0.94         239,849        684           86.98
Virginia......................        72       17,323,992         3.99         240,611        684           88.15
Vermont.......................         1          307,344         0.07         307,344        689           73.00
Washington....................        36        8,671,971         2.00         240,888        674           93.20
Wisconsin.....................        69        9,843,439         2.27         142,659        668           98.89
West Virginia.................         1           59,807         0.01          59,807        666           84.00
Wyoming.......................         1          129,021         0.03         129,021        761          100.00
                                   -----     ------------       ------      ----------        ---          ------
TOTAL.........................     2,196     $433,863,398       100.00%     $  197,570        680           91.62%
                                   =====     ============       ======      ==========        ===          -=====

     No more than 0.7% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area in Illinois and no more than 0.6% of the Mortgage Loans will be secured by mortgage properties located in any one zip code area outside Illinois.

                                      III-4

                   MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                          WEIGHTED
                                          NUMBER OF                  PERCENTAGE OF                         WEIGHTED       AVERAGE
                                           MORTGAGE     PRINCIPAL       MORTGAGE     AVERAGE PRINCIPAL      AVERAGE       LOAN-TO-
              LOAN PURPOSE                  LOANS        BALANCE         LOANS            BALANCE        CREDIT SCORE   VALUE RATIO
---------------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

Purchase...............................     1,414     $253,639,519       58.46%           $179,377            688          92.82%
Rate/Term Refinance....................       177       40,286,509        9.29             227,607            675          85.45
Equity Refinance.......................       605      139,937,371       32.25             231,301            667          91.23
                                            -----     ------------      ------            --------            ---          -----
TOTAL..................................     2,196     $433,863,398      100.00%           $197,570            680          91.62%
                                            =====     ============      ======

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                          WEIGHTED
                                          NUMBER OF                  PERCENTAGE OF                         WEIGHTED       AVERAGE
                                           MORTGAGE     PRINCIPAL       MORTGAGE     AVERAGE PRINCIPAL      AVERAGE       LOAN-TO-
             OCCUPANCY TYPE                 LOANS        BALANCE         LOANS            BALANCE        CREDIT SCORE   VALUE RATIO
---------------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

Primary Residence......................     1,407     $318,984,862       73.52%           $226,713            668          91.67%
Second/Vacation........................       117       26,642,565        6.14             227,714            699          93.03
Non-Owner Occupied.....................       672       88,235,971       20.34             131,304            720          91.01
                                            -----     ------------      ------            --------            ---          -----
TOTAL..................................     2,196     $433,863,398      100.00%           $197,570            680          91.62%
                                            =====     ============      ======

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                                                          WEIGHTED
                                          NUMBER OF                  PERCENTAGE OF                         WEIGHTED       AVERAGE
                                           MORTGAGE     PRINCIPAL       MORTGAGE     AVERAGE PRINCIPAL      AVERAGE       LOAN-TO-
             PROPERTY TYPE                  LOANS        BALANCE         LOANS            BALANCE        CREDIT SCORE   VALUE RATIO
---------------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

Single-family detached.................     1,454     $273,392,043       63.01%           $188,028            675           92.29%
Planned Unit Developments (detached)...       287       75,673,531       17.44             263,671            688           89.93
Two-to-four family units...............       187       32,303,519        7.45             172,746            697           88.67
Condo Low-Rise (less than 5 stories)          148       31,298,793        7.21             211,478            680           92.47
Planned Unit Developments (attached)...        65       11,448,107        2.64             176,125            692           92.34
Townhouse..............................        42        5,645,794        1.30             134,424            696           94.70
Condo High-Rise (9 stories or more)....         6        1,895,570        0.44             315,928            668           91.29
Condotel (9 or more stories)...........         3          853,300        0.20             284,433            719           83.99
Condo Mid-Rise (5 to 8 stories)........         2          662,373        0.15             331,187            675           87.94
Cooperative Units......................         1          383,000        0.09             383,000            649           80.00
Leasehold..............................         1          307,367        0.07             307,367            676          100.00
                                            -----     ------------      ------            --------            ---          ------
TOTAL..................................     2,196     $433,863,398      100.00%           $197,570            680           91.62%
                                            =====     ============      ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                          WEIGHTED
                                          NUMBER OF                  PERCENTAGE OF                         WEIGHTED       AVERAGE
                                           MORTGAGE     PRINCIPAL       MORTGAGE     AVERAGE PRINCIPAL      AVERAGE       LOAN-TO-
          DOCUMENTATION TYPE                LOANS        BALANCE         LOANS            BALANCE        CREDIT SCORE   VALUE RATIO
---------------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

Full/Alternate Documentation...........     1,239     $209,184,529       48.21%           $168,833            670          96.29%
Reduced Documentation..................       676      157,037,595       36.20             232,304            690          89.23
No Stated Income.......................       143       38,127,017        8.79             266,622            684          84.04
No Income/No Asset Verification........       138       29,514,257        6.80             213,871            697          81.03
                                            -----     ------------      ------            --------            ---          -----
TOTAL..................................     2,196     $433,863,398      100.00%           $197,570            680          91.62%
                                            =====     ============      ======

     No more than 14.1% of such reduced, no stated income, and no income/no asset verification loan documentation Mortgage Loans will be secured by mortgaged properties located in California.

                                      III-5

                 PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

                                                                                                                          WEIGHTED
                                          NUMBER OF                  PERCENTAGE OF                         WEIGHTED       AVERAGE
                                           MORTGAGE     PRINCIPAL       MORTGAGE     AVERAGE PRINCIPAL      AVERAGE       LOAN-TO-
        PREPAYMENT PENALTY TERM             LOANS        BALANCE         LOANS            BALANCE        CREDIT SCORE   VALUE RATIO
---------------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

None...................................       853     $197,641,367       45.55%           $231,701            679          85.68%
12 Months..............................        73       14,731,016        3.40             201,795            695          94.69
24 Months..............................       352       67,140,870       15.48             190,741            654          98.40
36 Months..............................       886      147,924,930       34.09             166,958            692          96.03
60 Months..............................        25        4,291,353        0.99             171,654            670          98.49
*Other.................................         7        2,133,863        0.49             304,838            698          88.09
                                            -----     ------------      ------            --------            ---          -----
TOTAL..................................     2,196     $433,863,398      100.00%           $197,570            680          91.62%
                                            =====     ============      ======

*    Other means not 0, 12, 24, 36 or 60 months and not more than 60 months.

                   INTEREST ONLY BY TERM OF THE MORTGAGE LOANS

                                                                                                                          WEIGHTED
                                          NUMBER OF                  PERCENTAGE OF                         WEIGHTED       AVERAGE
                                           MORTGAGE     PRINCIPAL       MORTGAGE     AVERAGE PRINCIPAL      AVERAGE       LOAN-TO-
         PRODUCT/INTEREST ONLY              LOANS        BALANCE         LOANS            BALANCE        CREDIT SCORE   VALUE RATIO
---------------------------------------   ---------   ------------   -------------   -----------------   ------------   -----------

None...................................     1,575     $266,739,993       61.48%           $169,359            672           94.44%
24 Months..............................         2          586,400        0.14             293,200            726          104.47
36 Months..............................         1          676,000        0.16             676,000            669           80.00
60 Months..............................       160       49,581,257       11.43             309,883            684           91.62
84 Months..............................         5        3,612,642        0.83             722,528            696           78.56
108 Months.............................         2        1,046,400        0.24             523,200            632           80.00
120 Months.............................       451      111,620,707       25.73             247,496            698           85.41
                                            -----     ------------      ------            --------            ---          ------
TOTAL..................................     2,196     $433,863,398      100.00%           $197,570            680           91.62%
                                            =====     ============      ======

                                      III-6

                  MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                   PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE     PRINCIPAL    OF MORTGAGE   PRINCIPAL      AVERAGE       LOAN-TO-
   MAXIMUM MORTGAGE RATE (%)       LOANS        BALANCE        LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -----------   ---------   ------------   -----------

Fixed Rate Mortgage Loans ....     1,016     $183,453,327      42.28%      $180,564        690          87.97%
10.0000 - 10.9999 ............         2        1,400,911       0.32        700,455        646          83.15
11.0000 - 11.9999 ............        34       15,469,642       3.57        454,989        693          79.80
12.0000 - 12.9999 ............        78       29,047,347       6.70        372,402        698          82.00
13.0000 - 13.9999 ............       228       57,751,354      13.31        253,295        693          94.06
14.0000 - 14.9999 ............       342       61,950,591      14.28        181,142        678          97.92
15.0000 - 15.9999 ............       333       57,666,895      13.29        173,174        647          98.92
16.0000 - 16.9999 ............       132       22,999,275       5.30        174,237        639          98.93
17.0000 - 17.9999 ............        28        3,519,557       0.81        125,698        644          98.13
18.0000 - 18.9999 ............         2          528,552       0.12        264,276        664          91.50
19.0000 - 19.9999 ............         1           75,947       0.02         75,947        648         100.00
                                   -----     ------------     ------       --------        ---         ------
TOTAL ........................     2,196     $433,863,398     100.00%      $197,570        680          91.62%
                                   =====     ============     ======

     As of the cut-off date, the weighted average Maximum Mortgage Rate of the
Mortgage Loans will be approximately 14.3312% per annum.

                  MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                   PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE     PRINCIPAL    OF MORTGAGE   PRINCIPAL      AVERAGE       LOAN-TO-
   MINIMUM MORTGAGE RATE (%)       LOANS        BALANCE        LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -----------   ---------   ------------   -----------

Fixed Rate Mortgage Loans ....     1,016     $183,453,327      42.28%      $180,564        690          87.97%
1.0000 - 1.9999 ..............         1          480,000       0.11        480,000        682          80.00
2.0000 - 2.9999 ..............       199       62,158,136      14.33        312,352        696          81.51
3.0000 - 3.9999 ..............       132       21,530,655       4.96        163,111        731          93.74
4.0000 - 4.9999 ..............       121       15,970,713       3.68        131,989        691          98.67
5.0000 - 5.9999 ..............        60       11,424,365       2.63        190,406        665          98.70
6.0000 - 6.9999 ..............       100       20,625,067       4.75        206,251        655          98.74
7.0000 - 7.9999 ..............       136       34,357,214       7.92        252,627        667          99.19
8.0000 - 8.9999 ..............       170       37,038,051       8.54        217,871        654          99.49
9.0000 - 9.9999 ..............       167       31,572,328       7.28        189,056        638          99.72
10.0000 - 10.9999 ............        78       13,448,648       3.10        172,419        640          99.06
11.0000 - 11.9999 ............        15        1,355,823       0.31         90,388        624         100.00
12.0000 - 12.9999 ............         1          449,071       0.10        449,071        675          90.00
                                   -----     ------------     ------       --------        ---         ------
TOTAL ........................     2,196     $433,863,398     100.00%      $197,570        680          91.62%
                                   =====     ============     ======

     As of the cut-off date, the weighted average Minimum Mortgage Rate of the
Mortgage Loans will be approximately 6.1448% per annum.

                                     III-7

            NEXT INTEREST RATE ADJUSTMENT DATES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                   PERCENTAGE     AVERAGE      WEIGHTED       AVERAGE
     NEXT INTEREST RATE           MORTGAGE     PRINCIPAL    OF MORTGAGE    PRINCIPAL      AVERAGE       LOAN-TO-
       ADJUSTMENT DATE             LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -----------   ----------   ------------   -----------

Fixed Rate Mortgage Loans ....     1,016     $183,453,327      42.28%     $  180,564      690           87.97%
December 2007 ................         1          424,447       0.10         424,447      619           95.00
February 2008 ................         1          107,062       0.02         107,062      610           90.00
March 2008 ...................         2          494,825       0.11         247,412      659          100.00
April 2008 ...................         2          860,870       0.20         430,435      686           97.61
June 2008 ....................         2          232,346       0.05         116,173      665           97.80
August 2008 ..................         7          995,780       0.23         142,254      612           96.36
September 2008 ...............        16        3,810,089       0.88         238,131      661           95.55
October 2008 .................        30        4,576,509       1.05         152,550      668           99.39
November 2008 ................        29        4,979,770       1.15         171,716      649           99.24
December 2008 ................        52       11,773,882       2.71         226,421      665           95.34
January 2009 .................       161       32,850,902       7.57         204,043      658           98.87
February 2009 ................       117       23,626,892       5.45         201,939      648           99.60
March 2009 ...................        25        4,990,320       1.15         199,613      659          100.04
April 2009 ...................         4        1,182,400       0.27         295,600      643          100.00
June 2009 ....................         2          490,036       0.11         245,018      628          100.22
July 2009 ....................         1           83,218       0.02          83,218      587          100.00
August 2009 ..................        10        1,572,232       0.36         157,223      619           99.75
September 2009 ...............        34        4,781,908       1.10         140,644      686           98.53
October 2009 .................        57        6,150,239       1.42         107,899      694           97.67
November 2009 ................        47        6,728,634       1.55         143,162      702           96.54
December 2009 ................        93       20,258,337       4.67         217,832      653           98.34
January 2010 .................       150       32,110,866       7.40         214,072      667           97.83
February 2010 ................        70       10,478,638       2.42         149,695      675           99.89
March 2010 ...................        45        7,787,312       1.79         173,051      695          101.41
April 2010 ...................         7        1,944,127       0.45         277,732      702          100.00
January 2011 .................         1          139,408       0.03         139,408      658           80.00
February 2011 ................         1          248,000       0.06         248,000      717           80.00
August 2011 ..................         1        2,153,977       0.50       2,153,977      693           70.00
September 2011 ...............         7        1,537,359       0.35         219,623      680           86.24
October 2011 .................         6        1,701,790       0.39         283,632      700           82.91
November 2011 ................        10        4,450,007       1.03         445,001      699           83.71
December 2011 ................        52       11,958,428       2.76         229,970      698           87.49
January 2012 .................       100       28,087,398       6.47         280,874      700           83.74
February 2012 ................        19        8,005,759       1.85         421,356      712           80.90
March 2012 ...................         1          220,000       0.05         220,000      691           77.00
December 2012 ................         1          451,750       0.10         451,750      706           80.00
October 2013 .................         1          840,000       0.19         840,000      660           80.00
November 2013 ................         3        1,515,229       0.35         505,076      656           75.52
January 2014 .................         6        3,123,820       0.72         520,637      704           78.34
November 2016 ................         2          663,952       0.15         331,976      690           68.93
December 2016 ................         1          439,980       0.10         439,980      681           62.00
January 2017 .................         2          621,574       0.14         310,787      671           84.56
February 2017 ................         1          960,000       0.22         960,000      637           80.00
                                   -----     ------------     ------      ----------      ---          ------
TOTAL ........................     2,196     $433,863,398     100.00%     $  197,570      680           91.62%
                                   =====     ============     ======

     As of the cut-off date, the weighted average months to Next Interest Rate
Adjustment Date of the Mortgage Loans will be approximately 36 months.

                                     III-8

                       NOTE MARGINS OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                 NUMBER OF                   PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                  MORTGAGE     PRINCIPAL    OF MORTGAGE   PRINCIPAL      AVERAGE       LOAN-TO-
       NOTE MARGIN (%)             LOANS        BALANCE        LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------   ---------   ------------   -----------   ---------   ------------   -----------

Fixed Rate Mortgage Loans ....     1,016     $183,453,327      42.28%      $180,564        690           87.97%
1.5000 - 1.9999 ..............         1          480,000       0.11        480,000        682           80.00
2.0000 - 2.4999 ..............        77       29,963,775       6.91        389,140        697           82.42
2.5000 - 2.9999 ..............       138       37,328,787       8.60        270,498        698           81.54
3.0000 - 3.4999 ..............       108       16,657,163       3.84        154,233        731           95.32
3.5000 - 3.9999 ..............        35        7,248,682       1.67        207,105        713           95.78
4.0000 - 4.4999 ..............       128       19,979,302       4.60        156,088        690           99.23
4.5000 - 4.9999 ..............        66       17,599,322       4.06        266,656        667           98.86
5.0000 - 5.4999 ..............        88       17,577,504       4.05        199,744        655           99.03
5.5000 - 5.9999 ..............       102       23,085,624       5.32        226,330        660           99.78
6.0000 - 6.4999 ..............       125       23,125,142       5.33        185,001        643           99.60
6.5000 - 6.9999 ..............       101       17,863,431       4.12        176,866        644           99.87
7.0000 - 7.4999 ..............        82       12,559,164       2.89        153,161        637           99.52
7.5000 - 7.9999 ..............        61       14,539,117       3.35        238,346        662           98.81
8.0000 - 8.4999 ..............        59       10,927,670       2.52        185,215        618           99.84
8.5000 - 8.9999 ..............         6        1,197,967       0.28        199,661        595          100.00
9.0000 - 9.4999 ..............         2          203,896       0.05        101,948        642          100.00
9.5000 - 9.9999 ..............         1           73,523       0.02         73,523        628          100.00
                                   -----     ------------     ------       --------        ---          ------
TOTAL ........................     2,196     $433,863,398     100.00%      $197,570        680           91.62%
                                   =====     ============     ======

     As of the cut-off date, the weighted average note margin of the Mortgage
Loans will be approximately 4.8509% per annum.

                                     III-9

                                    ANNEX IV

                            MORTGAGE LOAN ASSUMPTIONS

                                                                     ORIGINAL                             MONTHS TO     MONTHS
           AGGREGATE                                    ORIGINAL   AMORTIZATION   ORIGINAL   REMAINING    NEXT RATE     BETWEEN
 LOAN      PRINCIPAL        MORTGAGE                     IO TERM       TERM*        TERM        TERM     ADJUSTMENT      RATE
NUMBER    BALANCE ($)       RATE (%)     NET RATE (%)   (MONTHS)     (MONTHS)     (MONTHS)    (MONTHS)      DATE      ADJUSTMENT
------   -------------   -------------   ------------   --------   ------------   --------   ---------   ----------   ----------

    1       130,523.82    6.0000000000   5.5750000000        0          360          360        357          117           12
    2     1,418,817.27    5.8714056734   5.5714056734      120          360          360        357          117           12
    3       202,828.82    7.1250000000   6.8250000000       60          360          360        357           21           12
    4       106,414.74    7.5000000000   7.2000000000        0          360          360        354           30           12
    5        65,254.69    8.0000000000   7.7000000000        0          360          360        354           30           12
    6       623,237.64    6.5000000000   6.2000000000       36          360          360        354           30           12
    7       128,526.98    6.0000000000   5.7000000000        0          360          360        345           45           12
    8     2,401,015.29    6.7483641540   6.3789361007      120          360          360        355           55           12
    9       605,029.14    6.8750000000   6.5750000000      120          360          360        357           57           12
   10     7,625,694.19    7.0941192955   6.7031221235       60          360          360        357           57           12
   11       527,354.93    6.8750000000   6.4500000000       60          360          360        357           57           12
   12       521,442.04    6.8750000000   6.4500000000        0          360          360        355           79           12
   13     3,330,672.30    6.4136355099   6.1136355099       84          360          360        356           80           12
   14       926,558.92    7.0820895522   6.7820895522      120          360          360        356          116            6
   15     1,453,475.78    8.0212239781   7.7088923250        0          360          360        356           20            6
   16       202,332.07    8.5000000000   8.2000000000        0          360          360        356           20            6
   17       554,585.22    6.7718606603   6.4718606603        0          360          360        356           20            6
   18       356,238.21    7.0152272741   6.7152272741        0          360          360        357           21            6
   19       549,040.09    8.2481849926   7.9481849926       60          360          360        357           21            6
   20       473,420.90    6.7500000000   6.4500000000       60          360          360        356           20            6
   21        75,231.05    7.1250000000   6.8250000000       60          360          360        357           21            6
   22       736,371.98    7.3737668201   7.0737668201        0          360          360        353           29            6
   23        85,084.25    6.5000000000   6.2000000000        0          360          360        356           32            6
   24       980,090.66    7.5475074524   7.2475074524        0          360          360        357           33            6
   25       480,692.96    7.6692803373   7.2063172494        0          360          360        356           32            6
   26       467,656.87    6.9900000000   6.6900000000      120          360          360        355           31            6
   27       717,322.55    6.8945038879   6.3297177431      120          360          360        357           33            6
   28       223,480.48    6.7500000000   6.4500000000       60          360          360        357           33            6
   29       252,982.85    7.6250000000   7.3250000000       60          360          360        357           33            6
   30       976,159.78    6.8977143937   6.5977143937       60          360          360        357           33            6
   31       788,812.33    7.2155560127   6.9155560127       60          360          360        356           32            6
   32       469,521.35    6.5000000000   6.2000000000        0          480          360        355           31            6
   33       582,935.44    7.0975894381   6.3824234758        0          480          360        356           32            6
   34     2,423,499.57    8.3243882686   7.9835223414        0          360          360        356           56            6
   35       207,124.49    8.0079990275   7.7079990275        0          360          360        356           56            6
   36        92,035.93   10.2500000000   9.9500000000        0          360          360        357           57            6
   37       791,278.20    8.6901993861   8.3901993861        0          360          360        356           56            6
   38       240,336.67    9.2370329537   8.9370329537        0          360          360        356           56            6
   39     2,625,567.80    8.3039326484   7.8609778599        0          360          360        357           57            6
   40       986,187.89    7.5780561422   7.2780561422        0          360          360        356           56            6
   41    13,839,851.54    7.4949950625   7.1949950625      120          360          360        356           56            6
   42       677,448.25    8.1915487207   7.8915487207      120          360          360        356           56            6
   43       666,108.28    7.8960657439   7.2838953633      120          360          360        354           54            6
   44       419,486.87    9.7500000000   9.4500000000      120          360          360        357           57            6
   45       554,875.93    8.3173052029   8.0173052029      120          360          360        357           57            6
   46     9,286,926.31    7.6573701526   7.2165134656      120          360          360        357           57            6
   47       757,774.37    7.4255102030   7.1255102030      120          360          360        357           57            6
   48     1,464,601.08    7.9914565855   7.6536951590       60          360          360        356           56            6
   49       588,365.90    8.3956074164   8.0956074164       60          360          360        356           56            6
   50       331,901.70    7.4333333333   7.1333333333       60          360          360        357           57            6
   51       410,075.62    8.8334142700   8.5334142700       60          360          360        356           56            6
   52       180,084.33    7.3750000000   7.0750000000       60          360          360        356           56            6
   53     2,552,968.17    8.1350115473   7.8350115473       60          360          360        357           57            6
   54     1,106,486.52    8.2963243568   7.9963243568       60          360          360        357           57            6
   55       175,007.51    7.7500000000   6.5038000000        0          480          360        357           57            6
   56       524,937.71    7.7027612976   6.9743585578        0          480          360        357           57            6
   57       618,037.77    7.7121063861   6.7619882890        0          480          360        357           57            6

          INITIAL   SUBSEQUENT
         PERIODIC    PERIODIC
         MORTGAGE    MORTGAGE    GROSS     MINIMUM   MAXIMUM
 LOAN    RATE CAP    RATE CAP    MARGIN   MORTGAGE   MORTGAGE
NUMBER      (%)        (%)        (%)     RATE (%)   RATE (%)       INDEX
------   --------   ----------  -------   --------   --------   -------------

    1     5.00000     2.00000   2.25000    2.25000   11.00000    1 Year LIBOR
    2     5.00000     2.00000   2.70485    2.70485   10.87141    1 Year LIBOR
    3     3.00000     1.00000   3.25000    3.25000   13.12500    1 Year LIBOR
    4     2.00000     2.00000   5.25000    5.25000   13.50000    1 Year LIBOR
    5     2.00000     2.00000   5.25000    5.25000   14.00000    1 Year LIBOR
    6     2.00000     2.00000   2.75000    2.75000   12.50000    1 Year LIBOR
    7     5.00000     2.00000   2.75000    2.75000   11.00000    1 Year LIBOR
    8     5.00000     2.00000   2.54751    2.54751   11.74836    1 Year LIBOR
    9     3.90286     2.00000   3.06714    3.06714   12.24071    1 Year LIBOR
   10     4.91005     2.00000   2.37477    2.37477   12.09412    1 Year LIBOR
   11     5.00000     2.00000   2.25000    2.25000   11.87500    1 Year LIBOR
   12     5.00000     2.00000   2.25000    2.25000   11.87500    1 Year LIBOR
   13     4.77608     2.00000   2.71268    2.71268   11.41364    1 Year LIBOR
   14     5.00000     1.47761   2.07090    2.07090   12.08209   6 Month LIBOR
   15     3.00000     1.00000   3.87558    3.87558   13.92257   6 Month LIBOR
   16     3.00000     1.00000   4.62500    8.50000   14.50000   6 Month LIBOR
   17     3.00000     1.00000   3.02848    3.95202   12.77186   6 Month LIBOR
   18     3.00000     1.00000   3.20082    5.01872   13.01523   6 Month LIBOR
   19     3.00000     1.00000   4.19855    4.19855   14.24818   6 Month LIBOR
   20     3.00000     1.00000   2.87500    6.75000   12.75000   6 Month LIBOR
   21     3.00000     1.00000   3.25000    3.25000   13.12500   6 Month LIBOR
   22     3.13063     1.35567   3.59057    3.59057   13.37377   6 Month LIBOR
   23     3.00000     1.00000   2.75000    2.75000   12.50000   6 Month LIBOR
   24     3.23465     1.45354   3.40487    4.35491   13.54751   6 Month LIBOR
   25     4.00358     1.33453   3.04148    3.04148   13.66928   6 Month LIBOR
   26     6.00000     2.00000   2.87500    2.87500   12.99000   6 Month LIBOR
   27     4.53383     1.51128   3.07099    3.07099   12.89450   6 Month LIBOR
   28     3.00000     1.00000   2.75000    2.75000   12.75000   6 Month LIBOR
   29     3.00000     1.00000   2.75000    2.75000   13.62500   6 Month LIBOR
   30     3.00000     1.00000   3.21043    3.57877   12.89771   6 Month LIBOR
   31     3.00000     1.00000   2.75000    3.71862   13.21556   6 Month LIBOR
   32     5.00000     1.00000   2.25000    2.25000   12.50000   6 Month LIBOR
   33     6.00000     2.00000   3.39138    3.39138   13.09759   6 Month LIBOR
   34     4.50715     1.20329   2.60125    2.95036   13.90959   6 Month LIBOR
   35     6.00000     1.65956   2.83244    2.83244   14.00800   6 Month LIBOR
   36     3.00000     1.00000   2.75000    2.75000   16.25000   6 Month LIBOR
   37     3.00000     1.00000   2.75000    2.75000   14.69020   6 Month LIBOR
   38     3.02028     1.00000   2.75000    2.75000   15.23703   6 Month LIBOR
   39     3.79360     1.26453   2.90745    3.56175   14.30393   6 Month LIBOR
   40     5.58171     1.86057   2.77364    2.77364   13.57806   6 Month LIBOR
   41     5.15154     1.22342   2.41247    2.69864   12.71589   6 Month LIBOR
   42     6.00000     2.00000   3.53593    3.53593   14.19155   6 Month LIBOR
   43     6.00000     1.54048   3.30990    3.30990   13.89607   6 Month LIBOR
   44     6.00000     2.00000   2.75000    2.75000   15.75000   6 Month LIBOR
   45     4.49539     1.49846   2.75000    2.75000   14.31731   6 Month LIBOR
   46     5.78422     1.86774   2.83909    3.14711   13.56687   6 Month LIBOR
   47     5.04398     1.68133   2.83517    2.83517   13.42551   6 Month LIBOR
   48     3.56006     1.00000   2.59895    2.59895   13.68937   6 Month LIBOR
   49     3.00000     1.00000   2.75000    2.75000   14.39561   6 Month LIBOR
   50     3.00000     1.00000   2.75000    2.75000   13.43333   6 Month LIBOR
   51     3.00000     1.00000   2.75000    2.75000   14.83341   6 Month LIBOR
   52     3.00000     1.00000   2.75000    2.75000   13.37500   6 Month LIBOR
   53     3.00000     1.00000   2.75000    2.75000   14.13501   6 Month LIBOR
   54     4.14785     1.00000   2.46304    2.46304   13.72240   6 Month LIBOR
   55     6.00000     2.00000   4.00000    4.00000   13.75000   6 Month LIBOR
   56     6.00000     2.00000   3.27117    3.27117   13.70276   6 Month LIBOR
   57     6.00000     2.00000   3.46915    3.46915   13.71211   6 Month LIBOR

                                      IV-1

                                                                     ORIGINAL                             MONTHS TO     MONTHS
           AGGREGATE                                    ORIGINAL   AMORTIZATION   ORIGINAL   REMAINING    NEXT RATE     BETWEEN
 LOAN      PRINCIPAL        MORTGAGE                     IO TERM       TERM*        TERM        TERM     ADJUSTMENT      RATE
NUMBER    BALANCE ($)       RATE (%)     NET RATE (%)   (MONTHS)     (MONTHS)     (MONTHS)    (MONTHS)      DATE      ADJUSTMENT
------   -------------   -------------   ------------   --------   ------------   --------   ---------   ----------   ----------

   58       721,594.95    7.8655917725   6.9562780495        0          480          360        357           57            6
   59       423,377.50    6.7317571099   6.4317571099      120          360          360        357           81            6
   60     1,192,403.10    7.3059640259   7.0059640259      120          360          360        352           76            6
   61       489,877.80    7.5606482337   7.2606482337        0          180          180        174          N/A          N/A
   62       138,758.58    6.7500000000   6.4500000000        0          180          180        176          N/A          N/A
   63       107,174.44    7.1250000000   6.8250000000        0          180          180        176          N/A          N/A
   64       128,145.92    7.6250000000   7.3250000000        0          240          240        236          N/A          N/A
   65       591,487.22    6.6250000000   6.3250000000        0          348          348        340          N/A          N/A
   66    47,345,876.97    7.4403419931   7.0979596354        0          360          360        356          N/A          N/A
   67       155,689.84    7.7500000000   7.4500000000        0          360          360        354          N/A          N/A
   68       135,211.21    8.7500000000   8.4500000000        0          360          360        356          N/A          N/A
   69       561,089.01    7.9584755494   7.6584755494        0          360          360        356          N/A          N/A
   70       118,778.33    7.2500000000   6.9500000000        0          360          360        357          N/A          N/A
   71     3,184,788.11    7.7211805667   7.4211805667        0          360          360        356          N/A          N/A
   72     7,005,234.20    7.0936620126   6.7936620126        0          360          360        356          N/A          N/A
   73        63,772.41    8.2500000000   7.9500000000        0          360          360        356          N/A          N/A
   74    43,018,800.38    7.2912682014   6.9831976808      120          360          360        356          N/A          N/A
   75       594,254.32    8.3009676711   8.0009676711      120          360          360        357          N/A          N/A
   76       125,661.67    7.8750000000   7.5750000000      120          360          360        357          N/A          N/A
   77     1,100,765.82    8.2419422214   7.9419422214      120          360          360        357          N/A          N/A
   78       429,029.05    7.5959627162   7.2959627162      120          360          360        357          N/A          N/A
   79       426,124.91    7.7285536564   7.4285536564      120          360          360        357          N/A          N/A
   80       519,610.55    7.5679901526   7.2679901526      120          360          360        357          N/A          N/A
   81     4,055,009.04    7.6483058795   7.3483058795      120          360          360        357          N/A          N/A
   82     9,704,225.49    7.5344375936   7.2344375936      120          360          360        357          N/A          N/A
   83     4,679,812.53    7.5248197191   7.2248197191      120          360          360        357          N/A          N/A
   84       314,292.47    7.5000000000   7.2000000000      120          360          360        357          N/A          N/A
   85       964,727.61    7.9931192661   7.6931192661      108          360          360        356          N/A          N/A
   86     3,137,364.52    7.2403816574   6.9403816574        0          480          360        355          N/A          N/A
   87       257,681.88    7.2500000000   6.9500000000        0          480          360        355          N/A          N/A
   88       652,912.27    8.1460173067   7.8460173067        0          360          360        354           18           12
   89       499,915.87    8.0969661569   7.7969661569        0          360          360        358           22           12
   90     2,010,617.45    8.3920017015   8.0920017015        0          360          360        355           19           12
   91       162,588.08    8.6250000000   8.3250000000        0          360          360        354           18           12
   92       127,649.75    9.0000000000   8.7000000000        0          360          360        353           17           12
   93       345,269.96    7.6250000000   7.3250000000       24          360          360        357           21           12
   94     4,205,814.10    8.2853880549   7.9853880549        0          360          360        354           30           12
   95       671,281.78    8.3209864141   8.0209864141        0          360          360        358           34           12
   96       156,631.42    8.2500000000   7.9500000000        0          360          360        359           35           12
   97     1,279,487.44    8.3620293908   8.0620293908        0          360          360        355           31           12
   98       377,730.77    9.0011593415   8.7011593415        0          360          360        359           35           12
   99     7,695,169.08    8.3969916101   8.0969916101        0          360          360        355           31           12
  100     1,654,170.04    8.5894950972   8.2894950972        0          360          360        357           33           12
  101       877,741.71    7.5761055092   7.2761055092      120          360          360        357           33           12
  102     1,074,614.73    7.7702751396   7.4702751396      120          360          360        358           34           12
  103    14,645,565.14    9.6607219401   9.1607219401        0          360          360        356           20            6
  104     2,136,499.28   10.0141210000   9.5141210000        0          360          360        356           20            6
  105       873,955.51   10.2101151055   9.7101151055        0          360          360        357           21            6
  106       138,199.39   10.0610476324   9.5610476324        0          360          360        357           21            6
  107     1,221,571.81    9.8585237880   9.3585237880        0          360          360        356           20            6
  108    17,350,277.51    9.2601689696   8.7590412681        0          360          360        356           20            6
  109    10,211,274.00    9.6686424844   9.1686424844        0          360          360        357           21            6
  110       165,857.33    8.8500000000   8.3500000000        0          360          360        359           23            6
  111       348,957.16    8.1631326613   7.6631326613        0          360          360        358           22            6
  112       374,219.17    8.4750000000   7.9750000000      120          360          360        356           20            6
  113       195,361.03   10.0500000000   9.5500000000       24          360          360        356           20            6
  114     1,192,771.74   10.0456328502   9.5456328502       60          360          360        357           21            6
  115       326,282.42    9.8015321908   9.3015321908       60          360          360        355           19            6
  116     7,615,807.20    8.1227126211   7.6227126211       60          360          360        358           22            6
  117     1,569,711.91    9.5337295279   9.0337295279       60          360          360        357           21            6
  118     2,041,857.19    7.4126076388   6.9126076388       60          360          360        356           20            6
  119     3,594,502.39    8.7849200199   8.2849200199        0          480          360        357           21            6

          INITIAL   SUBSEQUENT
         PERIODIC    PERIODIC
         MORTGAGE    MORTGAGE    GROSS     MINIMUM   MAXIMUM
 LOAN    RATE CAP    RATE CAP    MARGIN   MORTGAGE   MORTGAGE
NUMBER      (%)        (%)        (%)     RATE (%)   RATE (%)       INDEX
------   --------   ----------  -------   --------   --------   -------------

   58     6.00000     2.00000   3.57673    3.57673   13.86559   6 Month LIBOR
   59     5.00000     1.00000   2.85973    3.10365   11.73176   6 Month LIBOR
   60     5.34929     1.34929   2.25000    2.69891   12.65525   6 Month LIBOR
   61         N/A         N/A       N/A        N/A        N/A             N/A
   62         N/A         N/A       N/A        N/A        N/A             N/A
   63         N/A         N/A       N/A        N/A        N/A             N/A
   64         N/A         N/A       N/A        N/A        N/A             N/A
   65         N/A         N/A       N/A        N/A        N/A             N/A
   66         N/A         N/A       N/A        N/A        N/A             N/A
   67         N/A         N/A       N/A        N/A        N/A             N/A
   68         N/A         N/A       N/A        N/A        N/A             N/A
   69         N/A         N/A       N/A        N/A        N/A             N/A
   70         N/A         N/A       N/A        N/A        N/A             N/A
   71         N/A         N/A       N/A        N/A        N/A             N/A
   72         N/A         N/A       N/A        N/A        N/A             N/A
   73         N/A         N/A       N/A        N/A        N/A             N/A
   74         N/A         N/A       N/A        N/A        N/A             N/A
   75         N/A         N/A       N/A        N/A        N/A             N/A
   76         N/A         N/A       N/A        N/A        N/A             N/A
   77         N/A         N/A       N/A        N/A        N/A             N/A
   78         N/A         N/A       N/A        N/A        N/A             N/A
   79         N/A         N/A       N/A        N/A        N/A             N/A
   80         N/A         N/A       N/A        N/A        N/A             N/A
   81         N/A         N/A       N/A        N/A        N/A             N/A
   82         N/A         N/A       N/A        N/A        N/A             N/A
   83         N/A         N/A       N/A        N/A        N/A             N/A
   84         N/A         N/A       N/A        N/A        N/A             N/A
   85         N/A         N/A       N/A        N/A        N/A             N/A
   86         N/A         N/A       N/A        N/A        N/A             N/A
   87         N/A         N/A       N/A        N/A        N/A             N/A
   88     2.00000     2.00000   3.62809    4.08940   14.14602    1 Year LIBOR
   89     2.00000     2.00000   3.63518    3.63518   14.09697    1 Year LIBOR
   90     2.00000     2.00000   3.79136    3.97861   14.39200    1 Year LIBOR
   91     2.00000     2.00000   3.42090    3.42090   14.62500    1 Year LIBOR
   92     2.00000     2.00000   4.50000    4.50000   15.00000    1 Year LIBOR
   93     2.00000     2.00000   3.50000    3.50000   13.62500    1 Year LIBOR
   94     2.00000     2.00000   3.78554    3.78554   14.28539    1 Year LIBOR
   95     2.00000     2.00000   3.87755    3.87755   14.32099    1 Year LIBOR
   96     2.00000     2.00000   3.25000    3.25000   14.25000    1 Year LIBOR
   97     2.00000     2.00000   3.93145    3.93145   14.36203    1 Year LIBOR
   98     2.00000     2.00000   4.90348    4.90348   15.00116    1 Year LIBOR
   99     2.00000     2.00000   3.82074    3.88833   14.39699    1 Year LIBOR
  100     2.00000     2.00000   4.13630    4.51888   14.58950    1 Year LIBOR
  101     2.00000     2.00000   3.25000    3.25000   13.57611    1 Year LIBOR
  102     2.00000     2.00000   4.06739    4.06739   13.77028    1 Year LIBOR
  103     2.99957     1.00581   6.54062    8.18020   15.69487   6 Month LIBOR
  104     3.00000     1.00000   6.65556    8.73402   16.01412   6 Month LIBOR
  105     3.00000     1.00000   7.12792    7.91682   16.21012   6 Month LIBOR
  106     2.47674     1.00000   7.22384   10.06105   16.53779   6 Month LIBOR
  107     2.57218     1.09181   6.50096    9.33504   16.04214   6 Month LIBOR
  108     2.90353     1.04221   6.30980    7.94066   15.34459   6 Month LIBOR
  109     2.89310     1.01607   6.72865    8.85293   15.70079   6 Month LIBOR
  110     3.00000     1.00000   5.85000    8.85000   14.85000   6 Month LIBOR
  111     3.00000     1.00000   5.02166    6.96065   14.16313   6 Month LIBOR
  112     3.00000     1.00000   7.50000    7.50000   14.47500   6 Month LIBOR
  113     3.00000     1.00000   6.67900   10.05000   16.05000   6 Month LIBOR
  114     3.00000     1.00000   7.04397    8.89468   16.04563   6 Month LIBOR
  115     3.00000     1.00000   7.12145    7.12145   15.80153   6 Month LIBOR
  116     2.96830     1.00000   5.10827    7.61886   14.12271   6 Month LIBOR
  117     3.00000     1.00000   6.73400    8.64786   15.63886   6 Month LIBOR
  118     3.00000     1.00000   4.41261    7.41261   13.41261   6 Month LIBOR
  119     2.84215     1.07892   6.30493    8.36964   14.98155   6 Month LIBOR

                                      IV-2

                                                                     ORIGINAL                             MONTHS TO     MONTHS
           AGGREGATE                                    ORIGINAL   AMORTIZATION   ORIGINAL   REMAINING    NEXT RATE     BETWEEN
 LOAN      PRINCIPAL        MORTGAGE                     IO TERM       TERM*        TERM        TERM     ADJUSTMENT      RATE
NUMBER    BALANCE ($)       RATE (%)     NET RATE (%)   (MONTHS)     (MONTHS)     (MONTHS)    (MONTHS)      DATE      ADJUSTMENT
------   -------------   -------------   ------------   --------   ------------   --------   ---------   ----------   ----------

  120       469,952.54    9.8485844232   9.3485844232        0          480          360        357           21            6
  121     8,538,136.47    8.4763744016   7.9763744016        0          480          360        357           21            6
  122     1,731,221.44    9.6296551273   9.1296551273        0          480          360        357           21            6
  123        96,701.65    7.2750000000   6.7750000000        0          480          360        357           21            6
  124       169,779.36    8.9500000000   8.4500000000        0          480          360        356           20            6
  125       130,285.05    8.1033426154   7.6033426154        0          540          360        354           18            6
  126       242,357.13    8.5562283094   8.0562283094        0          600          360        355           19            6
  127     7,209,967.11    9.2114646038   8.7114646038        0          360          360        357           33            6
  128       115,085.11    9.8700000000   9.3700000000        0          360          360        357           33            6
  129       103,166.56   10.0000000000   9.5000000000        0          360          360        358           34            6
  130       192,476.08    9.0000000000   8.5000000000        0          360          360        357           33            6
  131       670,074.98    8.3753670894   7.8753670894        0          360          360        354           30            6
  132       637,683.34    9.7743157242   9.2743157242        0          360          360        355           31            6
  133       257,505.99    6.9900000000   6.4900000000        0          360          360        357           33            6
  134       847,518.40    9.2950643951   8.7950643951        0          360          360        356           32            6
  135    10,033,339.41    8.3802473109   7.8830967950        0          360          360        357           33            6
  136     8,077,601.68    9.2667635875   8.7667635875        0          360          360        357           33            6
  137       580,367.00   10.0392851469   9.5392851469       60          360          360        353           29            6
  138       512,602.82    8.8655573122   8.3655573122       60          360          360        357           33            6
  139     1,094,938.87    8.7250367800   8.2250367800       60          360          360        358           34            6
  140       312,540.77    9.2156637168   8.7156637168       60          360          360        357           33            6
  141     9,342,880.56    7.9362079744   7.4362079744       60          360          360        357           33            6
  142     2,139,409.10    7.9983397929   7.4983397929       60          360          360        356           32            6
  143     4,298,124.64    9.2793033069   8.7793033069        0          480          360        356           32            6
  144       210,062.53    8.8500000000   8.3500000000        0          480          360        357           33            6
  145       330,703.46    8.1252102967   7.6252102967        0          480          360        357           33            6
  146       335,345.02    9.5766792572   9.0766792572        0          480          360        356           32            6
  147       258,020.37    9.9500000000   9.4500000000        0          480          360        357           33            6
  148     8,626,434.02    8.0581167836   7.5581167836        0          480          360        357           33            6
  149     4,203,859.47    8.7982164362   8.2982164362        0          480          360        356           32            6
  150       241,695.43    7.8750000000   7.3750000000      120          360          360        355           55            6
  151       164,106.95    7.7500000000   7.2500000000       60          360          360        355           55            6
  152       114,625.36    8.8750000000   8.3750000000        0          180          180        178          N/A          N/A
  153        78,909.55   10.1750000000   9.6750000000        0          180          180        178          N/A          N/A
  154       142,001.38    9.5620187894   9.0620187894        0          180          180        178          N/A          N/A
  155       192,072.27    8.6500000000   8.1500000000        0          240          240        235          N/A          N/A
  156     9,303,878.22    9.5272236317   9.1205404631        0          360          360        355          N/A          N/A
  157       217,568.55    9.9788471071   9.5527571663        0          360          360        356          N/A          N/A
  158     1,250,297.19    9.4838100991   9.0560209277        0          360          360        357          N/A          N/A
  159       275,419.26   10.2554468046   9.8494901976        0          360          360        355          N/A          N/A
  160     1,027,944.80    8.7358718959   8.2790649545        0          360          360        358          N/A          N/A
  161       303,585.99    9.2048658259   8.7048658259        0          360          360        356          N/A          N/A
  162       619,778.18    8.6300426623   8.2633439232        0          360          360        358          N/A          N/A
  163     8,868,210.26    9.2416282611   8.8850983121        0          360          360        356          N/A          N/A
  164    10,371,422.54    8.6354697096   8.1785553359        0          360          360        356          N/A          N/A
  165     2,454,436.74    8.0984800359   7.5984800359        0          360          360        357          N/A          N/A
  166       304,151.03    8.0000000000   7.7000000000      120          360          360        356          N/A          N/A
  167       713,957.44    7.7653667355   7.4653667355      120          360          360        359          N/A          N/A
  168       488,633.06    8.1443396226   7.6443396226       60          360          360        357          N/A          N/A
  169       101,305.20    8.2500000000   7.7500000000        0          480          360        356          N/A          N/A
  170       184,247.05    9.4200000000   8.9200000000        0          480          360        356          N/A          N/A
  171       502,953.66    8.4851684356   7.9851684356        0          480          360        357          N/A          N/A
  172     1,142,093.08    8.5426764038   8.0426764038        0          480          360        356          N/A          N/A
  173       981,988.95    7.7220787288   7.2220787288        0          480          360        357          N/A          N/A
  174       141,918.47    7.6500000000   7.1500000000        0          600          360        357          N/A          N/A

          INITIAL   SUBSEQUENT
         PERIODIC    PERIODIC
         MORTGAGE    MORTGAGE    GROSS     MINIMUM   MAXIMUM
 LOAN    RATE CAP    RATE CAP    MARGIN   MORTGAGE   MORTGAGE
NUMBER      (%)        (%)        (%)     RATE (%)   RATE (%)       INDEX
------   --------   ----------  -------   --------   --------   -------------

  120     2.80396     1.09802   6.51656    7.33013   16.04463   6 Month LIBOR
  121     2.88754     1.05623   5.55410    7.88866   14.71665   6 Month LIBOR
  122     2.90157     1.04922   7.38901    9.48151   15.72809   6 Month LIBOR
  123     3.00000     1.00000   5.50000    7.27500   13.27500   6 Month LIBOR
  124     3.00000     1.00000   7.75000    8.95000   14.95000   6 Month LIBOR
  125     3.00000     1.00000   7.10334    8.10334   14.10334   6 Month LIBOR
  126     3.00000     1.00000   6.31891    8.55623   15.09089   6 Month LIBOR
  127     2.96886     1.00000   6.34470    7.90227   15.25187   6 Month LIBOR
  128     3.00000     1.00000   6.87000    9.87000   15.87000   6 Month LIBOR
  129     3.00000     1.00000   6.72500    6.72500   16.00000   6 Month LIBOR
  130     2.00000     1.00000   5.40000    9.00000   15.00000   6 Month LIBOR
  131     2.66356     1.00000   5.88749    8.13694   14.37537   6 Month LIBOR
  132     3.00000     1.00000   7.33308    9.45031   15.99785   6 Month LIBOR
  133     3.00000     1.00000   3.89000    6.99000   12.99000   6 Month LIBOR
  134     3.00000     1.00000   7.10059    8.82259   15.29506   6 Month LIBOR
  135     2.99970     1.01425   5.50339    7.99024   14.41544   6 Month LIBOR
  136     2.98021     1.00000   7.02677    9.00646   15.50363   6 Month LIBOR
  137     3.00000     1.00000   7.74513   10.03929   16.17272   6 Month LIBOR
  138     3.00000     1.00000   5.86556    8.86556   14.86556   6 Month LIBOR
  139     3.00000     1.00000   5.65411    8.41282   14.72504   6 Month LIBOR
  140     3.00000     1.00000   7.56150    9.21566   15.50770   6 Month LIBOR
  141     2.92994     1.00000   5.32527    7.54696   13.99246   6 Month LIBOR
  142     3.00000     1.00000   5.75474    7.99834   14.15089   6 Month LIBOR
  143     2.88791     1.05605   6.72169    8.93352   15.39139   6 Month LIBOR
  144     3.00000     1.00000   5.85000    8.85000   14.85000   6 Month LIBOR
  145     3.00000     1.00000   5.12521    8.12521   14.12521   6 Month LIBOR
  146     3.00000     1.00000   8.00000    9.57668   15.57668   6 Month LIBOR
  147     3.00000     1.00000   6.45000    9.95000   15.95000   6 Month LIBOR
  148     2.77017     1.10263   5.42625    7.99950   14.28367   6 Month LIBOR
  149     2.90363     1.01260   6.81832    8.71470   15.06008   6 Month LIBOR
  150     6.00000     2.00000   2.25000    2.25000   13.87500   6 Month LIBOR
  151     3.00000     1.00000   5.75000    7.75000   13.75000   6 Month LIBOR
  152         N/A         N/A       N/A        N/A        N/A             N/A
  153         N/A         N/A       N/A        N/A        N/A             N/A
  154         N/A         N/A       N/A        N/A        N/A             N/A
  155         N/A         N/A       N/A        N/A        N/A             N/A
  156         N/A         N/A       N/A        N/A        N/A             N/A
  157         N/A         N/A       N/A        N/A        N/A             N/A
  158         N/A         N/A       N/A        N/A        N/A             N/A
  159         N/A         N/A       N/A        N/A        N/A             N/A
  160         N/A         N/A       N/A        N/A        N/A             N/A
  161         N/A         N/A       N/A        N/A        N/A             N/A
  162         N/A         N/A       N/A        N/A        N/A             N/A
  163         N/A         N/A       N/A        N/A        N/A             N/A
  164         N/A         N/A       N/A        N/A        N/A             N/A
  165         N/A         N/A       N/A        N/A        N/A             N/A
  166         N/A         N/A       N/A        N/A        N/A             N/A
  167         N/A         N/A       N/A        N/A        N/A             N/A
  168         N/A         N/A       N/A        N/A        N/A             N/A
  169         N/A         N/A       N/A        N/A        N/A             N/A
  170         N/A         N/A       N/A        N/A        N/A             N/A
  171         N/A         N/A       N/A        N/A        N/A             N/A
  172         N/A         N/A       N/A        N/A        N/A             N/A
  173         N/A         N/A       N/A        N/A        N/A             N/A
  174         N/A         N/A       N/A        N/A        N/A             N/A

----------
*    Includes original Interest Only term, if applicable.

                                      IV-3

EXPLANATORY NOTES AND ADDITIONAL ASSUMPTIONS

     The hypothetical Loan Numbers 1 through 60 and 88 through 151 represent the adjustable-rate mortgage loans. The hypothetical Loan Numbers 61 through 87 and
152 through 174 represent the fixed-rate mortgage loans.

     The indices under the heading "Index" mean the following: 6 Month LIBOR means Six-Month LIBOR, which remains constant at 5.360% per annum and 1 Year
LIBOR means One-Year LIBOR, which remains constant at 5.294% per annum.

Prospectus
Mortgage Asset-Backed Pass-Through Certificates and
Asset -Backed Notes

Residential Asset Mortgage Products, Inc.
Depositor

Residential Funding Company, LLC
Sponsor

The  depositor may  periodically  form  separate  trusts to issue  securities in series, secured by assets of that trust.

Offered  Securities The securities in a series will consist of  certificates  or notes representing interests in a trust and will be paid only from the assets of that trust.  The  securities  will not represent  interests in or obligations of
Residential Asset Mortgage Products,  Inc.,  Residential Funding Company, LLC or
any of their affiliates.  Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets      Each trust will consist primarily of:

                  o     mortgage  loans secured by first or junior liens on one-
                        to four-family residential properties;

                  o     mortgage loans secured by multifamily residential rental
                        properties consisting of five or more dwelling units;

                  o     mortgage  loans  secured  by  first or  junior  liens on
                        mixed-use properties;

                  o     home equity  revolving  lines of credit secured by first
                        or  junior  liens  on  one- to  four-family  residential
                        properties, including partial balances of those lines of
                        credit;

                  o     home   improvement   installment   sales  contracts  and
                        installment   loan   agreements,   either  unsecured  or
                        secured;

                  o     mortgage loans secured by unimproved land;

                  o     manufactured  housing  installment  sales  contracts and
                        installment loan agreements; or

                  o     mortgage or asset-backed securities backed by, and whole
                        or partial participations in, the types of assets listed
                        above.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved  of these  securities or determined  that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

April 17, 2007

              Important notice about information presented in this
              prospectus and the accompanying prospectus supplement

We provide  information  to you about the  securities in two separate  documents that provide progressively more detail:

      o     this prospectus,  which provides general information,  some of which may not apply to your series of securities; and

      o     the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should  rely only on the  information  provided in this  prospectus  and the accompanying  prospectus supplement,  including the information  incorporated by reference.  See  "Additional  Information,"  "Reports  to  Securityholders"  and
"Incorporation of Certain Information by Reference." You can request information incorporated  by reference from  Residential  Asset Mortgage  Products,  Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard,
Suite  250,  Minneapolis,  Minnesota  55437.  We have not  authorized  anyone to provide you with  different  information.  We are not offering the securities in any state where the offer is not permitted.

Some  capitalized  terms used in this  prospectus  are  defined in the  Glossary attached to this prospectus.

                                TABLE OF CONTENTS

                                  INTRODUCTION

      The  securities  offered  may be sold  from time to time in  series.  Each series of  certificates  will  represent in the aggregate the entire  beneficial ownership  interest in, and each series of notes in the aggregate will represent indebtedness of, a trust  consisting  primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from  one or more  affiliated  or  unaffiliated  institutions.  Each  series  of certificates  will be issued under a pooling and servicing  agreement  among the depositor,  the trustee and master  servicer or servicer,  or a trust  agreement between  the  depositor  and  trustee,  all as  specified  in  the  accompanying prospectus  supplement.  Each series of notes will be issued  under an indenture
between  the  related  trust  and  the  indenture   trustee   specified  in  the
accompanying  prospectus supplement.  Unless otherwise specified,  references in this  prospectus to the trustee refer to the indenture  trustee in the case of a series of notes.  The trust  assets  for each  series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as  described in this  prospectus  and in the  accompanying  prospectus supplement.  The  ownership  of the trust fund for each  series of notes will be evidenced by certificates  issued under the trust agreement,  which certificates are not offered by this prospectus.

                                   THE TRUSTS

General

      As specified in the accompanying  prospectus  supplement,  the trust for a series of securities will consist primarily of a segregated pool of assets.  The trust assets will primarily include any combination of the following:

      o     one- to four-family  first or junior lien mortgage loans,  including closed-end home equity loans, Home Loans and Cooperative Loans;

      o     one- to four-family first or junior lien home equity revolving lines of credit,  which are  referred to in this  prospectus  as revolving credit loans;

      o     home  improvement  installment  sales contracts and installment loan agreements,  which  are  referred  to in  this  prospectus  as  home improvement contracts, that are either unsecured or secured by first or junior liens on one- to four-family  residential properties or by purchase money security interests in the home improvements  financed by those home improvement contracts;

      o     manufactured  housing  installment  sales  contracts and installment loan  agreements,  which  are  referred  to in  this  prospectus  as manufactured  housing  contracts,  secured by security  interests in manufactured homes;

      o     multifamily first lien mortgage loans;

      o     mortgage loans secured by unimproved land;

      o     partial  balances  of, or  partial  interests  in, any of the assets described above;

      o     Agency  Securities  and  private  securities,  which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities  other  than  Freddie  Mac,  Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described
            above,    including   pass-through    certificates,    participation
            certificates or other instruments that evidence  interests in or are secured by these assets;

      o     all payments and collections derived from the trust assets described above after the related cut-off date,  other than Excluded Spread or other  interest  retained by the depositor or any of its  affiliates with respect to any trust asset, as from time to time are identified as deposited  in the  Custodial  Account and in the related  Payment
            Account;

      o     property  acquired by  foreclosure  on the  mortgaged  properties or other security for the trust assets or deed in lieu of  foreclosure, and  portions  of  proceeds  from  the  disposition  of any  related
            Additional Collateral or Pledged Assets;

      o     hazard insurance  policies and primary insurance  policies,  if any;
            and

      o     any one or a combination,  if applicable and to the extent specified in the accompanying  prospectus  supplement,  of a letter of credit,
            purchase  obligation,   mortgage  pool  insurance  policy,  mortgage
            insurance  policy,  contract pool insurance  policy,  special hazard insurance policy,  reserve fund, bankruptcy bond, financial guaranty insurance policy,  derivative products, surety bond or other similar types of credit  enhancement  as  described  under  "Description  of
            Credit Enhancement."

      As used in this prospectus, mortgage loans includes:

      o     mortgage  loans or closed-end  home equity loans secured by first or junior liens on one- to four- family residential properties;

      o     Interest Only Loans;

      o     Home Loans;

      o     Cooperative Loans;

      o     mortgage loans secured by first liens on multifamily property;

      o     mortgage  loans  secured  by first  or  junior  liens  on  Mixed-Use
            Properties; and

      o     mortgage loans secured by unimproved land.

      Unless  the  context  indicates  otherwise,  as used  in this  prospectus,
Contracts includes:

      o     manufactured housing contracts; and

      o     home improvement contracts.

      The  mortgage  loans,  revolving  credit  loans and,  if  applicable,  the contracts  will be evidenced by mortgage  notes secured by  mortgages,  deeds of trust or other similar  security  instruments  creating first or junior liens on
one-  to  four-family  residential  properties,   unimproved  land,  multifamily
property or Mixed-Use Property. Unless the context indicates otherwise, mortgage notes includes  Cooperative  Notes;  mortgages  include security  agreements for
Cooperative  Notes;  and mortgaged  properties may include shares in the related
Cooperative and the related proprietary leases or occupancy  agreements securing
Cooperative  Notes.  In addition,  if specified in the  accompanying  prospectus supplement  relating  to a series of  securities,  a mortgage  pool may  contain
Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property,  by Additional Collateral or Pledged
Assets.

      The mortgage loans,  revolving credit loans and the contracts are referred to in this prospectus  collectively as the loans. In connection with a series of securities  backed by revolving  credit loans,  if the  accompanying  prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans,  then the term "revolving  credit loans" in this prospectus refers only to those balances.

      If  specified  in  the  accompanying  prospectus  supplement,   the  trust
underlying  a series of  securities  may include  Agency  Securities  or private securities.  For any series of securities backed by Agency Securities or private securities,  the  entity  that  administers  the  private  securities  or Agency
Securities  may be referred  to as the  manager,  if stated in the  accompanying prospectus supplement.  The private securities in the trust may have been issued
previously  by  the  depositor  or  an  affiliate,   an  unaffiliated  financial
institution  or other entity  engaged in the  business of mortgage  lending or a limited  purpose  corporation  organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial  interests in those trusts. As specified in the accompanying prospectus supplement, the Agency
Securities or private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows.  The primary  collateral for both the private  securities and the related securities will be the same pool of mortgage loans.  Payments on the Agency Securities or private securities will be passed  through  to  holders  of the  related  securities.  As to any  series of securities, the accompanying prospectus supplement will include a description of any Agency  Securities  or private  securities  along  with any  related  credit enhancement,  and the trust assets  underlying those private  securities will be described  together with any other trust assets included in the pool relating to that series.

      In addition, as to any series of securities secured by private securities, the private  securities  may consist of an ownership  interest in a  structuring entity  formed by the  depositor  for the  limited  purpose of holding the trust assets relating to the series of securities.  This special purpose entity may be organized  in the form of a trust,  limited  partnership  or  limited  liability company,  and will be  structured  in a manner that will insulate the holders of securities  from  liabilities  of the special  purpose  entity.  The  provisions governing the special  purpose  entity will restrict the special  purpose entity from  engaging in or  conducting  any  business  other than the holding of trust assets and any related  assets and the  issuance of  ownership  interests in the trust  assets and some  incidental  activities.  Any  ownership  interest in the special purpose entity will evidence an ownership  interest in the related trust assets as well as the right to receive  specified  cash flows  derived  from the trust assets, as described in the accompanying prospectus supplement.

      Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

      o     directly or through its affiliates,  including  Residential  Funding
            Company, LLC;

      o     sellers who are  affiliates of the depositor  including  Homecomings
            Financial, LLC and GMAC Mortgage, LLC; or

      o     savings  banks,  savings and loan  associations,  commercial  banks, credit unions,  insurance companies or similar institutions that are supervised and/or examined by a federal or state authority,  lenders approved  by the  United  States  Department  of  Housing  and Urban
            Development,  known as HUD,  mortgage  bankers,  investment  banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, or other  regulated and  unregulated  mortgage loan  originators  or sellers,  including brokers, not affiliated with the depositor,  all as described in the accompanying prospectus supplement.

      The  sellers  may  include  state  or  local  government  housing  finance agencies.  If so  described  in  the  accompanying  prospectus  supplement,  the depositor  may  issue  one  or  more  classes  of  securities  to  a  seller  as consideration  for the  purchase  of the trust  assets  securing  such series of securities.  If a pool is composed  of trust  assets  acquired by the  depositor
directly  from  sellers  other  than  Residential  Funding  Company,   LLC,  the
accompanying  prospectus  supplement  will specify the extent of trust assets so acquired.

      The trust assets may also be  delivered  to the  depositor in a Designated
Seller Transaction.  A "Designated Seller Transaction" is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated  seller,  as more fully described in the related prospectus supplement.  Securities issued in
Designated Seller Transactions may be sold in whole or in part to any designated seller identified in the accompanying  prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying  prospectus supplement for a Designated Seller Transaction will include information provided by the designated seller about the designated  seller,  the trust assets and the
underwriting   standards  applicable  to  the  loans.  All  representations  and warranties  with  respect  to the  trust  assets  sold  in a  Designated  Seller
Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated  Seller.  The depositor will take  reasonable  steps to ensure that the trust  assets in a  Designated  Seller  Transaction  satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities  and Exchange  Commission.  The depositor  will limit  Designated
Seller  Transactions  to creditworthy  unaffiliated  sellers.  In addition,  the depositor will obtain from  Designated  Sellers  representations  and warranties regarding  specific  characteristics  of the  trust  assets,  together  with  an
obligation   to   repurchase   any  trust   assets  that  do  not  satisfy  such
representations and warranties.  Furthermore, the depositor will obtain from the
Designated  Sellers  the  obligation  to  indemnify  the  depositor  against any liabilities resulting from a breach of such representations and warranties.

      Any seller,  including  any  designated  seller,  or  Residential  Funding
Company,  LLC may  retain or  acquire  any  Excluded  Balances  for any  related revolving  credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool.

      The  depositor  will cause the trust assets  constituting  each pool to be assigned without  recourse to the trustee named in the  accompanying  prospectus supplement, for the benefit of the holders of all of the securities of a series.
The master  servicer or servicer,  which may be an  affiliate of the  depositor, named in the accompanying  prospectus  supplement will service the loans, either directly  or  through  subservicers  or a Special  Servicer,  under a  servicing agreement  and  will  receive  a fee for its  services.  See  "The  Trusts"  and
"Description  of the  Securities."  As to those  loans  serviced  by the  master servicer or a servicer  through a subservicer,  the master servicer or servicer, as  applicable,  will  remain  liable for its  servicing  obligations  under the related  servicing  agreement as if the master  servicer or servicer  alone were servicing the trust assets.  With respect to those  mortgage loans serviced by a
Special  Servicer,  the Special Servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the Special  Servicer,  and will receive the fee  specified  in that  agreement;
however,  the master  servicer or servicer  will remain liable for its servicing obligations under the related  servicing  agreement as if the master servicer or servicer  alone were  servicing the related  trust assets.  In addition to or in place of the  master  servicer  or  servicer  for a series  of  securities,  the accompanying  prospectus supplement may identify an Administrator for the trust.
The Administrator  may be an affiliate of the depositor.  All references in this prospectus  to the master  servicer and any  discussions  of the  servicing  and administration  functions of the master  servicer or servicer will also apply to the Administrator to the extent  applicable.  The master servicer's  obligations relating  to the  trust  assets  will  consist  principally  of its  contractual servicing  obligations  under the related  pooling and  servicing  agreement  or servicing agreement, including its obligation to use its best efforts to enforce purchase  obligations of Residential Funding Company, LLC or, in some instances, the Special  Servicer,  the  designated  seller or seller,  as described in this prospectus under "Description of the Securities--Representations With Respect to
Loans" and "--Assignment of Loans" or under the terms of any private securities.

Characteristics of Loans

      The loans may be secured by mortgages  or deeds of trust,  deeds to secure debt or other similar security instruments creating a first or junior lien on or other  interests  in the related  mortgaged  properties.  Cooperative  Loans are evidenced by  promissory  notes  secured by a first or junior lien on the shares issued by  Cooperatives  and on the  related  proprietary  leases  or  occupancy
agreements   granting  exclusive  rights  to  occupy  specific  units  within  a
Cooperative.

      The  proceeds  of the loans,  other  than the loans  made to  finance  the purchase of the mortgaged properties, may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

      As  described in the  accompanying  prospectus  supplement,  the loans may include loans  insured by the Federal  Housing  Administration,  known as FHA, a division of HUD,  loans  partially  guaranteed  by the Veterans  Administration, known as VA, and loans that are not insured or  guaranteed  by the FHA or VA. As described in the accompanying prospectus supplement,  the loans may be of one or more of the  following  types,  and  may  include  one or more of the  following characteristics:

      o     adjustable rate loans, known as ARM loans;

      o     negatively amortizing ARM loans;

      o     Balloon Loans;

      o     Interest Only Loans;

      o     Convertible Mortgage Loans;

      o     Buy-Down Loans;

      o     Additional Collateral Loans;

      o     Pledged Asset Mortgage Loans;

      o     simple interest loans;

      o     actuarial loans;

      o     delinquent loans;

      o     re-performing loans;

      o     Mexico Loans;

      o     Cooperative Loans;

      o     Homeownership Act Loans;

      o     GPM Loans,  which have monthly payments that increase in amount over time, until they are fully amortizing;

      o     GEM Loans;

      o     fixed rate loans;

      o     loans that have been modified;

      o     loans that provide for payment on a bi-weekly  or other  non-monthly basis during the term of the loan; and

      o     loans that provide for the  reduction of the interest  rate based on the payment performance of the loans.

      The accompanying prospectus supplement will provide information concerning the types and  characteristics  of the loans and other  assets  included  in the related trust. Each prospectus  supplement  applicable to a series of securities will include  information to the extent then  available to the depositor,  as of the related cut-off date, if appropriate, on an approximate basis.

      The information in the accompanying  prospectus supplement may include, if applicable:

      o     the aggregate principal balance of the trust assets;

      o     the type of property  securing the loans and related lien  priority, if any;

      o     the original or modified  and/or  remaining terms to maturity of the loans;

      o     the  range of  principal  balances  of the loans at  origination  or modification;

      o     the  aggregate  credit  limits and the range of credit limits of the related  credit  line  agreements  in the case of  revolving  credit loans;

      o     the range of the years of origination of the loans;

      o     the earliest  origination or  modification  date and latest maturity date of the loans;

      o     the loan-to-value  ratios,  known as LTV ratios, or the combined LTV ratios, known as CLTV ratios, of the loans, as applicable;

      o     the weighted  average loan rate and range of loan rates borne by the loans;

      o     the  applicable  index,  the range of gross  margins,  the  weighted average gross margin,  the frequency of adjustments and maximum loan rate;

      o     the geographic distribution of the mortgaged properties;

      o     the number and  percentage of home  improvement  contracts  that are partially insured by the FHA under Title I;

      o     the weighted average junior ratio and Credit Utilization Rate;

      o     the weighted average and range of debt-to-income ratios;

      o     the weighted average and range of debt service  coverage ratios,  in the case of multifamily residential rental properties;

      o     the distribution of loan purposes; and

      o     the range of Credit Scores.

      A Current  Report on Form 8-K will be  available  on request to holders of the related  series of securities  and will be filed,  together with the related pooling  and  servicing  agreement  or  trust  agreement,  for  each  series  of certificates,  or the related trust agreement and indenture,  for each series of notes, with the Securities and Exchange Commission within fifteen days after the initial  issuance of the securities.  The composition and  characteristics  of a pool containing  revolving credit loans may change from time to time as a result of any Draws made after the related  cut-off date under the related  credit line agreements  that are  included  in the  pool.  If trust  assets  are added to or deleted from the trust after the date of the accompanying  prospectus supplement but prior to the closing date, other than as a result of any Draws, the addition or deletion will be noted in the Form 8-K.

      Some of the loans may be "equity  refinance"  loans, as to which a portion of the  proceeds  are used to  refinance  an existing  loan,  and the  remaining proceeds may be retained by the  borrower or used for purposes  unrelated to the mortgaged  property.  Alternatively,  the loans may be "rate and term refinance"
loans,  as to which  substantially  all of the  proceeds,  net of related  costs incurred by the borrower, are used to refinance an existing loan or loans, which may include a junior lien,  primarily  in order to change the  interest  rate or other terms of the existing loan.  All of these types of loans are  nevertheless secured by mortgaged properties.

      The loans may be loans that have been consolidated and/or have had various terms  changed,  loans that have been converted  from  adjustable  rate loans to fixed rate loans, or  construction  loans which have been converted to permanent loans. If a loan is a modified loan,  references to origination  typically shall refer to the date of modification.

      Prepayment on the Loans

      In some cases,  loans may be prepaid by the  borrowers at any time without payment of any  prepayment  fee or penalty.  In addition,  the borrower  under a revolving  credit loan has the right  during the  related  Draw Period to make a
Draw in the  amount  of any  prepayment  made  with  respect  to the  loan.  The prospectus  supplement  will  disclose  whether a material  portion of the loans provide for payment of a  prepayment  charge if the  borrower  prepays  within a specified time period. This charge may affect the rate of prepayment. The master servicer or servicer or another entity described in the accompanying  prospectus supplement will generally be entitled to all prepayment charges and late payment charges  received  on the loans  and those  amounts  will not be  available  for payment on the securities unless the prospectus  supplement discloses that those charges will be available for payment.  However,  some states' laws restrict the imposition of prepayment  charges even when the loans expressly  provide for the collection of those charges. As a result, it is possible that prepayment charges may not be  collected  even on  loans  that  provide  for the  payment  of these
charges.  See  "Certain  Legal  Aspects  of  the  Loans--Default   Interest  and
Limitations on Prepayments."

      ARM Loans

      In most  cases,  ARM  loans  will have an  original  or  modified  term to maturity of not more than 30 years.  The loan rate for ARM loans usually adjusts initially  after a specified  period  subsequent to the initial payment date and thereafter  at  either  one-month,  three-month,  six-month,  one-year  or other intervals,  with  corresponding  adjustments in the amount of monthly  payments, over  the  term  of the  loan,  and at any  time  is  equal  the  sum of a fixed percentage  described in the related  mortgage note,  known as the gross margin, and an index,  subject to the maximum rate  specified  in the mortgage  note and permitted  by  applicable  law.  The  accompanying  prospectus  supplement  will describe the relevant index and the highest,  lowest and weighted  average gross margin  for the ARM  loans in the  related  pool.  The  accompanying  prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum loan rate at the time of any adjustment. An ARM loan may include a provision  that allows the  borrower to convert  the

adjustable  loan rate to a fixed rate at specified  times during the term of the
ARM loan.  The index or indices for a  particular  pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

      o     the weekly average yield on U.S. Treasury  securities  adjusted to a constant  maturity  of six  months,  one  year  or  other  terms  to maturity;

      o     the weekly auction average  investment yield of U.S.  Treasury bills of various maturities;

      o     the daily bank prime loan rate as quoted by financial  industry news sources;

      o     the cost of  funds of  member  institutions  of any of the  regional
            Federal Home Loan Banks;

      o     the interbank  offered rates for U.S.  dollar deposits in the London market,  each  calculated  as of a  date  prior  to  each  scheduled interest  rate  adjustment  date  which  will  be  specified  in the accompanying prospectus supplement; or

      o     the weekly average of secondary  market  interest rates on six-month negotiable certificates of deposit.

      ARM loans have features that provide different  investment  considerations than fixed-rate  loans.  Adjustable loan rates can cause payment  increases that may exceed some borrowers' capacity to cover those payments. Some ARM loans, may be teaser  loans,  with an  introductory  rate that is lower  than the rate that would be in  effect  if the  applicable  index  and  gross  margin  were used to determine  the  loan  rate.  As a  result  of the  introductory  rate,  interest collections  on the loans may  initially be lower than  expected.  Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable  index and gross margin,  subject to any rate caps  applicable to the first adjustment date. An ARM loan may provide that its loan rate may not be adjusted  to a rate  above  the  applicable  maximum  loan  rate  or  below  the applicable minimum loan rate, if any, for the ARM loan. In addition, some of the
ARM loans may provide for  limitations on the maximum amount by which their loan rates may adjust for any single  adjustment  period.  Some ARM loans provide for limitations  on the amount of scheduled  payments of principal and interest,  or may have other  features  relating to payment  adjustment  as  described  in the accompanying prospectus supplement.

      Some ARM loans may permit the  borrower  to select  from  various  payment options on each  payment  date.  Those  options may include a payment of accrued interest only, a minimum payment based on an amortization  schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing  negative amortization,  a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current  interest rate, and a monthly  payment that would  fully  amortize  the ARM loan over a shorter  period at the  current interest rate.

      Negatively Amortizing ARM Loans

      Certain  ARM loans may be subject to  negative  amortization  from time to time prior to their  maturity.  Negative  amortization  results  if the  accrued monthly  interest exceeds the scheduled

payment.  Negative  amortization often results from either the adjustment of the loan rate on a more frequent basis than the adjustment of the scheduled  payment or the application of a cap on the size of the scheduled  payment.  In addition,
ARM loans with payment options described above may produce negative amortization if the  borrower  chooses an option that does not cover the accrued  interest on the ARM loan.  If the  scheduled  payment is not  sufficient  to pay the accrued monthly  interest  on a negative  amortization  ARM loan,  the amount of accrued monthly interest that exceeds the scheduled payment on the loans is added to the principal balance of the ARM loan, bears interest at the loan rate and is repaid from future scheduled payments.

      Negatively  amortizing  ARM  loans in most  cases do not  provide  for the extension of their original stated maturity to accommodate changes in their loan rate.  Investors  should be aware that a loan  secured  by a junior  lien may be subordinate to a negatively amortizing senior loan. An increase in the principal balance of the loan secured by a senior lien on the related  mortgaged  property may cause the sum of the  outstanding  principal  balance of the senior loan and the  outstanding  principal  balance of the junior loan to exceed the sum of the principal  balances  at  the  time  of  origination  of  the  junior  loan.  The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative  amortization  and the percentage,  if known, of any loans that are  subordinate  to any related senior loan that allows for negative amortization.

      Balloon Loans

      As  specified in the  prospectus  supplement,  a pool may include  Balloon
Loans.  Balloon Loans  generally  require a monthly  payment of a  predetermined amount that will not fully  amortize the loan until the maturity  date, at which time the Balloon Amount will be due and payable.  Payment of the Balloon Amount, which,  based on the  amortization  schedule of those loans, is expected to be a substantial  amount  and will  typically  depend on the  mortgagor's  ability to obtain  refinancing  of the  related  mortgage  loan  or to sell  the  mortgaged property  prior to the  maturity  of the  Balloon  Loan.  The  ability to obtain refinancing  will  depend  on  a  number  of  factors  prevailing  at  the  time refinancing  or sale is required,  including,  without  limitation,  real estate values,  the mortgagor's  financial  situation,  the level of available mortgage loan interest rates, the mortgagor's  equity in the related mortgaged  property, tax laws,  prevailing  general economic  conditions and the terms of any related first  lien  mortgage  loan.  Neither  the  depositor,  the master  servicer  or servicer,  the  trustee,  as  applicable,  nor any of their  affiliates  will be obligated to refinance or repurchase  any mortgage loan or to sell the mortgaged property.

      Interest Only Loans

      As specified in the  prospectus  supplement,  a pool may include  Interest
Only Loans.  Interest Only Loans generally  require that a borrower make monthly payments of accrued  interest,  but not principal,  for a  predetermined  period following origination (commonly referred to as an "interest-only period"). After the  interest-only  period,  the borrower's  monthly  payment  generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final  payment  date.  As a result,  if the  monthly payment increases,  the borrower may not be able to pay the increased amount and may default or  refinance  the Interest  Only Loan to avoid the higher  payment.
Because no  scheduled  principal  payments  are  required  to be made during the interest-only  period,  the related  offered  certificates  will receive smaller scheduled  principal  distributions  during  that  period  than they  would have received if the borrower were required to

                                       10

make monthly payments of interest and principal from  origination.  In addition, because a borrower is not required tomake  scheduled  principal  payments during the interest-only  period, the principal balance of an Interest Only Loan may be higher  than the  principal  balance of a similar  mortgage  loan that  requires payment of  principal  and interest  throughout  the entire term of the mortgage loan,  and a higher  principal  balance  may  result in a greater  loss upon the liquidation of an Interest Only Loan due to a default.

      Convertible Mortgage Loans

      On any  conversion of a Convertible  Mortgage  Loan,  the  depositor,  the master  servicer or servicer or a third party may be  obligated  to purchase the converted  mortgage  loan.  Alternatively,  if  specified  in  the  accompanying prospectus  supplement,  the  depositor,  Residential  Funding  Company,  LLC or another party may agree to act as remarketing  agent for the converted  mortgage loans and, in that capacity,  to use its best efforts to arrange for the sale of the converted mortgage loans under specified  conditions.  On the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of any converted  mortgage loan or the unwillingness of the remarketing  agent to exercise any election to purchase any converted  mortgage loan for its own account,  the related pool will  thereafter include both fixed rate and adjustable  rate mortgage loans. If specified in the accompanying  prospectus  supplement,  neither the depositor nor any other party will be obligated to repurchase or remarket any converted mortgage loan, and, as a result, converted mortgage loans will remain in the related pool.

      Buy-Down Loans

      In the case of Buy-Down Loans,  the monthly  payments made by the borrower during the Buy-Down Period will be less than the scheduled  monthly  payments on the mortgage loan, the resulting difference to be made up from:

      o     Buy-Down Funds  contributed by the seller of the mortgaged  property or another source and placed in the Buy-Down Account;

      o     if the  Buy-Down  Funds are  contributed  on a present  value basis, investment earnings on the Buy-Down Funds; or

      o     additional  buy-down  funds  to be  contributed  over  time  by  the borrower's employer or another source.

      All  Buy-Down  Funds will be  available to fund  scheduled  principal  and interest  payments  on the  related  mortgage  loans.  See  "Description  of the
Securities--Payments on Loans--Buy-Down Loans."

      Additional Collateral Loans

      If stated in the accompanying prospectus supplement,  a trust will contain
Additional Collateral Loans. The Additional Collateral  Requirement will in most cases  terminate  when  the LTV  ratio  of the  mortgage  loan is  reduced  to a predetermined level, which in most cases shall not be more than 80%, as a result of a reduction in the loan amount  caused by principal  payments by the

                                       11

borrower  under the mortgage loan or an increase in the  appraised  value of the related mortgaged property.

      The  servicer  of the  Additional  Collateral  Loan will be  required,  in accordance with the master servicer's or servicer's  servicing guidelines or its normal servicing procedures,  to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated on default. The right to
receive   proceeds  from  the  realization  of  Additional   Collateral  on  any
liquidation will be assigned to the related  trustee.  No assurance can be given as to the amount of proceeds, if any, that might be realized from the Additional
Collateral and thereafter remitted to the trustee.

      The  prospectus  supplement  relating to any mortgage pool that includes a material  amount of  Additional  Collateral  Loans will  describe the  insurance company that will issue a limited purpose surety bond insuring any deficiency in the  amounts  realized  by  the  Additional  Collateral  Loan  seller  from  the liquidation  of  Additional  Collateral,  up to the  amount  of  the  Additional
Collateral  Requirement.  In  general,  this  surety  bond  will be issued by an insurance company whose claims-paying  ability is rated in the highest long-term rating  category  by each  rating  agency  that rated the  applicable  series of securities.  For additional  considerations concerning the Additional Collateral
Loans, see "Certain Legal Aspects of Loans--The Mortgage  Loans--Anti-Deficiency
Legislation and Other Limitations on Lenders."

      Pledged Asset Mortgage Loans

      If stated in the accompanying  prospectus supplement,  a mortgage pool may include  Pledged  Asset  Mortgage  Loans.  Each Pledged  Asset will be held by a custodian  for the  benefit of the  trustee  for the trust in which the  related
Pledged  Asset  Mortgage  Loan is  held,  and  will be  invested  in  investment obligations  permitted  by the  rating  agencies  rating the  related  series of securities. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting  standards,  but in most cases will not be more than an amount that, if applied to reduce the original  principal balance of the mortgage  loan,  would  reduce  that  principal  balance to less than 70% of the appraised value of the mortgaged property.

      If, following a default by the borrower and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, a limited liability company will be required to pay to the master servicer or the servicer on behalf of the trustee the amount of that loss,  up to the pledged  amount for that mortgage loan. If the borrower becomes a debtor in a bankruptcy proceeding, there is a significant  risk that the Pledged Assets will not be available to be paid to the  securityholders.  At the borrower's request, and in accordance with some  conditions,  the Pledged Assets may be applied as a partial  prepayment of the mortgage loan. The Pledged Assets will be released to the limited  liability company  if the  outstanding  principal  balance of the  mortgage  loan has been reduced by the amount of the Pledged Assets.

                                       12

      Actuarial Loans

      Monthly  payments  made by or on behalf of the borrower for each loan,  in most cases,  will be one-twelfth  of the  applicable  loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.  This is known as an actuarial loan.

      Simple Interest Loans

      If specified in the accompanying  prospectus supplement,  a portion of the loans  underlying a series of securities may be simple  interest loans. A simple interest loan provides the  amortization  of the amount  financed under the loan over a series of equal monthly payments,  except, in the case of a Balloon Loan, the final payment.  Each monthly payment  consists of an installment of interest which is calculated  on the basis of the  outstanding  principal  balance of the loan  multiplied  by the stated loan rate and further  multiplied by a fraction, with the numerator  equal to the number of days in the period  elapsed since the preceding  payment of interest was made and the denominator  equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple  interest loan, the amount received is applied first to  interest  accrued to the date of payment  and then the  remaining  amount is applied to pay any unpaid fees and then to reduce the unpaid principal  balance.
Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its  scheduled  due date,  the portion of the payment  allocable  to interest for the period since the  preceding  payment was made will be less than it would have been had the payment  been made as  scheduled,  and the portion of
the  payment   applied  to  reduce  the  unpaid   principal   balance   will  be
correspondingly  greater.  On the other hand, if a borrower pays a fixed monthly installment  after its scheduled due date, the portion of the payment  allocable to interest for the period since the preceding  payment was made will be greater than it  would  have  been  had the  payment  been  made as  scheduled,  and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be  correspondingly  less. If each scheduled payment under a simple interest  loan is made on or prior to its  scheduled  due  date,  the  principal balance of the loan will amortize more quickly than scheduled.  However,  if the borrower consistently makes scheduled payments after the scheduled due date, the loan will  amortize  more slowly than  scheduled.  If a simple  interest loan is prepaid,  the  borrower  is  required  to  pay  interest  only  to the  date  of prepayment.  The variable  allocations  among principal and interest of a simple interest  loan may affect the  distributions  of  principal  and interest on the securities, as described in the accompanying prospectus supplement.

      Delinquent Loans

      Some pools may include loans that are one or more months  delinquent  with regard to payment of principal  or interest at the time of their  deposit into a trust. The accompanying  prospectus  supplement will set forth the percentage of loans  that are so  delinquent.  Delinquent  loans are more  likely to result in losses than loans that have a current payment status.

      Re-Performing Loans

      The term  "re-performing  loans"  includes  (i)  repayment  plan loans and bankruptcy  plan loans that had  arrearages  when the repayment plan was entered into,  and (ii) trial  modification  loans.  These  loans may be  acquired  by a designated  seller or Residential  Funding  Company,  LLC from a

                                       13

wide variety of sources through bulk or periodic sales. The re-performing  loans were originally either:

      o     acquired by the designated  seller or Residential  Funding  Company,
            LLC as a performing loan;

      o     acquired under Residential Funding Company, LLC's negotiated conduit asset program; or

      o     acquired by the designated  seller or Residential  Funding  Company,
            LLC as a delinquent loan with a view toward establishing a repayment plan.

      In the case of loans that are acquired by Residential Funding Company, LLC as  delinquent  loans with a view  toward  establishing  a  repayment  plan,  no determination  is made as to whether the loans  complied  with the  underwriting criteria of any specific origination program. In each case, however, at the time of purchase,  every loan is evaluated by Residential Funding Company,  LLC. This includes  obtaining an evaluation of the related property value, a review of the credit and collateral  files, and a review of the servicing history on the loan.
The  information is used to assess both the borrower's  willingness and capacity
to  pay,  and  the  underlying   collateral   value.  The  rate  of  default  on
re-performing  loans is more  likely to be higher  than the rate of  default  on loans that have not previously been in arrears.

      Repayment Plan Loans and Bankruptcy  Plan Loans.  Some of the loans may be loans  where the  borrower  in the past has  failed to pay one or more  required scheduled monthly payments or tax and insurance  payments,  and the borrower has entered into either a repayment  plan, or a confirmed  bankruptcy plan in a case under Chapter 13 of Title 11 of the United States Code,  known as the Bankruptcy
Code,  under  which  the  borrower  has  agreed  to repay  these  arrearages  in installments  under a schedule,  in exchange for the related master  servicer or servicer  agreeing not to foreclose on the related  mortgaged  property or other security.  For each loan subject to a repayment plan, or a confirmed  bankruptcy plan,  the  borrower  shall  have made at least an  aggregate  of its three most recent scheduled monthly payments prior to the cut-off date.

      The right to receive all arrearages  payable under the repayment plan will not be included as part of the trust and,  accordingly,  payments  made on these arrearages will not be payable to the  securityholders.  The borrowers under any confirmed  bankruptcy  plan  will make  separate  payments  for their  scheduled monthly  payments and for their  arrearages.  The borrowers  under any repayment plan will make a single payment,  which will be applied first to their scheduled monthly payment and second to the arrearage. In either case, the master servicer or servicer may immediately commence foreclosure if, in the case of a bankruptcy plan,  both payments are not received and the  bankruptcy  court has  authorized that action or, in the case of a repayment  plan, the payment is insufficient to cover both the monthly payment and the arrearage.

      Trial  Modification  Loans.  Some of the  loans  may be  loans  where  the borrower  in the past has  failed to pay  scheduled  monthly  payments,  and the borrower has entered into a trial modification agreement.  Generally, under this arrangement:

                                       14

      o     the borrower agrees to pay a reduced monthly payment for a specified trial period typically lasting 3 to 6 months;

      o     if the borrower makes all required monthly payments during the trial period, at the end of the trial period, the original loan terms will be  modified  to  reflect  terms  stated in the  trial  modification agreement.  The  modifications  may include a reduced interest rate, the  forgiveness  of some  arrearages,  the  capitalization  of some arrearages,  an  extension  of the  maturity,  or a provision  for a balloon payment at maturity;

      o     if the borrower makes all required payments during the trial period, the monthly  payment amount will continue to be the monthly  payment in effect during the trial period,  with no additional  repayment of arrearages; and

      o     if the borrower  fails to make any of the required  payments  during the trial  period,  the modified  terms will not take effect,  and a foreclosure  action  may  be  commenced  immediately.  None  of  the depositor, the seller, the designated seller, the master servicer or the servicer, as applicable,  will have any obligation to repurchase the related loan under those  circumstances  unless that  repurchase obligation is described in the related prospectus supplement.

      Modified Loans

      Some  pools  may  include  loans  that have been  modified  by the  master servicer,  the  servicer or a  subservicer  prior to the related  cut-off  date.
Generally,  the  types  of  modifications  that  modified  loans  have are (a) a reduction  in the  interest  rate,  (b) a change in the monthly  payment,  (c) a re-amortization of the principal balance, or (d) a modification agreed to by the borrower that is similar to the  modifications  described in clauses (a) through
(c) above.

Revolving Credit Loans

      General

      The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving  credit loan will be  calculated  based on the average  daily  balance outstanding  during the billing  cycle.  The billing cycle in most cases will be the calendar month preceding a due date. Each revolving  credit loan will have a loan rate that is subject to  adjustment  on the day  specified  in the  related mortgage note, which may be daily or monthly,  equal to the sum of (a) the index on the day  specified in the  accompanying  prospectus  supplement,  and (b) the gross margin  specified in the related  mortgage note, which may vary under some circumstances,  subject to the maximum rate  specified in the mortgage  note and the maximum rate  permitted by  applicable  law. If specified in the  prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and  gross  margin  were used to  determine  the loan  rate.  As a result of the introductory rate, interest collections on the loans may initially be lower than expected.  Commencing  on their  first  adjustment  date,  the loan rates on the teaser loans will be based on the applicable  index and gross margin.  The index or indices  will be  specified  in the

                                       15

related prospectus supplement and may include one of the indices mentioned under
"--Characteristics of Loans."

      Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to  maturity  from the date of  origination  of not more than 25 years.  The borrower for each revolving credit loan may make a Draw under the related  credit  line  agreement  at any time during the Draw  Period.
Unless specified in the accompanying prospectus supplement, the Draw Period will not be more than 15  years.  Unless  specified  in the  accompanying  prospectus supplement,  for each revolving credit loan, if the Draw Period is less than the full  term of the  revolving  credit  loan,  the  related  borrower  will not be permitted to make any Draw during the Repayment  Period.  Prior to the Repayment
Period,  or prior to the date of maturity for loans without  Repayment  Periods, the  borrower for each  revolving  credit loan will be obligated to make monthly payments on the  revolving  credit loan in a minimum  amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle  as  described  in the  second  following  paragraph.  In  addition,  if a revolving credit loan has a Repayment Period,  during this period,  the borrower is required to make monthly payments  consisting of principal  installments that would substantially  amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

      The borrower for each  revolving  credit loan will be obligated to pay off the  remaining  account  balance on the related  maturity  date,  which may be a substantial  principal amount.  The maximum amount of any Draw for any revolving credit  loan is  equal to the  excess,  if any,  of the  credit  limit  over the principal  balance  outstanding under the mortgage note at the time of the Draw.
Draws will be funded by the seller,  designated seller or other entity specified in the accompanying prospectus supplement.

      Unless  specified  in the  accompanying  prospectus  supplement,  for each revolving credit loan:

      o     the finance charge for any billing cycle, in most cases,  will be an amount equal to the aggregate of, as calculated  for each day in the
            billing  cycle,  the  then-applicable   loan  rate  divided  by  365
            multiplied by that day's principal balance;

      o     the account  balance on any day in most cases will be the  aggregate of the unpaid  principal of the revolving credit loan outstanding at the  beginning of the day, plus all related Draws funded on that day and  outstanding  at the  beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees,  insurance  premiums and other charges,  collectively known as additional  charges,  that are due on the revolving credit loan minus the aggregate of all payments and credits  that are applied to the  repayment of any Draws on that day; and

      o     the principal balance on any day usually will be the related account balance minus the sum of any unpaid  finance  charges and additional charges that are due on the revolving credit loan.

      Payments  made by or on behalf of the borrower for each  revolving  credit loan, in most cases, will be applied,  first, to any unpaid finance charges that are due on the revolving credit

                                       16

loan, second, to any unpaid additional charges that are due thereon,  and third, to any related Draws outstanding.

      The mortgaged property securing each revolving credit loan will be subject to the  lien  created  by the  related  loan in the  amount  of the  outstanding principal  balance of each related Draw or portion thereof,  if any, that is not included in the related  pool,  whether made on or prior to the related  cut-off date or  thereafter.  The lien will be the same rank as the lien  created by the
mortgage   relating  to  the  revolving  credit  loan,  and  monthly   payments,
collections and other recoveries under the credit line agreement  related to the revolving  credit loan will be allocated as described in the related  prospectus supplement among the revolving credit loan and the outstanding principal balance of each Draw or  portion  of Draw  excluded  from the pool.  The  depositor,  an affiliate of the depositor or an unaffiliated seller may have an interest in any
Draw or portion  thereof  excluded from the pool. If any entity with an interest in a Draw or  portion  thereof  excluded  from  the pool or any  other  Excluded
Balance  were to become a debtor under the  Bankruptcy  Code and  regardless  of whether the  transfer  of the  related  revolving  credit  loan  constitutes  an absolute  assignment,  a  bankruptcy  trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the  related  revolving  credit  loan  and  therefore  compel  the  sale of such revolving  credit loan,  including any Trust Balance,  over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      In most  cases,  each  revolving  credit loan may be prepaid in full or in part at any time and without  penalty,  and the related  borrower  will have the right  during  the  related  Draw  Period  to make a Draw in the  amount  of any prepayment  made for the  revolving  credit loan.  The mortgage note or mortgage related  to  each  revolving  credit  loan  will  usually  contain  a  customary
"due-on-sale" clause.

      As to each revolving  credit loan, the borrower's  rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

      o     a   materially   adverse   change   in  the   borrower's   financial
            circumstances;

      o     a decline in the value of the mortgaged property significantly below its appraised value at origination; or

      o     a payment default by the borrower.

However,  as to each  revolving  credit loan, a suspension or reduction  usually will not affect the payment  terms for  previously  drawn  balances.  The master servicer or the servicer, as applicable,  will have no obligation to investigate as to whether any of those  circumstances have occurred or may have no knowledge of their  occurrence.  Therefore,  there can be no assurance that any borrower's ability  to  receive  Draws  will  be  suspended  or  reduced  if the  foregoing circumstances  occur. In the event of default under a revolving  credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be  terminated  and  declared  immediately  due and  payable  in full.  For this purpose, a default includes but is not limited to:

                                       17

      o     the borrower's failure to make any payment as required;

      o     any action or inaction by the borrower that materially and adversely affects  the  mortgaged  property  or the  rights  in the  mortgaged property; or

      o     any fraud or material  misrepresentation by a borrower in connection with the loan.

      The master  servicer or servicer will have the option to allow an increase in the credit limit  applicable to any revolving  credit loan in certain limited circumstances described in the related agreement.

      Allocation of Revolving Credit Loan Balances

      For any series of securities backed by revolving credit loans, the related trust may  include  either (i) the entire  principal  balance of each  revolving credit loan outstanding at any time,  including  balances  attributable to Draws made after the related cut-off date, or (ii) the Trust Balance of each revolving credit loan.

      The  accompanying   prospectus   supplement  will  describe  the  specific
provisions  by which  payments and losses on any  revolving  credit loan will be allocated as between the Trust Balance and any Excluded Balance.  Typically, the
provisions (i) may provide that principal  payments made by the borrower will be allocated  between the Trust  Balance and any Excluded  Balance  either on a pro rata basis,  or first to the Trust Balance  until  reduced to zero,  then to the
Excluded Balance, or according to other priorities specified in the accompanying prospectus  supplement,  and (ii) may provide that interest payments, as well as liquidation  proceeds or similar  proceeds  following a default and any Realized
Losses,  will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities  specified in the accompanying prospectus supplement.

      Even where a trust initially  includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the  occurrence  of  specified  events,  the  trust  may not  include balances attributable to additional Draws made after that time. The accompanying prospectus  supplement  will  describe  these  provisions as well as the related allocation provisions that would be applicable.

The Contracts

      Home Improvement Contracts

      The trust for a series may include a contract pool evidencing interests in home improvement  contracts.  The home improvement contracts may be conventional home  improvement  contracts  or, to the extent  specified  in the  accompanying prospectus  supplement,  the home improvement contracts may be partially insured by the FHA under Title I.

      In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or  adjustable  loan rates and may  provide  for other payment characteristics as described in the accompanying prospectus supplement.

                                       18

      The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows,  house siding, new roofs,  swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted  purposes,  including,  but not limited to, the alteration,  repair or improvement of residential property,  the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

      Home improvements,  unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home  improvement  contracts with high LTV ratios at origination, that the market  value of a home  improvement  may be lower  than the  principal amount outstanding under the related contract.

      Manufactured Housing Contracts

      The trust for a series may include a contract pool evidencing interests in manufactured  housing contracts  originated by one or more manufactured  housing dealers,  or  the  other  entity  or  entities  described  in  the  accompanying prospectus  supplement.  The manufactured  housing contracts may be conventional manufactured  housing contracts or manufactured housing contracts insured by the
FHA or partially  guaranteed by the VA. Each manufactured  housing contract will be secured by a manufactured  home. The manufactured  housing  contracts will be fully  amortizing or, if specified in the  accompanying  prospectus  supplement,
Balloon Loans.

      The manufactured  homes securing the manufactured  housing  contracts will consist of  "manufactured  homes" within the meaning of 42 U.S.C.  ss.  5402(6), which are treated as "single  family  residences"  for the  purposes of Sections
860A  through 860G of the Internal  Revenue  Code of 1986,  or Internal  Revenue
Code. Accordingly,  a manufactured home will be a structure built on a permanent chassis,  which is transportable in one or more sections and customarily used at a fixed  location,  has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet,  is  designed  to be used as a  dwelling  with or without a permanent  foundation  when connected to the required  utilities,  and includes  the  plumbing,  heating,  air  conditioning,  and  electrical  systems contained therein.

      Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in  the  case  of  manufactured  housing  contracts  with  high  LTV  ratios  at origination,  that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

The Mortgaged Properties

      The mortgaged  properties  will consist  primarily of attached or detached
individual   dwellings,    Cooperative   dwellings,   individual   or   adjacent
condominiums,  units in condotels,  townhouses,  duplexes,  row houses,  modular housing,  manufactured homes,  individual units or two-to four-unit dwellings in
planned-unit   developments,   two-  to   four-family   dwellings,   multifamily
residential  rental  property,  unimproved  land  and  Mixed-Use  Properties.  A condotel  generally  provides the services of commercial  hotels for residential occupants of units owned by the  borrowers as vacation or  investment  property.
Each mortgaged property,  other than a Cooperative dwelling or Mexican property, will  be  located  on  land  owned  by the  borrower  or,  if  specified  in the

                                       19

accompanying  prospectus supplement,  land leased by the borrower. The ownership of the Mexican  properties will be held in a Mexican trust.  Attached  dwellings may include  structures  where each  borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwellings on non-contiguous properties or multiple dwellings on one property.  The proprietary lease or occupancy  agreement  securing a Cooperative
Loan is  subordinate,  in most  cases,  to any  blanket  mortgage on the related cooperative apartment building or on the underlying land.  Additionally,  in the case of a Cooperative Loan, the proprietary lease or occupancy  agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of the Loans."

      Mortgaged  properties   consisting  of  modular  housing,  also  known  as
pre-assembled,  pre-fabricated,  sectional or pre-built homes, are factory built and constructed in two or more three dimensional  sections,  including  interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular  home is  transported  to the property  site to be joined  together on a permanent foundation.

      Mortgaged  properties  consisting  of  manufactured  homes must be legally classified as real estate,  have the wheels and axles removed and be attached to a  permanent  foundation  and may not be  located  in a mobile  home  park.  The manufactured  homes will also have other  characteristics  as  specified  in the prospectus supplement.

      Mexico Loans

      Each Mexico Loan will be secured by the beneficial ownership interest in a separate  trust,  the sole asset of which is a residential  property  located in
Mexico.  The  residential  property may be a second home,  vacation  home or the primary  residence of the borrower.  The borrower of a Mexico Loan may be a U.S.
borrower or an international borrower.

      Because of the  uncertainty  and delays in  foreclosing  on real  property interests in Mexico and because non-Mexican  citizens are prohibited from owning real  property  located  in some areas of  Mexico,  the  nature of the  security interest and the manner in which the Mexico  Loans are secured  differ from that of mortgage  loans  typically made in the United  States.  Record  ownership and title to the Mexican  property  will be held in the name of a Mexican  financial institution  acting as Mexican  trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the borrower.  To secure the repayment of the
Mexico Loan,  the lender is named as a  beneficiary  of the Mexican  trust.  The lender's beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the borrower's  beneficial interest in the  Mexican  trust or to  terminate  the  Mexican  trust  and sell the  Mexican property.  The borrower's beneficial interest in the Mexican trust grants to the borrower the right to use,  occupy and enjoy the Mexican  property so long as it is not in default of its obligations relating to the Mexico Loan.

      As security for  repayment of the Mexico Loan,  under the loan  agreement, the  borrower  grants  to the  lender  a  security  interest  in the  borrower's beneficial  interest in the Mexican  trust.  If

                                       20

the  borrower is  domiciled  in the United  States,  the  borrower's  beneficial interest in the Mexican trust should be considered under applicable state law to be an interest in personal property,  not real property,  and, accordingly,  the lender will file financing  statements in the  appropriate  state to perfect the lender's  security  interest.  Because  the  lender's  security  interest in the borrower's  beneficial  interest in the Mexican  trust is not,  for  purposes of foreclosing  on that  collateral,  an interest in real  property,  the depositor either will rely on its remedies  that are  available in the United States under the applicable  Uniform  Commercial  Code, or UCC, and under the trust agreement and foreclose on the collateral  securing a Mexico Loan under the UCC, or direct the  Mexican  trustee to conduct  an auction to sell the  borrower's  beneficial interest or the Mexican property under the trust agreement. If a borrower is not a  resident  of  the  United  States,  the  lender's  security  interest  in the borrower's beneficial interest in the Mexican trust may be unperfected under the
UCC. If the lender  conducts  its  principal  lending  activities  in the United
States,  the loan  agreement  will  provide that rights and  obligations  of the borrower  and the  lender  under  the  loan  agreement  will be  governed  under applicable United States state law. See "Certain Legal Aspects of the Loans--The
Mortgage Loans."

      In  connection  with the  assignment of a Mexico Loan into a trust created under the related  pooling  and  servicing  agreement  or trust  agreement,  the depositor will transfer to the trustee, on behalf of the securityholders, all of its right,  title and interest in the  mortgage  note,  the lender's  beneficial interest in the Mexican trust, the lender's  security interest in the borrower's beneficial  interest in the Mexican  trust,  and its interest in any policies of insurance on the Mexico Loan or the Mexican property. The percentage of mortgage loans,  if any,  that are Mexico  Loans will be  specified  in the  accompanying prospectus supplement.

      Mixed-Use Properties

      Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage  loans secured by first or junior  mortgages,  deeds of trust or similar  security  instruments on fee simple or leasehold  interests in
Mixed-Use Property. Similarly, mortgage loans secured by multifamily residential rental property will consist of mortgage loans secured by first mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in multifamily  residential  rental  property  consisting  of five or more dwelling units. The mixed-use  mortgage loans and multifamily  mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating  agreements  relating to the  mortgaged  property and in some cases by certain  letters  of  credit,  personal  guarantees  or  both.  Pursuant  to  an assignment of leases and rents, the related  borrower  assigns its right,  title and interest as landlord  under each related  lease and the income  derived from the lease to the related  lender,  while  retaining a right to collect the rents for so long as there is no default.  If the borrower defaults,  the right of the borrower terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the borrower.  State law may limit or restrict the  enforcement  of the  assignment  of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

      Mixed-use  and  multifamily  real estate  lending is  generally  viewed as exposing  the  lender  to a  greater  risk of  loss  than  one-  to  four-family residential  lending.  Mixed-use and multifamily  real estate lending  typically involves  larger loans to single  borrowers or groups of related  borrowers than residential one- to four-family  mortgage loans.  Furthermore,  the repayment of loans secured

                                       21

by  income-producing  properties  is  typically  dependent  upon the  successful operation of the related real estate project.  If the cash flow from the project is reduced,  for example, if leases are not obtained or renewed,  the borrower's ability to repay the loan may be impaired. Mixed-use and multifamily real estate can be affected significantly by supply and demand in the market for the type of property  securing the loan and,  therefore,  may be subject to adverse economic
conditions.   Market  values  may  vary  as  a  result  of  economic  events  or governmental  regulations outside the control of the borrower or lender, such as rent control laws,  which impact the future cash flow of the property.  Mortgage loans secured by Mixed-Use Properties, multifamily residential rental properties and  unimproved  land in the  aggregate  will not  exceed ten  percent  (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

      The mortgaged  properties  may be located in any of the fifty states,  the
District  of  Columbia or the  Commonwealth  of Puerto  Rico.  In  addition,  if specified  in the  accompanying  prospectus  supplement,  the trust  assets  may contain  Mexico  Loans,  which are  secured  by  interests  in  trusts  that own residential  properties  located in Mexico. The Mexico Loans will not exceed ten percent  (10%) by  aggregate  principal  balance  of the  mortgage  loans in any mortgage pool as of the cut-off date  specified in the  accompanying  prospectus supplement.

      The mortgaged  properties may be owner occupied or non-owner  occupied and may  include  vacation  homes,  second  homes  and  investment  properties.  The percentage of loans secured by mortgaged properties that are owner-occupied will be  disclosed  in the  accompanying  prospectus  supplement.  The  basis for any statement  that a  given  percentage  of the  loans  are  secured  by  mortgaged properties that are owner-occupied will be one of the following:

      o     the making of a  representation  by the borrower at origination of a loan that the borrower  intends to use the  mortgaged  property as a primary residence;

      o     a  representation  by the originator of the loan, which may be based solely on the above clause; or

      o     the fact that the mailing  address  for the  borrower is the same as the address of the mortgaged property.

Any representation and warranty regarding owner-occupancy may be based solely on this  information.  Loans secured by investment  properties,  including  two- to four-unit dwellings and multifamily  residential rental properties,  may also be secured by an  assignment  of leases and rents and  operating or other cash flow guarantees relating to the loans.

      A mortgaged  property  securing a loan may be subject to the senior  liens securing one or more conventional  mortgage loans at the time of origination and may be subject to one or more junior liens at the time of  origination  or after that  origination.  Loans  evidencing liens junior or senior to the loans in the trust will likely not be included in the related trust,  but the  depositor,  an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

                                       22

The Agency Securities

      Government National Mortgage Association

      Ginnie  Mae is a wholly  owned  corporate  instrumentality  of the  United
States within HUD.  Section  306(g) of Title III of the National  Housing Act of
1934, as amended,  referred to in this prospectus as the Housing Act, authorizes
Ginnie Mae to guarantee  the timely  payment of the principal of and interest on securities  representing  interests in a pool of  mortgages  insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949,  or partially guaranteed  by the VA  under  the  Servicemen's  Readjustment  Act of  1944,  as amended, or under Chapter 37 of Title 38, United States Code.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the  United  States is pledged to the  payment  of all  amounts  which may be required to be paid under any guarantee under this subsection." In order to meet its obligations  under that  guarantee,  Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time  sufficient  to enable  Ginnie Mae to  perform  its  obligations  under its
guarantee.   See  "Additional  Information"  for  the  availability  of  further information regarding Ginnie Mae and Ginnie Mae securities.

      Ginnie Mae Securities

      In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I  Certificate  or a Ginnie Mae II  Certificate  as  referred to by
Ginnie Mae, will be a "fully modified pass-through"  mortgage-backed certificate issued and serviced by a mortgage  banking  company or other  financial  concern
approved  by  Ginnie  Mae,  except  any  stripped   mortgage  backed  securities
guaranteed  by Ginnie  Mae or any REMIC  securities  issued by Ginnie  Mae.  The characteristics of any Ginnie Mae securities  included in the trust for a series of securities will be described in the accompanying prospectus supplement.

      Federal Home Loan Mortgage Corporation

      Freddie Mac is a corporate  instrumentality  of the United States  created under Title III of the Emergency  Home Finance Act of 1970,  as amended,  or the
Freddie  Mac Act.  Freddie  Mac was  established  primarily  for the  purpose of increasing  the  availability  of mortgage  credit for the  financing  of needed housing.  The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional,  residential mortgage loans or participation interests in mortgage  loans and reselling the mortgage  loans so purchased in the form of guaranteed  mortgage  securities,  primarily  Freddie Mac  securities.  In 1981,
Freddie  Mac  initiated  its  Home  Mortgage  Guaranty  Program  under  which it purchases  mortgage loans from sellers with Freddie Mac securities  representing interests in the mortgage loans so purchased.  All mortgage  loans  purchased by
Freddie  Mac must  meet  certain  standards  set forth in the  Freddie  Mac Act.
Freddie Mac is confined to  purchasing,  so far as  practicable,  mortgage loans that it deems to be of the quality and type that  generally  meets the  purchase standards imposed by private institutional  mortgage investors.  See "Additional
Information" for the availability of further  information  regarding Freddie Mac and Freddie Mac securities.  Neither the United States nor any agency thereof is obligated to finance  Freddie Mac's  operations or to assist  Freddie Mac in any other manner.

                                       23

      Freddie Mac Securities

      In most  cases,  each  Freddie  Mac  security  relating  to a series  will represent  an  undivided  interest  in a pool of mortgage  loans that  typically consists  of  conventional  loans,  but may  include  FHA  loans  and VA  loans, purchased by Freddie Mac, except any stripped  mortgage backed securities issued
by  Freddie  Mac.   Each  of  those  pools  will  consist  of  mortgage   loans,
substantially  all of  which  are  secured  by one- to  four-family  residential properties  or, if  specified in the  accompanying  prospectus  supplement,  are secured by multifamily residential rental properties. The characteristics of any
Freddie Mac securities  included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

      Federal National Mortgage Association

      Fannie  Mae is a  federally  chartered  and  privately  owned  corporation organized and existing under the Federal National Mortgage  Association  Charter
Act (12  U.S.C.  ss.  1716 et seq.).  It is the  nation's  largest  supplier  of residential  mortgage funds. Fannie Mae was originally  established in 1938 as a
United  States  government  agency  to  provide  supplemental  liquidity  to the mortgage  market and was  transformed  into a  stockholder-owned  and  privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage  market  primarily by  purchasing  home  mortgage  loans from local
lenders,   thereby   replenishing  their  funds  for  additional  lending.   See
"Additional  Information" for the availability of further information respecting
Fannie Mae and Fannie Mae securities.  Although the Secretary of the Treasury of the  United  States  has  authority  to  lend  Fannie  Mae up to  $2.25  billion outstanding  at any time,  neither the United  States nor any agency  thereof is obligated to finance  Fannie  Mae's  operations  or to assist  Fannie Mae in any other manner.

      Fannie Mae Securities

      In most  cases,  each  Fannie  Mae  security  relating  to a  series  will represent a fractional  undivided interest in a pool of mortgage loans formed by
Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae.
Mortgage loans underlying Fannie Mae securities will consist of fixed,  variable or adjustable  rate  conventional  mortgage  loans or fixed-rate FHA loans or VA loans.  Those  mortgage  loans may be secured by either one- to  four-family  or multifamily residential rental properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

Private Securities

      As specified in the related prospectus supplement,  the private securities will primarily be similar to securities  offered  hereunder in their  collateral and their cash flows. The primary collateral for both the private securities and the related  securities will be the same pool of loans.  Payments on the private securities will be passed through to holders of the related securities.

      References in this  prospectus to Advances to be made and other actions to be taken by the master  servicer or servicer  in  connection  with the loans may include  Advances  made and other  actions  taken under the terms of the private securities.  Each security  offered by this prospectus will evidence an interest in only the related pool and  corresponding  trust, and not in any other pool or trust related to securities issued in this prospectus.

                                       24

      In addition, as to any series of securities secured by private securities, the private  securities  may consist of an ownership  interest in a  structuring entity  formed by the  depositor  for the  limited  purpose of holding the trust assets  relating to a series of securities.  This special  purpose entity may be organized  in the form of a trust,  limited  partnership  or  limited  liability company,  and will be  structured  in a manner that will insulate the holders of securities  from  liabilities  of the special  purpose  entity.  The  provisions governing the special  purpose  entity will restrict the special  purpose entity from  engaging in or  conducting  any  business  other than the holding of trust assets and the  issuance of  ownership  interests  in the trust  assets and some incidental  activities.  Any  ownership  interest  will  evidence  an  ownership interest in the related  trust assets as well as the right to receive  specified cash flows  derived from the trust  assets,  as  described  in the  accompanying prospectus  supplement.  The  obligations  of the  depositor as to any ownership interest will be limited to some  representations and warranties relating to the trust  assets,  as described in this  prospectus.  Credit  support of any of the types described in this prospectus under "Description of Credit Enhancement" may be  provided  for the  benefit  of any  ownership  interest,  if  stated  in the accompanying prospectus supplement.

                               TRUST ASSET PROGRAM

Underwriting Standards

      General

      The depositor  expects that the  originator of each of the loans will have applied,  consistent  with  applicable  federal and state laws and  regulations, underwriting  procedures intended to evaluate the borrower's credit standing and repayment  ability  and/or the value and  adequacy  of the  related  property as
collateral.  As  described  in  the  accompanying  prospectus  supplement,   the
depositor  expects that any FHA loans or VA loans will have been  originated  in compliance with the underwriting policies of the FHA or VA, respectively.  These underwriting  policies will be described in the applicable prospectus supplement to the extent material.  The underwriting criteria applied by the originators of the  loans  included  in a  pool  may  vary  significantly  among  sellers.  The
accompanying   prospectus   supplement   will   describe  most  aspects  of  the
underwriting  criteria, to the extent known by the depositor,  that were applied by the  originators  of the loans.  In most cases,  the depositor will have less
detailed   information   concerning  the  underwriting   criteria  used  in  the
origination  of seasoned  loans than it will have  concerning  newly  originated loans.

      The underwriting  standards of any particular originator typically include a set of  specific  criteria  by  which  the  underwriting  evaluation  is made.
However, the application of the underwriting  standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be  originated  generally  in  accordance  with a given  set of  underwriting standards  if,  based  on an  overall  qualitative  evaluation,  the  loan is in substantial compliance with the underwriting standards.  For example, a loan may be considered  to comply with a set of  underwriting  standards,  even if one or
more  specific  criteria  included  in  the  underwriting   standards  were  not
satisfied, if other factors compensated for the criteria that were not satisfied or if  the  loan  is  considered  to  be  in  substantial  compliance  with  the underwriting  standards.  In the case of a Designated  Seller  Transaction,  the applicable  underwriting  standards will be those of the designated seller or of the  originator  of the  loans,  and  will  be  described  in  the  accompanying prospectus supplement.

                                       25

      The mortgage loans in any mortgage pool may be underwritten by Residential
Funding Company, LLC, a seller or a designated third party through the use of an automated  underwriting  system. In the case of a designated seller transaction, the mortgage loans may be underwritten by the designated  seller or a designated
third  party  through  the  use  of  an  automated   underwriting   system.  Any
determination of underwriting eligibility using an automated system will only be based on the information  entered into the system and the  information  that the system  is  programmed  to  review.  Loans  underwritten  through  the use of an automated  underwriting  system may not require delivery to Residential  Funding
Company,  LLC or the designated seller of all or a portion of the related credit files. For additional  information regarding automated underwriting systems that are used by  Residential  Funding  Company,  LLC to review some of the  mortgage loans that it  purchases  and that may be included  in any  mortgage  pool,  see
"--Automated Underwriting," below.

      The depositor anticipates that loans, other than the Mexico Loans and some loans secured by mortgaged  properties located in Puerto Rico, included in pools for certain series of securities will have been originated based on underwriting standards and  documentation  requirements  that are less  restrictive  than for other mortgage loan lending programs.  In such cases,  borrowers may have credit histories that contain  delinquencies  on mortgage and/or  consumer debts.  Some borrowers may have initiated  bankruptcy  proceedings  within a few years of the time of origination of the related loan. In addition, some loans with LTV ratios over 80% will not be  required  to have and may not have the  benefit of primary mortgage  insurance.  Loans and  contracts  that are  secured  by  junior  liens generally  will not be  required  by the  depositor  to be  covered  by  primary mortgage insurance. Likewise, loans included in a trust may have been originated in connection  with a governmental  program under which  underwriting  standards were  significantly less stringent and designed to promote home ownership or the availability  of affordable  residential  rental  property  regardless of higher risks of default and losses.  As discussed above, in evaluating  seasoned loans, the depositor may place  greater  weight on payment  history or market and other economic trends and less weight on underwriting factors usually applied to newly originated loans.

      Loan Documentation

      In most cases,  under a traditional  "full  documentation"  program,  each borrower will have been required to complete an application  designed to provide to the original lender pertinent credit information  concerning the borrower. As part of the description of the borrower's financial condition, the borrower will have  furnished  information,  which may or may not be verified,  describing the borrower's assets,  liabilities,  income, credit history and employment history, and furnished an  authorization to apply for a credit report that summarizes the borrower's  available  credit  history with local  merchants and lenders and any record of  bankruptcy.  The  borrower  may also have been  required to authorize verifications  of deposits at  financial  institutions  where the  borrower  had demand or savings accounts.  In the case of investment  properties,  only income derived from the mortgaged  property may have been  considered for  underwriting purposes,  rather  than the  income of the  borrower  from  other  sources.  For mortgaged  property  consisting of vacation or second homes,  no income  derived from the property will typically have been considered for underwriting purposes.

      The underwriting  standards applied by originators in some cases allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may  demonstrate  income and employment  directly by providing alternative  documentation  in the form of

                                       26

copies of the borrower's own records  relating to income and employment,  rather than having the originator obtain independent  verifications from third parties, such as the borrower's employer or mortgage servicer.

      If specified in the accompanying  prospectus  supplement,  a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation  refinancing program.  Such program permits some mortgage loans to be refinanced  with only limited  verification  or updating of the  underwriting information  that was obtained at the time that the original  mortgage  loan was originated.  For example,  a new  appraisal  of a mortgaged  property may not be required if the related  original  mortgage loan was  originated up to 24 months prior to the refinancing. In addition, a mortgagor's income may not be verified,
although   continued   employment  is  required  to  be  verified.   In  certain
circumstances,  a  mortgagor  may be  permitted  to  borrow  up to  100%  of the outstanding  principal amount of the original  mortgage loan. Each mortgage loan
underwritten   pursuant  to  this   program  will  be  treated  as  having  been
underwritten  pursuant  to the same  underwriting  documentation  program as the mortgage loan that it  refinanced,  including for purposes of the  disclosure in the  accompanying  prospectus  supplement.  If  specified  in  the  accompanying prospectus  supplement,  some  loans may have  been  originated  under  "limited documentation" or "no  documentation"  programs that require less  documentation and verification  than do traditional  "full  documentation"  programs.  Under a limited documentation or no documentation  program,  minimal or no investigation into the  borrower's  credit  history and income  profile is  undertaken  by the originator  and the  underwriting  may be  based  primarily  or  entirely  on an appraisal or other  valuation of the mortgaged  property and the LTV or combined
LTV ratio at origination.

      Appraisals

      The  adequacy  at  origination  of a mortgaged  property  as security  for repayment  of the  related  loan  will  typically  have  been  determined  by an appraisal.  Appraisers may be either staff appraisers employed by the originator or independent  appraisers selected in accordance with guidelines established by or acceptable to the  originator.  The  appraisal  procedure  guidelines in most cases will have  required the  appraiser or an agent on its behalf to personally inspect the  property and to verify  whether the property was in good  condition and that construction,  if new, had been substantially  completed. The appraisal will have  considered  a market  data  analysis  of recent  sales of  comparable properties and, when deemed  applicable,  an analysis based on income  generated from the  property or  replacement  cost  analysis  based on the current cost of constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio or  combined  LTV  ratio  may have been  based on the  appraised  value as indicated  on  a  review  appraisal  conducted  by  the  seller  or  originator.
Alternatively,  as specified in the accompanying  prospectus supplement,  values may be supported by:

      o     a statistical valuation;

      o     a broker's price opinion;

      o     an automated appraisal, drive by appraisal or other certification of value; or

      o     a statement of value by the borrower.

                                       27

      A statistical  valuation estimates the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property.  The  stated  value  will be value of the  property  as  stated by the related  borrower  in  his  or  her  application.  The  accompanying  prospectus supplement will specify whether an appraisal of any  manufactured  home will not be required.

      Loan-to-Value and Combined Loan-to-Value Ratios

      In the case of most  mortgage  loans made to  finance  the  purchase  of a mortgaged  property,  the LTV ratio, in most cases is the ratio,  expressed as a percentage,  of the original principal amount or credit limit, as applicable, of the  related  loan to the lesser of (1) the  appraised  value  determined  in an appraisal  obtained at  origination  of the related loan and (2) the sales price for the related mortgaged property,  except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price.

      In the case of certain other mortgage loans, including refinance, modified or converted  mortgage  loans,  the LTV ratio at  origination  is defined as the ratio,  expressed as a percentage,  of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing,  modification  or conversion or, if no appraisal has been obtained, the value of the  related  mortgaged  property,  which value  generally  will be supported by either:

      o     a representation by the related seller as to value;

      o     an appraisal or other valuation obtained prior to origination; or

      o     the sales price,  if the related  mortgaged  property was  purchased within the previous twelve months.

      In the case of some mortgage loans  seasoned for over twelve  months,  the
LTV ratio may be  determined  at the time of purchase  from the  related  seller based on the  ratio of the  current  loan  amount  to the  current  value of the mortgaged property as determined by an appraisal or other valuation.

      For any loan secured by a junior lien on the related  mortgaged  property, the CLTV ratio, in most cases, will be the ratio, expressed as a percentage,  of
(A) the sum of (1) the  original  principal  balance  or the  credit  limit,  as applicable, and (2) the principal balance of any related senior mortgage loan at origination  of the loan  together with any loan  subordinate  to it, to (B) the appraised value of the related mortgaged  property.  The appraised value for any junior lien loan will be the appraised value of the related  mortgaged  property determined in the appraisal used in the origination of the loan,  which may have been  obtained  at  an  earlier  time.  However,  if  the  loan  was  originated simultaneously  with or not  more  than 12  months  after a  senior  lien on the related mortgaged property, the appraised value will in most cases be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

      As to each loan secured by a junior lien on the  mortgaged  property,  the junior  ratio will be the ratio,  expressed  as a  percentage,  of the  original principal balance or the credit limit, as applicable,  of the loan to the sum of
(1) the original  principal  balance or the credit limit, as

                                       28

applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. The credit utilization rate for any revolving credit loan is  determined  by  dividing  the  cut-off  date  principal  balance of the revolving credit loan by the credit limit of the related credit line agreement.

      Some of the loans which are subject to negative amortization will have LTV ratios  that will  increase  after  origination  as a result  of their  negative amortization. In the case of some seasoned loans, the values used in calculating
LTV ratios may no longer be accurate  valuations  of the  mortgaged  properties.
Some mortgaged  properties may be located in regions where property  values have declined significantly since the time of origination.

      The underwriting standards applied by an originator typically require that the  underwriting  officers of the originator be satisfied that the value of the property  being  financed,  as indicated  by an  appraisal  or other  acceptable valuation method as described above, currently supports,  except with respect to
Home Loans,  and is anticipated to support in the future,  the outstanding  loan balance. In fact, some states where the mortgaged properties may be located have
"anti-deficiency"  laws requiring,  in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure.  See  "Certain  Legal  Aspects of the Loans." Any of these  factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged  properties are located.  However,  declining values of real estate, as experienced periodically in certain regions, or increases in the principal  balances of some loans,  such as GPM Loans and negative  amortization
ARM loans,  could cause the  principal  balance of some or all of these loans to exceed the value of the mortgaged properties.

      Credit Scores

      Credit  Scores are obtained by some mortgage  lenders in  connection  with loan  applications  to help assess a borrower's  creditworthiness.  In addition,
Credit  Scores  may be  obtained  by  Residential  Funding  Company,  LLC or the designated seller after the origination of a loan if the seller does not provide a current Credit Score.  Credit Scores are obtained from credit reports provided by various credit  reporting  organizations,  each of which may employ differing computer models and methodologies.

      The Credit  Score is designed to assess a borrower's  credit  history at a single  point in time,  using  objective  information  currently on file for the borrower at a particular  credit reporting  organization.  Although each scoring
model  varies,   typically  Credit  Scores  range  from   approximately  350  to
approximately  840,  with higher scores  indicating  an  individual  with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative  degree of risk a borrower  represents  to a lender,  i.e.,  a borrower  with a higher  score is statistically  expected to be less likely to default in payment  than a borrower with a lower  score.  In  addition,  it should be noted that Credit  Scores were developed  to indicate a level of default  probability  over a two-year  period, which in most cases,  does not  correspond  to the life of a loan.  Furthermore, many Credit Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for  consumer  loans  in  general,  and  assess  only  the borrower's past credit history. Therefore, in most cases, a Credit Score may not take into  consideration  the  differences  between  mortgage loans and consumer loans, or the specific  characteristics  of the related loan,  including the LTV ratio or combined LTV ratio, as applicable,

                                       29

the  collateral  for the  loan,  or the  debt-to-income  ratio.  There can be no assurance that the Credit Scores of the borrowers will be an accurate  predictor of the  likelihood  of  repayment  of the related  loans or that any  borrower's
Credit  Score would not be lower if obtained as of the date of the  accompanying prospectus supplement.

      Application of Underwriting Standards

      Based on the data provided in the application  and certain  verifications, if required,  and the appraisal or other valuation of the mortgaged property,  a determination  will have been  generally  made by the  original  lender that the borrower's  monthly  income,  if required to be stated,  would be  sufficient to enable  the  borrower  to meet its  monthly  obligations  on the loan and  other expenses  related to the property.  Examples of other expenses  include property
taxes,   utility  costs,   standard  hazard  and  primary  mortgage   insurance,
maintenance fees and other levies assessed by a Cooperative,  if applicable, and other fixed  obligations other than housing expenses  including,  in the case of loans  secured by a junior  lien on the  related  mortgaged  property,  payments required to be made on any senior  mortgage.  The  originator's  guidelines  for loans will, in most cases,  specify that scheduled payments on a loan during the first  year of its term plus taxes and  insurance,  including  primary  mortgage insurance,  and all  scheduled  payments on  obligations  that extend beyond one year,  including those mentioned above and other fixed obligations,  would equal no more than specified  percentages of the prospective  borrower's gross income.
The  originator  may also consider the amount of liquid assets  available to the borrower after origination. The loan rate in effect from the origination date of an ARM loan or other types of loans to the first  adjustment  date are likely to be lower, and may be significantly  lower,  than the sum of the  then-applicable index and Note Margin.  Similarly, the amount of the monthly payment on Buy-Down
Loans,  GEM  Loans  or other  graduated  payment  loans  will,  and on  negative amortization loans may, increase periodically.  If the borrowers' incomes do not increase in an amount  commensurate with the increases in monthly payments,  the likelihood of default will increase.  In addition, in the case of loans that are subject to negative amortization, the principal balances of those loans are more likely to equal or exceed the value of the underlying  mortgaged  properties due to the addition of deferred  interest,  thereby  increasing  the  likelihood  of defaults  and losses.  For  Balloon  Loans,  payment of the Balloon  Amount will depend on the borrower's  ability to obtain refinancing or to sell the mortgaged property  prior  to the  maturity  of the  Balloon  Loan,  and  there  can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

      In some circumstances,  the loans have been made to employees or preferred customers of the  originator  for which,  in  accordance  with the  originator's
mortgage  loan  programs,   income,  asset  and  employment   verifications  and
appraisals may not have been required.  As to loans made under any employee loan program maintained by Residential  Funding Company,  LLC, GMAC Mortgage,  LLC or
any of their affiliates, in limited circumstances preferential note rates may be allowed.

      A portion of the loans may be purchased in  negotiated  transactions,  and those  negotiated  transactions  may be governed by agreements,  known as master commitments,  relating  to ongoing  purchases  of loans by  Residential  Funding
Company,  LLC or the designated seller, from sellers who will represent that the loans have been originated in accordance with  underwriting  standards agreed to by Residential  Funding Company,  LLC or the designated  seller,  as applicable.
Residential  Funding Company,  LLC or the designated seller, as the case may be, on behalf of the depositor or a designated  third party,  will  normally  review only a limited  portion of the loans in any delivery from

                                       30

the related seller for conformity with the applicable  underwriting standards. A portion of loans may be purchased  from sellers who may represent that the loans were originated under underwriting  standards  acceptable to Residential Funding
Company, LLC or the designated seller. Loans purchased under Residential Funding
Company,  LLC's  negotiated  conduit asset  program are not typically  purchased pursuant to master commitments.

      The level of review by Residential Funding Company, LLC, if any, will vary depending  on  several  factors,  including  its  experience  with  the  seller.
Residential  Funding  Company,  LLC, on behalf of the depositor,  typically will review a sample of the loans purchased by Residential  Funding Company,  LLC for conformity with Residential  Funding Company,  LLC's  underwriting  standards or
applicable   underwriting   standards   specified  in  this  prospectus  or  the
accompanying prospectus supplement, and to assess the likelihood of repayment of the loan from the various  sources for such  repayment,  including the borrower,
the  mortgaged  property,   and  primary  mortgage   insurance,   if  any.  Such
underwriting  reviews  will  generally  not be  conducted  with  respect  to any individual  mortgage  pool  related  to a series  of  securities.  In  reviewing seasoned  loans,  or loans that have been  outstanding  for more than 12 months,
Residential Funding Company, LLC may take into consideration,  in addition to or in lieu of the factors described above, the borrower's actual payment history in assessing  a  borrower's  current  ability  to make  payments  on the  loan.  In addition,  Residential Funding Company, LLC may conduct additional procedures to assess the current  value of the  mortgaged  properties.  Those  procedures  may consist of statistical  valuations,  drive-by appraisals or real estate broker's price opinions.  The depositor may also consider a specific area's housing value trends.  These alternative  valuation methods may not be as reliable as the type of borrower  financial  information or appraisals that are typically obtained at origination. In its underwriting analysis,  Residential Funding Company, LLC may also  consider  the  applicable  Credit  Score of the related  borrower  used in connection with the origination or acquisition of the loan, as determined  based on a credit  scoring model  acceptable  to the  depositor.  Residential  Funding
Company,  LLC will not  undertake any review of loans sold to the depositor in a
Designated Seller Transaction.

      Mixed-Use and Multifamily Underwriting Standards

      The  underwriting   standards   applicable  to  Mixed-Use  Properties  and
multifamily  residential rental properties will be described in the accompanying prospectus supplement.

      Automated Underwriting

      In recent  years,  the use of  automated  underwriting  systems has become commonplace in the residential  mortgage market.  In general,  these systems are programmed to review most of the  information  that is set forth in  Residential
Funding Company,  LLC's underwriting  criteria that is necessary to satisfy each underwriting program.

      In some cases,  Residential  Funding  Company,  LLC enters the information into the  automated  underwriting  system using the  documentation  delivered to
Residential  Funding  Company,  LLC by the seller.  In other  cases,  the seller enters the information  directly into the automated  underwriting  system.  If a seller enters the information, Residential Funding Company, LLC will verify that the  information  relating to the  underwriting  criteria that it considers most important  accurately  reflects the  information  contained in the  underwriting documentation.

                                       31

      Because  an  automated   underwriting   system  will  only   consider  the
information that it is programmed to review,  which may be more limited than the information  that could be  considered  in the course of a manual  review,  some mortgage  loans may be  approved  by an  automated  system  that would have been rejected  through a manual  review.  In  addition,  there  could be  programming inconsistencies  between an  automated  underwriting  system and the  applicable underwriting criteria, which could in turn be applied to numerous mortgage loans that the system  reviews.  We cannot  assure you that an automated  underwriting review will in all cases  result in the same  determination  as a manual  review with respect to whether a mortgage loan satisfies  Residential  Funding Company,
LLC's underwriting criteria.

      Any automated  underwriting  system utilized by a designated  seller for a material  portion of the loans in the related loan pool will be described in the accompanying prospectus supplement.

The Negotiated Conduit Asset Program

      Some of the loans included in a trust may have been acquired and evaluated under Residential Funding Company,  LLC's negotiated conduit asset program.  The negotiated  conduit asset program  allows for loans with document  deficiencies, program violations,  unusual property types,  seasoned loans,  delinquent loans, and loans not eligible for Residential Funding Company, LLC's other programs. In most  cases,  the  negotiated  conduit  asset  program  loans  fall  into  three categories: Portfolio Programs, Program Exceptions and Seasoned Loans.

      Portfolio Programs:  These loans are originated by various originators for their own  mortgage  loan  portfolio  and not under any of  Residential  Funding
Company,  LLC's  standard  programs  or  any  other  secondary  market  program.
Typically,  these  loans are  originated  under  programs  offered by  financial depository  institutions that were designed to provide the financial institution with a competitive  origination  advantage.  This is achieved by permitting loan terms and  underwriting  criteria  that did not conform with  typical  secondary market  standards,  with the  intention  that these  loans  would be held in the originating  institution's  portfolio rather than sold in the secondary  market.
However,  for various reasons including merger or acquisition or other financial considerations  specific to the originating  institution,  that  institution may offer the loans for sale, and the loans are then acquired by Residential Funding
Company, LLC in the secondary market.

      Program  Exceptions:  These loans are originated for sale in the secondary market with the intention that the loans will meet the criteria and underwriting guidelines of a standard loan purchase  program of Residential  Funding Company,
LLC, Fannie Mae, Freddie Mac, or another secondary market participant.  However, after  origination  it may  be  determined  that  the  loans  do  not  meet  the requirements of the intended  program for any of a number of reasons,  including the failure to reach required  loan-to-value  ratios,  debt-to-income  ratios or credit scores, or because the mortgage file has document deficiencies.

      Seasoned Loans:  These loans are acquired by Residential  Funding Company,
LLC through the  exercise of a right to  repurchase  loans in a pool  previously securitized  by the depositor or any of its  affiliates,  or are other  seasoned loans. In most cases, these loans are seasoned longer than twelve months. Due to the length of time since  origination,  no assurance  can be given as to whether such loans will  conform  with current  underwriting  criteria or  documentation requirements.  Although at

                                       32

origination some of the loans may have been purchased through one of Residential
Funding  Company,  LLC's  standard loan purchase  programs,  seasoned  loans are typically not purchased  through these programs  because these programs  require current information regarding the mortgagor's credit and the property value.

      Evaluation  Standards for  Negotiated  Conduit Asset Program  Loans:  Most
negotiated  conduit asset program  loans are  evaluated by  Residential  Funding
Company,  LLC to determine whether the characteristics of the loan, the borrower and the  collateral,  taken as a whole,  represent a prudent  lending risk.  The factors considered include:

      o     the mortgage loan's payment terms and characteristics;

      o     the borrower's credit score;

      o     the value of the mortgaged property,  which may be estimated using a broker's price opinion or a statistical valuation;

      o     the credit and legal documentation associated with the loan;

      o     the seasoning of the loan;

      o     an evaluation of the financial capacity,  eligibility and experience of the seller and/or servicer of the loan; and

      o     the representations and warranties made by the seller.

      In most cases,  Residential Funding Company,  LLC orders an updated credit score for each loan  reviewed.  For seasoned  loans,  an updated credit score is ordered  for the  primary  borrower  as  reported  on the tape data or loan file submitted by the seller.  Periodic  quality  control  reviews are performed.  In addition,  statistical  property valuations and drive-by appraisals may be used, or a review may be done of the original appraisal.

      Many of the negotiated conduit asset program loans include characteristics representing  underwriting  deficiencies  as  compared to other  mortgage  loans originated in compliance  with standard  origination  programs for the secondary mortgage market. In addition,  some of the mortgaged  properties for these loans are  not  typically  permitted  in the  secondary  market,  including  mixed-use properties,  incomplete  properties,  properties with deferred maintenance,  and properties with excess acreage.

      The  negotiated  conduit asset program loans may have missing or defective loan documentation. Neither Residential Funding Company, LLC nor the seller will be obligated to  repurchase a negotiated  conduit  asset program loan because of such missing or defective documentation unless the omission or defect materially interferes with the servicer's or master servicer's  ability to foreclose on the related mortgaged property.

                                       33

                          DESCRIPTION OF THE SECURITIES

General

      The securities will be issued in series.  Each series of certificates  or, in some instances,  two or more series of  certificates,  will be issued under a pooling  and  servicing  agreement  or,  in the case of  certificates  backed by private securities,  a trust agreement,  similar to one of the forms filed as an exhibit to the  registration  statement  under the  Securities  Act of 1933,  as amended, for the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the  accompanying  prospectus  supplement as indenture  trustee for the series.  A form of  indenture  has been filed as an exhibit to the  registration statement  under the Securities Act of 1933, as amended,  for the notes of which this  prospectus  forms  a  part.  In the  case of each  series  of  notes,  the depositor, the related trust and the entity named in the accompanying prospectus supplement  as  master  servicer  for the  series  will  enter  into a  separate servicing  agreement.  Each pooling and servicing  agreement,  trust  agreement, servicing  agreement,  and  indenture  will be  filed  with the  Securities  and
Exchange  Commission  as an  exhibit  to a Form  8-K.  The  following  summaries
(together with additional  summaries under "The Agreements"  below) describe all material  terms  and  provisions  relating  to the  securities  common  to  each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements,  trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be  complete  and are  subject  to, and are  qualified  in their  entirety by reference to, all of the provisions of related  agreement for each trust and the accompanying prospectus supplement.

         Each series of securities  may consist of any one or a  combination  of the following types of securities:

Accretion Directed                    A class that receives  principal  payments
                                      from the accreted  interest from specified
                                      accrual  classes.  An  accretion  directed
                                      class also may receive principal  payments
                                      from principal paid on the underlying pool
                                      of assets.

Accrual                               A  class  that   accretes  the  amount  of
                                      accrued interest  otherwise  distributable
                                      on the class,  which  amount will be added
                                      as principal to the  principal  balance of
                                      the class on each applicable  distribution
                                      date.  The  accretion  may continue  until
                                      some specified event has occurred or until
                                      the accrual class is retired.

Companion                             A class that receives  principal  payments
                                      on any distribution date only if scheduled
                                      payments   have  been  made  on  specified
                                      planned   principal   classes,    targeted
                                      principal  classes or scheduled  principal
                                      classes.

                                       34

Component                             A class  consisting of  "components."  The
                                      components   of  a  class   of   component
                                      certificates may have different  principal
                                      and interest payment  characteristics  but
                                      together  constitute a single class.  Each
                                      component   of  a   class   of   component
                                      certificates  may be identified as falling
                                      into one or more of the categories.

Fixed Rate                            A class  with  an  interest  rate  that is
                                      fixed throughout the life of the class.

Floating Rate                         A class with an interest  rate that resets
                                      periodically based upon a designated index
                                      and that varies  directly  with changes in
                                      the index.

Interest Only                         A class  having no  principal  balance and
                                      bearing  interest on the related  notional
                                      amount.  The  notional  amount is used for
                                      purposes of the  determination of interest
                                      distributions.

Inverse Floating Rate                 A class with an interest  rate that resets
                                      periodically based upon a designated index
                                      and that varies  inversely with changes in
                                      the index.

Lockout                               A  class  that,  for  the  period  of time
                                      specified   in  the   related   prospectus
                                      supplement, generally will not receive (in
                                      other   words,   is  locked  out  of)  (1)
                                      principal  prepayments  on the  underlying
                                      pool  of   assets   that   are   allocated
                                      disproportionately     to    the    senior
                                      certificates   because  of  the   shifting
                                      interest  structure of the certificates in
                                      the trust and/or (2)  scheduled  principal
                                      payments on the underlying pool of assets,
                                      as  specified  in the  related  prospectus
                                      supplement.  During the  lock-out  period,
                                      the portion of the principal distributions
                                      on the underlying  pool of assets that the
                                      lockout  class  is  locked  out of will be
                                      distributed to the other classes of senior
                                      certificates.

Partial Accrual                       A class  that  accretes  a portion  of the
                                      amount of accrued  interest  on it,  which
                                      amount  will  be  added  to the  principal
                                      balance  of the  class on each  applicable
                                      distribution  date,  with the remainder of
                                      the  accrued  interest  to be  distributed
                                      currently  as interest  on the class.  The
                                      accretion may continue until a specified

                                       35

                                      event has  occurred  or until the  partial
                                      accrual class is retired.

Principal Only                        A class that does not bear interest and is
                                      entitled to receive only  distributions of
                                      principal.

Planned Principal or PACs             A  class  that  is   designed  to  receive
                                      principal  payments using a  predetermined
                                      principal   balance  schedule  derived  by
                                      assuming two constant prepayment rates for
                                      the underlying  pool of assets.  These two
                                      rates   are   the    endpoints   for   the
                                      "structuring   range"   for  the   planned
                                      principal  class.  The  planned  principal
                                      classes in any series of certificates  may
                                      be subdivided  into  different  categories
                                      (e.g.,  primary planned principal classes,
                                      secondary planned principal classes and so
                                      forth)    having    different    effective
                                      structuring ranges and different principal
                                      payment priorities.  The structuring range
                                      for the secondary  planned principal class
                                      of  a  series  of  certificates   will  be
                                      narrower than that for the primary planned
                                      principal class of the series.

Scheduled Principal                   A  class  that  is   designed  to  receive
                                      principal  payments using a  predetermined
                                      principal  balance  schedule  but  is  not
                                      designated as a planned principal class or
                                      targeted  principal  class. In many cases,
                                      the  schedule is derived by  assuming  two
                                      constant    prepayment   rates   for   the
                                      underlying pool of assets. These two rates
                                      are the  endpoints  for  the  "structuring
                                      range" for the scheduled principal class.

Senior Support                        A class that absorbs the  realized  losses
                                      other  than   excess   losses  that  would
                                      otherwise  be  allocated to a super senior
                                      class   after  the   related   classes  of
                                      subordinated  certificates  are no  longer
                                      outstanding.

Sequential Pay                        Classes that receive principal payments in
                                      a  prescribed  sequence,  that do not have
                                      predetermined  principal balance schedules
                                      and that under all  circumstances  receive
                                      payments of  principal  continuously  from
                                      the first  distribution date on which they
                                      receive

                                       36

                                      principal until they are retired. A single
                                      class  that  receives  principal  payments
                                      before or after all other  classes  in the
                                      same series of security may be  identified
                                      as a sequential pay class.

Super Senior                          A   class   that   will   not   bear   its
                                      proportionate  share  of  realized  losses
                                      (other than excess losses) as its share is
                                      directed to another class,  referred to as
                                      the "senior support class" until the class
                                      certificate  balance of the support  class
                                      is reduced to zero.

Targeted Principal or TACs            A  class  that  is   designed  to  receive
                                      principal  payments using a  predetermined
                                      principal   balance  schedule  derived  by
                                      assuming a single constant prepayment rate
                                      for the underlying pool of assets.

Variable Rate                         A class with an interest  rate that resets
                                      periodically    and   is   calculated   by
                                      reference to the rate or rates of interest
                                      applicable   to   specified    assets   or
                                      instruments   (e.g.,  the  mortgage  rates
                                      borne by the underlying mortgage loans).

      Credit support for each series of securities may be provided by a mortgage pool insurance  policy,  mortgage  insurance  policy,  special hazard  insurance policy,  bankruptcy bond, letter of credit,  purchase obligation,  reserve fund,
any  uncertificated   interest  in  the  trust  assets,   overcollateralization,
financial guaranty insurance policy,  derivative products,  surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the  subordination  of one or more  classes of  securities  as  described  under
"Description of Credit  Enhancement--Subordination" or by any combination of the foregoing.

Form of Securities

      As specified in the accompanying prospectus supplement,  the securities of each series will be issued either as physical  securities or in book-entry form.
If issued as physical  securities,  the securities  will be in fully  registered form  only  in  the  denominations  specified  in  the  accompanying  prospectus supplement,  and will be  transferable  and  exchangeable at the corporate trust office of the certificate registrar or note registrar, as applicable,  appointed under the related  pooling and servicing  agreement or indenture to register the securities.  No service charge will be made for any  registration of exchange or transfer of securities,  but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable,  a transfer agent, as the registered  holder of the security, except as otherwise indicated in the accompanying prospectus supplement.

                                       37

      If issued in book-entry  form, the classes of a series of securities  will be initially  issued through the book-entry  facilities of The Depository  Trust
Company, or DTC. No global security  representing  book-entry  securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. DTC or its nominee will be the only registered holder of the  securities  and  will  be  considered  the  sole  representative  of the beneficial owners of securities for all purposes.

      The  registration of the global  securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities.  The laws of some jurisdictions,  however,  may require  some  purchasers  to take  physical  delivery  of their  securities  in definitive form. These laws may impair the ability to own or transfer book-entry securities.

      Purchasers of  securities  in the United States may hold  interests in the global securities through DTC, either directly, if they are participants in that system,  or otherwise  indirectly  through a participant  in DTC.  Purchasers of securities  in  Europe  may hold  interests  in the  global  securities  through
Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the
Euroclear system.

      Because DTC will be the only  registered  owner of the global  securities,
Clearstream,   Luxembourg  and  Euroclear  will  hold  positions  through  their respective U.S. depositories,  which in turn will hold positions on the books of
DTC.

      DTC is a  limited-purpose  trust company  organized  under the laws of the
State of New  York,  which  holds  securities  for its DTC  participants,  which include  securities  brokers and dealers,  banks,  trust  companies and clearing
corporations.   DTC  together  with  the   Clearstream   and  Euroclear   System
participating   organizations   facilitates  the  clearance  and  settlement  of
securities  transactions  between  participants  through  electronic  book-entry changes  in the  accounts  of  participants.  Other  institutions  that  are not participants  but  indirect  participants  which  clear  through  or  maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      No  beneficial  owner in an interest in any  book-entry  security  will be entitled  to  receive a  security  representing  that  interest  in  registered, certificated  form,  unless either (i) DTC ceases to act as depository  for that security  and a successor  depository  is not  obtained,  or (ii) the  depositor notifies DTC of its intent to terminate the book-entry  system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry  securities agree to initiate a termination.  Upon the occurrence of one of the foregoing events, the trustee is required to notify,  through DTC, participants who have ownership of DTC registered securities as indicated on the records  of DTC of the  availability  of  definitive  securities  for  their DTC registered  securities.  Upon  surrender  by DTC of  the  definitive  securities representing the DTC registered securities and upon receipt of instructions from
DTC for re-registration,  the trustee will reissue the DTC registered securities as definitive  securities  issued in the respective  principal  amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement or indenture, as applicable.

                                       38

      Because of time zone differences,  the securities account of a Clearstream or  Euroclear  System  participant  as a  result  of a  transaction  with  a DTC participant,  other  than a  depositary  holding  on  behalf of  Clearstream  or
Euroclear  System,  will be credited during a subsequent  securities  settlement processing  day,  which  must be a business  day for  Clearstream  or  Euroclear
System,  as the case may be,  immediately  following  the DTC  settlement  date.
Credits or any transactions in those  securities  settled during this processing will be reported to the relevant  Euroclear  System  participant  or Clearstream participants  on that business day.  Cash received in  Clearstream  or Euroclear
System  as a  result  of  sales  of  securities  by  or  through  a  Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear  System,  will be received with value on the DTC settlement  date,  but will be available in the relevant  Clearstream or
Euroclear  System cash account only as of the business day following  settlement in DTC.

      Transfers  between  participants  will occur in accordance with DTC rules.
Transfers  between  Clearstream  participants and Euroclear System  participants will occur in accordance with their respective rules and operating procedures.

      Cross-market  transfers  between  persons  holding  directly or indirectly through DTC, on the one hand,  and directly or  indirectly  through  Clearstream participants or Euroclear System participants, on the other, will be effected in
DTC  in  accordance   with  DTC  rules  on  behalf  of  the  relevant   European
international  clearing  system  by  the  relevant  depositaries;  however,  the cross-market  transactions will require delivery of instructions to the relevant
European  international  clearing  system by the  counterparty in that system in accordance  with its rules and procedures and within its  established  deadlines defined  with respect to European  time.  The  relevant  European  international clearing  system will, if the  transaction  meets its  settlement  requirements, deliver instructions to its depositary to take action to effect final settlement on its  behalf by  delivering  or  receiving  securities  in DTC,  and making or receiving  payment  in  accordance  with  normal  procedures  for same day funds settlement  applicable to DTC.  Clearstream  participants  and Euroclear  System participants may not deliver instructions directly to the depositaries.

      Clearstream,  as a  professional  depository,  holds  securities  for  its participating  organizations  and  facilitates  the clearance and  settlement of securities  transactions  between  Clearstream  participants  through electronic book-entry changes in accounts of Clearstream participants,  thereby eliminating the need for physical  movement of  securities.  As a  professional  depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear  System  was  created to hold  securities  for  participants  of
Euroclear System and to clear and settle  transactions  between Euroclear System
participants  through  simultaneous   electronic   book-entry  delivery  against
payment,  thereby  eliminating the need for physical  movement of securities and any risk  from lack of  simultaneous  transfers  of  securities  and  cash.  The
Euroclear  System operator is Euroclear Bank S.A./N.V.,  under contract with the clearance  cooperative,  Euroclear  System  Clearance  Systems  S.C.,  a Belgian
co-operative  corporation.  All operations are conducted by the Euroclear System operator,  and all Euroclear System securities  clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear  System  operator,  not the clearance cooperative.

                                       39

      The  clearance  cooperative  establishes  policy for  Euroclear  System on behalf of Euroclear System participants.  Securities clearance accounts and cash accounts  with the  Euroclear  System  operator  are  governed  by the terms and
conditions   Governing  Use  of  Euroclear  System  and  the  related  operating procedures of the  Euroclear  System and  applicable  Belgian law. The terms and conditions  govern  transfers of securities  and cash within  Euroclear  System, withdrawals  of  securities  and cash from  Euroclear  System,  and  receipts of payments for securities in Euroclear System.  All securities in Euroclear System are held on a fungible  basis  without  attribution  of specific  securities  to specific securities clearance accounts.

      Distributions  on the  book-entry  securities  will  be  forwarded  by the trustee to DTC, and DTC will be  responsible  for  forwarding  those payments to participants,  each of which will be responsible  for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.
Accordingly,  beneficial owners may experience delays in the receipt of payments relating to their  securities.  Under DTC's  procedures,  DTC will take  actions permitted to be taken by holders of any class of book-entry securities under the related  agreement  only at the direction of one or more  participants  to whose account the  book-entry  securities  are credited and whose  aggregate  holdings represent  no less than any minimum  amount of  percentage  interests  or voting rights required  therefor.  DTC may take  conflicting  actions for any action of securityholders  of any class to the extent that  participants  authorize  those actions. None of the master servicer, the servicer,  the depositor,  the trustee or any of their  respective  affiliates  has undertaken  any  responsibility  or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry  securities, or for  maintaining,  supervising  or  reviewing  any records  relating to those beneficial ownership interests.

Assignment of Loans

      At the time of  issuance of a series of  securities,  the  depositor  will cause the  loans  and any  other  assets  included  in the  related  trust to be assigned without recourse to the trustee or owner trustee or its nominee,  which may be the custodian,  together with, all principal and interest received on the trust  assets  after  the last day of the  month of the  cut-off  date,  but not including  principal  and  interest  due on or before such date or any  Excluded
Spread.  Each loan will be identified  in a schedule  appearing as an exhibit to the related agreement.  Each schedule of loans will include, among other things, information as to the principal  balance of each loan as of the cut-off date, as well as information  respecting the loan rate, the currently  scheduled  monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or  combined  LTV ratio and  junior  mortgage  ratio,  as  applicable,  at origination or modification.

      If stated in the  accompanying  prospectus  supplement,  and in accordance with the rules of  membership  of  MERSCORP,  Inc.  and/or  Mortgage  Electronic
Registration Systems,  Inc. or, MERS(R),  assignments of mortgages for any trust asset in the related trust will be registered  electronically  through  Mortgage
Electronic  Registration  Systems,  Inc.,  or MERS(R)  System.  For trust assets registered  through the MERS(R)  System,  MERS(R)  shall serve as  mortgagee  of record  solely  as a  nominee  in an  administrative  capacity  on behalf of the trustee and shall not have any interest in any of those trust assets.

      The depositor  will,  as to each  mortgage loan other than mortgage  loans underlying any mortgage securities,  deliver to the trustee or to the custodian, the mortgage note and any

                                       40

modification or amendment  thereto  endorsed without recourse either in blank or to the order of the  trustee or its  nominee.  In  addition,  except as provided below for some series of securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset,  deliver to an entity specified in the  accompanying  prospectus  supplement,  which may be the sponsor, the servicer,  the master servicer, the trustee, a custodian or another entity appointed by the trustee, a set of the remaining legal documents relating to each loan that are in possession of the  depositor.  Depending on the type of trust asset, the legal documents may include the following, as applicable:

      o     the  mortgage,  except for any mortgage not returned from the public recording office,  with evidence of recording indicated thereon or a copy of the mortgage  with evidence of recording  indicated  thereon or,  in the  case  of a  Cooperative  Loan  or a  Mexico  Loan,  the respective  security  agreements  and any  applicable  UCC financing statements;

      o     an assignment in recordable form of the mortgage, except in the case of a mortgage  registered with MERS(R), or a copy of such assignment with evidence of recording  indicated  thereon or, for a Cooperative
            Loan, an  assignment  of the  respective  security  agreements,  any applicable financing statements,  recognition  agreements,  relevant stock  certificates,  related  blank  stock  powers and the  related proprietary  leases or  occupancy  agreements  and,  for a mixed-use mortgage  loan and  multifamily  mortgage  loan,  the  assignment of leases,  rents and profits,  if separate from the  mortgage,  and an executed reassignment of the assignment of leases, rents and profits and, with respect to a Mexico Loan, an assignment of the  borrower's beneficial interest in the Mexican trust;

      o     if applicable,  any riders or modifications to the mortgage note and mortgage or a copy of any riders or  modifications  to the  mortgage note and mortgage,  together with any other  documents at such times as described in the related agreement; and

      o     if  applicable,  the original  contract and copies of documents  and instruments  related to each contract and, other than in the case of unsecured contracts,  the security interest in the property securing the related contract.

      Assignments  of  the  loans,  including  contracts  secured  by  liens  on mortgaged property, will be recorded in the appropriate public recording office, except for mortgages  registered with MERS(R) or in states where, in the opinion of counsel  acceptable to the trustee,  the recording is not required to protect the  trustee's  interests  in the  loans  against  the  claim of any  subsequent transferee or any successor to or creditor of the depositor or the originator of the loans, or where failure to record  assignments will not adversely affect the rating of the securities by any rating agency.  The  assignments  may be blanket assignments  covering  mortgages secured by mortgaged  properties located in the same county, if permitted by law.

      If so provided in the accompanying  prospectus  supplement,  the depositor may not be required to deliver  one or more of the related  documents  if any of the  documents  are missing from the files of the party from whom the loans were purchased. For example, in the case of loans purchased under Residential Funding
Company,  LLC's  negotiated  conduit asset  program,  the depositor  will not be required to deliver documentation that was missing from the files of the seller.

                                       41

      In the case of  contracts,  the  depositor,  the  master  servicer  or the servicer  will cause a  financing  statement  to be  executed  by the  depositor identifying  the trustee as the secured party and  identifying  all contracts as collateral. However, the accompanying prospectus supplement will specify whether the  contracts  will  not be  stamped  or  otherwise  marked  to  reflect  their assignment  from the depositor to the trust and no recordings or filings will be made in the  jurisdictions  in which the  manufactured  homes are  located.  See
"Certain Legal Aspects of the Loans --The  Manufactured  Housing  Contracts" and
"--The Home Improvement Contracts."

      Any mortgage for a loan  secured by mortgaged  property  located in Puerto
Rico will be either a Direct Puerto Rico  Mortgage or an Endorsable  Puerto Rico
Mortgage.  Endorsable  Puerto Rico  Mortgages  do not require an  assignment  to transfer  the  related  lien.  Rather,  transfer of those  mortgages  follows an effective  endorsement of the related mortgage note and, therefore,  delivery of
the  assignment   referred  to  in  the  fifth  preceding   paragraph  would  be
inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded  for any  transfer  of the  related  lien and the  assignment  would be delivered to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as applicable.

      If, for any loan  including  any  contract  secured by a lien on mortgaged property,  the  depositor  cannot  deliver the mortgage or any  assignment  with evidence of recording  thereon  concurrently  with the execution and delivery of the related  agreement  because of a delay caused by the public recording office or a delay in the  receipt  of  information  necessary  to prepare  the  related assignment,  the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian,  as applicable, a copy of the mortgage or assignment.  The depositor will deliver or cause to be delivered to the sponsor, the servicer,  the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related master servicer or servicer.

      In most cases,  the trustee or the custodian,  as applicable,  will review the mortgage  notes  delivered to it within 90 days after  receipt.  If any such mortgage note is found to be defective in any material  respect,  the trustee or the custodian,  as applicable,  shall notify the master servicer or servicer and the depositor, and the master servicer, the servicer or the trustee shall notify the seller,  including a  designated  seller.  Other than with  respect to loans purchased under  Residential  Funding Company,  LLC's  negotiated  conduit asset program or other loans as specified in the accompanying  prospectus  supplement, if the seller  cannot cure the defect within 60 days, or within the other period specified in the related  prospectus  supplement,  after notice of the defect is given to the  seller,  the seller is  required  to, not later than 90 days after such  notice,  or within the other period  specified  in the related  prospectus supplement,  either  repurchase  the related  loan or any  property  acquired in respect of it from the trustee or, if permitted,  substitute for that loan a new loan  in  accordance  with  the  standards  described  in this  prospectus.  The accompanying  prospectus  supplement will specify whether the purchase price for any loan  will be  equal  to the  principal  balance  thereof  as of the date of purchase  plus  accrued  and unpaid  interest  less the amount,  expressed  as a percentage per annum,  payable for servicing or administrative  compensation and the  Excluded  Spread,  if any.  There can be no assurance  that the  applicable seller  or  designated  seller  will  fulfill  its  obligation  to  purchase  or substitute  any loan as  described  above.  In most cases only the seller or the designated seller, and not Residential  Funding Company,  LLC, will be obligated to  repurchase  a loan for a  material  defect in a  constituent  document.  The obligation to repurchase or substitute  for a loan  constitutes  the sole

                                       42

remedy available to the securityholder or the trustee for a material defect in a constituent document.  Any loan not so purchased or substituted for shall remain in the related trust.

      For any series of securities  backed by Trust Balances of revolving credit loans,  the  foregoing  documents  in most cases will have been  delivered to an entity specified in the  accompanying  prospectus  supplement,  which may be the trustee,  a custodian or another  entity  appointed by the trustee.  That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders,  for the  Trust  Balances  thereof,  and on behalf of any other applicable  entity  for  any  Excluded  Balance  thereof,  as  their  respective interests may appear.  In those cases, the review of the related  documents need not be performed if a similar review has previously been performed by the entity holding  the  documents  for an Excluded  Balance  and such  review  covered all documentation for any Trust Balance.

      Under some  circumstances,  as to any series of securities,  the depositor may have the option to  repurchase  trust assets from the trust for cash,  or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private  securities,  the depositor may have the right to  repurchase  loans from the entity that issued the private  securities.
All  provisions  relating  to  these  optional  repurchase  provisions  will  be described in the accompanying prospectus supplement.

Representations With Respect to Loans

      Except  in  the  case  of a  Designated  Seller  Transaction,  all  of the representations  and warranties of a seller  relating to a trust asset will have been made as of the date on which the related seller sold the trust asset to the depositor,  Residential Funding Company, LLC, GMAC Mortgage, LLC or one of their affiliates  or the date that the trust  asset was  originated.  In a  Designated
Seller  Transaction,  the Designated  Seller would make  substantially  the same representations  and warranties,  which are not expected to vary in any material respect.  The date as of which  the  representations  and  warranties  were made typically  will be a date prior to the date of issuance of the related series of securities. A substantial period of time may elapse between the date as of which the  representations  and  warranties  were made and the date of issuance of the related series of securities.  The seller's repurchase obligation if any, or, if specified  in  the  accompanying  prospectus  supplement,  limited  substitution option,  will not arise if, after the sale of the related trust asset,  an event occurs that would have given rise to such an obligation  had the event  occurred prior to that period.

      Except in the case of (i) a  Designated  Seller  Transaction,  (ii)  loans acquired under  Residential  Funding  Company,  LLC's  negotiated  conduit asset program, or (iii) loans underlying any private securities, for any loan, in most cases, Residential Funding Company, LLC will provided all of the representations and warranties required by the applicable rating agency or agencies. Residential
Funding Company, LLC generally will represent and warrant that:

      o     as of the cut-off date,  the  information  set forth in a listing of the related loans was true and correct in all material respects;

      o     to the best of Residential  Funding  Company,  LLC's  knowledge,  if required by applicable  underwriting  standards or unless  otherwise stated in the accompanying

                                       43

            prospectus supplement,  each loan that is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

      o     Residential Funding Company,  LLC had good title to the loan and the loan is not subject to offsets,  defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act, or Relief
            Act, and except for any buy-down agreement for a Buy-Down Loan;

      o     to the best of Residential  Funding Company,  LLC's knowledge,  each mortgaged property is free of material damage and is in good repair;

      o     each loan  complied in all  material  respects  with all  applicable local, state and federal laws at the time of origination;

      o     to the best of Residential Funding Company,  LLC's knowledge,  there is  no  delinquent  tax  or  assessment  lien  against  the  related mortgaged property; and

      o     to the best of Residential  Funding Company,  LLC's  knowledge,  any home improvement contract that is partially insured by the FHA under
            Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

      To  the  extent  described  in  the  accompanying  prospectus  supplement, enforcement of any remedies for a breach of a representation and warranty may be limited to a specific period of time.

      In  addition,  except  in the  case of a  Designated  Seller  Transaction,
Residential  Funding Company,  LLC will be obligated to repurchase or substitute for any loan as to which it is  discovered  that the related  mortgage  does not create a valid lien having at least the priority  represented  and  warranted in the related  agreement  on or, in the case of a  Cooperative  Loan,  a perfected security  interest  in, the  related  mortgaged  property,  subject  only to the following:

      o     liens  of  real  property  taxes  and  assessments  not  yet due and payable;

      o     covenants, conditions and restrictions, rights of way, easements and other  matters of public  record as of the date of recording of such mortgage and certain other permissible title exceptions;

      o     liens of any  senior  mortgages,  in the case of  loans  secured  by junior liens on the related mortgaged property; and

      o     other  encumbrances  to which like  properties are commonly  subject that do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

      Sellers will typically make certain limited representations and warranties with respect to the trust assets that they sell. However, trust assets purchased from  certain  unaffiliated  sellers may be  purchased  with very  limited or no representations and warranties. In addition, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not

                                       44

be assigned to the trustee for the benefit of the holders of the related  series of securities,  and therefore a breach of the  representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

Repurchases of Loans

      If a designated seller or Residential  Funding Company,  LLC cannot cure a breach of any  representation or warranty made by it relating to any loan, or if a seller cannot cure a breach of any  representation or warranty made by it that is assigned to the trust,  within 90 days after notice from the master servicer, the servicer or the trustee, and the breach materially and adversely affects the interests of the securityholders in the loan, the designated seller, Residential
Funding  Company,  LLC or the seller,  as the case may be, will be  obligated to purchase  the  loan.  The  purchase  price  for any  loan  will be  equal to the principal  balance  thereof as of the date of purchase  plus  accrued and unpaid interest  less the amount,  expressed  as a  percentage  per annum,  payable for servicing or  administrative  compensation and the Excluded  Spread,  if any. In certain  limited cases, a  substitution  may be made in lieu of such  repurchase obligation. See "--Limited Right of Substitution" below.

      Because the listing of the related loan in most cases contains information for the  loan as of the  cut-off  date,  prepayments  and,  in  certain  limited circumstances,  modifications  to the interest  rate and  principal and interest payments  may have been made for one or more of the  related  loans  between the cut-off date and the closing  date.  No seller will be required to repurchase or substitute for any loan as a result of any such prepayment or modification.

      In addition,  the accompanying  prospectus supplement will specify whether the loan files for  certain of the loans may be missing  the  original  executed mortgage notes as a result of being lost, misfiled, misplaced or destroyed. With respect to all such loans,  the depositor in most cases will deliver a lost note affidavit to the trustee or custodian certifying that the original mortgage note has been lost or destroyed,  together with a copy of the related  mortgage note.
In addition, some of the loans may be missing intervening  assignments.  None of the depositor,  Residential Funding Company, LLC or the seller will be obligated to purchase loans acquired under the negotiated conduit asset program,  or other loans as specified in the  accompanying  prospectus  supplement,  for missing or defective  documentation.  However,  in the event of foreclosure on one of these loans, to the extent those missing documents materially and adversely affect the master  servicer's  or  servicer's  ability to  foreclose  on the related  loan,
Residential  Funding Company,  LLC will be obligated to repurchase or substitute for the loan.

      The master servicer is not obligated to review, and will not review, every loan  that is in  foreclosure  or  delinquent  to  determine  if a  breach  of a representation  and warranty has  occurred.  The master  servicer  will maintain policies and procedures  regarding repurchase practices that are consistent with its general servicing  activities.  These policies and procedures generally will limit review of loans that are seasoned and these  policies and  procedures  are subject to change,  in good  faith,  to reflect  the master  servicer's  current servicing activities. Application of these policies and procedures may result in losses  being borne by the  related  credit  enhancement  and, to the extent not available, the related securityholders.

      The master servicer or servicer will be entitled to reimbursement  for any
costs  and  expenses   incurred  in  pursuing  these  purchase  or  substitution
obligations,  including but not limited to any

                                       45

costs or expenses  associated  with  litigation.  In instances where a seller is unable,  or disputes its  obligation,  to purchase  affected  loans,  the master servicer  or  servicer,  employing  the  standards  described  in the  preceding paragraph,  may negotiate and enter into one or more settlement  agreements with that seller that could provide for,  among other things,  the purchase of only a portion  of the  affected  loans or  coverage  of some  loss  amounts.  Any such settlement  could lead to losses on the loans that would be borne by the related credit enhancement, and to the extent not available, on the related securities.

      Furthermore,  the master  servicer or servicer may pursue  foreclosure  or similar  remedies  concurrently  with  pursuing  any  remedy  for a breach  of a representation  and warranty.  However,  the master  servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is
more  likely  to  result  in  a  greater   recovery.   In  accordance  with  the
above-described  practices, the master servicer or servicer will not be required to enforce any purchase  obligation of a designated seller,  Residential Funding
Company,  LLC or seller,  if the master  servicer or servicer  determines in the reasonable  exercise of its business  judgment  that the matters  related to the misrepresentation  did not directly  cause or are not likely to directly cause a loss on the related loan.  The foregoing  obligations  will  constitute the sole remedies  available  to  securityholders  or the  trustee  for a  breach  of any representation by a designated seller,  Residential Funding Company,  LLC in its capacity as a seller of loans to the  depositor or the seller,  or for any other event giving rise to the obligations.

      Neither  the  depositor  nor  the  master  servicer  or  servicer  will be obligated to purchase a loan if a designated  seller  defaults on its obligation to do so, and no assurance can be given that a designated  seller will carry out those obligations.  This type of default by a designated seller is not a default by the  depositor  or by the  master  servicer  or  servicer.  Any  loan  not so purchased or  substituted  for shall remain in the related  trust and any losses related to it will be allocated to the related  credit  enhancement,  and to the extent not available, to the related securities.

      For any seller that requests the master  servicer's or servicer's  consent to the  transfer  of  subservicing  rights  relating to any loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations  and warranties  described above, on the assumption of the successor  servicer of the seller's  liability for the  representations  and warranties as of the date they were made. In that event,  the master  servicer's or  servicer's  rights  under the  instrument  by which the  successor  servicer assumes  the  seller's  liability  will  be  assigned  to the  trustee,  and the successor  servicer  shall be  deemed to be the  "seller"  for  purposes  of the foregoing provisions.

Limited Right of Substitution

         In the case of a loan  required  to be  repurchased  from the trust,  a designated seller or Residential Funding Company,  LLC may substitute a new loan for the  repurchased  loan that was removed  from the trust,  during the limited time period described below. Under some circumstances,  any substitution must be effected  within 120 days of the date of the  issuance of the  securities  for a trust.  For a trust for which a REMIC election is to be made,  the  substitution must be effected within two years of the date of the issuance of the securities, and may not be made unless an opinion of counsel is delivered to the effect that the  substitution  would not cause the trust to fail to  qualify  as a REMIC and either  (a) an  opinion  of  counsel  is  delivered  to  the  effect  that  such substitution would

                                       46

not result in a prohibited  transaction  tax under the Internal  Revenue Code or
(b) the trust is indemnified for any prohibited  transaction tax that may result from the substitution.

      In  most  cases,  any  qualified  substitute  loan  will,  on the  date of substitution:

      o     have  an  outstanding  principal  balance,  after  deduction  of the principal  portion  of the  monthly  payment  due in  the  month  of substitution,  not in excess of the outstanding principal balance of the repurchased loan;

      o     have a loan  rate and a Net Loan  Rate not less  than,  and not more than one  percentage  point greater than, the loan rate and Net Loan
            Rate,  respectively,  of the  repurchased  loan  as of the  date  of substitution;

      o     have an LTV ratio or combined LTV ratio, as applicable,  at the time of substitution no higher than that of the repurchased loan;

      o     have a remaining  term to maturity  not greater  than,  and not more than one year less than, that of the repurchased loan;

      o     be  secured by  mortgaged  property  located  in the United  States, unless the  repurchased  loan was a Mexico Loan or a loan secured by mortgaged  property  located  in  Puerto  Rico,  in  which  case the qualified  substitute loan may be a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, respectively; and

      o     comply  with all of the  representations  and  warranties  made with respect to the repurchased loans as of the date of substitution.

      If the  outstanding  principal  balance of a qualified  substitute loan is less than the outstanding principal balance of the related repurchased loan, the amount of the shortfall  shall be deposited  into the  Custodial  Account in the month of substitution for distribution to the related securityholders. There may be  additional  requirements  relating  to ARM loans,  revolving  credit  loans, negative  amortization  loans or other  specific  types of loans,  or additional provisions relating to meeting the foregoing  requirements on an aggregate basis
where  a  number  of  substitutions  occur  contemporaneously.   The  prospectus
supplement will indicate whether a seller will have the option to substitute for a mortgage  loan or contract  that it is obligated to  repurchase  in connection with a breach of representation and warranty.

Certain Insolvency and Bankruptcy Issues

      Each  seller,  including  a  designated  seller,  and the  depositor  will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that such seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a  creditor  or  bankruptcy  trustee  of such  seller,  or such  seller as a debtor-in-possession, were to assert that the sale of the trust assets from such seller to the  depositor  should be  recharacterized  as a pledge of such  trust assets to secure a  borrowing  by such  seller,  then  delays in payments to the depositor (and therefore to the trust and the  securityholders)  could occur and possible reductions in the amount of

                                       47

such payments could result. In addition,  if a court were to recharacterize  the transfer as a pledge and a subsequent  assignee were to take physical possession of any mortgage notes,  through  negligence,  fraud or otherwise,  the trustee's interest in such mortgage notes could be defeated.

      If an entity with an  interest  in a loan of which only a partial  balance has been  transferred  to the trust were to become a debtor under the Bankruptcy
Code and  regardless of whether the transfer of the related loan  constitutes an absolute  assignment,  a  bankruptcy  trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the  related  loan and  therefore  compel the sale of such loan,  including  any partial balance  included in the trust,  over the objection of the trust and the securityholders.  If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      The depositor has been  structured such that (i) the filing of a voluntary or  involuntary  petition  for  relief by or  against  the  depositor  under the
Bankruptcy  Code  and (ii)  the  substantive  consolidation  of the  assets  and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate  of  incorporation  of the  depositor  restricts  the  nature of the depositor's  business  and the ability of the  depositor to commence a voluntary case or proceeding  under such laws without the prior  unanimous  consent of all directors.

Assignment of Agency or Private Securities

      The  depositor  will  transfer,  convey and  assign to the  trustee or its nominee,  which may be the  custodian,  all  right,  title and  interest  of the depositor in the Agency  Securities or private  securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any
Excluded  Spread.  The  depositor  will cause the Agency  Securities  or private securities to be  registered in the name of the trustee or its nominee,  and the trustee will concurrently  authenticate and deliver the securities.  The trustee will not be in possession of or be assignee of record of any  underlying  assets for an Agency  Security or private  security.  Each  Agency  Security or private security will be identified in a schedule appearing as an exhibit to the related agreement,  which will  specify as to each Agency  Security or private  security information  regarding the original  principal amount and outstanding  principal balance of each Agency  Security or private  security as of the cut-off date, as well as the annual  pass-through  rate or interest rate for each Agency Security or private security conveyed to the trustee.

Excess Spread and Excluded Spread

      The depositor,  the servicer,  the seller,  the master  servicer or any of their affiliates,  or any other entity specified in the accompanying  prospectus supplement may retain or be paid a portion of interest due for the related trust assets,  which will be an  uncertificated  interest  in such trust  assets.  The payment of any  portion of interest  in this  manner  will be  disclosed  in the accompanying prospectus supplement. This payment may be in addition to any other payment,  including a servicing  fee,  that the  specified  entity is  otherwise entitled to receive for the trust assets.  Any of these payments  generated from the trust assets will  represent the Excess  Spread.  The interest  portion of a
Realized  Loss and any partial  recovery of interest on the trust assets will be allocated

                                       48

between  the  owners  of  any  Excess   Spread  or   Excluded   Spread  and  the
securityholders entitled to payments of interest.

Payments on Loans

      Collection of Payments on Loans

      The servicer or the master servicer,  as applicable,  will deposit or will cause to be  deposited  into the  Custodial  Account  payments  and  collections received by it  subsequent  to the cut-off  date,  other than payments due on or before the cut-off date,  as  specifically  described in the related  agreement, which in most cases, will include the following:

      o     all  payments  on account of  principal  of the loans  comprising  a trust;

      o     all  payments on account of interest  on the loans  comprising  that trust,  net of the portion of each payment  thereof  retained by the master servicer or servicer,  if any, as Excess or Excluded  Spread, and its servicing compensation;

      o     Liquidation Proceeds;

      o     all amounts,  net of unreimbursed  liquidation  expenses and insured expenses incurred,  and unreimbursed Servicing Advances made, by the related  subservicer,  received  and  retained,  and  all  Insurance
            Proceeds or proceeds from any alternative  arrangements  established in  lieu of any  such  insurance  and  described  in the  applicable prospectus  supplement,  other  than  proceeds  to be applied to the restoration  of the related  property or released to the borrower in accordance with the master servicer's or servicer's normal servicing procedures;

      o     all subsequent  recoveries of amounts  related to a mortgage loan as to which the  master  servicer  had  previously  determined  that no further amounts would be recoverable,  resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

      o     any Buy-Down Funds and, if applicable,  investment earnings thereon, required to be paid to securityholders;

      o     all proceeds of any loan in the trust purchased or, in the case of a substitution,  amounts representing a principal  adjustment,  by the depositor, the designated seller,  Residential Funding Company, LLC, any  seller or any  other  person  under  the  terms of the  related
            agreement    as    described     under     "Description    of    the
            Securities--Representations    With    Respect    to   Loans"    and
            "--Repurchases of Loans";

      o     any  amount  required  to be  deposited  by the master  servicer  or servicer in connection  with losses realized on investments of funds held in the Custodial Account; and

      o     any amounts  required to be transferred  from the Payment Account to the Custodial Account.

                                       49

      In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account.  Both the Custodial  Account and the
Payment Account must be either:

      o     maintained with a depository  institution  whose debt obligations at the time of any deposit  therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

      o     an account or accounts  the  deposits in which are fully  insured to the limits  established by the FDIC,  provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected  first  priority  security interest in any collateral  securing those funds that is superior to the claims of any other  depositors  or creditors of the  depository institution with which the accounts are maintained;

      o     in the case of the  Custodial  Account,  a trust account or accounts
            maintained  in  the  corporate  trust   department  of  a  financial
            institution  which has debt  obligations  that meet specified rating criteria;

      o     in the case of the  Payment  Account,  a trust  account or  accounts maintained with the trustee; or

      o     any other Eligible Account.

      The collateral  that is eligible to secure amounts in an Eligible  Account is limited to some Permitted Investments. A Payment Account may be maintained as an interest-bearing or a  non-interest-bearing  account, or funds therein may be invested  in  Permitted  Investments  as  described  in  this  prospectus  under
"Description of the  Securities--Payments  on Loans." The Custodial  Account may
contain funds relating to more than one series of securities as well as payments received  on other loans and assets  serviced  or master  serviced by the master servicer or servicer that have been deposited into the Custodial Account.

      Generally,  not later than the business day  preceding  each  distribution date the master  servicer or servicer,  as  applicable,  will  withdraw from the
Custodial  Account  and  deposit  into  the  applicable   Payment  Account,   in
immediately   available  funds,  the  amount  to  be  distributed  therefrom  to securityholders on that distribution date. The master servicer,  the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

      o     the  amount  of any  Advances  made by the  master  servicer  or the servicer as described in this prospectus under "--Advances;"

      o     any  payments  under  any  letter  of  credit,   financial  guaranty
            insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Description of Credit Enhancement";

      o     any amounts  required to be paid by the master  servicer or servicer out of its own funds due to the operation of a deductible  clause in any blanket policy  maintained by the

                                       50

            master  servicer or servicer to cover hazard  losses on the loans as described under "Insurance Policies on Loans" below;

      o     any  distributions  received  on any  Agency  Securities  or private securities included in the trust; and

      o     any other amounts as described in the related agreement.

      The portion of any payment received by the master servicer or the servicer relating to a trust asset that is allocable to Excess Spread or Excluded  Spread will typically be deposited into the Custodial Account,  but any Excluded Spread will  not be  deposited  in the  Payment  Account  for  the  related  series  of securities and will be distributed as provided in the related agreement.

      Any payments or other amounts collected by a Special Servicer with respect to any  specially  serviced  mortgage  loans will be  deposited  by the  related
Special Servicer as described in the accompanying prospectus supplement.

      Funds on deposit in the  Custodial  Account may be  invested in  Permitted
Investments  maturing in general not later than the business day  preceding  the next  distribution  date and funds on deposit in the related Payment Account may be invested in Permitted  Investments  maturing,  in general,  no later than the distribution date. Except as otherwise specified in the accompanying  prospectus supplement,  all income and gain  realized from any  investment  will be for the account  of  the  servicer  or  the  master  servicer  as  additional  servicing compensation.  The  amount  of any loss  incurred  in  connection  with any such investment must be deposited in the Custodial Account or in the Payment Account,
as the case may be, by the servicer or the master  servicer out of its own funds at the time of the realization of the loss.

      Buy-Down Loans

      For each Buy-Down Loan, the subservicer  will deposit the related Buy-Down
Funds  provided  to  it  in a  Buy-Down  Account  which  will  comply  with  the requirements  described  in this  prospectus  for a  Subservicing  Account.  The accompanying  prospectus  supplement  will  specify  whether  the  terms  of all
Buy-Down Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding  either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which,  together with investment earnings  thereon  will  support the  scheduled  level of payments due under the
Buy-Down Loan.

      Neither the master  servicer nor the servicer  nor the  depositor  will be obligated to add to any  discounted  Buy-Down  Funds any of its own funds should investment  earnings  prove  insufficient  to maintain  the  scheduled  level of payments.  To the extent  that any  insufficiency  is not  recoverable  from the borrower or, in an appropriate  case,  from the  subservicer,  distributions  to securityholders  may be affected.  For each Buy-Down Loan, the subservicer  will withdraw from the Buy-Down  Account and remit to the master servicer or servicer on or before the date  specified in the  applicable  subservicing  agreement the amount, if any, of the Buy-Down Funds, and, if applicable,  investment  earnings thereon,  for each  Buy-Down  Loan  that,  when added to the amount due from the borrower on the Buy-Down  Loan,  equals the full monthly  payment which would be due on the  Buy-Down

                                       51

Loan if it were not subject to the buy-down  plan. The Buy-Down Funds will in no event be a part of the related trust.

      If the  borrower  on a Buy-Down  Loan  prepays  the  mortgage  loan in its entirety during the Buy-Down  Period,  the applicable  subservicer will withdraw from the  Buy-Down  Account and remit to the  borrower  or any other  designated party in accordance with the related  buy-down plan any Buy-Down Funds remaining in the  Buy-Down  Account.  If a  prepayment  by a borrower  during the Buy-Down
Period together with Buy-Down Funds will result in full prepayment of a Buy-Down
Loan,  the  subservicer  will,  in most cases,  be required to withdraw from the
Buy-Down Account and remit to the master servicer or servicer the Buy-Down Funds and investment  earnings  thereon,  if any, which together with such  prepayment will result in a prepayment in full;  provided  that  Buy-Down  Funds may not be available to cover a prepayment under some mortgage loan programs.  Any Buy-Down
Funds so remitted  to the master  servicer  or  servicer  in  connection  with a prepayment  described  in the  preceding  sentence  will be deemed to reduce the amount  that would be  required  to be paid by the  borrower  to repay fully the related  mortgage  loan if the  mortgage  loan were not subject to the  buy-down plan.

      Any investment earnings remaining in the Buy-Down Account after prepayment or after  termination  of the  Buy-Down  Period  will be remitted to the related borrower or any other  designated  party under the  buy-down  agreement.  If the borrower  defaults  during  the  Buy-Down  Period  for a  Buy-Down  Loan and the property securing that Buy-Down Loan is sold in liquidation either by the master servicer, the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer,  the subservicer will be required to withdraw  from the  Buy-Down  Account  the  Buy-Down  Funds  and all  investment earnings thereon,  if any, and remit the same to the master servicer or servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer,  as the case may be, if the mortgaged  property is transferred to that insurer and the insurer pays all of the loss  incurred  relating to such default.

      Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party  claims,  offsets,  defenses or  counterclaims  in the event of a dispute  between the mortgagor and such third party or otherwise.  In addition,  upon  foreclosure the inclusion of personal  property  collateral may present additional defenses for the mortgagor to assert.

      Collection of Payments on Agency Securities or Private Securities

      The trustee will deposit in the Payment Account all payments on the Agency
Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution  for any Agency  Security or private security by the second  business  day after the date on which such  distribution was due and payable,  the trustee will request the issuer or guarantor,  if any, of such Agency Security or private  security to make such payment as promptly as possible and legally  permitted.  The trustee may take any legal action  against the related  issuer or  guarantor  as is  appropriate  under the  circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal  fees  and  expenses  incurred  by the  trustee  in  connection  with  the prosecution of any legal action will be  reimbursable  to the trustee out of the proceeds of the action and will be retained by the trustee  prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has

                                       52

reason to believe that the proceeds of the legal action may be  insufficient  to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate  indemnity  for  its  legal  fees  and  expenses  is  provided  by  the securityholders.

Withdrawals From the Custodial Account

      The servicer or the master  servicer,  as  applicable,  may,  from time to time,  make  withdrawals  from the Custodial  Account for various  purposes,  as specifically  described  in the pooling and  servicing  agreement  or  servicing agreement, which in most cases will include the following:

      o     to make  deposits to the Payment  Account as  described  above under
            "--Payments on Loans;"

      o     to reimburse  itself or any subservicer or Special  Servicer for any
            Advances,  or for any  Servicing  Advances,  out of  late  payments,
            Insurance Proceeds,  Liquidation Proceeds,  any proceeds relating to any REO Loan or  collections on the loan for which those Advances or
            Servicing Advances were made;

      o     to pay to  itself  or any  subservicer  unpaid  servicing  fees  and subservicing  fees,  out of payments or  collections  of interest on each loan;

      o     to pay to itself as additional servicing compensation any investment income on funds  deposited  in the  Custodial  Account,  any amounts remitted by subservicers  as interest on partial  prepayments on the loans,  and, if so provided  in the related  agreement,  any profits realized on the disposition of a mortgaged property acquired by deed in lieu of foreclosure or  repossession  or otherwise  allowed under the agreement;

      o     to pay to itself, a subservicer,  Residential Funding Company,  LLC, the depositor or the designated seller all amounts received for each loan  purchased,  repurchased  or  removed  under  the  terms of the related  agreement and not required to be distributed as of the date on which the related purchase price is determined;

      o     to pay the  depositor or its  assignee,  or any other party named in the accompanying prospectus supplement, all amounts allocable to the
            Excluded  Spread,  if any,  out of  collections  or  payments  which represent  interest  on each  loan,  including  any loan as to which title to the underlying mortgaged property was acquired;

      o     to reimburse  itself or any subservicer or Special  Servicer for any
            Nonrecoverable  Advance and for Advances that have been  capitalized by adding the  delinquent  interest and other amounts owed under the mortgage loan or contract to the  principal  balance of the mortgage loan or  contract,  in  accordance  with the  terms  of the  related agreement;

      o     to reimburse itself or the depositor for other expenses incurred for which it or the  depositor is entitled to  reimbursement,  including
            reimbursement   in  connection   with   enforcing  any   repurchase,
            substitution or indemnification obligation of any seller, or against
            which  it  or  the  depositor  is  indemnified   under  the  related
            agreement;

                                       53

      o     to withdraw any amount  deposited in the Custodial  Account that was not required to be deposited in the Custodial Account;

      o     to reimburse  itself or the  depositor  for payment of FHA insurance premiums,  if  applicable,  or against  which it or the depositor is indemnified under the related agreement;

      o     to pay to itself or any  subservicer  for the  funding  of any draws made on the revolving credit loans, if applicable;

      o     to make  deposits to the  funding  account in the amounts and in the manner provided in the related agreement, if applicable; and

      o     to  clear  the  Custodial   Account  of  amounts   relating  to  the
            corresponding  loans in connection with the termination of the trust
            under   the    related    agreement,    as    described    in   "The
            Agreements--Termination; Retirement of Securities."

Distributions of Principal and Interest on the Securities

      Beginning on the distribution  date in the month next succeeding the month in which the cut-off date  occurs,  or any other date as may be set forth in the accompanying prospectus supplement, for a series of securities,  distribution of principal  and interest,  or, where  applicable,  of principal  only or interest only, on each class of securities  entitled to such payments will be made either by the trustee, the master servicer or servicer, as applicable, acting on behalf of the trustee or a paying agent  appointed by the  trustee.  The  distributions will be made to the persons who are  registered as the holders of the securities at the close of business on the last business day of the  preceding  month or on such other day as is specified in the accompanying prospectus supplement.

      Distributions  will  be  made  in  immediately  available  funds,  by wire transfer or  otherwise,  to the account of a  securityholder  at a bank or other entity having appropriate facilities,  if the securityholder has so notified the trustee,  the master  servicer or the  servicer,  as  applicable,  or the paying agent, as the case may be, and the applicable  agreement  provides for that form of payment,  or by check  mailed to the  address of the person  entitled to such payment  as it appears  on the  security  register.  The final  distribution  in retirement of the securities of any class,  other than a subordinate class, will be made only on the  presentation  and surrender of the securities at the office or  agency  of the  trustee  specified  in the  notice  to the  securityholders.
Distributions  will be  made to each  securityholder  in  accordance  with  that holder's percentage interest in a particular class.

      The accompanying  prospectus  supplement will specify whether, as a result of the provisions  described  below under  "--Servicing  and  Administration  of
Loans--Realization Upon Defaulted Loans," under which the principal balance of a subordinate class of securities can be increased in certain  circumstances after it was  previously  reduced to zero,  each  security of a  subordinate  class of securities will be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

      The method of determining,  and the amount of,  distributions of principal and interest,  or, where  applicable,  of principal  only or interest only, on a particular series of securities will be

                                       54

described in the accompanying  prospectus supplement.  Distributions of interest on each class of  securities  will be made prior to  distributions  of principal thereon. Each class of securities,  other than classes of strip securities,  may have a different  specified  interest rate, or pass-through rate, which may be a fixed,  variable or adjustable  pass-through  rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through  rate or rates for each class, or the initial  pass-through rate or
rates,   the  interest  accrual  period  and  the  method  for  determining  the pass-through rate or rates. The accompanying  prospectus supplement will specify whether  interest on the  securities  will accrue during each calendar month and will be payable on the  distribution  date in the following  calendar month. The accompanying prospectus supplement will specify whether interest on any class of securities for any  distribution  date may be limited to the extent of available funds for that distribution date.  Interest on the securities will be calculated on the  basis of a  360-day  year  consisting  of twelve  30-day  months  or, if specified in the accompanying  prospectus supplement,  the actual number of days in the related interest period and a 360 or 365/366-day year.

      On each distribution  date for a series of securities,  the trustee or the master  servicer or  servicer,  as  applicable,  on behalf of the  trustee  will distribute or cause the paying agent to distribute,  as the case may be, to each holder of record on the record date of a class of  securities  specified  in the accompanying  prospectus supplement,  an amount equal to the percentage interest represented  by the  security  held by that holder  multiplied  by that  class's
Distribution Amount.

      In the case of a series of securities  which  includes two or more classes of securities,  the timing,  sequential order,  priority of payment or amount of distributions  of  principal,  and any  schedule or formula or other  provisions applicable to that determination, including distributions among multiple classes of senior  securities  or  subordinate  securities,  shall be  described  in the accompanying prospectus supplement. The distributions on any class of securities
will  be  specified  in  the  accompanying  prospectus  supplement.   Generally,
distributions of principal on any class of securities will be made on a pro rata basis among all of the  securities  of that class unless  otherwise set forth in the  accompanying  prospectus  supplement.  In  addition,  as  specified  in the accompanying  prospectus supplement,  payments of principal on the notes will be limited to monthly  principal  payments on the loans,  any excess  interest,  if applicable,  applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement.  If stated in the  accompanying  prospectus  supplement,  a series of notes may  provide for a revolving  period during which all or a portion of the principal  collections on the loans  otherwise  available  for  payment  to the notes  are  reinvested  in additional  balances  or  additional  loans or  accumulated  in a trust  account pending the commencement of an amortization period specified in the accompanying prospectus  supplement or the occurrence of events specified in the accompanying prospectus supplement.

      On  the  day  of  the  month  specified  in  the  accompanying  prospectus supplement  as the  determination  date,  the master  servicer or  servicer,  as applicable,  will  determine the amounts of principal and interest which will be paid to securityholders on the immediately  succeeding  distribution date. Prior to the close of business on the business day next succeeding each  determination date, the master servicer or servicer,  as applicable,  will furnish a statement to the trustee,  setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

                                       55

Advances

      If  specified  in  the  accompanying  prospectus  supplement,  the  master servicer or servicer, as applicable,  will agree to make Advances, either out of its own funds,  funds advanced to it by  subservicers or funds being held in the
Custodial   Account   for   future   distribution,   for  the   benefit  of  the
securityholders, on or before each distribution date, of monthly payments on the loans that were  delinquent  as of the close of  business  on the  business  day preceding the  determination  date on the loans in the related pool, but only to the extent that the Advances  would,  in the judgment of the master  servicer or servicer,  as applicable,  be recoverable out of late payments by the borrowers,
Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in  connection  with  revolving  credit  loans,  Home  Loans,  home  improvement contracts,  closed-end home equity loans,  negative amortization loans and loans acquired under  Residential  Funding  Company,  LLC's  negotiated  conduit asset program, except as otherwise provided in the accompanying prospectus supplement.
As  specified  in the  accompanying  prospectus  supplement  for any  series  of securities  as to which  the  trust  includes  private  securities,  the  master servicer's or servicer's, as applicable, advancing obligations will be under the terms of such private  securities,  as may be  supplemented  by the terms of the applicable  agreement,  and may differ from the provisions  relating to Advances described in this prospectus.  Unless  specified in the accompanying  prospectus supplement,  the master servicer or servicer,  as applicable,  will not make any advance with respect to principal on any simple interest loan.

      The amount of any Advance will be determined  based on the amount  payable under the loan as adjusted from time to time and as may be modified as described in this  prospectus  under  "--Servicing  and  Administration  of Loans," and no
Advance will be required in  connection  with any  reduction in amounts  payable under the  Relief Act or as a result of certain  actions  taken by a  bankruptcy court.

      Advances are intended to maintain a regular flow of scheduled interest and principal  payments to related  securityholders.  Advances do not  represent  an obligation  of the master  servicer or servicer to guarantee  or insure  against losses.  If Advances have been made by the master servicer or servicer from cash being held for  future  distribution  to  securityholders,  those  funds will be required to be replaced on or before any future  distribution date to the extent that funds in the Payment Account on that  distribution  date would be less than
payments  required  to  be  made  to  securityholders.   Any  Advances  will  be
reimbursable to the master servicer or servicer out of recoveries on the related loans for which those amounts were advanced, including late payments made by the related  borrower,  any related  Liquidation  Proceeds and  Insurance  Proceeds, proceeds of any applicable form of credit enhancement,  or proceeds of any loans purchased by the depositor,  Residential Funding Company, LLC, a subservicer,  a seller, or a designated seller.

      Advances will also be reimbursable  from cash otherwise  distributable  to securityholders  to the  extent  that the  master  servicer  or  servicer  shall determine that any Advances  previously  made are not ultimately  recoverable as described  in the third  preceding  paragraph.  In  addition,  Advances  will be reimbursable from cash otherwise  distributable to  securityholders if they have been capitalized by adding the delinquent interest to the outstanding  principal
balance  of  the  related   mortgage  loan  or  contract,   as  described  under
"--Servicing and Administration of Loans." For any senior/subordinate series, so long as the related  subordinate  securities  remain  outstanding and except for
Special  Hazard  Losses,  Fraud Losses and  Bankruptcy  Losses,  in each case in excess of

                                       56

specified  amounts,  and Extraordinary  Losses, the Advances may be reimbursable first out of amounts  otherwise  distributable  to  holders  of the  subordinate securities, if any. The master servicer or the servicer may also be obligated to make Servicing Advances,  to the extent recoverable out of Liquidation  Proceeds or  otherwise,  relating  to some  taxes  and  insurance  premiums  not  paid by borrowers  on a timely  basis.  Funds so advanced  will be  reimbursable  to the master servicer or servicer to the extent permitted by the related agreement.

      In the case of revolving  credit loans, the master servicer or servicer is required to advance  funds to cover any Draws made on a revolving  credit  loan, subject to reimbursement by the entity specified in the accompanying  prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving  period  associated  with the related series of securities,
Draws may be covered first from principal  collections on the other loans in the pool.

      The master  servicer's  or  servicer's  obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement.
If the  short-term or long-term  obligations  of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting  such  obligation is not  performing or is removed under the terms of
any  agreement  described  in  the  accompanying   prospectus  supplement,   the
securities may also be downgraded.

Prepayment Interest Shortfalls

      When a borrower prepays a loan in full between scheduled due dates for the loan, the borrower pays interest on the amount prepaid only to but not including the date on which  the  Principal  Prepayment  is made.  Similarly,  Liquidation
Proceeds  from a mortgaged  property  will not include  interest  for any period after the date on which the liquidation took place.  Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

      If stated in the accompanying  prospectus supplement,  to the extent funds are available from the servicing fee or other servicing  compensation  available for this purpose, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any loan that prepaid  during the related  prepayment  period  equal to the  Compensating
Interest for that loan from the date of the  prepayment to the related due date.
Compensating  Interest on any distribution date in most cases will be limited to the  lesser of (a)  0.125%  of the  Stated  Principal  Balance  of the  mortgage collateral  immediately  prior to that  distribution  date,  and (b) the  master servicing  fee payable on that  distribution  date and the  reinvestment  income received  by the master  servicer  with  respect  to the  amount  payable to the certificateholders  on that distribution date.  Compensating Interest may not be sufficient to cover the Prepayment  Interest Shortfall on any distribution date.
Compensating  Interest is not  generally  paid with respect to  closed-end  home equity  loans,  Home Loans and revolving  credit  loans.  If so disclosed in the accompanying  prospectus  supplement,  Prepayment  Interest  Shortfalls  may  be applied  to  reduce  interest  otherwise  payable  for  one or more  classes  of securities of a series. See "Yield Considerations."

                                       57

Funding Account

      If  specified in the  accompanying  prospectus  supplement,  a pooling and servicing  agreement,  trust  agreement or other  agreement  may provide for the transfer  by the  sellers of  additional  loans to the  related  trust after the closing date for the related  securities.  Any additional loans will be required to conform to the requirements set forth in the related agreement  providing for such  transfer.  If a Funding  Account is  established,  all or a portion of the proceeds of the sale of one or more classes of securities of the related  series or a portion of  collections on the loans of principal will be deposited in such account to be released as additional  loans are  transferred.  The  accompanying prospectus supplement will specify whether a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required  to be  invested in  Permitted  Investments  and the amount held in the
Funding  Account  shall  at no  time  exceed  25% of the  aggregate  outstanding principal balance of the securities. The accompanying prospectus supplement will specify whether the related  agreement  providing for the transfer of additional loans will  provide  that all  transfers  must be made within 90 days,  and that amounts  set  aside to fund the  transfers,  whether  in a  Funding  Account  or otherwise,  and not so applied within the required period of time will be deemed to be  Principal  Prepayments  and  applied  in  the  manner  described  in  the prospectus supplement.

Reports to Securityholders

      On each distribution date, the master servicer or servicer will forward or cause to be forwarded to each  securityholder  of record, or will make available to each  securityholder  of record in the manner  described in the  accompanying prospectus  supplement,  a statement or statements for the related trust setting forth the information  described in the related agreement.  The information will in most cases include the following (as applicable):

      o     the  applicable  record date,  determination  date and  distribution date;

      o     the  aggregate  amount of  payments  received  with  respect  to the mortgage loans, including prepayment amounts;

      o     the   servicing   fee  payable  to  the  master   servicer  and  the
            subservicer;

      o     the amount of any other fees or expenses  paid,  and the identity of the party receiving such fees or expenses;

      o     the  aggregate   amount  of  interest   collections   and  principal
            collections;

      o     the amount, if any, of the distribution allocable to principal;

      o     the amount,  if any, of the  distribution  allocable to interest and the amount,  if any, of any  shortfall in the amount of interest and principal;

      o     the outstanding  principal  balance or notional amount of each class of securities  before and after giving effect to the distribution of principal on that distribution date;

                                       58

      o     updated pool  composition  information,  including  weighted average interest rate and weighted average remaining term;

      o     the balance of the reserve  fund, if any, at the opening of business and the close of business on that distribution date;

      o     if  applicable,  the Special  Hazard  Amount,  Fraud Loss Amount and
            Bankruptcy  Amount as of the opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

      o     the  principal  balances of the senior  securities as of the closing date;

      o     in  the  case  of  securities  benefiting  from  alternative  credit enhancement arrangements described in the prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable  determination  date and a description of any credit enhancement substituted therefor;

      o     the aggregate  unpaid principal  balance of the mortgage  collateral after  giving  effect  to the  distribution  of  principal  on  that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

      o     based on the most recent  reports  furnished  by  subservicers,  the number and  aggregate  principal  balances  of any items of mortgage collateral in the related trust that are  delinquent (a) 30-59 days,
            (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

      o     the amount of any losses on the mortgage  loans during the reporting period;

      o     information  about the  amount,  terms and  general  purpose  of any advances made or reimbursed during the reporting period;

      o     any material  modifications,  extensions  or waivers to the terms of the  mortgage  loans  during  the  reporting  period  or  that  have cumulatively become material over time;

      o     any material breaches of mortgage loan representations or warranties or covenants in the applicable agreement;

      o     the servicing fee payable to the master servicer or the servicer and the subservicer;

      o     the aggregate amount of any Draws;

      o     the FHA insurance amount, if any; and

      o     for any series of securities as to which the trust  includes  Agency
            Securities or private  securities,  any  additional  information  as required under the related agreement.

                                       59

      In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable  agreement,
which  may   include,   without   limitation,   information   as  to   Advances,
reimbursements  to  subservicers,  servicers and the master  servicer and losses borne by the related trust.

      In  addition,  within a  reasonable  period of time  after the end of each calendar  year,  the master  servicer  or servicer  will  furnish or cause to be furnished  on request a report to each person that was a holder of record of any class of  securities  at any time during  that  calendar  year.  The report will include information as to the aggregate of principal and interest  distributions for that  calendar  year or, if the  person was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Loans

      General

      The master servicer or any servicer,  as applicable,  that is a party to a pooling and  servicing  agreement  or servicing  agreement,  will be required to perform the services and duties specified in the related  agreement.  The master servicer or servicer may be an affiliate of the  depositor.  As to any series of securities  secured by Agency Securities or private  securities the requirements for  servicing  the  underlying  assets will be  described  in the  accompanying prospectus  supplement.  The duties to be  performed  by the master  servicer or servicer will include the customary  functions of a servicer,  including but not limited to:

      o     collection  of  payments  from  borrowers  and  remittance  of those collections  to the master  servicer  or  servicer  in the case of a subservicer;

      o     maintenance  of escrow or  impoundment  accounts  of  borrowers  for payment of taxes,  insurance and other items  required to be paid by the borrower, if applicable;

      o     processing of assumptions or substitutions,  although,  as specified in the accompanying  prospectus  supplement,  the master servicer or servicer is, in most cases, required to exercise due-on-sale clauses to the  extent  that  exercise  is  permitted  by law and  would not adversely affect insurance coverage;

      o     attempting to cure delinquencies;

      o     supervising foreclosures;

      o     collections on Additional Collateral;

      o     inspection  and  management  of mortgaged  properties  under various circumstances; and

      o     maintaining accounting records relating to the trust assets.

      Under each servicing  agreement,  the servicer or the master  servicer may enter into subservicing  agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and  administration of the loans included

                                       60

in the trust relating to the  subservicing  agreement.  A subservicer  may be an affiliate of the depositor.  Under any subservicing agreement,  each subservicer will agree,  among other things, to perform some or all of the servicer's or the master servicer's  servicing  obligations,  including but not limited to, making
Advances to the related securityholders. The servicer or the master servicer, as applicable,  will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master  servicer alone were servicing such loans.

      In the  event of a  bankruptcy,  receivership  or  conservatorship  of the master  servicer or servicer or any  subservicer,  the  bankruptcy  court or the receiver or conservator  may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master  servicer,  servicer or  subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or servicer or any subservicer were to become a debtor in a bankruptcy case, its rights  under the related  agreement,  including  the right to service the trust assets,  would be property of its  bankruptcy  estate and  therefore,  under the
Bankruptcy Code, subject to its right to assume or reject such agreement.

      Collection and Other Servicing Procedures

      The servicer or the master servicer, directly or through subservicers,  as the case may be, will make reasonable efforts to collect all payments called for under the loans and will,  consistent with the related  servicing  agreement and any  applicable  insurance  policy,  or other  credit  enhancement,  follow  the collection  procedures  that are normal and usual in its general loan  servicing activities  for assets that are  comparable  to the loans.  Consistent  with the previous  sentence,  the servicer or the master servicer may, in its discretion, waive any  prepayment  charge in  connection  with the  prepayment  of a loan or extend the due dates for  payments  due on a mortgage  note,  provided  that the insurance  coverage  for the loan or any  coverage  provided by any  alternative credit  enhancement  will not be adversely  affected by the waiver or extension.
The master  servicer or servicer  may also waive or modify any term of a loan so long as the  master  servicer  or  servicer  has  determined  that the waiver or modification  is not  materially  adverse to any  securityholders,  taking  into account any estimated loss that may result absent that action. For any series of securities  as to which  the  trust  includes  private  securities,  the  master servicer's or servicer's servicing and administration  obligations will be under the terms of those private securities.

      Under  some  circumstances,  as to any  series of  securities,  the master servicer or servicer may have the option to purchase trust assets from the trust for cash,  or in exchange for other trust assets or Permitted  Investments.  All provisions  relating to these optional purchase  provisions will be described in the accompanying prospectus supplement.

      In  instances in which a loan is in default,  or if default is  reasonably foreseeable,  and if determined by the master  servicer or servicer to be in the best interests of the related  securityholders,  the master servicer or servicer may engage, either directly or through  subservicers,  in a wide variety of loss mitigation  practices including waivers,  modifications,  payment  forbearances,
partial  forgiveness,   entering  into  repayment  schedule  arrangements,   and
capitalization   of  arrearages  rather  than  proceeding  with  foreclosure  or repossession,  if  applicable.  In  making  that  determination,  the  estimated
Realized Loss that might result if the loan were liquidated  would be taken into account.  Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract,  such as taxes or insurance  premiums,  extending the final maturity date of the loan,  capitalizing delinquent interest and other amounts owed under the mortgage loan or

                                       61

contract, or any combination of these or other modifications.  Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced  distributions of interest or principal on, or may  extend  the  final  maturity  of,  one or more  classes  of the  related securities.

      Borrowers  may,  from  time  to  time,  request  partial  releases  of the mortgaged properties,  easements, consents to alteration or demolition and other similar matters.  The master servicer or servicer may approve that request if it has determined,  exercising its good faith business  judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely  affect the security for, and the timely and full  collectability  of, the related loan.  Any fee collected by the master  servicer or the servicer for processing  that request will be retained by the master  servicer or servicer as additional servicing compensation.

      In connection  with any  significant  partial  prepayment  of a loan,  the master servicer or servicer,  to the extent not  inconsistent  with the terms of the  mortgage  note  and  local  law and  practice,  may  permit  the loan to be re-amortized  so that the monthly payment is recalculated as an amount that will fully  amortize its  remaining  principal  amount by the original  maturity date based on the original loan rate, provided that the re-amortization  shall not be permitted if it would  constitute a modification  of the loan for federal income tax purposes.

      The master  servicer  or  servicer  for a given  trust may  establish  and maintain  an escrow  account  in which  borrowers  will be  required  to deposit amounts  sufficient  to pay  taxes,  assessments,  certain  mortgage  and hazard insurance  premiums  and other  comparable  items  unless,  in the case of loans secured by junior  liens on the  related  mortgaged  property,  the  borrower is required to escrow such amounts under the senior mortgage documents. Withdrawals from  any  escrow  account  may be made  to  effect  timely  payment  of  taxes, assessments,  mortgage  and hazard  insurance,  to refund to  borrowers  amounts determined  to be owed,  to pay interest on balances in the escrow  account,  if required,  to repair or otherwise protect the mortgaged  properties and to clear and terminate such account. The master servicer or any servicer, as the case may be, will be responsible for the  administration  of each such escrow account and will be  obligated  to make  advances to the escrow  accounts  when a deficiency
exists   therein.   The  master   servicer  or  servicer  will  be  entitled  to
reimbursement for any advances from the Custodial Account.

      Other duties and responsibilities of each servicer and master servicer are described above under "--Payments on Loans."

      Special Servicing

      The related  agreement or servicing  agreement  for a series of securities may name a Special  Servicer,  which may be an affiliate of Residential  Funding
Company,  LLC. The Special  Servicer  will be  responsible  for the servicing of certain delinquent loans including multifamily mortgage loans and mortgage loans secured by Mixed-Use Properties,  as described in the prospectus  supplement.  A special  servicer  for any  series  of  securities  may be an  affiliate  of the depositor or the master  servicer and may hold, or be affiliated with the holder of, subordinate  securities of the series. The Special Servicer may have certain discretion to extend relief to borrowers whose payments

                                       62

become  delinquent.  The Special  Servicer may be permitted to grant a period of temporary  indulgence  to a  borrower  or  may  enter  into a  liquidating  plan providing for repayment by the borrower, in each case without the prior approval of  the  master  servicer  or  the  servicer,  as  applicable.  Other  types  of forbearance  typically  will  require  the  approval  of the master  servicer or servicer,  as applicable.  The Special  Servicer may also institute  foreclosure proceedings with respect to the delinquent mortgage loans.

      In  addition,  the master  servicer  or  servicer  may enter into  various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities.  Under the  terms of those  agreements,  the  holder  may,  for some delinquent loans:

      o     instruct  the master  servicer  or  servicer  to  commence  or delay
            foreclosure  proceedings,   provided  that  the  holder  deposits  a
            specified  amount of cash with the master servicer or servicer which will be available for distribution to securityholders if Liquidation
            Proceeds are less than they  otherwise  may have been had the master servicer or servicer acted under its normal servicing procedures;

      o     instruct the master  servicer or servicer to purchase the loans from the trust prior to the  commencement  of foreclosure  proceedings at the  purchase  price and to resell  the loans to the  holder at such purchase  price, in which case any subsequent loss on the loans will not be allocated to the securityholders; or

      o     become,  or designate a third party to become, a subservicer for the loans so long as (i) the master  servicer or servicer  has the right to transfer the subservicing  rights and obligations of the loans to another  subservicer at any time or (ii) the holder or its servicing designee is required  to service the loans  according  to the master servicer's or servicer's servicing guidelines.

      In addition,  the accompanying  prospectus  supplement may provide for the other types of special servicing arrangements.

      Enforcement of "Due-on-Sale" Clauses

      When any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower,  the master  servicer or the servicer,  as applicable, directly or through a subservicer, to the extent it has knowledge of the proposed  conveyance,  generally will be obligated to exercise the trustee's rights to  accelerate  the  maturity of such loan under any  due-on-sale  clause applicable  thereto.  A due-on-sale clause will be enforced only if the exercise of such rights is  permitted by  applicable  law and only to the extent it would not adversely affect or jeopardize  coverage under any primary  insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of the
Loans--Enforceability of Certain Provisions."

      If  the  master  servicer  or  servicer  is  prevented  from  enforcing  a due-on-sale  clause under  applicable law or if the master  servicer or servicer determines that it is reasonably  likely that a legal action would be instituted by the related  borrower to avoid  enforcement of such due-on-sale  clause,  the master  servicer  or servicer  will enter into an  assumption  and  modification agreement  with the

                                       63

person to whom such  property has been or is about to be  conveyed,  under which such person becomes liable under the mortgage note subject to certain  specified conditions.  The original  borrower may be released from  liability on a loan if the master  servicer or servicer  shall have  determined in good faith that such release will not adversely  affect the  collectability  of the loan. An ARM loan may be  assumed  if it is by its  terms  assumable  and  if,  in the  reasonable judgment of the master  servicer or  servicer,  the proposed  transferee  of the related  mortgaged  property  establishes  its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged  property subject to an ARM loan without  consent,  such
ARM loan may be  declared  due and  payable.  Any fee  collected  by the  master servicer  or  servicer  for  entering  into an  assumption  or  substitution  of liability  agreement  or for  processing  a request for  partial  release of the mortgaged  property  in most cases will be  retained  by the master  servicer or
servicer  as  additional   servicing   compensation.   In  connection  with  any
assumption, the loan rate borne by the related mortgage note may not be altered.

      Realization Upon Defaulted Loans

      If a loan, including a contract secured by a lien on a mortgaged property, is in default,  the master  servicer or servicer  may take a variety of actions, including  foreclosing  on the  mortgaged  property,  writing off the  principal balance  of the  loan as a bad  debt,  taking  a deed  in  lieu of  foreclosure, accepting  a  short  sale,  permitting  a  short  refinancing,  arranging  for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note.  Realization on other contracts may be accomplished through  repossession and subsequent  resale of the underlying home improvement.
In  connection  with that  decision,  the  master  servicer  or  servicer  will, following  usual  practices  in  connection  with  senior  and  junior  mortgage servicing  activities  or  repossession  and  resale  activities,  estimate  the proceeds  expected to be received  and the  expenses  expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure  proceeding or a repossession  and resale is  appropriate.  To the extent  that a loan  secured  by a lien on a  mortgaged  property  is  junior to another lien on the related mortgaged property,  unless foreclosure proceeds for that loan are expected to at least satisfy the related  senior  mortgage loan in full and to pay  foreclosure  costs, it is likely that that loan will be written off as bad debt with no foreclosure proceeding. Similarly, the expense and delay that may be associated with foreclosing on the borrower's beneficial interest in the Mexican trust following a default on a Mexico Loan, particularly if eviction or other  proceedings  are required to be commenced in the Mexican  courts,  may
make  attempts  to  realize  on  the   collateral   securing  the  Mexico  Loans
uneconomical, thus significantly increasing the amount of the loss on the Mexico
Loan. If title to any mortgaged  property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders  and, if applicable,  the holders of any Excluded Balances.

      Any  acquisition  of  title  and  cancellation  of any  REO  Loan  will be considered for most purposes to be an  outstanding  loan held in the trust until it is converted into a Liquidated Loan.

      For purposes of calculations of amounts  distributable to  securityholders relating to an REO Loan, the amortization  schedule in effect at the time of any acquisition  of title,  before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period,  will be deemed  to have  continued  in  effect  and,  in the  case of an ARM  loan,  the amortization  schedule will be deemed to have  adjusted in  accordance  with any interest rate

                                       64

changes  occurring on any adjustment date, so long as the REO Loan is considered to remain  in the  trust.  If a REMIC  election  has been  made,  any  mortgaged property  so  acquired  by the trust  must be  disposed  of in  accordance  with applicable  federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related  agreement,  any income, net of  expenses  and  other  than  gains  described  in the  second  succeeding paragraph,  received  by the  servicer or the master  servicer on the  mortgaged property prior to its disposition will be deposited in the Custodial  Account on
receipt   and  will  be   available   at  that  time  for  making   payments  to
securityholders.

      For a loan  in  default,  the  master  servicer  or  servicer  may  pursue foreclosure or similar remedies subject to any senior lien positions and certain other restrictions  pertaining to junior loans as described under "Certain Legal
Aspects of the Loans"  concurrently  with  pursuing any remedy for a breach of a representation  and warranty.  However,  the master  servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more  likely  to  result  in a  greater  recovery.  If the  mortgage  loan is an
Additional Collateral Loan or a Pledged Asset Mortgage Loan, the master servicer or the  servicer  may  proceed  against the  related  mortgaged  property or the related  Additional  Collateral or Pledged Assets first,  or may proceed against both concurrently,  as permitted by applicable law and the terms under which the
Additional  Collateral or Pledged  Assets are held,  including  any  third-party guarantee.

      If a loan is foreclosed  upon,  brokers may be engaged to sell the related property and other third party  expenses may be incurred.  Any fees and expenses incurred  by the  master  servicer  or  servicer  in  pursuing  foreclosure  and liquidation  of  a  loan  will  be  reimbursed,  resulting  in  a  reduction  of
Liquidation  Proceeds.  The master servicer or servicer may engage affiliates or may itself perform  certain  services that might otherwise be performed by third parties,  and may receive  fees that it believes in good faith to be  reasonable and consistent with its general servicing activities.

      On  the  first  to  occur  of  final   liquidation  and  a  repurchase  or
substitution under a breach of a representation  and warranty,  the loan will be removed  from the related  trust.  The master  servicer or servicer may elect to treat a defaulted loan as having been finally  liquidated if  substantially  all amounts  expected to be received in connection with that  liquidation  have been received.  In some cases, the master servicer or servicer will treat a loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the loan incurred after the initial liquidation will be  reimbursable  to the  master  servicer  or  servicer  from any  amounts otherwise distributable to the related securityholders,  or may be offset by any
Subsequent  Recovery  related  to  the  loan.  Alternatively,  for  purposes  of determining  the amount of related  Liquidation  Proceeds to be  distributed  to securityholders,  the amount of any Realized  Loss or the amount  required to be drawn under any applicable  form of credit  enhancement,  the master servicer or servicer may take into account minimal amounts of additional  receipts  expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. On foreclosure of a revolving credit loan, the related Liquidation  Proceeds will be allocated among the Trust
Balances and Excluded Balances as described in the prospectus supplement.

      For some series of securities,  the applicable form of credit  enhancement may provide,  to the extent of coverage,  that a defaulted loan or REO Loan will be removed  from the trust  prior to its final  liquidation.  In  addition,  the master  servicer,  the servicer or the holder of the most  subordinate

                                       65

class of certificates of a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency.  If a defaulted loan or REO Loan is not removed from the trust prior to final liquidation, then, upon its  final  liquidation,  if a loss is  realized  which  is not  covered  by any applicable form of credit  enhancement or other insurance,  the  securityholders will bear the loss.  However, if a gain results from the final liquidation of an
REO Loan which is not  required by law to be remitted to the related  mortgagor, the  master  servicer  or  servicer  will be  entitled  to  retain  that gain as additional servicing compensation unless the accompanying  prospectus supplement provides otherwise.

      The accompanying  prospectus  supplement will specify whether a Subsequent
Recovery  shall be  distributed  to the  securityholders  in the same  manner as repurchase  proceeds or  liquidation  proceeds  received  in the prior  calendar month,  to the extent that the related  Realized Loss was allocated to any class of securities,  if a final liquidation of a loan resulted in a Realized Loss and thereafter the master  servicer or servicer  receives such  Subsequent  Recovery specifically  related to that loan,  in  connection  with a related  breach of a representation  or warranty or  otherwise.  In addition,  if so specified in the accompanying  prospectus  supplement,  the  principal  balance  of the  class of subordinate  securities  with the highest  payment  priority  to which  Realized
Losses, other than Special Hazard Losses,  Bankruptcy Losses and Fraud Losses in
excess of the amount of coverage  provided  therefor and  Extraordinary  Losses, have been  allocated  will be  increased  to the  extent  that  such  Subsequent
Recoveries are  distributed as principal to any classes of securities.  However, the  principal  balance  of that  class of  subordinate  securities  will not be increased  by more than the  amount of  Realized  Losses  previously  applied to reduce the  principal  balance of that  class of  securities.  The amount of any remaining  Subsequent  Recoveries  will be applied  to  increase  the  principal balance of the class of securities with the next lower payment priority; however the principal  balance of that class of securities will not be increased by more than the amount of Realized  Losses  previously  applied to reduce the principal balance of that class of  securities,  and so on.  Holders of  securities  whose principal  balance is  increased in this manner will not be entitled to interest on  the  increased  balance  for  any  interest  accrual  period  preceding  the distribution  date on which the increase occurs.  The foregoing  provisions will apply even if the principal  balance of a class of  subordinate  securities  was previously reduced to zero.  Accordingly,  each class of subordinate  securities will be considered to remain  outstanding  until the  termination of the related trust.

      In the case of a series  of  securities  other  than a  senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit  enhancement  may provide for  reinstatement  in accordance  with specified  conditions if,  following the final  liquidation of a loan and a draw under the related credit enhancement,  Subsequent Recoveries are received. For a description of the master  servicer's or the servicer's  obligations to maintain and make claims  under  applicable  forms of credit  enhancement  and  insurance relating to the loans,  see  "Description of Credit  Enhancement" and "Insurance
Policies on Loans."

      The  market  value  of any  Mixed-Use  Property  or  multifamily  property obtained  in  foreclosure  or by  deed  in lieu  of  foreclosure  will be  based substantially  on the operating  income obtained from renting the dwelling units and, in the case of Mixed-Use Property, the commercial units. Since a default on a mortgage loan secured by Mixed-Use Property or multifamily  property is likely to have occurred because operating income,  net of expenses,  is insufficient to make debt service  payments on the related  mortgage loan, it can be anticipated that the market value of that

                                       66

property will be less than was  anticipated  when the related  mortgage loan was originated.  To the extent that the equity in the  property  does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

      For a  discussion  of legal  rights and  limitations  associated  with the foreclosure of a loan, see "Certain Legal Aspects of the Loans."

      The master  servicer  or  servicer  will deal with any  defaulted  private securities in the manner set forth in the accompanying prospectus supplement.

      Servicing Compensation and Payment of Expenses

      Each  servicer  or the  master  servicer,  as  applicable,  will  be  paid compensation for the performance of its servicing  obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal  balance of each loan.  Any  subservicer  will also be entitled to the servicing  fee as  described  in the  accompanying  prospectus  supplement.  The servicer or the master  servicer,  if any, will deduct the servicing fee for the loans  underlying the securities of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable.
In addition, the master servicer, any servicer or the relevant subservicers,  if any, will be entitled to servicing  compensation in the form of assumption fees, late payment  charges or excess  proceeds  following  disposition of property in connection  with  defaulted  loans and any earnings on  investments  held in the
Payment  Account  or  any  Custodial  Account,  to the  extent  not  applied  as
Compensating  Interest.  Any Excess  Spread or  Excluded  Spread  retained  by a seller,  the  master  servicer  or  servicer  will  not  constitute  part of the servicing  fee.  Regardless of the  foregoing,  for a series of securities as to which the trust includes private  securities,  the  compensation  payable to the master  servicer  or servicer  for  servicing  and  administering  such  private securities  on  behalf  of the  holders  of such  securities  may be  based on a percentage per annum described in the accompanying  prospectus supplement of the outstanding  balance  of  such  private  securities  and  may be  retained  from distributions  of interest  thereon,  if stated in the  accompanying  prospectus supplement.  In addition,  some reasonable  duties of the master servicer or the servicer may be performed by an affiliate of the master servicer or the servicer who will be entitled to compensation for performance of those duties.

      The master  servicer or the servicer  will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its  responsibilities  under  the  related  agreement,  including,  without limitation,  payment  of  any  fee or  other  amount  payable  for  some  credit enhancement arrangements,  payment of the fees and disbursements of the trustee, any custodian  appointed by the trustee,  the security  registrar and any paying agent,  and  payment of  expenses  incurred  in  enforcing  the  obligations  of subservicers  and sellers.  The master servicer or the servicer will be entitled
to  reimbursement   of  expenses   incurred  in  enforcing  the  obligations  of
subservicers and sellers under some circumstances.  In addition, as indicated in
"--Servicing  and  Administration  of  Loans--Collection   and  Other  Servicing
Procedures,"   the  master   servicer  or  the  servicer  will  be  entitled  to
reimbursements  for  some of the  expenses  incurred  by it in  connection  with
Liquidated Loans and in connection with the restoration of mortgaged properties, such right of  reimbursement  being  prior to the rights of  securityholders  to receive any related Liquidation Proceeds, including Insurance Proceeds.

                                       67

      Evidence as to Compliance

      Each pooling and servicing  agreement or servicing  agreement will require the master servicer or the servicer,  for each series of securities,  to deliver to the trustee,  on or before the date in each year  specified in the agreement, and, if required,  file with the Commission as part of a Report on 10-K filed on behalf of each issuing entity, the following documents:

      o     a report regarding its assessment of compliance during the preceding calendar year with all  applicable  servicing  criteria set forth in
            relevant   Commission   regulations  with  respect  to  asset-backed
            securities  transactions  taken  as a  whole  involving  the  master servicer  that are  backed  by the same  types  of  assets  as those backing the securities,  as well as similar reports on assessment of compliance received from certain other parties  participating in the servicing function as required by relevant Commission regulations;

      o     with respect to each assessment report described  immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

      o     a servicer compliance  certificate,  signed by an authorized officer of the master servicer, to the effect that:

            o     A  review  of the  master  servicer's  activities  during  the reporting  period and of its performance  under the applicable
                  related   agreement   has  been  made  under  such   officer's
                  supervision; and

            o     To the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the related agreement in all material respects  throughout the reporting  period  or, if there has been a failure  to fulfill any such obligation, in any material respect,  specifying each such  failure  known to such officer and the nature and status thereof.

      The master servicer's  obligation to deliver to the trustee any assessment or attestation  report  described above and, if required,  to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports  prepared  by any other  party,  those  reports  actually received by the master servicer on or before March 31 in each year. In addition, each  servicer or  subservicer  participating  in the  servicing  function  with respect  to more  than 5% of the  mortgage  loans  will  provide  the  foregoing assessment reports with respect to itself and each servicer or subservicer of at least  10% of  the  mortgage  loans  will  provide  the  compliance  certificate described above with respect to its servicing activities.

      Furthermore, if any trust includes mortgage securities, either the related prospectus  supplement will specify how to locate Exchange Act reports  relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

                                       68

      Certain Other Matters Regarding Servicing

      Each servicer or the master servicer,  as applicable,  may not resign from its obligations and duties under the related pooling and servicing  agreement or servicing  agreement unless each rating agency has confirmed in writing that the resignation  will not qualify,  reduce or cause to be withdrawn the then-current ratings on the securities  except on a determination  that its duties thereunder are no longer  permissible  under  applicable  law. No  resignation  will become effective  until the trustee or a  successor  servicer  or master  servicer  has assumed the servicer's or the master servicer's obligations and duties under the related pooling and servicing agreement.

      Each pooling and  servicing  agreement or  servicing  agreement  will also provide  that  neither the  servicer,  the master  servicer,  nor any  director, officer,  employee or agent of the master  servicer or servicer,  as applicable, will be under any liability to the trust or the  securityholders  for any action taken or for  refraining  from taking any action in good faith under the related agreement, or for errors in judgment.  However, neither the servicer, the master servicer nor any such person will be protected  against any liability that would otherwise  be imposed by reason of the  failure to perform  its  obligations  in compliance  with any  standard of care set forth in the related  agreement.  The servicer  or the  master  servicer,  as  applicable,  may,  in  its  discretion, undertake any action that it may deem necessary or desirable with respect to the servicing  agreement  and the rights and duties of the  parties  thereto and the interest of the related  securityholders.  The legal  expenses  and costs of the action  and any  liability  resulting  therefrom  will be  expenses,  costs  and liabilities  of the  trust  and the  servicer  or the  master  servicer  will be
entitled   to  be   reimbursed   out  of  funds   otherwise   distributable   to
securityholders.

      The  master  servicer  or the  servicer  will be  required  to  maintain a fidelity bond and errors and omissions policy for its officers and employees and other  persons  acting on behalf  of the  master  servicer  or the  servicer  in connection with its activities under the related servicing agreement.

      If the  servicer or the master  servicer  subcontracts  the  servicing  of mortgaged  loans to a  Special  Servicer,  the  standard  of care  for,  and any indemnification to be provided to, the Special Servicer will be set forth in the related  prospectus  supplement,  pooling and  servicing  agreement or servicing agreement.

      A servicer or the master  servicer may have other  business  relationships with the depositor, any seller or their affiliates.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

      As described in the  accompanying  prospectus  supplement,  credit support provided  for  each  series  of  securities  may  include  one  or  more  or any combination of the following:

      o     a letter of credit;

      o     subordination  provided by any class of subordinated  securities for the related series;

      o     overcollateralization and excess cash flow;

                                       69

      o     a mortgage repurchase bond, mortgage pool insurance policy, mortgage insurance policy,  special hazard insurance policy,  bankruptcy bond or other  types of  insurance  policies,  or a secured or  unsecured corporate  guaranty,  as  described in the  accompanying  prospectus supplement;

      o     a reserve fund; or

      o     a financial guaranty insurance policy or surety bond.

      If specified in the accompanying prospectus supplement,  the loans or home improvement contracts may be partially insured by the FHA under Title I.

      Credit  support for each series of  securities  may be comprised of one or more of the above  components.  Each  component will have a dollar limit and may provide coverage for Realized Losses that are:

      o     Defaulted Mortgage Losses;

      o     Special Hazard Losses;

      o     Bankruptcy Losses; and

      o     Fraud Losses.

      Most forms of credit support will not provide protection against all risks of loss and will not  guarantee  repayment of the entire  outstanding  principal balance of the securities  and interest.  If losses occur that exceed the amount covered  by credit  support  or are of a type that is not  covered by the credit support,  securityholders  will bear their allocable share of  deficiencies.  In particular,  Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses
and Fraud  Losses in excess of the  amount of  coverage  provided  therefor  and
Extraordinary  Losses  will  not be  covered.  To the  extent  that  the  credit enhancement for any series of securities is exhausted,  the securityholders will bear all further risks of loss not otherwise insured against.

      Credit  support may also be provided  in the form of an  insurance  policy covering  the risk of  collection  and  adequacy  of any  Additional  Collateral provided in connection with any Additional  Collateral  Loan, as limited by that insurance  policy.  As described in the related  agreement,  credit  support may apply to all of the loans or to some loans contained in a pool.

      For any series of securities  backed by Trust Balances of revolving credit loans, the credit enhancement provided for the securities will cover any portion of  any  Realized  Losses  allocated  to  the  Trust  Balances,  subject  to any limitations  described in this  prospectus  and in the  accompanying  prospectus supplement. See "The Trusts--Revolving Credit Loans."

      Each prospectus supplement will include a description of:

      o     the amount payable under the credit enhancement arrangement, if any, provided for a series;

                                       70

      o     any   conditions  to  payment  not   otherwise   described  in  this
            prospectus;

      o     the  conditions  under  which the  amount  payable  under the credit support  may be reduced  and under  which the credit  support may be terminated or replaced; and

      o     the  material  provisions  of any  agreement  relating to the credit support.

      Additionally,  each prospectus supplement will contain information for the issuer  of any  third-party  credit  enhancement,  if  applicable.  The  related agreement or other  documents may be modified in connection  with the provisions of any credit  enhancement  arrangement  to provide  for  reimbursement  rights, control rights or other  provisions that may be required by the credit enhancer.
To the extent  provided  in the  applicable  agreement,  the credit  enhancement arrangements may be periodically modified,  reduced and substituted for based on the  performance  of or on the aggregate  outstanding  principal  balance of the loans covered. See "Description of Credit Enhancement--Reduction or Substitution
of Credit Enhancement."

      The  descriptions of any insurance  policies,  bonds or other  instruments described in this prospectus or any prospectus supplement and the coverage under those  instruments  do not purport to be  complete  and are  qualified  in their entirety  by  reference  to the actual  forms of the  policies,  copies of which typically  will be exhibits to the Form 8-K to be filed with the  Securities and
Exchange  Commission  in connection  with the issuance of the related  series of securities.

Letters of Credit

      If any component of credit  enhancement  as to any series of securities is to be  provided  by a letter of credit,  a bank will  deliver to the  trustee an irrevocable  letter of credit.  The letter of credit may provide direct coverage for the loans.  The letter of credit bank, the amount available under the letter of credit for each component of credit  enhancement,  the expiration date of the letter of credit,  and a more detailed  description of the letter of credit will be  specified  in the  accompanying  prospectus  supplement.  On or before  each distribution  date,  the letter of credit bank will be required to make payments after  notification  from the trustee,  to be  deposited in the related  Payment
Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Subordination

      A  senior/subordinate  series of  securities  will  consist of one or more classes of senior securities and one or more classes of subordinate  securities, as specified in the  accompanying  prospectus  supplement.  Subordination of the subordinate securities of any senior/subordinate  series will be effected by the following method,  unless an alternative method is specified in the accompanying prospectus  supplement.  In  addition,  some  classes  of senior or  subordinate securities may be senior to other classes of senior or  subordinate  securities, as specified in the accompanying prospectus supplement.

      For  any  senior/subordinate   series,  the  total  amount  available  for
distribution  on each  distribution  date, as well as the method for  allocating that amount among the various classes of securities included in the series, will be described in the accompanying  prospectus supplement.  In

                                       71

most cases,  for any  series,  the amount  available  for  distribution  will be allocated first to interest on the senior securities of that series, and then to principal  of  the  senior  securities  up  to  the  amounts  described  in  the accompanying  prospectus  supplement,  prior to allocation of any amounts to the subordinate securities.

      If so provided in the related  agreement,  the master servicer or servicer may be permitted, under certain circumstances,  to purchase any loan that is two or more  months  delinquent  in  payments  of  principal  and  interest,  at the repurchase price. If specified in the accompanying  prospectus  supplement,  any
Realized Loss  subsequently  incurred in  connection  with any such loan will be passed through to the then-outstanding  securityholders of the related series in the same  manner as  Realized  Losses on loans that have not been so  purchased, unless  that  purchase  was made on the request of the holder of the most junior
class  of  securities  of  the  related   series.   See   "Description   of  the
Securities--Servicing and Administration of Loans--Special Servicing" above.

      In the event of any  Realized  Losses  not in  excess  of the  limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders  to receive  distributions  will be subordinate to the rights of the senior  securityholders  and the owner of Excluded Spread and, as to certain classes of  subordinated  securities,  may be subordinate to the rights of other subordinate securityholders.

      Except  as  noted  below,   Realized  Losses  will  be  allocated  to  the
subordinate  securities of the related series until their outstanding  principal balances have been reduced to zero.  Additional Realized Losses, if any, will be allocated to the senior  securities.  If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata  basis  among all of the senior  securities  in  proportion  to their respective  outstanding  principal  balances  or as  otherwise  provided  in the accompanying prospectus supplement.

      The  accompanying  prospectus  supplement will describe how Special Hazard
Losses  in excess of the  Special  Hazard  Amount  will be  allocated  among all outstanding  classes of  securities.  In general,  such losses will be allocated among all outstanding  classes of securities of the related series on a pro rata basis in proportion to their  outstanding  principal  balances.  The  respective amounts  of  other  specified  types  of  losses,  including  Fraud  Losses  and
Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly  limited  to the Fraud  Loss  Amount and  Bankruptcy  Amount,  and the
subordinate  securities  may provide no coverage  with respect to  Extraordinary
Losses or other  specified  types of losses,  as described  in the  accompanying prospectus  supplement,  in which case those  losses would be allocated on a pro rata basis among all outstanding classes of securities or as otherwise specified in the accompanying  prospectus  supplement.  Each of the Special Hazard Amount,
Fraud Loss Amount and  Bankruptcy  Amount may be subject to periodic  reductions and may be subject to further  reduction or termination,  without the consent of the  securityholders,  on the written  confirmation  from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

      In most cases,  any  allocation  of a Realized  Loss,  including a Special
Hazard   Loss,   Fraud  Loss  or   Bankruptcy   Loss,   to  a   security   in  a
senior/subordinate  series will be made by reducing  its  outstanding  principal balance as of the  distribution  date  following the calendar month in which the
Realized Loss was incurred.

                                       72

      The rights of holders of the various  classes of  securities of any series to  receive  distributions  of  principal  and  interest  is  determined  by the aggregate  outstanding  principal  balance of each class or, if applicable,  the related notional amount. The outstanding  principal balance of any security will be reduced by all amounts previously  distributed on that security  representing principal,  and by any  Realized  Losses  allocated  thereto.  If  there  are no
Realized Losses or Principal  Prepayments on any loan, the respective  rights of the holders of  securities of any series to future  distributions  in most cases would  not  change.  However,  to  the  extent  described  in  the  accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately  larger  amount  of  prepayments  received  during  specified periods,  which will have the effect,  absent offsetting losses, of accelerating the  amortization  of  the  senior  securities  and  increasing  the  respective percentage  ownership  interest  evidenced by the subordinate  securities in the
related  trust,  with  a  corresponding   decrease  in  the  percentage  of  the
outstanding principal balances of the senior securities,  thereby preserving the availability of the  subordination  provided by the subordinate  securities.  In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance,  which will have the effect of  increasing  the  respective  ownership  interest  evidenced  by  the  senior securities in the related trust.

      If so provided in the  accompanying  prospectus  supplement,  some amounts otherwise payable on any distribution date to holders of subordinate  securities may be deposited  into a reserve  fund.  Amounts held in any reserve fund may be applied as described under  "Description of Credit  Enhancement--Reserve  Funds"
and in the accompanying prospectus supplement.

      In lieu of the  foregoing  provisions,  subordination  may be  effected by limiting  the rights of the  holders of  subordinate  securities  to receive the
Subordinate  Amount  to the  extent  described  in the  accompanying  prospectus
supplement.  As  specified  in  the  accompanying  prospectus  supplement,   the
Subordinate  Amount  may be reduced  based on the amount of losses  borne by the holders  of the  subordinate  securities  as a result  of the  subordination,  a specified schedule or other method of reduction as the prospectus supplement may specify.

      The exact terms and  provisions of the  subordination  of any  subordinate security will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

      If stated in the accompanying prospectus supplement,  interest collections on the loans may exceed  interest  payments on the securities and other fees and expenses  of the trust for the  related  distribution  date.  To the extent such excess interest is applied as principal  payments on the securities,  the effect will be to reduce  the  principal  balance  of the  securities  relative  to the
aggregate    outstanding    balance    of   the    loans,    thereby    creating
overcollateralization  and additional protection to the securityholders,  if and to the extent specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the securities against some
Realized  Losses by making an additional  payment of principal on the securities up to the amount of the Realized Loss.

                                       73

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

      Protection  against losses on all or a portion of the loans in a loan pool may be  obtained  by the  depositor  for a trust in the form of a mortgage  pool insurance  policy or a mortgage  insurance  policy.  A mortgage  pool  insurance policy covers specified losses on loans to the extent that the primary insurance policy,  if  required,  is not  sufficient  to cover  the loss.  Generally,  the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the prospectus supplement.  As used in this  prospectus,  a  mortgage  insurance  policy is a policy  that  provides primary  mortgage  insurance on all of the loans that are subject to the policy.
The insurer's  payment  obligations  will be limited to the amount stated in the prospectus  supplement,  if applicable.  Each mortgage pool insurance  policy or mortgage insurance policy, in accordance with the limitations  described in this prospectus  and in the  prospectus  supplement,  if any,  will  cover  Defaulted
Mortgage Losses on loans in an amount specified in the prospectus supplement. As described under  "--Maintenance  of Credit  Enhancement," the master servicer or servicer  will use its best  reasonable  efforts to maintain the  mortgage  pool insurance  policy or  mortgage  insurance  policy and to  present  claims to the insurer on behalf of itself, the trustee and the  securityholders.  The mortgage pool  insurance  policies  and mortgage  insurance  policies,  however,  are not blanket  policies  against  loss,  since  claims  may  only be  made  respecting particular  defaulted  loans and only on  satisfaction  of specified  conditions precedent  described  in  the  succeeding  paragraph.  Unless  specified  in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover  losses  due to a  failure  to pay or  denial  of a claim  under a primary insurance policy, irrespective of the reason.

      As more specifically provided in the accompanying  prospectus  supplement, each mortgage pool insurance  policy or mortgage  insurance  policy will provide for conditions under which claims may be presented and covered under the policy.
On satisfaction of these conditions, the insurer will have the option either (a)
to purchase the property securing the defaulted loan at a price described in the prospectus  supplement,  or (b) to pay the portion of the loss  specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments
(i) may be reduced because of an aggregate payment  limitation on the policy and
(ii) may be net of some  amounts  paid or  assumed  to have been paid  under any related primary insurance policy.

      Securityholders  may  experience  a  shortfall  in the amount of  interest payable on the related securities in connection with the payment of claims under a mortgage pool  insurance  policy or a mortgage  insurance  policy  because the insurer  may not be  required to remit  unpaid  interest  through the end of the month in which the claim is paid.  In  addition,  the  securityholders  may also experience  losses on the related  securities in  connection  with payments made under a mortgage  pool  insurance  policy or  mortgage  insurance  policy to the extent that the master  servicer or servicer  expends funds to cover unpaid real estate  taxes or to repair the  related  mortgaged  property  in order to make a claim under a mortgage pool insurance policy or mortgage  insurance  policy,  as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer or servicer from funds otherwise  payable to the  securityholders.  If any mortgaged property securing a defaulted loan is damaged and proceeds,  if any (see "--Special  Hazard Insurance  Policies" below for risks which are not  covered by those  policies),  from the  related  hazard insurance policy or applicable  special hazard insurance policy are insufficient to restore the damaged  property to a condition  sufficient  to permit  recovery under the mortgage  pool  insurance  policy or mortgage  insurance  policy,  the master  servicer or servicer is not  required to expend its own funds to restore

                                       74

the damaged property unless it determines that (a) restoration will increase the
proceeds  to   securityholders   on  liquidation  of  the  mortgage  loan  after
reimbursement  of the master  servicer or servicer  for its expenses and (b) the expenses will be  recoverable  by it through  Liquidation  Proceeds or Insurance
Proceeds.

      Some mortgage pool insurance  policies,  mortgage  insurance  policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including  misrepresentation by the borrower, the seller or other persons involved in the origination of the loan, failure to construct a mortgaged property in accordance with plans and  specifications,  or bankruptcy, unless, if specified in the accompanying  prospectus supplement,  an endorsement to the mortgage pool insurance policy or mortgage  insurance policy provides for insurance  against that type of loss.  Depending  on the nature of the event,  a breach of a representation  made by Residential  Funding or a designated  seller may also have  occurred.  If the breach of that  representation  materially  and adversely  affects the  interests of  securityholders  and cannot be cured,  the breach would give rise to a  repurchase  obligation  on the part of  Residential
Funding  or  a  designated  seller,  as  described  under  "Description  of  the
Securities--Repurchases of Loans."

      The original amount of coverage under each mortgage pool insurance  policy will be  reduced  over the  life of the  related  series  of  securities  by the aggregate  amount of claims paid less the aggregate of the net amounts  realized by the pool insurer on disposition of all foreclosed  properties.  The amount of claims paid includes some expenses  incurred by the master  servicer or servicer as well as accrued  interest on delinquent  mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is  submitted  to the insurer. See "Certain Legal Aspects of the Loans." Accordingly, if aggregate net claims paid under any mortgage pool insurance  policy reach the original  policy limit,  coverage under that mortgage pool insurance policy will be exhausted and any further  losses will be borne by the related  securityholders.  In addition, unless the master servicer or servicer  determines that an Advance relating to a delinquent  mortgage  loan would be  recoverable  to it from the proceeds of the liquidation of the mortgage loan or otherwise,  the master  servicer or servicer would not be obligated to make an Advance  respecting any delinquency  since the
Advance would not be ultimately  recoverable to it from either the mortgage pool insurance  policy or from any other  related  source.  See  "Description  of the
Securities--Advances."  If specified in the  prospectus  supplement,  a mortgage insurance  policy may have a similar limit on the  aggregate  amount of coverage for losses.

      Since each mortgage pool insurance  policy and mortgage  insurance  policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer,  those policies will not provide  coverage  against hazard losses.  As described  under
"Insurance   Policies  on   Loans--Standard   Hazard   Insurance   on  Mortgaged
Properties," the hazard policies  covering the mortgage loans typically  exclude from coverage  physical damage  resulting from a number of causes and, even when the damage is covered,  may afford recoveries which are significantly  less than full replacement cost of the mortgaged property.  Additionally,  no coverage for
Special Hazard Losses,  Fraud Losses or Bankruptcy  Losses will cover all risks, and the amount of any such  coverage  will be  limited.  See  "--Special  Hazard
Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

                                       75

      Contract pools may be covered by pool insurance  policies that are similar to  the  mortgage  pool  insurance  policies  and  mortgage  insurance  policies described above.

Special Hazard Insurance Policies

      Any insurance  policy covering  Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying  prospectus  supplement.
Each special hazard  insurance  policy subject to limitations  described in this paragraph and in the accompanying  prospectus  supplement,  if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard  insurance  policy will be limited to the amount set forth in the accompanying prospectus supplement and will be subject to reduction as described in the  accompanying  prospectus  supplement.  A special hazard insurance policy will provide that no claim may be paid unless hazard and, if  applicable,  flood insurance  on the  property  securing  the loan has been kept in force and other protection and  preservation  expenses have been paid by the master  servicer or servicer.

      In accordance with the foregoing  limitations,  a special hazard insurance policy will  provide  that,  where there has been damage to property  securing a foreclosed  loan,  title to which has been  acquired by the insured,  and to the extent  the  damage  is not  covered  by the  hazard  insurance  policy or flood insurance policy,  if any,  maintained by the borrower or the master servicer or servicer,  the  insurer  will  pay the  lesser  of (i) the  cost  of  repair  or replacement  of the related  property or (ii) on transfer of the property to the insurer,  the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim  settlement and certain  expenses incurred by the master servicer or servicer for the related property.

      If the property is  transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount  under (ii) above  reduced by the net  proceeds of the sale of the property.  If the  unpaid  principal  balance  plus  accrued  interest  and some expenses is paid by the special hazard insurer,  the amount of further  coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of  repair  of the  property  will  further  reduce  coverage  by  that  amount.
Restoration  of the property  with the proceeds  described  under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance  policy that the property be restored  before a claim under the policy may be validly presented for the defaulted loan secured by the related property.
The  payment  described  under (ii) above will  render  presentation  of a claim relating to a loan under the related  mortgage pool insurance policy or contract pool  insurance  policy  unnecessary.  Therefore,  so  long as a  mortgage  pool insurance  policy or  contract  pool  insurance  policy  remains in effect,  the payment by the insurer under a special  hazard  insurance  policy of the cost of repair or of the unpaid  principal  balance  of the  related  loan plus  accrued interest and some expenses will not affect the total Insurance  Proceeds paid to securityholders,  but will affect the  relative  amounts of  coverage  remaining under the related  special hazard  insurance  policy and mortgage pool insurance policy or contract pool insurance policy.

                                       76

Bankruptcy Bonds

      In the event of a personal  bankruptcy  of a mortgagor  and a filing under
Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a Deficient
Valuation.  Under  current law,  Deficient  Valuations  are not  permitted  with respect to first liens on the  related  mortgaged  property,  but may occur with respect to a mortgage  loan secured by a junior lien if the value of the related mortgaged  property  at the time of the  filing is less  than the  amount of any first lien.

      In  addition,  other  modifications  of the  terms of a  mortgage  loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the  principal  amount  of  the  mortgage  loan,  including  a  Debt  Service
Reduction.  See  "Certain  Legal  Aspects of Mortgage  Loans and  Contracts--The
Mortgage  Loans--Anti-Deficiency  Legislation and Other Limitations on Lenders."
Any bankruptcy  policy to provide coverage for Bankruptcy  Losses resulting from proceedings  under the  federal  Bankruptcy  Code  obtained  for a trust will be issued by an insurer named in the accompanying prospectus supplement.  The level of coverage under each bankruptcy  policy will be described in the  accompanying prospectus supplement.

Reserve Funds

      If stated in the accompanying  prospectus  supplement,  the depositor will deposit or cause to be deposited in a reserve fund,  any  combination of cash or
Permitted Investments in specified amounts, or any other instrument satisfactory to the rating  agency or agencies,  which will be applied and  maintained in the manner  and  under  the  conditions  specified  in the  accompanying  prospectus supplement.  Instead of or in addition to that deposit,  to the extent described in the accompanying prospectus supplement,  a reserve fund may be funded through application  of all or a portion of  amounts  otherwise  payable on any  related subordinate securities,  from the Excess Spread or otherwise. To the extent that the funding of the reserve  fund is dependent  on amounts  otherwise  payable on related subordinate  securities,  Excess Spread or other cash flows attributable to the related  loans or on  reinvestment  income,  the reserve fund may provide less coverage than initially  expected if the cash flows or reinvestment  income on which the funding is dependent are lower than anticipated.

      For any series of  securities  as to which credit  enhancement  includes a letter of credit,  if stated in the accompanying  prospectus  supplement,  under specified  circumstances  the  remaining  amount of the  letter of credit may be drawn by the trustee and deposited in a reserve fund.  Amounts in a reserve fund may be  distributed  to  securityholders,  or  applied to  reimburse  the master servicer  or  servicer  for  outstanding  Advances,  or may be  used  for  other purposes,  in the  manner  and  to  the  extent  specified  in the  accompanying prospectus  supplement.  If stated in the  accompanying  prospectus  supplement, amounts  in a reserve  fund may be  available  only to cover  specific  types of losses, or losses on specific loans. The accompanying prospectus supplement will specify  whether any  reserve  fund will not be deemed to be part of the related trust.  A  reserve  fund  may  provide  coverage  to more  than  one  series  of securities, if described in the accompanying prospectus supplement.

      The trustee will have a perfected security interest for the benefit of the securityholders  in the assets in the reserve fund,  unless the assets are owned by the related trust.  However, to the extent

                                       77

that the  depositor,  any  affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the  bankruptcy,  receivership  or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding  payments to the securityholders.  These delays could adversely affect the yield to investors on the related securities.

      Amounts  deposited  in any  reserve  fund for a series will be invested in
Permitted  Investments  by, or at the  direction  of,  and for the  benefit of a servicer,  the master  servicer or any other  person  named in the  accompanying prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

      The depositor may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more  guarantees  issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment  of  amounts  due in  accordance  with the terms of that  class or those classes of securities.  Any financial guaranty insurance policy,  surety bond or guaranty will have the  characteristics  described in, and will be in accordance with any limitations and exceptions  described in, the  accompanying  prospectus supplement.

      Unless specified in the accompanying  prospectus  supplement,  a financial guaranty  insurance  policy  will be  unconditional  and  irrevocable  and  will guarantee to holders of the  applicable  securities  that an amount equal to the full amount of payments due to these  holders will be received by the trustee or its agent on  behalf of the  holders  for  payment  on each  payment  date.  The specific terms of any financial  guaranty  insurance policy will be described in the accompanying  prospectus  supplement.  A financial guaranty insurance policy may have limitations  and, in most cases,  will not insure the obligation of the sellers or the master  servicer or servicer  to  purchase  or  substitute  for a defective  trust asset and will not  guarantee  any  specific  rate of Principal
Prepayments or cover specific  interest  shortfalls.  In most cases, the insurer will be  subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Maintenance of Credit Enhancement

      If credit  enhancement  has been obtained for a series of securities,  the master  servicer  or the  servicer  will  be  obligated  to  exercise  its  best reasonable  efforts to keep or cause to be kept the credit  enhancement  in full force  and  effect  throughout  the  term of the  applicable  agreement,  unless coverage  thereunder has been exhausted  through payment of claims or otherwise, or  substitution  therefor  is made as  described  below under  "--Reduction  or
Substitution of Credit  Enhancement."  The master  servicer or the servicer,  as applicable,  on behalf of  itself,  the  trustee  and  securityholders,  will be required  to  provide  information  required  for the  trustee to draw under any applicable credit enhancement.

      The master  servicer or the  servicer  will agree to pay the  premiums for each mortgage pool insurance policy,  special hazard insurance policy,  mortgage insurance policy,  bankruptcy  policy,  financial  guaranty  insurance policy or surety bond,  as  applicable,  on a timely  basis,  unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally,  if the related  insurer ceases to be a Qualified  Insurer,  the master  servicer or the servicer will use its best reasonable  efforts to obtain from another  Qualified
Insurer a comparable  replacement insurance

                                       78

policy or bond with a total coverage equal to the  then-outstanding  coverage of the policy or bond.  If the cost of the  replacement  policy is greater than the cost of the existing policy or bond, the coverage of the  replacement  policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy.  Any  losses  in  market  value of the  securities  associated  with any reduction or withdrawal in rating by an applicable  rating agency shall be borne by the securityholders.

      If any property securing a defaulted loan is damaged and proceeds, if any, from the  related  hazard  insurance  policy or any  applicable  special  hazard insurance policy are insufficient to restore the damaged property to a condition sufficient  to  permit  recovery  under  any  letter of  credit,  mortgage  pool insurance policy,  mortgage insurance policy,  contract pool insurance policy or any related primary insurance policy, the master servicer or the servicer is not required  to expend  its own funds to restore  the  damaged  property  unless it determines  (i) that  restoration  will  increase  the  proceeds  to one or more classes of securityholders on liquidation of the loan after reimbursement of the master servicer or the servicer for its expenses and (ii) that the expenses will be  recoverable by it through  Liquidation  Proceeds or Insurance  Proceeds.  If recovery under any letter of credit,  mortgage pool insurance  policy,  mortgage insurance policy, contract pool insurance policy other credit enhancement or any related primary insurance policy is not available because the master servicer or the  servicer  has been  unable to make the above  determinations,  has made the determinations  incorrectly  or recovery is not  available for any other reason, the master servicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems  necessary or advisable to realize upon the defaulted  loan and if this determination  has been  incorrectly  made, is entitled to  reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit  support  provided for any series of  securities  and relating to various  types of losses  incurred  may be reduced  under  specified circumstances.  In most cases,  the amount  available as credit  support will be subject to periodic reduction on a non-discretionary  basis in accordance with a schedule  or  formula  set  forth  in the  accompanying  prospectus  supplement.
Additionally,  in most cases,  the credit  support may be  replaced,  reduced or terminated,  and the formula  used in  calculating  the amount of  coverage  for
Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the  consent  of  the  securityholders,  on  the  written  assurance  from  each applicable  rating agency that the then-current  rating of the related series of securities  will not be  adversely  affected and with the consent of the related credit enhancer, if applicable.

      Furthermore,  if the credit  rating of any  obligor  under any  applicable credit  enhancement  is  downgraded  or the amount of credit  enhancement  is no longer  sufficient to support the rating on the related  securities,  the credit rating  of  each  class  of  the  related  securities  may  be  downgraded  to a corresponding  level, and, the accompanying  prospectus  supplement will specify whether the master servicer,  the servicer or the depositor will be obligated to obtain  replacement  credit  support  in  order to  restore  the  rating  of the securities.  The master  servicer or the servicer,  as applicable,  will also be
permitted  to  replace  any  credit   support  with  other  credit   enhancement
instruments  issued by  obligors  whose  credit  ratings are  equivalent  to the downgraded  level and in lower amounts that would satisfy the downgraded  level, provided  that the  then-current  rating of each class of the related

                                       79

series of securities is maintained. Where the credit support is in the form of a reserve  fund, a permitted  reduction in the amount of credit  enhancement  will result in a release of all or a portion of the assets in the reserve fund to the depositor,  the master  servicer  or the  servicer  or any other  person that is entitled to the credit  support.  Any assets so released and any amount by which the credit  enhancement  is reduced will not be available for  distributions  in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The trustee on behalf of the trust may enter into  interest rate swaps and related  caps,  floors and collars to minimize  the risk to  securityholders  of adverse  changes in interest  rates,  and other yield  supplement  agreements or similar yield  maintenance  arrangements  that do not involve swap agreements or other notional principal contracts.

      An interest  rate swap is an  agreement  between two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal amount.  No  principal  amount is  exchanged  between the  counterparties  to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional  principal amount,  while the counterparty pays a floating rate based on one or more reference  interest rates including the London Interbank  Offered
Rate,  or LIBOR,  a specified  bank's  prime rate or U.S.  Treasury  Bill rates.
Interest  rate swaps also  permit  counterparties  to  exchange a floating  rate obligation  based on one reference  interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury
Bill rates).

      The swap market has grown substantially in recent years with a significant number of banks and financial  service  firms acting both as  principals  and as agents utilizing  standardized swap documentation.  Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

      There can be no  assurance  that the trust  will be able to enter  into or offset swaps or enter into yield  supplement  agreements at any specific time or at prices or on other terms that are  advantageous.  In  addition,  although the terms of the swaps and yield  supplement  agreements may provide for termination under some circumstances,  there can be no assurance that the trust will be able to terminate a swap or yield supplement  agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some types of loans and classes of securities of any series,  as specified in  the  accompanying  prospectus  supplement,  may  be  subject  to a  purchase obligation. The terms and conditions of each purchase obligation,  including the purchase  price,  timing  and  payment  procedure,  will  be  described  in  the accompanying prospectus supplement. A purchase obligation for loans may apply to the  loans or to the  related  securities.  Each  purchase  obligation  may be a secured or unsecured  obligation  of its  provider,  which may include a bank or other financial  institution or an insurance

                                       80

company.  Each purchase obligation will be evidenced by an instrument  delivered to the trustee for the benefit of the applicable  securityholders of the related series.  The  accompanying  prospectus  supplement  will  specify  whether  each purchase  obligation  for loans will be payable  solely to the  trustee  for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly  to the holders of the  securities  to which the obligations relate.

                           INSURANCE POLICIES ON LOANS

      The  mortgaged  property  related to each loan (other  than a  Cooperative
Loan) will be required to be covered by a hazard  insurance policy (as described
under  "--Standard  Hazard  Insurance  on  Mortgaged   Properties,"  below).  In
addition,  some loans  will be  required  to be  covered by a primary  insurance policy.  If there  are any FHA loans and VA loans in the  mortgage  pool,  those loans will be covered by the government mortgage insurance programs described in the  accompanying  prospectus  supplement.  The  descriptions  of any  insurance policies  contained in this  prospectus  or any  prospectus  supplement  and the coverage  thereunder  do not purport to be complete  and are  qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

      If  specified  in the  accompanying  prospectus  supplement  and except as described  below,  (i) each mortgage loan having an LTV ratio at  origination of over 80%  will be  covered  by a  primary  mortgage  guaranty  insurance  policy insuring  against  default on the mortgage loan up to an amount set forth in the accompanying  prospectus  supplement,  unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the  depositor or the related  seller will  represent and  warrant  that,  to the best of its  knowledge,  the  mortgage  loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards.
A mortgage  loan will not be  considered  to be an  exception  to the  foregoing standard if no primary  insurance  policy was  obtained at  origination  but the mortgage  loan  has  amortized  to an 80% or  less  LTV  ratio  level  as of the applicable  cut-off date. In most cases,  the depositor will have the ability to cancel any primary  insurance  policy if the LTV ratio of the  mortgage  loan is reduced to 80% or less (or a lesser specified  percentage) based on an appraisal of the  mortgaged  property  after the  related  closing  date or as a result of principal  payments that reduce the principal balance of the mortgage loan after the closing date. Trust assets secured by a junior lien on the related mortgaged property  usually  will not be  required  by the  depositor  to be  covered by a primary  mortgage  guaranty  insurance  policy  insuring  against default on the mortgage  loan.  Mortgage loans secured by  multifamily  properties  will not be covered by a primary insurance policy, regardless of the related LTV ratio.

      A primary  insurance  policy is  generally  obtained  with  respect  to an individual  mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

      Under a  federal  statute,  borrowers  with  respect  to many  residential mortgage  loans  originated  on or after  July 29,  1999,  will  have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding  principal  amount of the mortgage loan has been reduced or is scheduled  to have been reduced to 80% or less of the value of the

                                       81

mortgaged property at the time the mortgage loan was originated.  The borrower's right  to  request  the  cancellation  of  the  policy  is  subject  to  certain conditions,  including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the  cancellation  date, and no  monthly  payment  has been sixty days or more past due during the twelve months prior to that period,  (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged  property is not encumbered by  subordinate  liens.  In addition,  any requirement for private mortgage insurance will automatically terminate when the scheduled  principal  balance  of the  mortgage  loan,  based  on  the  original amortization  schedule for the mortgage  loan,  is reduced to 78% or less of the value  of the  mortgaged  property  at the  time of  origination,  provided  the mortgage loan is current.  The  legislation  requires that borrowers be provided written notice of these  cancellation  rights at the origination of the mortgage loans.

      If the private mortgage  insurance is not otherwise canceled or terminated by borrower request in the circumstances  described above, it must be terminated no later than the first day of the month immediately  following the date that is the midpoint of the mortgage loan's  amortization  period,  if on that date, the borrower is current on the payments  required by the terms of the mortgage loan.
The  mortgagee's or master  servicer's or servicer's  failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or  enforceability  of the mortgage  loan. The law does not preempt any state law regulating  private mortgage  insurance except to the extent that such law is  inconsistent  with the  federal  law and then only to the  extent of the inconsistency.

      In most cases, Mexico Loans will have LTV ratios of less than 80% and will not be insured under a primary insurance policy.  Primary mortgage  insurance or similar  credit  enhancement  on a  Mexico  Loan  may  be  issued  by a  private corporation  or a  governmental  agency  and may be in the form of a  guarantee, insurance policy or another type of credit enhancement.

      Mortgage  loans that are  subject to  negative  amortization  will only be covered by a primary  insurance  policy if that  coverage  was required on their origination,  regardless that subsequent  negative  amortization  may cause that mortgage  loan's LTV ratio based on the  then-current  balance,  to subsequently exceed the limits that would have required coverage on their origination.

      While the terms and conditions of the primary insurance policies issued by one primary mortgage  guaranty insurer will usually differ from those in primary insurance  policies  issued by other primary  insurers,  each primary  insurance policy generally will pay either:

      o     the  insured  percentage  of  the  loss  on  the  related  mortgaged property;

      o     the entire amount of the loss,  after receipt by the primary insurer of good and merchantable  title to, and possession of, the mortgaged property; or

      o     at the option of the primary insurer under certain primary insurance policies,  the  sum of the  delinquent  monthly  payments  plus  any
            Advances made by the insured,  both to the date of the claim payment and,  thereafter,  monthly  payments  in the amount  that would have become  due under the  mortgage  loan if it had not been  discharged plus any

                                       82

            Advances  made by the insured  until the earlier of (a) the date the mortgage loan would have been  discharged in full if the default had not occurred or (b) an approved sale.

      The  amount of the loss as  calculated  under a primary  insurance  policy covering a  mortgage  loan will in most  cases  consist of the unpaid  principal amount of such  mortgage  loan and  accrued  and  unpaid  interest  thereon  and reimbursement of some expenses, less:

      o     rents or other  payments  received  by the  insured  (other than the proceeds  of hazard  insurance)  that are  derived  from the related mortgaged property;

      o     hazard insurance  proceeds  received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

      o     amounts expended but not approved by the primary insurer;

      o     claim payments previously made on the mortgage loan; and

      o     unpaid premiums and other amounts.

      As  conditions  precedent  to the  filing or  payment  of a claim  under a primary insurance  policy, in the event of default by the borrower,  the insured will typically be required, among other things, to:

      o     advance  or  discharge  (a)  hazard  insurance  premiums  and (b) as necessary  and  approved  in advance by the  primary  insurer,  real estate taxes,  protection and preservation  expenses and foreclosure and related costs;

      o     in the  event  of any  physical  loss  or  damage  to the  mortgaged property,  have the  mortgaged  property  restored  to at least  its condition  at the  effective  date of the primary  insurance  policy
            (ordinary wear and tear excepted); and

      o     tender to the primary  insurer good and  merchantable  title to, and possession of, the mortgaged property.

      For any securities  offered under this prospectus,  the master servicer or the servicer will maintain or cause each  subservicer  to maintain,  as the case may be, in full  force and  effect and to the extent  coverage  is  available  a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies  or  alternate  credit  enhancement  is  provided  as  described  in the accompanying  prospectus supplement;  provided that the primary insurance policy was in place as of the cut-off  date and the  depositor  had  knowledge  of such primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the mortgage  loans (other than  Cooperative  Loans)  require each  borrower  to  maintain a hazard  insurance  policy  covering  the  related mortgaged  property  and  providing  for  coverage at least equal to that of the standard form of fire insurance policy with extended  coverage

                                       83

customary in the state in which the property is located.  Most  coverage will be in an amount equal to the lesser of the principal  balance of the mortgage loan, the guaranteed  replacement  value,  and, in the case of loans secured by junior liens on the related  mortgaged  property,  the principal  balance of any senior mortgage loans, or 100% of the insurable value of the improvements  securing the mortgage loan. The pooling and servicing  agreement will provide that the master servicer or the servicer  shall cause the hazard  policies to be  maintained  or shall obtain a blanket policy insuring  against losses on the mortgage loans. If that  blanket  policy  contains a  deductible  clause,  the master  servicer  or servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause.
The master  servicer or the servicer may satisfy its  obligation to cause hazard policies to be  maintained  by  maintaining a blanket  policy  insuring  against losses on those  mortgage  loans.  The  ability  of the master  servicer  or the servicer to ensure that hazard insurance proceeds are appropriately  applied may be  dependent  on its being  named as an  additional  insured  under any  hazard insurance  policy and under any flood insurance  policy referred to below, or on the  extent to which  information  in this  regard is  furnished  to the  master servicer or the  servicer by  borrowers  or  subservicers.  If loans  secured by junior liens on the related  mortgaged  property are included  within any trust, investors  should also consider the  application  of hazard  insurance  proceeds discussed in this  prospectus  under  "Certain  Legal Aspects of the  Loans--The
Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees."

      The standard form of fire and extended  coverage  policy  covers  physical damage to or destruction of the improvements on the property by fire, lightning, explosion,  smoke,  windstorm,  hail,  riot,  strike  and  civil  commotion,  in accordance  with the  conditions and  exclusions  specified in each policy.  The policies  relating  to the  mortgage  loans will be  underwritten  by  different insurers under  different  state laws in accordance  with  different  applicable state forms and therefore will not contain  identical terms and conditions,  the basic terms of which are  dictated by  respective  state  laws.  These  policies typically do not cover any physical  damage  resulting from the following:  war, revolution,  governmental actions,  floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin,  rodents,  insects or domestic  animals,  theft and, in some cases,  vandalism.  The  foregoing  list is merely  indicative  of some kinds of uninsured risks and is not intended to be all-inclusive.  Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination  of that mortgage loan, the pooling and servicing  agreement typically requires the master servicer or the servicer to cause to be maintained for each such mortgage loan serviced,  flood insurance, to the extent available, in an amount equal to the lesser of the amount  required to  compensate  for any loss or damage on a replacement  cost basis or the maximum  insurance  available under the federal flood insurance program.

      The hazard insurance policies covering the mortgaged  properties typically contain a co-insurance  clause that in effect  requires the related  borrower at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full  replacement  value of the  improvements  on the  property  in order to recover the full amount of any partial loss. If the related borrower's  coverage falls below this specified  percentage,  this clause  usually  provides that the insurer's  liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements  damaged or destroyed less physical depreciation  or (ii) the  proportion  of the loss as the  amount  of  insurance carried bears to the specified  percentage of the full  replacement  cost of the improvements.

                                       84

      Since the  amount of hazard  insurance  that  borrowers  are  required  to maintain on the  improvements  securing  the  mortgage  loans may decline as the principal balances owing thereon decrease, and since residential properties have historically  appreciated in value over time, hazard insurance proceeds could be insufficient  to restore  fully the  damaged  property in the event of a partial loss.  See  "Description  of  Credit  Enhancement--Subordination"  above  for  a description of when  subordination is provided,  the protection,  limited to the
Special Hazard Amount as described in the  accompanying  prospectus  supplement, afforded  by  subordination,  and  "Description  of Credit  Enhancement--Special
Hazard Insurance  Policies" for a description of the limited protection afforded by any special hazard  insurance  policy  against  losses  occasioned by hazards which are otherwise uninsured against.

      With respect to mixed-use  mortgage loans and multifamily  mortgage loans, some additional insurance policies may be required,  including,  but not limited to, loss of rent endorsements,  business interruption  insurance,  comprehensive public liability insurance and general liability insurance for bodily injury and property  damage,  and the related pooling and servicing  agreement or servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any mortgaged properties relating to REO Loans.

      Hazard  insurance  on the Mexican  properties  will usually be provided by insurers  located in  Mexico.  The  depositor  may not be able to obtain as much information  about the  financial  condition  of the  companies  issuing  hazard insurance  policies in Mexico as it is able to obtain for companies based in the
United  States.  The ability of the  insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

Standard Hazard Insurance on Manufactured Homes

      The terms of the related agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured housing contract one or more standard  hazard  insurance  policies  that  provide,  at a minimum,  the same  coverage  as a  standard  form  fire and  extended  coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured  home is located,  and in an amount that is not less than the maximum  insurable value of the  manufactured  home or the  principal  balance due from the  borrower on the related  manufactured  housing  contract,  whichever  is less.  Coverage  may be provided  by one or more  blanket  insurance  policies  covering  losses  on the manufactured  housing  contracts  resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related  manufactured  housing  contract, within a federally  designated  flood area, the servicer or the master  servicer also will be required to maintain flood insurance.

      If the servicer or the master servicer  repossesses a manufactured home on behalf of the trustee,  the servicer or the master servicer will either maintain at its expense  hazard  insurance  for the  manufactured  home or indemnify  the trustee  against  any damage to the  manufactured  home prior to resale or other disposition.

                                       85

                                  THE DEPOSITOR

      The  depositor is an indirect  wholly owned  subsidiary  of GMAC  Mortgage
Group,  LLC, which is a wholly owned  subsidiary of GMAC LLC. The depositor is a
Delaware  corporation  and was  incorporated on November 17, 1999. The depositor was  organized  for the limited  purpose of acquiring  loans and  contracts  and depositing these loans and contracts into issuing entities that issue securities backed by such loans.  The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets.
The  depositor  anticipates  that  it will in many  cases  have  acquired  loans indirectly through Residential Funding Company, LLC, which is an indirect wholly owned subsidiary of GMAC Mortgage Group, LLC. The depositor  anticipates that it will in many cases  acquire  loans  from GMAC  Mortgage,  LLC,  which is also an indirect wholly owned subsidiary of GMAC Mortgage Group, LLC.

      The  securities  do not  represent an interest in or an  obligation of the depositor.  The  depositor's  only  obligations  with  respect  to a  series  of securities will be to repurchase  certain items of mortgage  collateral upon any breach of limited representations and warranties made by the depositor.

      The  depositor  maintains  its principal  office at 8400  Normandale  Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its telephone number is
(952) 857-7000.

                        RESIDENTIAL FUNDING COMPANY, LLC

      If  specified  in  the  accompanying  prospectus  supplement,  Residential
Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or the servicer for each series of securities.

                                 THE AGREEMENTS

      As described in this prospectus under  "Introduction"  and "Description of the  Securities--General,"  each series of  certificates  will be issued under a pooling and servicing  agreement or trust  agreement,  as  applicable,  and each series of notes will be issued  under an  indenture,  each as  described in that section.  In the case of each series of notes,  the  provisions  relating to the servicing of the loans will be contained  in the related  servicing  agreements.
The following  summaries describe  additional  provisions common to each pooling
and  servicing   agreement  and  trust   agreement   relating  to  a  series  of
certificates, and each indenture and servicing agreement relating to a series of notes.

Events of Default; Rights Upon Event of Default

      Pooling and Servicing Agreement; Servicing Agreement

      Events of default  under the related  pooling and  servicing  agreement or servicing agreement for a series of securities will include:

      o     any failure by the  servicer  or master  servicer to make a required deposit to the Custodial  Account or the Payment  Account or, if the
            master  servicer or servicer is the paying  agent,  to distribute to the holders of any class of securities of that series any required

                                       86

            payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the  depositor,  or to the master  servicer or the servicer, the depositor and the trustee by the holders of securities of  such  class  evidencing  not  less  than  25% of  the  aggregate percentage interests constituting that class or the credit enhancer, if applicable;

      o     any failure by the master  servicer  or servicer  duly to observe or perform  in any  material  respect  any  other of its  covenants  or agreements  in the related  agreement  for that series of securities which continues unremedied for a period of not more than 45 days, or
            15  days  in the  case  of a  failure  to pay  the  premium  for any insurance  policy  which is  required  to be  maintained  under  the related servicing  agreement,  after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor,  or to the master servicer or servicer, the depositor and the  trustee by the holders of any class of  securities  of that series  evidencing  not less  than  25%,  33% in the case of a trust including  private  securities or a majority in the case of a series of notes, of the aggregate  percentage  interests  constituting that class, or the credit enhancer, if applicable; and

      o     some  events  of  insolvency,   bankruptcy  or  similar  proceedings
            regarding the master servicer or servicer and certain actions by the master  servicer or servicer  indicating its insolvency or inability to pay its obligations.

      A default under the terms of any private securities  included in any trust will not constitute an event of default under the related agreement.

      So long as an event of default remains unremedied, either the depositor or the trustee  may,  and,  in the case of an event of default  under a pooling and servicing agreement or servicing agreement,  as applicable,  at the direction of the holders of securities  evidencing not less than 51% of the aggregate  voting rights in the related trust,  the trustee shall, by written  notification to the master  servicer or servicer and to the depositor or the trustee,  terminate all of the rights and  obligations  of the master  servicer  or  servicer  under the related  agreement,  other than any rights of the master servicer or servicer as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master  servicer or the servicer is entitled to withdraw from the
Custodial  Account.  The  trustee  or, on notice to the  depositor  and with the depositor's consent, its designee will succeed to all  responsibilities,  duties and  liabilities  of the  master  servicer  or the  servicer  under the  related agreement, other than the obligation to purchase loans under some circumstances, and will be  entitled  to  similar  compensation  arrangements.  If a series  of securities  includes  credit  enhancement  provided  by  a  third  party  credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the  securityholders,  if so specified in the applicable  prospectus supplement.  If the trustee would be obligated to succeed the master servicer or the servicer but is unwilling to do so, it may appoint or if it is unable to act as  master  servicer  or  servicer,  it shall  appoint  or  petition  a court of competent  jurisdiction  for the  appointment  of,  a  Fannie  Mae-  or  Freddie
Mac-approved  mortgage  servicing  institution  with  a net  worth  of at  least
$10,000,000 to act as successor to the master servicer or the servicer under the
related  agreement,  unless  otherwise  described  in  the  agreement.   Pending
appointment, the trustee is obligated to act in that capacity. The

                                       87

trustee and any successor may agree on the  servicing  compensation  to be paid, which in no event may be greater  than the  compensation  to the initial  master servicer or the servicer  under the related  agreement.  The master  servicer is required to reimburse the trustee for all reasonable  expenses  incurred or made by the  trustee in  accordance  with any of the  provisions  of the  pooling and servicing  agreement,  except any such  expenses as may arise from the trustee's negligence or bad faith.

      No  securityholder  will have any  right  under a  pooling  and  servicing agreement or servicing  agreement,  as  applicable,  to institute any proceeding with  respect  to  the  pooling  and  servicing  agreement,  unless  the  holder previously  has  given  to  the  trustee  written  notice  of  default  and  the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests  constituting that class have made written  request upon the trustee to institute  the  proceeding in its own name as trustee  under the  pooling and  servicing  agreement  or  servicing agreement,  as applicable,  and have offered to the trustee reasonable indemnity and the trustee  for 60 days after  receipt of the  request  and  indemnity  has neglected or refused to institute any proceeding.  However,  the trustee will be under no  obligation to exercise any of the trusts or powers vested in it by the pooling and servicing  agreement or servicing  agreement,  as applicable,  or to institute,  conduct or defend any  litigation  under the pooling  and  servicing agreement  or in relation to the pooling and  servicing  agreement  or servicing agreement,  as  applicable,  at the  request,  order or  direction of any of the securityholders  covered by the pooling and  servicing  agreement  or  servicing agreement, as applicable, unless the securityholders have offered to the trustee reasonable  security or indemnity  against the costs,  expenses and  liabilities which may be incurred.

      Indenture

An event of default under the indenture for each series of notes, in most cases, will include:

      o     default for five days or more in the  distribution  of any principal of or interest on any note of the series;

      o     failure to perform any other  covenant of the depositor or the trust in the indenture  which  continues for a period of thirty days after notice of that failure is given in  accordance  with the  procedures described in the accompanying prospectus supplement;

      o     any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in  connection  with the  indenture  relating to or affecting the series,  having been incorrect in a material  respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance  with the procedures  described in the accompanying prospectus supplement;

      o     certain  bankruptcy,  insolvency,  or similar events relating to the depositor or the trust; and

      o     any other event of default provided for securities of that series.

                                       88

      If an  event  of  default  as to the  notes  of  any  series  at the  time outstanding occurs and is continuing,  either the trustee,  the credit enhancer, if applicable,  or the holders of a majority of the then  aggregate  outstanding amount  of the  notes of the  series  with the  written  consent  of the  credit enhancer may declare the principal  amount,  or, if the notes of that series are accrual notes,  that portion of the principal  amount as may be specified in the terms of that  series,  of all the  notes of the  series  to be due and  payable immediately.  That declaration may, under some  circumstances,  be rescinded and annulled  by the holders of a majority in  aggregate  outstanding  amount of the related notes.

      If,  following  an event of default for any series of notes,  the notes of the series have been  declared to be due and  payable,  the trustee  may, in its discretion,  or, if directed in writing by the credit enhancer, will, regardless of that acceleration,  elect to maintain  possession of the collateral  securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide  sufficient  funds for the payment of  principal  of and interest on the notes of the  series  as they  would  have  become  due if there  had not been a declaration.  In addition,  the trustee may not sell or otherwise  liquidate the collateral securing the notes of a series following an event of default, unless:

      o     the holders of 100% of the then aggregate  outstanding amount of the notes of the series consent to that sale,

      o     the proceeds of the sale or  liquidation  are  sufficient  to pay in full the principal of and accrued  interest,  due and unpaid, on the outstanding  notes  of the  series,  and  to  reimburse  the  credit enhancer, if applicable, at the date of that sale, or

      o     the trustee  determines that the collateral  would not be sufficient on an ongoing  basis to make all  payments  on those  notes as those payments  would have become due if those notes had not been declared due and payable,  and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate  outstanding amount of the notes of the series and the credit enhancer, if applicable.

      In the event that the trustee liquidates the collateral in connection with an event of default,  the indenture  provides that the trustee will have a prior lien on the  proceeds of that  liquidation  for unpaid fees and  expenses.  As a result,  on the  occurrence of that event of default,  the amount  available for payments to the securityholders  would be less than would otherwise be the case.
However,  the trustee may not institute a proceeding for the  enforcement of its lien except in connection  with a proceeding for the  enforcement of the lien of the indenture for the benefit of the securityholders  after the occurrence of an event of default.

      If  stated in the  accompanying  prospectus  supplement,  in the event the principal of the notes of a series is declared due and payable,  as described in the second  preceding  paragraph,  the holders of any notes issued at a discount from par may be entitled  to receive no more than an amount  equal to the unpaid principal  amount  of  those  notes  less the  amount  of the  discount  that is unamortized.

      In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

                                       89

      o     the holder  previously  has given to the trustee  written  notice of default and the continuance of that default,

      o     the holders of securities of any class  evidencing not less than 25%
            of the aggregate  percentage  interests  constituting  the class (1)
            have  made  written  request  upon the  trustee  to  institute  that proceeding  in its own name as trustee  and (2) have  offered to the trustee reasonable indemnity,

      o     the trustee has  neglected or refused to institute  that  proceeding for 60 days after receipt of that request and indemnity, and

      o     no direction  inconsistent  with that written request has been given to the  trustee  during  that  60 day  period  by the  holders  of a majority of the security balances of that class.

      If a series of securities includes credit enhancement  provided by a third party credit  enhancer,  certain of the foregoing  rights may be provided to the credit  enhancer  rather  than  the  securityholders,  if so  specified  in  the applicable prospectus supplement.

      However,  the trustee will be under no  obligation  to exercise any of the trusts  or powers  vested in it by the  applicable  agreement  or to  institute, conduct or defend any litigation under the pooling and servicing agreement or in relation  to the  pooling  and  servicing  agreement  at the  request,  order or direction of any of the  securityholders  covered by the  agreement,  unless the securityholders  have  offered to the trustee  reasonable  security or indemnity against  the costs,  expenses  and  liabilities  which may be  incurred in or by exercise of that power. The master servicer is required to reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the  provisions of the  indenture,  except any such expenses as may arise from the indenture trustee's negligence or bad faith.

Amendment

      In most  cases,  each  agreement  may be  amended  by the  parties  to the agreement, without the consent of the related securityholders:

      o     to cure any ambiguity;

      o     to  correct  or  supplement  any  provision  therein  which  may  be inconsistent  with any other  provision  therein or to  correct  any error;

      o     to change the timing  and/or  nature of  deposits  in the  Custodial
            Account  or the  Payment  Account or to change the name in which the
            Custodial  Account is  maintained,  except that (a)  deposits to the
            Payment  Account may not occur  later than the related  distribution date,  (b) the  change  may not  adversely  affect  in any  material respect the  interests  of any  securityholder,  as  evidenced by an opinion of counsel,  and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

                                       90

      o     if an election to treat the related trust as a "real estate mortgage investment  conduit," or REMIC, has been made, to modify,  eliminate or  add to any of its  provisions  (a) to the  extent  necessary  to maintain  the  qualification  of the trust as a REMIC or to avoid or minimize  the risk of  imposition  of any tax on the related  trust, provided  that the trustee has received an opinion of counsel to the effect that (1) the action is  necessary  or  desirable  to maintain qualification  or to avoid or minimize that risk, and (2) the action will not adversely  affect in any material  respect the interests of
            any  related  securityholder,   or  (b)  to  modify  the  provisions
            regarding  the  transferability  of the REMIC  Residual  Securities, provided that the depositor has determined that the change would not adversely  affect  the  applicable  ratings  of any  classes  of the certificates,  as evidenced by a letter from each applicable  rating agency,  and that any such  amendment  will not give rise to any tax for the transfer of the REMIC Residual Securities to a non-permitted transferee;

      o     to make any other provisions for matters or questions  arising under the related agreement which are not materially inconsistent with its provisions,  so long as the action will not adversely  affect in any material respect the interests of any securityholder; or

      o     to amend any provision  that is not material to holders of any class of related securities.

      In most cases,  each  agreement  may also be amended by the parties to the agreement  with the consent of the holders of securities of each class  affected thereby  evidencing  not less  than 66%,  in the case of a series of  securities issued under a pooling and servicing agreement,  or a majority, in the case of a series of  securities  issued under an indenture,  of the  aggregate  percentage interests  constituting  the outstanding  principal amount of securities of that class for the purpose of adding any  provisions  to or changing in any manner or eliminating  any of the  provisions of the related  agreement or of modifying in any  manner  the  rights of the  related  securityholders,  except  that no such amendment  may (i)  reduce in any  manner the amount of, or delay the timing of, payments  received on trust  assets which are  required to be  distributed  on a security of any class  without the consent of the holder of the  security,  (ii)
adversely  affect in any  material  respect the  interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of  securities of that class  evidencing  not less than 66%, in the case of a series of securities  issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under  an  indenture,  of the  aggregate  outstanding  principal  amount  of the securities  of each class of that  series  affected by that  amendment  or (iii)
reduce  the  percentage  of  securities  of any class the  holders  of which are required to consent to any such  amendment  unless the holders of all securities of that class have consented to the change in the percentage.  Furthermore,  the applicable  prospectus  supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

      Regardless  of the  foregoing,  if a REMIC  election  has been  made  with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing  agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master  servicer,  the servicer,  the depositor or the trustee in accordance  with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

                                       91

Termination; Retirement of Securities

      The  primary  obligations  created by the trust  agreement  or pooling and servicing  agreement  for each  series of  securities,  other than some  limited payment and notice  obligations  of the applicable  trustee and depositor,  will terminate on the distribution to the related securityholders of all amounts held in the Payment Account or by the entity specified in the accompanying prospectus supplement and required to be paid to the securityholders  following the earlier of:

      o     the final payment or other liquidation or disposition or any related
            Advance of the last trust asset  subject to that  agreement  and all property  acquired on  foreclosure or deed in lieu of foreclosure of any loan, and

      o     the purchase by the entity specified in the accompanying  prospectus supplement from the trust,  or from the special  purpose entity,  if applicable for that series,  of all remaining loans and all property acquired relating to the loans.

      Any option to purchase  described in the second item above will be limited to cases in which the aggregate Stated Principal  Balance of the remaining trust assets  is less  than or equal to ten  percent  (10%) of the  initial  aggregate
Stated  Principal  Balance  of the  trust  assets or such  other  time as may be specified in the accompanying prospectus supplement. If the holder of a class of securities  may terminate the trust and cause the  outstanding  securities to be redeemed when 25% or more of the initial  principal balance of the securities is still  outstanding,  the term  "callable"  will be  included in the title of the related  securities.  In addition to the foregoing,  the entity specified in the accompanying prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the accompanying  prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such securities, the entity specified in the accompanying prospectus supplement will effect a retirement of the securities and the termination of the trust.  Written notice of termination of the related  agreement will be given to each securityholder, and the final distribution will be made only at the time of the  surrender  and  cancellation  of the  securities  at an  office  or  agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase of loans and property  acquired from the loans evidenced by a series of securities  shall be made at the option of the entity specified in the related  prospectus  supplement  at the  price  specified  in  the  accompanying prospectus  supplement.  Such entity, if not Residential Funding Company, LLC or an affiliate,  shall be deemed to represent  that one of the  following  will be true and  correct:  (i) the  exercise  of such  option  shall  not  result  in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal
Revenue Code or (ii) such entity is (A) not a party in interest  with respect to any ERISA  plan  (other  than a plan  sponsored  or  maintained  by the  entity, provided  that no assets of such plan are  invested  or deemed to be invested in the  certificates)  and (B) not a "benefit  plan  investor" as defined in "ERISA
Considerations - Plan Asset Regulations". The exercise of that right will effect early  retirement of the securities of that series,  but the right of any entity to purchase the loans and related property will be subject to the criteria,  and will be at the price, set forth in the accompanying prospectus supplement. Early termination  in this  manner may  adversely  affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the  related  trust will be  effected  in a manner  consistent  with  applicable federal income tax regulations and its status as a REMIC.

                                       92

      In  addition to the  optional  repurchase  of the  property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call
Class will have the right,  solely at its  discretion,  to terminate the related trust and thereby effect early  retirement of the  securities of the series,  on any  distribution  date after the 12th  distribution  date following the date of initial issuance of the related series of securities and until the date when the optional  termination  rights  of  the  entity  specified  in  the  accompanying prospectus  supplement  become  exercisable.  The Call Class will not be offered under the  prospectus  supplement.  Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted.  In the case of a call, the holders of the securities  will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the  securityholders,  funds equal to the Call Price. If those funds are not deposited with the related  trustee,  the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made,  this  termination will be effected  in a manner  consistent  with  applicable  Federal  income tax regulations  and its status as a REMIC.  In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee.  Once the securities have been surrendered and paid in full, there will not be any further  liability to securityholders.

      The indenture will be discharged as to a series of notes,  except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

The Trustee

      The trustee under each pooling and servicing  agreement or trust agreement under which a series of securities  is issued will be named in the  accompanying prospectus  supplement.  The commercial bank or trust company serving as trustee may have normal banking  relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC and GMAC Mortgage, LLC.

      The trustee may resign at any time, in which event the  depositor  will be obligated  to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the related agreement or if the trustee becomes  insolvent.  After becoming aware of those  circumstances,  the  depositor  will be  obligated to appoint a successor trustee.  The  trustee  may  also  be  removed  at any  time by the  holders  of securities  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

      The  owner  trustee  under  each  trust  agreement  will be  named  in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates,  including  Residential Funding Company,  LLC and GMAC Mortgage,
LLC.

                                       93

      The owner trustee may resign at any time, in which case the  Administrator or the indenture  trustee will be obligated to appoint a successor owner trustee as described in the agreements.  The  Administrator or the indenture trustee may also  remove the owner  trustee if the owner  trustee  ceases to be  eligible to continue as owner  trustee  under the trust  agreement  or if the owner  trustee
becomes   insolvent.   After   becoming  aware  of  those   circumstances,   the
Administrator or the indenture  trustee will be obligated to appoint a successor owner trustee.  Any  resignation or removal of the owner trustee and appointment of a successor owner trustee will not become  effective until  acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

      The  indenture   trustee  under  the  indenture   will  be  named  in  the
accompanying prospectus supplement. The commercial bank or trust company serving as indenture  trustee may have normal banking  relationships  with the depositor and/or its  affiliates,  including  Residential  Funding  Company,  LLC and GMAC
Mortgage, LLC.

      The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator  will be obligated to appoint a successor indenture  trustee as  described  in the  indenture.  The  depositor,  the owner trustee or the  Administrator  as described in the indenture may also remove the indenture  trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture  trustee becomes  insolvent.  After becoming aware of those circumstances,  the depositor,  the owner trustee or the
Administrator  will be obligated to appoint a successor  indenture  trustee.  If stated in the indenture,  the indenture  trustee may also be removed at any time by the holders of a majority by principal  balance of the notes. Any resignation or removal of the indenture  trustee and  appointment  of a successor  indenture trustee will not become  effective  until  acceptance of the  appointment by the successor indenture trustee.

                              YIELD CONSIDERATIONS

      The yield to maturity  of a security  will depend on the price paid by the holder for the  security,  the  pass-through  rate on any  security  entitled to payments  of  interest,  which  pass-through  rate  may  vary if  stated  in the accompanying  prospectus  supplement,  and the  rate  and  timing  of  principal payments on the loans,  including  payments in excess of required  installments, prepayments or terminations,  liquidations and repurchases,  the rate and timing of Draws in the case of revolving  credit loans, and the allocation of principal payments to reduce the  principal  balance of the  security  or notional  amount thereof, if applicable.

      In general, defaults on loans are expected to occur with greater frequency in their  early  years.  The rate of  default  on cash  out  refinance,  limited documentation  or no  documentation  mortgage loans,  and on loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under
lower  than  traditional   underwriting  standards  may  be  higher  than  those
originated under traditional  standards.  A trust may include loans that are one month or more  delinquent  at the time of  offering  of the  related  series  of securities or which have recently been several  months  delinquent.  The rate of default on delinquent  loans or loans with a recent  history of  delinquency  is more  likely to be higher  than the rate of default on loans that have a current payment status. The rate of default on mortgage loans secured by unimproved land may be greater than that of mortgage loans secured

                                       94

by residential  properties and the amount of the loss may be greater because the market for unimproved land may be limited.  In addition,  the rate and timing of prepayments,  defaults  and  liquidations  on the loans will be  affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is  greater  and  prepayments  are  less  likely  in  regions  where  a weak  or deteriorating  economy  exists,  as may be evidenced  by,  among other  factors, increasing unemployment or falling property values. The risk of loss may also be greater on loans with LTV ratios or combined LTV ratios  greater than 80% and no primary insurance policies.  The yield on any class of securities and the timing of  principal  payments on that class may also be affected by  modifications  or actions  that may be taken or approved by the master  servicer,  the servicer or any of their  affiliates as described in this prospectus  under  "Description of the  Securities--Servicing  and  Administration  of Loans," in connection with a loan that is in default, or if a default is reasonably foreseeable.

      The risk of loss on Interest  Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "Characteristics of the Loans--Interest Only Loans."

      The risk of loss on loans made on loans  secured by  mortgaged  properties located in Puerto Rico may be greater  than on loans that are made to  borrowers who are United  States  residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Loans."

      Because of the  uncertainty,  delays and costs that may be associated with realizing on  collateral  securing the Mexico Loans,  as well as the  additional risks of a decline in the value and marketability of the collateral, the risk of loss for  Mexico  Loans  may be  greater  than for  mortgage  loans  secured  by mortgaged  properties  located in the United  States.  The risk of loss on loans made to international  borrowers may be greater than loans that are made to U.S.
borrowers  located in the  United  States.  See  "Certain  Legal  Aspects of the
Loans."

      The  application of any  withholding  tax on payments made by borrowers of
Mexico  Loans  residing  outside of the United  States may  increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment,  and may have difficulty  making the increased  payments required to cover the withholding  tax payments.  The application of withholding tax may increase the risk of loss because the applicable taxing  authorities may be permitted to place a lien on the mortgaged  property or  effectively  prevent the  transfer of an  interest in the  mortgaged  property  until any  delinquent withholding taxes have been paid.

      To  the  extent  that  any  document  relating  to a  loan  is  not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of Liquidation  Proceeds received by the trustee.  See
"Description of the Securities--Assignment of Loans."

      The amount of interest payments on trust assets  distributed or accrued in the case of  deferred  interest on accrual  securities,  monthly to holders of a class of  securities  entitled to payments of interest  will be  calculated,  or accrued in the case of deferred interest or accrual securities,  on the basis of a fixed,  adjustable or variable  pass-through  rate payable on the  outstanding principal

                                       95

balance or notional  amount of the security,  or any combination of pass-through rates,  calculated  as  described  in this  prospectus  and in the  accompanying prospectus  supplement under  "Description of the  Securities--Distributions  of
Principal  and Interest on the  Securities."  Holders of strip  securities  or a class of securities having a pass-through rate that varies based on the weighted average loan rate of the underlying  loans will be affected by  disproportionate prepayments  and repurchases of loans having higher net interest rates or higher rates applicable to the strip securities, as applicable.

      The effective  yield to maturity to each holder of securities  entitled to payments of interest  will be below that  otherwise  produced by the  applicable pass-through  rate and purchase  price of the security  because,  while interest will accrue on each loan from the first day of each month,  the  distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next  succeeding  business day, of the month  following the month of accrual or, in the case of a trust including private securities,  such other day that is specified in the accompanying prospectus supplement.

      A class of securities  may be entitled to payments of interest at a fixed, variable or adjustable  pass-through  rate, or any  combination of  pass-through rates, each as specified in the accompanying  prospectus supplement.  A variable pass-through  rate may be  calculated  based on the weighted  average of the Net
Loan  Rates of the  related  loan or  certain  balances  thereof  for the  month preceding  the  distribution  date.  An  adjustable  pass-through  rate  may  be calculated by reference to an index or otherwise.

      The aggregate payments of interest on a class of securities, and the yield to maturity on that class,  will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans,  by changes in the Net Loan Rates on the ARM loans.  See
"Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of loans following borrower defaults,  optional
repurchases   and  by   purchases   of  loans  in  the  event  of   breaches  of
representations made for the loans by the depositor,  the master servicer or the servicer and others,  or  conversions of ARM loans to a fixed interest rate. See
"Description of the Securities--Representations With Respect to Loans."

      In most  cases,  if a security  is  purchased  at a premium  over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase,  the  purchaser's  actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than  anticipated at the time of purchase,  the  purchaser's  actual yield to maturity will be lower than
assumed  at  the  time  of  purchase.   The  effect  of  Principal  Prepayments,
liquidations and purchases on yield will be particularly significant in the case
of  a  class  of   securities   entitled  to   payments  of  interest   only  or
disproportionate  payments  of  interest.  In  addition,  the  total  return  to investors of  securities  evidencing a right to  distributions  of interest at a rate that is based on the weighted  average Net Loan Rate of the loans from time to time will be adversely  affected by principal  prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates.
In some  circumstances,  rapid  prepayments  may  result in the  failure  of the holders to recoup their original investment.  In addition, the yield to maturity
on  other  types  of  classes  of  securities,   including  accrual  securities,
securities with a pass-through rate that

                                       96

fluctuates  inversely  with or at a multiple  of an index or other  classes in a series  including  more than one class of  securities,  may be  relatively  more sensitive to the rate of  prepayment  on the related loans than other classes of securities.

      The outstanding  principal balances of revolving credit loans,  closed-end home equity loans, home improvement contracts and Home Loans are, in most cases, much  smaller  than  traditional  first lien  mortgage  loan  balances,  and the original  terms to maturity of those loans and  contracts are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly  payments on those loans or  contracts  to the same degree  that  changes in  mortgage  interest  rates will affect the monthly payments on traditional first lien mortgage loans.  Consequently,  the effect of changes in prevailing  interest rates on the prepayment  rates on  shorter-term, smaller  balance  loans and contracts may not be similar to the effects of those changes on  traditional  first lien mortgage  loan  prepayment  rates,  or those effects  may be  similar  to the  effects  of those  changes  on  mortgage  loan prepayment rates, but to a smaller degree.

      The timing of changes in the rate of principal  payments on or repurchases of the loans may  significantly  affect an investor's  actual yield to maturity, even  if the  average  rate  of  principal  payments  experienced  over  time is consistent  with  an  investor's  expectation.  In most  cases,  the  earlier  a prepayment of principal on the loans or a repurchase of loans,  the greater will be the effect on an investor's yield to maturity.  As a result, the effect on an investor's  yield of  principal  payments  and  repurchases  occurring at a rate higher or lower  than the rate  anticipated  by the  investor  during the period immediately  following the issuance of a series of securities would not be fully offset by a  subsequent  like  reduction  or increase  in the rate of  principal payments.

      There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. For revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more  volatile  than for typical first lien loans.

      When a full prepayment is made on a loan, the borrower is charged interest on the  principal  amount of the loan so  prepaid  for the number of days in the month actually elapsed up to the date of the prepayment.  Prepayments in full or final  liquidations  of loans in most cases may  reduce  the amount of  interest distributed  in the  following  month  to  holders  of  securities  entitled  to distributions of interest if the resulting  Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment
Interest  Shortfalls."  A partial  prepayment  of  principal is applied so as to reduce the outstanding  principal  balance of the related  mortgage loan,  other than a  revolving  credit  loan,  as of the  first day of the month in which the partial prepayment is received.  As a result, the effect of a partial prepayment on a mortgage loan,  other than a revolving  credit loan,  will be to reduce the amount of interest  distributed to holders of securities in the month  following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount if such shortfall is not covered by  Compensating  Interest.  See
"Description of the Securities--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the  distribution  date  in the  month  following  receipt.  See  "Maturity  and
Prepayment Considerations."

                                       97

      For some loans,  including  revolving credit loans and ARM loans, the loan rate at origination  may be below the rate that would result from the sum of the applicable index and gross margin. Under the applicable  underwriting standards, the  borrower  under each of the  loans,  other than a  revolving  credit  loan, usually  will  be  qualified  on the  basis  of  the  loan  rate  in  effect  at origination,  and borrowers under revolving  credit loans are usually  qualified based on an assumed payment which reflects a rate  significantly  lower than the maximum  rate.  The  repayment  of any such  loan may thus be  dependent  on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition,  the periodic  increase in the amount paid by the borrower  of a Buy-Down  Loan  during or at the end of the  applicable  Buy-Down
Period may create a greater  financial  burden for the  borrower,  who might not have  otherwise  qualified  for a  mortgage  under the  applicable  underwriting guidelines,  and may  accordingly  increase  the risk of default for the related loan.

      For any loans secured by junior liens on the related  mortgaged  property, any inability of the borrower to pay off the balance may also affect the ability of the  borrower to obtain  refinancing  of any  related  senior  loan,  thereby preventing a potential improvement in the borrower's circumstances. Furthermore, unless stated in the accompanying  prospectus  supplement,  under the applicable agreement  the master  servicer or the servicer may be  restricted or prohibited from  consenting to any  refinancing of any related  senior loan,  which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding loan.

      The holder of a loan  secured by a junior  lien on the  related  mortgaged property  will be  subject to a loss of its  mortgage  if the holder of a senior mortgage is successful in foreclosure  of its mortgage and its claim,  including any related  foreclosure  costs,  is not paid in full,  since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property  may not be able to control  the  timing,  method or  procedure  of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation,  insurance or condemnation  proceeds  received relating to any loans  secured by junior  liens on the related  mortgaged  property  will be available  to satisfy the  outstanding  balance of such loans only to the extent that the claims of the holders of the senior  mortgages  have been  satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low  junior  mortgage  ratios,  foreclosure  costs may be  substantial relative to the outstanding balance of the loan, and therefore the amount of any
Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding  balance of the loan than would be the case in a typical pool of first lien residential loans. In addition,  the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing  the related loan  subject to any senior  mortgages,  in which case the holder  must  either pay the entire  amount due on the senior  mortgages  to the senior  mortgagees  at or  prior  to  the  foreclosure  sale  or  undertake  the obligation to make payments on the senior mortgages.

      Depending  upon  the use of the  revolving  credit  line  and the  payment patterns,  during the  repayment  period,  a borrower  may be  obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving  credit  loans are not  expected to  significantly  amortize  prior to maturity.  As a result,  a borrower  will, in these cases,  be required to pay a substantial  principal  amount  at the  maturity  of a  revolving  credit  loan.
Similarly,  a borrower  of a Balloon  Loan will be  required  to pay the Balloon
Amount at maturity. Those loans pose a greater

                                       98

risk of default than  fully-amortizing  loans, because the borrower's ability to make such a  substantial  payment at maturity  will in most cases  depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property  prior to the maturity of the loan.  The ability to obtain  refinancing will depend on a number of factors prevailing at the time refinancing or sale is required,  including,  without  limitation,  the  borrower's  personal  economic circumstances,  the borrower's  equity in the related mortgaged  property,  real estate  values,  prevailing  market  interest  rates,  tax laws and national and regional economic  conditions.  None of the seller,  the depositor,  Residential
Funding  Company,  LLC, GMAC Mortgage Group, LLC or any of their affiliates will be  obligated  to  refinance  or  repurchase  any loan or to sell any  mortgaged property,  unless that  obligation is specified in the  accompanying  prospectus supplement.

      The loan rates on ARM loans  that are  subject  to  negative  amortization
typically   adjust  monthly  and  their   amortization   schedules  adjust  less
frequently.  Because  initial loan rates are typically lower than the sum of the indices applicable at origination and the related Note Margins,  during a period of rising interest rates as well as immediately after origination, the amount of interest  accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively  amortizing loans may become deferred interest which will be added to their  principal  balance and will bear interest at the applicable loan rate.
The  accompanying  prospectus  supplement will specify whether  revolving credit loans will be subject to negative amortization.

      The  addition of any  deferred  interest to the  principal  balance of any related  class of  securities  will  lengthen the weighted  average life of that class  of  securities  and may  adversely  affect  yield  to  holders  of  those
securities.   In   addition,   for  ARM  loans  that  are  subject  to  negative
amortization,  during a period of declining interest rates, it might be expected that each  scheduled  monthly  payment on such a loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the  principal  balance of the related class or classes of securities,  the weighted  average life of those  securities  will be reduced and may adversely affect yield to holders thereof.

      If stated in the accompanying  prospectus supplement,  a trust may contain
GPM Loans,  GEM Loans or Buy-Down Loans that have monthly payments that increase during the first few years following  origination.  Borrowers in most cases will be qualified for such loans on the basis of the initial monthly payment.  To the extent that the related  borrower's income does not increase at the same rate as the monthly  payment,  such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If credit  enhancement  for a series of securities is provided by a letter of credit,  insurance  policy or bond that is issued or  guaranteed by an entity that suffers financial  difficulty,  such credit enhancement may not provide the level of support  that was  anticipated  at the time an investor  purchased  its security.  In the  event of a default  under  the  terms of a letter of  credit, insurance  policy or bond,  any Realized  Losses on the loans not covered by the credit  enhancement  will be  applied  to a series of  securities  in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

                                       99

      The  accompanying  prospectus  supplement  may  set  forth  other  factors concerning  the loans  securing a series of  securities or the structure of such series that will affect the yield on the securities.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated  above under "The Trusts," the original  terms to maturity of the loans in a given trust will vary  depending on the type of loans included in the trust.  The prospectus  supplement  for a series of securities  will contain information for the types and maturities of the loans in the related trust.  The prepayment  experience,  the timing and rate of  repurchases  and the timing and amount of  liquidations  for the related loans will affect the life and yield of the related series of securities.

      If the related agreement for a series of securities provides for a Funding
Account or other  means of  funding  the  transfer  of  additional  loans to the related  trust,  as  described  under  "Description  of the  Securities--Funding
Account,"  and the trust is unable to acquire any  additional  loans  within any applicable time limit,  the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

      Prepayments  on loans  are  commonly  measured  relative  to a  prepayment standard or model.  The prospectus  supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the  projected  yields to  maturity  on each  class of  securities  or the weighted  average life of each class of  securities  and the  percentage  of the original  principal amount of each class of securities of that series that would be  outstanding  on  specified  payment  dates  for  the  series  based  on  the
assumptions  stated  in  the  accompanying   prospectus  supplement,   including
assumptions  that  prepayments on the loans are made at rates  corresponding  to various  percentages of the prepayment  standard or model. There is no assurance that  prepayment of the loans  underlying a series of securities will conform to any level of the  prepayment  standard or model  specified  in the  accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o     homeowner mobility;

      o     economic conditions;

      o     changes in borrowers' housing needs;

      o     job transfers;

      o     unemployment;

      o     borrowers' equity in the properties securing the mortgages;

      o     servicing decisions;

      o     enforceability of due-on-sale clauses;

      o     mortgage market interest rates;

                                      100

      o     mortgage recording taxes;

      o     solicitations and the availability of mortgage funds; and

      o     the obtaining of secondary financing by the borrower.

      All  statistics  known  to the  depositor  that  have  been  compiled  for prepayment  experience  on loans  indicate  that  while  some  loans may  remain outstanding  until their stated  maturities,  a substantial  number will be paid significantly  earlier  than their  respective  stated  maturities.  The rate of prepayment for  conventional  fixed-rate  loans has fluctuated  significantly in
recent  years.  In  general,   however,   if  prevailing   interest  rates  fall
significantly  below  the  loan  rates  on the  loans  underlying  a  series  of securities,  the  prepayment  rate of such  loans is likely to be  significantly higher  than if  prevailing  rates  remain at or above the rates  borne by those loans. Conversely,  when prevailing interest rates increase,  borrowers are less likely to prepay  their  loans.  The  depositor  is not aware of any  historical prepayment  experience  for loans  secured  by  properties  located in Mexico or
Puerto  Rico and,  accordingly,  prepayments  on such loans may not occur at the same rate or be affected by the same factors as more traditional loans.

      An increase in the amount of the  monthly  payments  owed on a Mexico Loan due to the imposition of  withholding  taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms is available.

      Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only  period.  See
"Characteristics of the Loans--Interest Only Loans."

      There can be no assurance as to the rate of principal payments or Draws on the revolving  credit loans.  In most cases,  the revolving  credit loans may be prepaid in full or in part without penalty. The closed-end home equity loans may provide for a prepayment charge. The prospectus  supplement will specify whether loans may not be prepaid in full or in part without  penalty.  The depositor has no significant  experience  regarding the rate of Principal  Prepayments on home improvement  contracts,  but in most  cases  expects  that  prepayments  on home improvement  contracts will be higher than other loans due to the possibility of increased  property  value  resulting  from the  home  improvement  and  greater refinance  options.  The rate of principal  payments  and the rate of Draws,  if applicable, may fluctuate substantially from time to time. Home equity loans are not always viewed by borrowers as permanent financing.  Accordingly,  such loans may  experience a higher rate of  prepayment  than typical  first lien  mortgage loans. Due to the unpredictable nature of both principal payments and Draws, the rates of principal  payments net of Draws for revolving credit loans may be much more volatile than for typical first lien mortgage loans.

      The yield to maturity  of the  securities  of any series,  or the rate and timing of principal payments or Draws, if applicable,  on the related loans, may also be affected by a wide variety of specific terms and  conditions  applicable to the respective  programs under which the loans were originated.  For example, the  revolving  credit  loans may  provide  for future  Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the  latter  provisions  may be likely to remain  outstanding  longer  with a higher aggregate principal balance than a pool of

                                      101

revolving credit loans with the former provisions,  because of the relative ease of making  new Draws.  Furthermore,  the loans may  provide  for  interest  rate changes on a daily or monthly  basis,  or may have gross  margins  that may vary under some  circumstances  over the term of the loan.  In extremely  high market interest  rate  scenarios,  securities  backed by loans  with  adjustable  rates subject to substantially higher maximum rates than typically apply to adjustable rate  first  mortgage  loans may  experience  rates of default  and  liquidation substantially  higher than those that have been  experienced on other adjustable rate mortgage loan pools.

      The yield to maturity  of the  securities  of any series,  or the rate and timing of  principal  payments  on the loans or Draws on the  related  revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities.  For example, if the index  used to  determine  the loan rates for a series of  securities  is different from the index  applicable to the loan rates of the underlying  loans, the yield on the  securities  may be reduced by application of a cap on the loan rates based on the weighted  average of the loan rates.  Depending on applicable cash flow allocation  provisions,  changes in the  relationship  between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization,  or the amount on deposit in any reserve fund,  which could in turn accelerate the payment of principal on the  securities if so provided in the prospectus  supplement.  For any series of securities backed by revolving credit loans, provisions governing whether future
Draws on the  revolving  credit  loans will be included in the trust will have a significant  effect  on  the  rate  and  timing  of  principal  payments  on the securities.  The rate at which additional balances are generated may be affected by a variety of factors.  The yield to maturity of the securities of any series, or the rate and timing of  principal  payments on the loans may also be affected by the risks associated with other loans.

      As a result of the payment terms of the  revolving  credit loans or of the mortgage provisions relating to future Draws, there may be no principal payments on those  securities  in any given month.  In addition,  it is possible that the aggregate  Draws on  revolving  credit  loans  included in a pool may exceed the aggregate  payments of principal on those revolving credit loans for the related period.  If specified in the  accompanying  prospectus  supplement,  a series of securities  may  provide  for a period  during  which  all or a  portion  of the principal collections on the revolving credit loans are reinvested in additional balances  or are  accumulated  in a trust  account  pending  commencement  of an amortization period relating to the securities.

      The accompanying prospectus supplement will specify whether mortgage loans
(other than ARM loans) and  revolving  credit loans will,  and  closed-end  home equity loans and home improvement contracts may, contain due-on-sale  provisions permitting  the  mortgagee to  accelerate  the maturity of the loan upon sale or some transfers by the borrower of the underlying mortgaged property.  Unless the accompanying  prospectus supplement indicates otherwise,  the master servicer or servicer will enforce any  due-on-sale  clause to the extent it has knowledge of the conveyance or proposed  conveyance of the underlying  mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the  enforcement of any due-on-sale  provision which would adversely  affect or jeopardize  coverage under any applicable insurance policy.

      An  ARM  loan  is  assumable,  in  some  circumstances,  if  the  proposed transferee of the related  mortgaged  property  establishes its ability to repay the loan and, in the reasonable judgment of the

                                      102

master  servicer or the  servicer,  the  security  for the ARM loan would not be impaired  by the  assumption.  The  extent to which ARM  loans  are  assumed  by purchasers  of the  mortgaged  properties  rather  than  prepaid by the  related borrowers in connection  with the sales of the mortgaged  properties will affect the weighted average life of the related series of securities.  See "Description
of  the   Securities--Servicing  and  Administration  of  Loans--Enforcement  of
`Due-on-Sale'  Clauses" and "Certain Legal Aspects of the  Loans--Enforceability
of Certain  Provisions" for a description of provisions of the related agreement and legal developments that may affect the prepayment rate of loans.

      While most  manufactured  housing  contracts  will  contain  "due-on-sale"
provisions  permitting  the  holder  of the  manufactured  housing  contract  to accelerate the maturity of the  manufactured  housing  contract on conveyance by the  borrower,  the master  servicer  or  servicer,  as  applicable,  may permit proposed  assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting  standards described above. Such assumption  would  have  the  effect  of  extending  the  average  life  of  the manufactured housing contract.

      In addition,  some private securities  included in a pool may be backed by underlying loans having differing interest rates. Accordingly, the rate at which principal  payments are received on the related securities will, to some extent, depend on the interest rates on the underlying loans.

      Some types of loans included in a trust may have characteristics that make it more likely to default than  collateral  provided  for mortgage  pass-through securities  from other mortgage  purchase  programs.  The depositor  anticipates including "limited  documentation" and "no documentation"  mortgage loans, loans acquired under  Residential  Funding  Company,  LLC's  negotiated  conduit asset program,  Mexico Loans, loans secured by mortgaged  properties located in Puerto
Rico and mortgage loans that were made to  international  borrowers or that were originated in accordance  with lower  underwriting  standards and which may have been made to borrowers with imperfect credit  histories and prior  bankruptcies.
Likewise, a trust may include loans that are one month or more delinquent at the time of offering of the related  series of  securities  or are secured by junior liens on the related  mortgaged  property.  Such loans may be  susceptible  to a greater  risk of default and  liquidation  than might  otherwise  be expected by investors in the related securities.

      The  mortgage  loans may in most cases be prepaid by the  borrowers at any time without  payment of any  prepayment  fee or penalty,  although  some of the mortgage loans as described in the accompanying  prospectus  supplement  provide for  payment  of a  prepayment  charge.  This may have an  effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans  expressly  provide for the collection of those charges.
As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

      The master  servicer or the servicer may allow the refinancing of loans in any  trust  by  accepting  prepayments  and  permitting  a new  loan to the same borrower secured by a mortgage on the same property,  which may be originated by the servicer or the master servicer or any of their respective  affiliates or by an unrelated  entity.  In the event of a refinancing,  the new loan would not be included in the related trust, so the refinancing  would have the same effect as a prepayment in full of the related loan. A servicer or the master servicer may, from time to time, implement

                                      103

programs designed to encourage refinancing.  These programs may include, without limitation,  modifications of existing loans, general or targeted solicitations, the offering of preapproved  applications,  reduced  origination fees or closing costs,  reduced or no  documentation  or other  financial  incentives.  Targeted solicitations may be based on a variety of factors,  including the credit of the borrower,  the location of the mortgaged  property,  or the master servicer's or servicer's judgment as to the likelihood of refinancing. In addition,  servicers or the master servicer may encourage  assumption of loans,  including  defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of the loans,  which may be removed  from the  related  pool.  As a result of these programs, for the pool underlying any trust:

      o     the rate of  Principal  Prepayments  of the loans in the pool may be higher than would otherwise be the case;

      o     in some cases, the average credit or collateral quality of the loans remaining in the pool may decline; and

      o     the weighted  average  interest rate on the loans that remain in the trust may be lower,  thus  reducing the rate of  prepayments  on the loans in the future.

            Although the loan rates on revolving credit loans and ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

      o     as to ARM loans,  not  increase or  decrease  the loan rates by more than a fixed percentage amount on each adjustment date;

      o     not increase the loan rates over a fixed  percentage  amount  during the life of any revolving credit loan or ARM loan; and

            o     be based on an index, which may not rise and fall consistently with mortgage  interest rates,  plus the related Gross Margin, which  may be  different  from  margins  being  used for newly originated adjustable rate loans.

      As a result,  the loan rates on the revolving credit loans or ARM loans in a trust at any time may not  equal  the  prevailing  rates  for  similar,  newly originated adjustable rate loans or lines of credit, and accordingly the rate of principal  payments and Draws, if applicable,  may be lower or higher that would otherwise be anticipated.  In some rate  environments,  the prevailing  rates on fixed-rate loans may be sufficiently  low in relation to the  then-current  loan rates on  revolving  credit loans or ARM loans that the rate of  prepayment  may increase as a result of refinancing. There can be no certainty as to the rate of prepayments or Draws, if applicable,  on the loans during any period or over the life of any series of securities.

      For any index used in determining  the rate of interest  applicable to any series of securities or loan rates of the underlying  loans,  there are a number of factors  that  affect the  performance  of those  indices and may cause those indices to move in a manner different from other indices. If an index applicable to a series  responds  to changes in the general  level of  interest  rates less quickly than other indices,  in a period of rising interest rates,  increases in the yield to securityholders  due to those rising interest rates may occur later than that which would be produced by other indices, and

                                      104

in a period of declining  rates,  that index may remain higher than other market interest  rates which may result in a higher level of  prepayments of the loans, which  adjust in  accordance  with that  index,  than of loans  which  adjust in accordance with other indices.

      Mortgage  loans  made  with  respect  to  multifamily  residential  rental properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely  or for  certain  periods  and/or  require  payment of premium or yield maintenance  penalties,  and may provide for payments of interest  only during a certain period  followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  Prepayments of such mortgage loans may be affected by these and other factors,  including changes in interest  rates and the  relative  tax  benefits  associated  with  ownership of multifamily property and Mixed-Use Property.

      No  assurance  can be given  that  the  value  of the  mortgaged  property securing a loan has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the  outstanding  balances of the loans and any secondary financing on the mortgaged  properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of  delinquencies,  foreclosures  and  losses  could be  higher  than  those now generally experienced in the mortgage lending industry. The value of any Mexican property  could also be  adversely  affected  by,  among other  things,  adverse political  and  economic  developments  in  Mexico.  In  addition,  the value of property  securing  Cooperative  Loans and the delinquency rates for Cooperative
Loans could be  adversely  affected if the current  favorable  tax  treatment of cooperative  tenant  stockholders  were to become less  favorable.  See "Certain
Legal Aspects of the Loans."

      To the  extent  that  losses  resulting  from  delinquencies,  losses  and foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit  enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying  prospectus supplement,  the losses will be borne by holders of the securities  of the related  series.  Even where  credit  enhancement  covers all
Realized Losses resulting from delinquency and foreclosure or repossession,  the
effect  of  foreclosures  and  repossessions  may  be  to  increase   prepayment
experience on the loans, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

      Under some  circumstances,  the master servicer or a servicer may have the option  to  purchase  the  loans in a trust.  See "The  Agreements--Termination;
Retirement of  Securities."  Any  repurchase  will shorten the weighted  average
lives  of  the  related  securities.   Furthermore,   as  described  under  "The
Agreements--Termination;  Retirement of  Securities," a holder of the Call Class will have the right,  solely at its  discretion,  to terminate the related trust and thereby  effect early  retirement of the  securities  of the series,  on any distribution date after the 12th distribution date following the date of initial issuance  of the  related  series  of  certificates  and until the date when the optional  termination  rights of the  master  servicer  or the  servicer  become exercisable. Any such termination will shorten the weighted average lives of the related securities.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following  discussion  contains summaries of some legal aspects of the loans that are general in nature.  Because  these legal  aspects are governed in part by state law, which laws may

                                      105

differ  substantially  from state to state,  the  summaries do not purport to be complete,  to reflect the laws of any particular  state or to encompass the laws of all states in which the  mortgaged  properties  may be situated.  These legal aspects are in addition to the  requirements  of any applicable FHA  Regulations described in the accompanying  prospectus  supplement regarding home improvement contracts  partially  insured  by the FHA  under  Title  I.  The  summaries  are qualified in their  entirety by reference  to the  applicable  federal and state laws governing the loans.

The Mortgage Loans

      General

      The loans, other than Cooperative Loans, Mexico Loans and contracts,  will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing  practice  in the state in which the  related  mortgaged  property is located.  In some  states,  a  mortgage,  deed of trust or deed to  secure  debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure  debt  conveys  legal  title to the  property  to the mortgagee  subject to a condition  subsequent,  for example,  the payment of the indebtedness  secured thereby.  These  instruments are not prior to the lien for real estate taxes and assessments  and other charges imposed under  governmental police powers. Priority with respect to these instruments depends on their terms and in some  cases on the  terms of  separate  subordination  or  inter-creditor agreements,  and in most cases on the order of  recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage,  the  mortgagor,  who is the borrower and  homeowner,  and  the  mortgagee,  who is the  lender.  Under  the  mortgage instrument,  the  mortgagor  delivers  to the  mortgagee  a note or bond and the mortgage.  In some states, three parties may be involved in a mortgage financing when  title  to the  property  is held  by a land  trustee  under  a land  trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property,  executes the mortgage and the borrower  executes a separate  undertaking  to make payments on the mortgage note.  Although a deed of trust is similar  to a  mortgage,  a deed of trust has three parties: the grantor, who is the borrower/homeowner;  the beneficiary, who is the lender;  and a third-party  grantee  called the trustee.  Under a deed of trust,  the borrower grants the mortgaged  property to the trustee,  irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor,  conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's  authority under a deed of trust and the mortgagee's or grantee's  authority  under a mortgage or a deed to secure debt, as  applicable, are governed by the law of the state in which the real property is located,  the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

      Leases and Rents

      Mortgages  that encumber  income-producing  multifamily  properties  often contain  an  assignment  of rents and  leases,  pursuant  to which the  borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom,  while, unless rents are to be paid directly to the lender,  retaining a revocable  license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled

                                      106

to collect the rents.  Local law may require that the lender take  possession of the property and/or obtain a  court-appointed  receiver before becoming entitled to collect the rents.

      Cooperative Loans

      If  specified  in  the  prospectus  supplement  relating  to a  series  of securities, the loans may include Cooperative Loans. In general, all Cooperative buildings  relating  to the  Cooperative  Loans are  located in the State of New
York. Each  Cooperative  Note evidencing a Cooperative Loan will be secured by a security  interest  in shares  issued by the  Cooperative  that owns the related apartment building,  which is a corporation  entitled to be treated as a housing cooperative  under  federal  tax law,  and in the related  proprietary  lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's  building. The security agreement will create a lien on, or grant a security interest in, the Cooperative  shares and proprietary  leases or occupancy agreements,  the priority of which will depend on, among other things, the  terms  of the  particular  security  agreement  as  well  as the  order  of recordation of the agreement,  or the filing of the financing statements related thereto, in the appropriate  recording office or the taking of possession of the
Cooperative  shares,  depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general,  prior to liens in favor of the cooperative  corporation for unpaid  assessments or common charges,  nor is it prior to the lien for real estate taxes and  assessments and other charges imposed under governmental police powers.

      In most cases, each Cooperative owns in fee or has a leasehold interest in all the real  property  and owns in fee or leases the  building and all separate dwelling units therein.  The  Cooperative is directly  responsible  for property management and, in most cases,  payment of real estate taxes, other governmental impositions  and  hazard  and  liability  insurance.  If there is an  underlying mortgage or mortgages on the  Cooperative's  building or underlying  land, as is typically the case,  or an underlying  lease of the land, as is the case in some instances, the Cooperative,  as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying  mortgage loan is ordinarily  obtained by the Cooperative in connection  with  either  the  construction  or  purchase  of the  Cooperative's building or the  obtaining  of capital by the  Cooperative.  The interest of the occupant  under  proprietary  leases or  occupancy  agreements  as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying  mortgage and to the interest of the holder of a land lease. If the  Cooperative is unable to meet the payment  obligations (i) arising under an
underlying  mortgage,   the  mortgagee  holding  an  underlying  mortgage  could
foreclose on that mortgage and terminate all subordinate  proprietary leases and occupancy  agreements  or (ii) arising  under its land lease,  the holder of the landlord's  interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative  may provide  financing in the form of a mortgage that does not fully amortize,  with a significant  portion of principal being due in one final payment at maturity.  The inability of the  Cooperative  to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the  mortgagee.  Similarly,  a land  lease  has an  expiration  date  and the inability  of the  Cooperative  to extend  its term or, in the  alternative,  to purchase the land,  could lead to termination of the  Cooperative's  interest in the property and termination of all proprietary leases and occupancy agreements.
In either event,  a foreclosure  by the holder of an underlying  mortgage or the termination of the underlying lease could

                                      107

eliminate  or  significantly  diminish the value of any  collateral  held by the lender who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative,  or in the case of the loans,  the collateral  securing the
Cooperative Loans.

      Each   Cooperative   is   owned   by   shareholders,    referred   to   as
tenant-stockholders,   who,  through   ownership  of  stock  or  shares  in  the
Cooperative,  receive  proprietary  leases or occupancy  agreements which confer
exclusive   rights  to  occupy  specific   dwellings.   In  most  instances,   a
tenant-stockholder  of a Cooperative must make a monthly  maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's  pro  rata  share  of the  Cooperative's  payments  for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary  expenses.  An ownership  interest in a Cooperative and accompanying occupancy  rights may be financed  through a  Cooperative  Loan  evidenced  by a
Cooperative Note and secured by an assignment of and a security  interest in the occupancy  agreement or proprietary lease and a security interest in the related shares of the related  Cooperative.  The lender usually takes  possession of the stock  certificate  and a  counterpart  of the  proprietary  lease or  occupancy agreement and a financing  statement covering the proprietary lease or occupancy agreement and the Cooperative  shares is filed in the appropriate state or local offices to perfect the lender's  interest in its collateral.  In accordance with the  limitations  discussed  below,  on default of the  tenant-stockholder,  the lender may sue for judgment on the Cooperative  Note,  dispose of the collateral at a public or private  sale or  otherwise  proceed  against the  collateral  or tenant-stockholder  as an  individual  as  provided  in the  security  agreement covering the assignment of the proprietary lease or occupancy  agreement and the pledge of Cooperative  shares.  See  "--Foreclosure  on Shares of  Cooperatives"
below.

      Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the
Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation"  within the meaning of Section  216(b)(1) of the  Internal  Revenue
Code is  allowed a  deduction  for  amounts  paid or  accrued  within his or her taxable year to the corporation  representing his or her proportionate  share of certain  interest  expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal  Revenue Code to the  corporation  under Sections
163 and 164 of the Internal  Revenue Code. In order for a corporation to qualify under  Section  216(b)(1) of the  Internal  Revenue Code for its taxable year in which those items are allowable as a deduction to the  corporation,  the section requires,  among  other  things,  that at least 80% of the  gross  income of the
corporation  be  derived  from  its  tenant-stockholders.   By  virtue  of  this
requirement,  the status of a corporation  for purposes of Section  216(b)(1) of
the  Internal  Revenue  Code  must  be  determined  on  a  year-to-year   basis.
Consequently,  there  can be no  assurance  that  Cooperatives  relating  to the
Cooperative  Loans will qualify under this section for any particular year. If a
Cooperative  fails to qualify for one or more years, the value of the collateral securing any related  Cooperative Loans could be significantly  impaired because no deduction would be allowable to  tenant-stockholders  under Section 216(a) of the  Internal  Revenue  Code  with  respect  to  those  years.  In  view  of the significance of the tax benefits accorded  tenant-stockholders  of a corporation that  qualifies  under  Section  216(b)(1) of the  Internal  Revenue  Code,  the
likelihood  that this type of failure  would be  permitted  to  continue  over a period of years appears remote.

                                      108

      Mexico Loans

      If specified in the accompanying prospectus supplement, the mortgage loans may include Mexico Loans.  See "The  Trusts--Mexico  Loans" for a description of the security for the Mexico Loans.

      Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure  debt may also be  foreclosed by judicial  action,  foreclosure of a deed of trust or a deed to secure debt is typically  accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable,  to sell the property on default by the borrower  under the terms of the note or deed of trust or deed to secure  debt.  In  addition  to any  notice requirements  contained  in a deed of  trust  or deed to  secure  debt,  in some states, the trustee or grantee,  as applicable,  must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee,  as applicable,  must provide notice to any other individual having  an  interest  of  record  in the real  property,  including  any  junior lienholders.  If the  deed of  trust or deed to  secure  debt is not  reinstated
within a  specified  period,  a notice of sale must be posted in a public  place and,  in most  states,  published  for a specific  period of time in one or more newspapers.  In addition, some states' laws require that a copy of the notice of sale be posted on the  property  and sent to all  parties  having an interest of record in the real property.

      In some states,  the  borrower has the right to reinstate  the loan at any time following  default until shortly before the trustee's  sale. In most cases, in those states,  the borrower,  or any other person having a junior encumbrance on the real estate,  may,  during a  reinstatement  period,  cure the default by paying the entire  amount in arrears  plus the costs and  expenses  incurred  in enforcing the obligation.

      An action to  foreclose a mortgage  is an action to recover  the  mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage  note and the mortgage as made and cannot be relieved from its own default.  However,  a court may exercise  equitable  powers to relieve a borrower  of a  default  and  deny  the  mortgagee  foreclosure.  Under  various circumstances  a court of equity may relieve the  borrower  from a  non-monetary default where that default was not willful or where a monetary default,  such as failure  to pay  real  estate  taxes,  can be  cured  before  completion  of the foreclosure and there is no substantial prejudice to the mortgagee.

      Foreclosure of a mortgage usually is accomplished by judicial  action.  In most cases,  the action is  initiated  by the service of legal  pleadings on all parties having an interest of record in the real property.  Delays in completion of the  foreclosure  may  result  from  difficulties  in  locating  and  serving necessary parties, including borrowers, such as international borrowers, located
outside  the   jurisdiction   in  which  the  mortgaged   property  is  located.
Difficulties  in  foreclosing  on mortgaged  properties  owned by  international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the securityholders of the related series. In addition,  delays in completion of the foreclosure and

                                      109

additional  losses may  result  where loan  documents  relating  to the loan are missing.  If  the  mortgagee's  right  to  foreclose  is  contested,  the  legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of  foreclosure  under a mortgage,  a deed of trust or deed to secure  debt,  the sale by the  referee  or other  designated  officer or by the trustee or grantee,  as applicable,  is a public sale.  However,  because of the difficulty  a  potential  buyer at the sale may have in  determining  the  exact status of title and because the  physical  condition  of the  property  may have deteriorated  during the  foreclosure  proceedings,  it is uncommon  for a third party to purchase the property at a foreclosure  sale.  Rather, it is common for the lender to purchase the property from the trustee or grantee,  as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan,  accrued and unpaid interest and the expense of foreclosure,  in which case the mortgagor's  debt will be extinguished  unless the lender purchases the property for a lesser  amount and preserves its right against a borrower to seek a  deficiency  judgment  and the  remedy is  available  under  state law and the related loan documents.  In some states,  there is a statutory  minimum purchase price that the lender may offer for the  property  and in most cases,  state law controls the amount of  foreclosure  costs and  expenses,  including  attorneys'
fees,  which may be recovered by a lender.  Thereafter,  subject to the right of the  borrower  in some  states to remain in  possession  during  the  redemption period,  the lender will assume the burdens of  ownership,  including  obtaining hazard  insurance,  paying taxes and making  repairs at its own expense that are necessary to render the property  suitable for sale.  In most cases,  the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate  proceeds  of the  sale of the  property  may not  equal  the  lender's investment in the property and, in some states,  the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit  enhancement  for a series of securities.  See
"Description of Credit Enhancement."

      Foreclosure on Junior Mortgage Loans

      If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged  property by a foreclosure  of the senior lien.
To protect  against  this loss the junior  mortgagee  must either pay the entire amount due on the senior  mortgages to the senior  mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior  mortgages  if the  mortgagor is in default  thereunder,  in either event adding the amounts  expended to the balance due on the junior loan. In addition, if  the  foreclosure  by  a  junior  mortgagee  triggers  the  enforcement  of a
"due-on-sale" clause in a senior mortgage,  the junior mortgagee may be required to pay the full  amount of the senior  mortgages  to the senior  mortgagees,  to avoid  a  default  with  respect  thereto.  Accordingly,  if the  junior  lender purchases the property,  the lender's  title will be subject to all senior liens and claims and certain  governmental liens. The same is true for any third-party purchaser,  thus  reducing  the value the junior  mortgagee  can  realize at the foreclosure  sale. The proceeds received by the referee or trustee from the sale are  applied  first  to the  costs,  fees  and  expenses  of  sale  and  then in satisfaction of the  indebtedness  secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior  mortgages  or deeds of trust and other  liens and  claims in order of their  priority,  whether or not the  borrower  is in  default.  Any  additional proceeds are usually  payable to the  mortgagor  or trustor.  The payment of the proceeds to the holders of junior mortgages may occur in

                                      110

the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.  See "Description of the Certificates -- Realization
Upon Defaulted Mortgage Loans or Contracts."

      In  addition,  if  proceeds  from a  foreclosure  or  similar  sale of the mortgaged  property are  insufficient to satisfy all senior liens and the junior loan  in the  aggregate,  the  trust  as the  holder  of the  junior  lien  and, accordingly,  holders of one or more classes of related  securities bear (1) the risk of delay in distributions  while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency  judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions.
In addition,  liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore,  assuming that the master servicer or servicer took the same steps in  realizing  upon a  defaulted  junior  loan  having  a small  remaining principal  balance as it would in the case of a  defaulted  junior loan having a large  remaining  principal  balance,  the amount  realized  after  expenses  of liquidation  would be  smaller  as a  percentage  of the  outstanding  principal balance  of the  small  junior  loan than  would be the case with the  defaulted junior loan having a large remaining principal balance.

      The  purposes  of a  foreclosure  action  are to enable the  mortgagee  to realize on its  security  and to bar the  borrower,  and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their  "equity of  redemption."  The doctrine of equity of  redemption  provides that,  until the property covered by a mortgage has been sold in accordance with a properly conducted  foreclosure and foreclosure sale, those having an interest which is  subordinate  to that of the  foreclosing  mortgagee  have an equity of redemption  and may redeem the property by paying the entire debt with interest.
In addition,  in some states, when a foreclosure action has been commenced,  the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the  foreclosure  action in order for their equity of redemption to be barred.

      Foreclosure on Mexico Loans

      Foreclosure  on the  borrower's  beneficial  interest in the Mexican trust typically is expected to be  accomplished  by public sale in accordance with the provisions of Article 9 of the UCC and the security  agreement  relating to that beneficial  interest or by public auction held by the Mexican  trustee under the
Mexico trust  agreement.  Article 9 of the UCC requires that a sale be conducted in a "commercially  reasonable"  manner.  Whether a sale has been conducted in a
"commercially  reasonable"  manner  will  depend on the facts in each  case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method,  manner,  time,  place and terms of the sale and the sale price. In most cases, a sale conducted  according to the usual practice of banks selling  similar  collateral  in the same  area  will be  considered  reasonably conducted.  Under the trust agreement, the lender may direct the Mexican trustee to transfer  the  borrower's  beneficial  interest  in the Mexican  trust to the purchaser  on  completion  of the public sale and notice  from the lender.  That purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the borrower's beneficial interest in the
Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

                                      111

      Article  9 of the UCC  provides  that the  proceeds  of the  sale  will be applied  first to pay the costs and expenses of the sale and then to satisfy the indebtedness  secured by the lender's security  interest.  If there are proceeds remaining, the lender must account to the borrower for the surplus. On the other hand, if a portion of the indebtedness  remains unpaid,  the borrower is usually responsible for the deficiency. However, some states limit the rights of lenders to obtain deficiency  judgments.  See  "--Anti-Deficiency  Legislation and Other
Limitations on Lenders"  below.  The costs of sale may be  substantially  higher than the costs  associated with  foreclosure  sales for property  located in the
United States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale,  and the cost of amending or terminating the Mexico trust  agreement and preparing a new trust  agreement.
Additional  costs  associated  with  realizing  on the  collateral  may  include eviction  proceedings,  the costs of defending actions brought by the defaulting borrower and enforcement  actions.  Any of the additional  foreclosure costs may make the cost of foreclosing on the collateral uneconomical,  which may increase the risk of loss on the Mexico Loans substantially.

      Where the borrower does not maintain its principal residence in the United
States,  or, if a borrower  residing in the United  States  moves its  principal residence from the state in which the UCC financing  statements have been filed, and the lender, because it has no knowledge of the relocation of the borrower or otherwise,  fails to refile in the state to which the  borrower has moved within four months after relocation, or if the borrower no longer resides in the United
States, the lender's security interest in the borrower's  beneficial interest in the Mexican trust may be unperfected.  In those  circumstances,  if the borrower defaults on the Mexico Loan, the Mexico loan agreement will  nonetheless  permit the lender to terminate the  borrower's  rights to occupy the Mexican  property, and the Mexico  trust  agreement  will permit the lender to instruct the Mexican trustee to  transfer  the  Mexican  property  to a  subsequent  purchaser  or to recognize  the  subsequent  purchaser  as  the  beneficiary  of  the  borrower's beneficial interest in the Mexican trust. However, because the lender's security interest in the  borrower's  beneficial  interest  in the Mexican  trust will be unperfected,  no assurance  can be given that the lender will be  successful  in realizing  on its  interest in the  collateral  under those  circumstances.  The lender's security interest in the borrower's  beneficial interest in the Mexican trust is not, for purposes of  foreclosing  on that  collateral,  an interest in real property. The depositor either will rely on its remedies that are available in the  United  States  under the  applicable  UCC and under  the  Mexico  trust agreement and foreclose on the collateral  securing a Mexico Loan under the UCC, or follow the procedures described below.

      In the case of some Mexico  Loans,  the Mexico trust  agreement may permit the Mexican trustee, on notice from the lender of a default by the borrower,  to notify the borrower that the borrower's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the Mexico trust agreement. Under the terms of the Mexico trust agreement, the borrower may avoid  foreclosure  by paying in full  prior to sale the  outstanding  principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico Loan. At the auction, the Mexican trustee may sell the borrower's beneficial  interest in the  Mexican  trust to a third  party,  sell the Mexican property to another trust  established to hold title to that  property,  or sell the Mexican property directly to a Mexican citizen.

      The depositor is not aware of any other  mortgage loan programs  involving mortgage  loans that are secured in a manner  similar to the Mexico Loans.  As a result,  there may be  uncertainty  and delays in the process of  attempting  to realize on the mortgage collateral and gaining possession of

                                      112

the mortgaged property,  and the process of marketing the borrower's  beneficial interest in the Mexican  trust to persons  interested  in  purchasing  a Mexican property may be difficult.

      Foreclosure on Mortgaged  Properties Located in the Commonwealth of Puerto
Rico

      Under the laws of the  Commonwealth  of Puerto Rico the  foreclosure  of a real estate  mortgage  usually  follows an ordinary  "civil action" filed in the
Superior Court for the district where the mortgaged property is located.  If the defendant does not contest the action filed, a default  judgment is rendered for the  plaintiff  and the  mortgaged  property  is sold at public  auction,  after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known,  publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least  once a week for two weeks.  There may be as many as three  public sales of the mortgaged property. If the defendant contests the foreclosure,  the case may be tried and judgment rendered based on the merits of the case.

      There are no  redemption  rights  after the  public  sale of a  foreclosed property  under the laws of the  Commonwealth  of Puerto Rico.  Commonwealth  of
Puerto Rico law  provides  for a summary  proceeding  for the  foreclosure  of a mortgage,  but it is very seldom used because of concerns regarding the validity of those  actions.  The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under  Commonwealth  of Puerto Rico law, in the case of the public sale on foreclosure of a mortgaged  property that (a) is subject to a mortgage loan that was  obtained  for a purpose  other than the  financing  or  refinancing  of the acquisition,  construction or improvement of the property and (b) is occupied by the  mortgagor as his principal  residence,  the mortgagor of the property has a right to be paid the first $1,500 from the proceeds  obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

      Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder,  together with the rights  of the  tenant-stockholder  under  the  proprietary  lease or  occupancy agreement,  are pledged to the lender and are,  in almost all cases,  subject to restrictions  on  transfer  as set  forth in the  Cooperative's  certificate  of incorporation  and  by-laws,  as well as in the  proprietary  lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the  Cooperative  for failure by the  tenant-stockholder  to pay rent or other obligations or charges owed by the  tenant-stockholder,  including
mechanics'   liens   against  the   Cooperative's   building   incurred  by  the
tenant-stockholder.

      In most cases,  rent and other  obligations  and charges  arising  under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens on the  shares  to which  the  proprietary  lease or  occupancy  agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower

                                      113

defaults in the performance of covenants thereunder.  Typically,  the lender and the  Cooperative  enter into a recognition  agreement  which,  together with any lender  protection  provisions  contained in the proprietary  lease or occupancy agreement,  establishes  the rights and obligations of both parties in the event of a default by the  tenant-stockholder on its obligations under the proprietary lease or  occupancy  agreement.  A default by the  tenant-stockholder  under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The   recognition   agreement  in  most  cases   provides   that,  if  the
tenant-stockholder  has  defaulted  under  the  proprietary  lease or  occupancy agreement,  the  Cooperative  will  take no  action  to  terminate  the lease or agreement  until the lender has been provided with notice of and an  opportunity to cure the default.  The recognition  agreement  typically provides that if the proprietary  lease or occupancy  agreement is terminated,  the Cooperative  will recognize the lender's  lien against  proceeds from a sale of the shares and the proprietary  lease or occupancy  agreement  allocated to the dwelling,  subject, however,  to the Cooperative's  right to sums due under the proprietary lease or occupancy  agreement  or which have become  liens on the shares  relating to the proprietary  lease  or  occupancy  agreement.  The  total  amount  owed  to  the
Cooperative  by the  tenant-stockholder,  which the lender in most cases  cannot restrict and does not monitor,  could reduce the amount  realized upon a sale of the collateral below the outstanding  principal  balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition  agreements also typically provide that if the lender succeeds to the tenant-shareholder's  shares and proprietary lease or occupancy agreement as the result of realizing  upon its  collateral  for a  Cooperative  Loan,  the lender must  obtain the  approval  or consent of the board of  directors  of the
Cooperative  as  required  by the  proprietary  lease  before  transferring  the
Cooperative shares and assigning the proprietary lease. This approval or consent is usually  based on the  prospective  purchaser's  income and net worth,  among other factors, and may significantly reduce the number of potential  purchasers, which could  limit the ability of the lender to sell and realize  upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not usually require either the  tenant-stockholder  (that is, the  borrower) or the  Cooperative  to obtain title  insurance of any type.  Consequently,  the  existence of any prior liens or other  imperfections of title affecting the  Cooperative's  building or real estate also may adversely affect the  marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative  shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform  Commercial  Code, or
UCC, and the security agreement  relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially  reasonable"  manner will depend on the facts in each case. In determining commercial  reasonableness,  a court will look to the notice  given the debtor and the  method,  manner,  time,  place and terms of the  sale  and the sale  price.  In most  instances,  a sale  conducted according to the usual practice of creditors  selling similar  collateral in the same area will be considered reasonably conducted.

                                      114

      Where the  lienholder is the junior  lienholder,  any  foreclosure  may be
delayed  until  the  junior   lienholder   obtains  actual  possession  of  such
Cooperative shares.  Additionally,  if the lender does not have a first priority perfected  security  interest in the Cooperative  shares,  any foreclosure  sale would be subject to the rights and  interests  of any  creditor  holding  senior interests in the shares.  Also, a junior  lienholder may not be able to obtain a recognition  agreement from a Cooperative  since many cooperatives do not permit subordinate financing.  Without a recognition  agreement,  the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

      Article  9 of the UCC  provides  that the  proceeds  of the  sale  will be applied  first to pay the costs and expenses of the sale and then to satisfy the
indebtedness  secured  by  the  lender's  security  interest.   The  recognition
agreement,   however,  in  most  cases  provides  that  the  lender's  right  to reimbursement is subject to the right of the Cooperative  corporation to receive sums due  under  the  proprietary  lease or  occupancy  agreement.  If there are proceeds remaining,  the lender must account to the  tenant-stockholder  for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder  is  in  most  cases  responsible  for  the  deficiency.  See
"--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      Rights of Redemption

      In some states, after sale under a deed of trust, or a deed to secure debt or  foreclosure  of a mortgage,  the borrower and  foreclosed  junior lienors or other parties are given a statutory period, typically ranging from six months to two years,  in which to redeem the property from the  foreclosure  sale. In some states,  redemption may occur only on payment of the entire principal balance of the  mortgage  loan,  accrued  interest and  expenses of  foreclosure.  In other states,  redemption may be authorized if the former borrower pays only a portion of the sums due. In some states,  the right to redeem is an equitable right. The equity of redemption,  which is a non-statutory  right,  should be distinguished from  statutory  rights  of  redemption.  The  effect  of a  statutory  right of redemption  is to  diminish  the  ability of the  lender to sell the  foreclosed property.  The rights of  redemption  would  defeat  the title of any  purchaser subsequent  to  foreclosure  or sale  under a deed of trust or a deed to  secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the  property  and pay the  expenses of  ownership  until the redemption period has expired.

      Anti-Deficiency Legislation and Other Limitations on Lenders

      Some states have imposed statutory  prohibitions  which limit the remedies of a  beneficiary  under a deed of trust,  a  mortgagee  under a  mortgage  or a grantee  under a deed to secure  debt.  In some  states,  including  California, statutes  limit the right of the  beneficiary,  mortgagee or grantee to obtain a deficiency  judgment against the borrower  following  foreclosure.  A deficiency judgment is a personal  judgment against the former borrower equal in most cases to the  difference  between the net amount  realized upon the public sale of the real  property and the amount due to the lender.  In the case of a mortgage loan secured by a property  owned by a trust where the  Mortgage  Note is executed on behalf  of  the  trust,  a  deficiency  judgment  against  the  trust  following foreclosure  or sale  under a deed of  trust  or deed to  secure  debt,  even if obtainable  under  applicable  law, may be of little  value to the  beneficiary, grantee or mortgagee if there are no trust assets  against which the  deficiency judgment may be executed.  Some state statutes require the beneficiary,  grantee
or

                                      115

mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or  mortgage by  foreclosure  in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states,  the lender has the option of bringing a personal  action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender,  following judgment on the personal action, may be deemed to have  elected a remedy  and may be  precluded  from  exercising remedies for the security.  Consequently,  the practical  effect of the election requirement,  in those states  permitting  this  election,  is that lenders will usually  proceed  against the  security  first  rather than  bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any  deficiency  judgment  against the borrower  following a foreclosure  to the excess of the  outstanding  debt over the fair value of the property at the time of the public sale.  The purpose of these statutes is in most cases to prevent a beneficiary,  grantee or mortgagee  from obtaining a large  deficiency  judgment against the borrower as a result of low or no bids at the judicial sale.

      Finally,  in other  states,  statutory  provisions  limit  any  deficiency judgment  against  the  borrower  following a  foreclosure  to the excess of the outstanding  debt over the fair market  value of the property at the time of the
public  sale.   The  purpose  of  these  statutes  is  generally  to  prevent  a beneficiary,  grantee or mortgagee  from obtaining a large  deficiency  judgment against the former  borrower as a result of low or no bids at the judicial sale.
Various  state laws also place a limitation  on the  mortgagee  for late payment charges.

      In most cases,  Article 9 of the UCC governs  foreclosure  on  Cooperative shares and the related  proprietary  lease or occupancy  agreement.  Some courts have  interpreted  Article 9 to  prohibit  or limit a  deficiency  award in some circumstances,  including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory  provisions,  including the federal bankruptcy laws and state laws  affording  relief to debtors,  may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency  judgment.  For example,  under the federal bankruptcy law, all actions by the secured  mortgage  lender  against the debtor,  the  debtor's property  and any  co-debtor  are  automatically  stayed  upon the  filing  of a bankruptcy petition.  Moreover,  a court having federal bankruptcy  jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative  plan to cure a monetary  default relating to a mortgage loan or revolving credit loan on the debtor's  residence by paying arrearages within a reasonable time period and
reinstating  the  original  loan  payment  schedule,   even  though  the  lender
accelerated  the mortgage  loan or revolving  credit loan and final  judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction  have  approved  plans,  based  on  the  particular  facts  of  the reorganization  case,  that  effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

      Courts with federal  bankruptcy  jurisdiction have also indicated that the terms of a mortgage  loan or  revolving  credit loan  secured by property of the debtor, which is a Cooperative Loan, or

                                      116

which is secured by additional  collateral in addition to the related  mortgaged property, may be modified.  These courts have allowed modifications that include reducing the amount of each monthly  payment,  changing the rate of interest and altering  the  repayment  schedule.  In general,  except as provided  below with respect to junior liens,  the terms of a mortgage loan or revolving  credit loan secured only by a mortgage on a real  property  that is the  debtor's  principal residence  may not be  modified  under a plan  confirmed  under  Chapter  13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      The United  States  Supreme Court has held that so long as a mortgage loan or revolving credit loan is fully or partially  secured by the related mortgaged property,  the amount of the mortgage  loan or revolving  credit loan secured by the  related  mortgaged  property  may not be  reduced,  or  "crammed  down," in connection with a bankruptcy  petition filed by the mortgagor.  However,  United
States  Circuit  Court of  Appeals  decisions  have  held that in the event of a
Chapter  13  bankruptcy  filing  by a  mortgagor,  in the event the value of the related mortgaged  property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be "crammed down" in the bankruptcy  court and discharged.  As a result,  in the event of a decline in the value of a mortgaged  property,  the amount of any junior  liens may be  reduced  by a  bankruptcy  judge in a Chapter  13  filing, without any liquidation of the related  mortgaged  property.  Any such reduction would be treated as a Bankruptcy Loss.

      In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's  assignment of rents and leases related to the mortgaged property.  Under Section 362 of the Bankruptcy Code, the lender will  be  stayed  from  enforcing  the  assignment,  and the  legal  proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

      Certain tax liens  arising  under the  Internal  Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust.  This may have the effect of  delaying  or  interfering  with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

      In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer  protection laws. These laws include the federal  Truth-in-Lending  Act, as implemented by Regulation Z,
Real Estate  Settlement  Procedures  Act, as  implemented by Regulation X, Equal
Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act,
Fair  Credit  Reporting  Act and related  statutes.  These  federal  laws impose specific  statutory  liabilities  upon lenders who originate  mortgage  loans or revolving credit loans and who fail to comply with the provisions of the law. In some  cases,  this  liability  may affect  assignees  of the  mortgage  loans or revolving  credit loans. In particular,  an originator's  failure to comply with certain  requirements  of the federal  Truth-in-Lending  Act, as  implemented by
Regulation Z, could subject both  originators and assignees of such  obligations to monetary penalties and could result in the obligors'  rescinding the mortgage loans against either the originators or assignees.

                                      117

      Homeownership Act and Similar State Laws

      Some  mortgage  loans or  revolving  credit  loans,  referred to herein as
Homeownership   Act  Loans,   may  be  subject  to  special  rules,   disclosure
requirements   and   other   provisions   that   were   added  to  the   federal
Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or
Homeownership  Act, if such trust assets were  originated on or after October 1,
1995,  are not loans made to finance the purchase of the mortgaged  property and have interest rates or origination costs in excess of certain prescribed levels.
The Homeownership  Act requires certain  additional  disclosures,  specifies the timing  of those  disclosures  and  limits or  prohibits  inclusion  of  certain provisions  in  mortgages  subject  to  the  Homeownership  Act.  Purchasers  or assignees of any  Homeownership Act Loan,  including any trust,  could be liable under  federal law for all claims and subject to all defenses  that the borrower could assert against the  originator of the  Homeownership  Act Loan,  under the federal  Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with  reasonable  diligence have  determined that the loan was subject to the provisions of the Homeownership  Act. Remedies available to the borrower  include  monetary  penalties,  as well as rescission  rights if appropriate disclosures were not given as required or if the particular mortgage includes  provisions  prohibited  by the law.  The maximum  damages  that may be recovered under these  provisions from an assignee,  including the trust, is the remaining  amount of indebtedness  plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to the  Homeownership  Act, a number of legislative  proposals have been  introduced  at both the federal and state level that are  designed to discourage  predatory  lending  practices.  Some states have enacted,  and other states or local  governments  may  enact,  laws  that  impose  requirements  and restrictions  greater than those in the  Homeownership  Act. These laws prohibit inclusion  of some  provisions  in mortgage  loans that have  interest  rates or origination costs in excess of prescribed  levels, and require that borrowers be given  certain  disclosures  prior to the  consummation  of the mortgage  loans.
Purchasers or assignees of such a mortgage  loan,  including the related  trust, could be exposed to all claims and  defenses  that the  mortgagor  could  assert against the originator of the mortgage loan for a violation of state law. Claims and  defenses  available  to the  borrower  could  include  monetary  penalties, rescission and defenses to a foreclosure action or an action to collect.

      The accompanying  prospectus  supplement will specify whether  Residential
Funding  Company,  LLC will represent and warrant that all of the mortgage loans in the mortgage  pool  complied in all  material  respects  with all  applicable local, state and federal laws at the time of origination.  Although  Residential
Funding  Company,  LLC will be obligated to  repurchase  any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the  interests of the  securityholders,  the  repurchase price of those mortgage  loans could be less than the damages  and/or  equitable remedies imposed pursuant to various state laws.

      Lawsuits  have been  brought  in  various  states  making  claims  against assignees of  Homeownership  Act Loans for  violations  of federal and state law allegedly  committed by the originator.  Named defendants in these cases include numerous  participants  within the secondary  mortgage  market,  including  some securitization trusts.

                                      118

      Alternative Mortgage Instruments

      Alternative mortgage instruments,  including ARM loans and early ownership mortgage loans or revolving credit loans,  originated by non-federally chartered lenders,  have historically  been subjected to a variety of restrictions.  These restrictions  differed  from  state  to  state,  resulting  in  difficulties  in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated  substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act, or Title VIII. Title VIII provides that,  regardless of any state law to the contrary:

      o     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
            Currency for the origination of alternative  mortgage instruments by national banks,

      o     state-chartered  credit  unions may originate  alternative  mortgage instruments  in  accordance  with  regulations  promulgated  by  the
            National Credit Union  Administration for origination of alternative mortgage instruments by federal credit unions, and

      o     all  other  non-federally  chartered  housing  creditors,  including
            state-chartered  savings  and  loan  associations,   state-chartered
            savings  banks  and  mutual  savings  banks  and  mortgage   banking
            companies,   may  originate   alternative  mortgage  instruments  in
            accordance with the regulations promulgated by the Federal Home Loan
            Bank Board,  predecessor to the OTS, for  origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also  provides that any state may reject  applicability  of the provisions  of Title VIII by  adopting,  prior to  October  15,  1985,  a law or
constitutional   provision   expressly  rejecting  the  applicability  of  these
provisions. Some states have taken this action.

      Junior Mortgages; Rights of Senior Mortgagees

      The mortgage loans or revolving  credit loans included in the trust may be junior to other mortgages,  deeds to secure debt or deeds of trust held by other lenders.  Absent  an  intercreditor  agreement,  the  rights of the  trust,  and therefore  the  securityholders,  as  mortgagee  under a  junior  mortgage,  are subordinate to those of the mortgagee under the senior  mortgage,  including the
prior  rights  of  the  senior   mortgagee  to  receive  hazard   insurance  and
condemnation  proceeds and to cause the property  securing the mortgage  loan or revolving  credit loan to be sold on default of the  mortgagor.  The sale of the mortgaged  property may extinguish the junior mortgagee's lien unless the junior mortgagee  asserts  its  subordinate  interest in the  property  in  foreclosure litigation and, in certain cases,  either  reinstates or satisfies the defaulted senior  mortgage  loan or revolving  credit loan or mortgage  loans or revolving credit loans. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving  credit loan current  thereby  reinstating the senior  mortgage  loan or  revolving  credit loan,  in either event  usually adding the amounts  expended to the balance due on the junior  mortgage  loan or revolving credit loan. In most states, absent a provision in the mortgage,  deed to secure debt or deed of trust,  or an  intercreditor  agreement,  no notice of default is required to be given to a junior  mortgagee.  Where applicable law or the terms of the senior mortgage, deed to

                                      119

secure  debt or deed of trust do not  require  notice of  default  to the junior mortgagee,  the  lack of any  notice  may  prevent  the  junior  mortgagee  from exercising  any right to reinstate  the mortgage  loan or revolving  credit loan which applicable law may provide.

      The standard  form of the  mortgage,  deed to secure debt or deed of trust used by most  institutional  lenders  confers on the mortgagee the right both to receive all proceeds  collected under any hazard insurance policy and all awards made in connection with condemnation proceedings,  and to apply the proceeds and awards to any indebtedness secured by the mortgage,  deed to secure debt or deed of trust, in the order as the mortgagee may determine.  Thus, if improvements on the  property  are damaged or  destroyed  by fire or other  casualty,  or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior  mortgages  will have the prior right to collect any  insurance  proceeds payable under a hazard  insurance  policy and any award of damages in connection with the condemnation  and to apply the same to the indebtedness  secured by the
senior  mortgages.   Proceeds  in  excess  of  the  amount  of  senior  mortgage indebtedness,  in most  cases,  may be  applied  to the  indebtedness  of junior mortgages in the order of their priority.

      Another  provision  sometimes  found in the form of the mortgage,  deed to secure  debt or deed  of  trust  used by  institutional  lenders  obligates  the mortgagor to pay before  delinquency  all taxes and  assessments on the property and,  when due, all  encumbrances,  charges and liens on the property  which are prior to the  mortgage,  deed to secure  debt or deed of trust,  to provide  and maintain fire insurance on the property, to maintain and repair the property and not to commit  or permit  any waste  thereof,  and to appear in and  defend  any action or  proceeding  purporting  to affect the  property  or the rights of the mortgagee under the mortgage or deed of trust.  After a failure of the mortgagor to perform any of these  obligations,  the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.
All sums so  expended  by a senior  mortgagee  become  part of the  indebtedness secured by the senior mortgage.  Also,  since most senior mortgages  require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance  premiums,  many junior  mortgagees will not  collect  and retain the  escrows  and will rely on the holder of the senior mortgage to collect and disburse the escrows.

      The form of credit line trust deed or mortgage used by most  institutional lenders that make revolving  credit loans typically  contains a "future advance"
clause,  which provides,  in essence,  that additional amounts advanced to or on behalf of the  borrower  by the  beneficiary  or lender are to be secured by the deed of trust or mortgage.  The  priority of the lien  securing any advance made under the  clause  may  depend in most  states on  whether  the deed of trust or mortgage  is  designated  as a credit  line  deed of trust or  mortgage.  If the beneficiary or lender advances  additional  amounts,  the advance is entitled to receive the same priority as amounts initially  advanced under the trust deed or mortgage,  regardless  of the fact  that  there  may be  junior  trust  deeds or mortgages  and other liens that  intervene  between the date of recording of the trust deed or mortgage and the date of the future  advance,  and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages  and other liens at the time of the advance.  In most states, the trust deed or mortgage  lien  securing  mortgage  loans or revolving  credit loans of the type that includes revolving credit loans applies  retroactively to the date of the original recording of the trust deed or mortgage,  provided that the total amount of advances  under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage,  except as to advances

                                      120

made after  receipt  by the  lender of a written  notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

      General

      A manufactured  housing contract  evidences both (a) the obligation of the mortgagor  to repay the loan  evidenced  thereby and (b) the grant of a security interest  in the  manufactured  home to secure  repayment  of the loan.  Certain aspects of both  features of the  manufactured  housing  contracts are described below.

      Security Interests in Manufactured Homes

      Except as described in the next paragraph,  under the laws of most states, manufactured  housing constitutes  personal property and is subject to the motor vehicle  registration laws of the state or other  jurisdiction in which the unit is located.  In the few states in which  certificates  of title are not required for  manufactured  homes,  security  interests  are perfected by the filing of a financing statement under the UCC. Those financing  statements are effective for five years and must be renewed  prior to the end of each five year  period.  The certificate  of title  laws  adopted  by the  majority  of states  provide  that ownership of motor  vehicles and  manufactured  housing  shall be evidenced by a certificate  of title  issued by the  motor  vehicles  department,  or a similar entity, of the state. In the states that have enacted certificate of title laws, a security  interest  in a unit of  manufactured  housing,  so long as it is not attached to land in so  permanent a fashion as to become a fixture,  is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle  registration office or by delivery of the required  documents  and payment of a fee to the office,  depending on state law.

      The lender, the servicer or the master servicer may effect the notation or delivery  of the  required  documents  and fees,  and obtain  possession  of the certificate of title,  as  appropriate  under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the master  servicer,  the  servicer or the lender  fails to effect the  notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title  statute  rather than under the UCC, in a few states,  the securityholders  may  not  have  a  first  priority  security  interest  in  the manufactured  home securing a manufactured  housing  contract.  As  manufactured homes have become larger and often have been attached to their sites without any apparent  intention  to  move  them,  courts  in  many  states  have  held  that manufactured homes, under some circumstances,  may become subject to real estate title and recording  laws. As a result,  a security  interest in a  manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security  interest  must record a mortgage,  deed of trust or deed to secure debt,  as  applicable,  under  the  real  estate  laws of the  state  where  the manufactured  home is  located.  These  filings  must be made in the real estate records  office of the county where the  manufactured  home is located.  In some cases,  a security  interest  in the  manufactured  home will be governed by the certificate of title laws or the UCC, and the notation of the security  interest on the  certificate of title or the filing of a UCC financing  statement will be effective  to maintain the  priority of the  seller's  security  interest in the manufactured home. If,

                                      121

however,  a manufactured home is permanently  attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the  manufactured  home which is prior to the  security  interest originally  retained by the mortgage  collateral  seller and  transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security  interest in the  manufactured  home under applicable real estate laws. If the real estate  recordings are not required and if  any of the  foregoing  events  were  to  occur,  the  only  recourse  of the securityholders  would be  against  the  mortgage  collateral  seller  under its repurchase obligation for breach of representations or warranties.

      The depositor  will assign or cause to be assigned a security  interest in the  manufactured  homes to the  trustee on behalf of the  securityholders.  See
"Description  of  the   Securities--Assignment   of  Loans."  The   accompanying
prospectus  supplement  will specify  whether the  depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party if a manufactured  home is governed by the applicable  motor vehicle laws of the relevant  state.  Accordingly,  the  depositor  or any  other  entity  as may be specified in the prospectus  supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  However, there exists a risk that, in the absence of an amendment to the  certificate  of title, the assignment of the security interest may not be held effective against subsequent  purchasers of a manufactured  home or subsequent  lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a  manufactured  home  moves it to a state  other than the state in which the  manufactured  home  initially is registered and if steps are not taken to  re-perfect  the  trustee's  security  interest  in the state,  the security interest in the manufactured home will cease to be perfected.  While in many  circumstances  the trustee would have the  opportunity  to re-perfect  its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When  a  mortgagor   under  a  manufactured   housing   contract  sells  a
manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee,  must surrender  possession of the  certificate of title or will receive notice as a result of its lien noted thereon and  accordingly  will have an opportunity to require satisfaction of the related lien before release of the lien.

      Under  the  laws  of  most  states,  liens  for  repairs  performed  on  a manufactured  home  take  priority  over  a  perfected  security  interest.  The applicable  mortgage  collateral  seller typically will represent that it has no knowledge  of any  liens  for any  manufactured  home  securing  payment  on any manufactured housing contract. However, the liens could arise at any time during the term of a  manufactured  housing  contract.  No notice  will be given to the trustee or  securityholders if a lien arises and the lien would not give rise to a  repurchase  obligation  on the part of the  party  specified  in the  related agreement.

      To the extent that  manufactured  homes are not  treated as real  property under applicable  state law,  manufactured  housing  contracts in most cases are
"chattel  paper" as  defined  in the UCC in  effect  in the  states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner  similar to  perfection  of a security  interest in chattel paper. Under the related agreement, the master servicer, the servicer or the  depositor,  as the case may be, will  transfer  physical  possession of the manufactured housing contracts to the trustee or its

                                      122

custodian.  In  addition,  the  master  servicer  or the  servicer  will make an appropriate  filing of a financing  statement in the appropriate  states to give notice of the trustee's  ownership of the manufactured  housing  contracts.  The accompanying prospectus supplement will specify whether the manufactured housing contracts will be stamped or marked  otherwise to reflect their  assignment from the depositor to the trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment,  the trustee's  interest in the manufactured  housing  contracts could be  defeated.  To the extent that  manufactured  homes are treated as real property  under  applicable  state  law,  contracts  will be treated in a manner similar  to that  described  above with  regard to  mortgage  loans.  See "--The
Mortgage Loans" above.

      Enforcement of Security Interests in Manufactured Homes

      The  servicer  or the master  servicer  on behalf of the  trustee,  to the extent  required  by the  related  agreement,  may take  action to  enforce  the trustee's  security  interest with respect to manufactured  housing contracts in default  by  repossession  and  sale  of the  manufactured  homes  securing  the defaulted contracts.  So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing
a  contract  by  voluntary  surrender,  by  "self-help"   repossession  that  is
"peaceful"  or,  in the  absence  of  voluntary  surrender  and the  ability  to repossess  without  breach of the peace,  by judicial  process.  The holder of a manufactured  housing contract  generally must give the debtor a number of days'
notice  prior  to  commencement  of  any  repossession.  The  UCC  and  consumer protection  laws  in most  states  place  restrictions  on  repossession  sales, including prior notice to the debtor and commercial  reasonableness in effecting a  repossession  sale.  The laws in most states also  require that the debtor be given  notice of any sales  prior to resale of the unit so that the  debtor  may redeem the manufactured home at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency  judgment  from a debtor for any  deficiency  on  repossession  and resale of the  manufactured  home  securing the related  obligor's  manufactured housing  contract.  However,  some states impose  prohibitions or limitations on deficiency  judgments,  and in many cases the  defaulting  debtor  would have no assets with which to pay a judgment.

      Certain statutory  provisions,  including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured  home or enforce a deficiency judgment.  For  a  discussion  of  deficiency  judgments,  see  "--The  Mortgage
Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

The Home Improvement Contracts

      General

      The  home  improvement  contracts,   other  than  those  home  improvement
contracts  that are  unsecured or secured by  mortgages on real estate,  in most cases, are "chattel paper" and include "purchase money security  interests" each as defined in the UCC. Those home improvement  contracts are referred to in this section as "contracts." Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related  agreement,  the  depositor  will  transfer  physical  possession of the contracts to the trustee or a

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designated  custodian or may retain possession of the contracts as custodian for the trustee.  In addition,  the depositor will make an  appropriate  filing of a financing  statement in the  appropriate  states to give notice of the trustee's ownership of the  contracts.  Unless  specified in the  accompanying  prospectus supplement,  the  contracts  will not be stamped or otherwise  marked to reflect their  assignment  from the  depositor  to the  trustee.  Therefore,  if through negligence,  fraud  or  otherwise,  a  subsequent  purchaser  were  able to take physical  possession  of the contracts  without  notice of the  assignment,  the trustee's  interest in the  contracts  could be defeated.  In  addition,  if the depositor  were to become  insolvent or a debtor in a  bankruptcy  case while in possession of the contracts, competing claims to the contracts could arise. Even if  unsuccessful,  these  claims  could  delay  payments  to the  trust  and the securityholders. If successful, losses to the trust and the securityholders also could result.

      The contracts that are secured by the home improvements  financed by those contracts  grant to the  originator of the contracts a purchase  money  security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services.  A financing statement in most cases is not  required to be filed to perfect a purchase  money  security  interest in consumer goods. These purchase money security interests are assignable.  In most cases,  a  purchase  money  security  interest  grants to the  holder a security interest  that has priority  over a  conflicting  security  interest in the same collateral and the proceeds of the collateral.  However,  to the extent that the collateral  subject to a purchase money security interest becomes a fixture,  in order for the related  purchase money security  interest to take priority over a conflicting  interest  in  the  fixture,  the  holder's  interest  in  the  home improvement must in most cases be perfected by a timely fixture filing.  In most cases,  under the UCC,  a  security  interest  does not  exist  under the UCC in ordinary  building  material  incorporated  into an  improvement  on land.  Home improvement  contracts  that  finance  lumber,  bricks,  other types of ordinary building material or other goods that are deemed to lose this  characterization, upon  incorporation  of these materials into the related  property,  will not be secured by a purchase  money  security  interest in the home  improvement  being financed.

      Forms of notes  and  mortgages  used by  lenders  may  contain  provisions obligating the borrower to pay a late charge or additional  interest if payments are not timely made, and in some  circumstances  may provide for prepayment fees or yield maintenance  penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower  for  delinquent  payments.  Some states also limit the  amounts  that a lender may collect  from a borrower as an  additional charge if the loan is prepaid.  In addition,  the  enforceability  of provisions that provide for prepayment  fees or penalties on an  involuntary  prepayment is unclear under the laws of many states. Most conventional  single-family mortgage loans may be prepaid in full or in part without penalty.  The regulations of the
Federal Home Loan Bank Board, as succeeded by the Office of Thrift  Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in  connection  with the  acceleration  of a loan by exercise  of a  due-on-sale clause.  A  mortgagee  to whom a  prepayment  in full has been  tendered  may be compelled  to give either a release of the mortgage or an  instrument  assigning the existing  mortgage.  The absence of a restraint on prepayment,  particularly relating to loans and/or  contracts  having higher interest rates,  may increase the  likelihood of  refinancing  or other early  retirements  of the home equity loans and/or home improvement contracts.

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      Enforcement of Security Interest in Home Improvements

      So long as the home  improvement has not become subject to the real estate law,  a creditor  can  repossess  a home  improvement  securing  a  contract  by voluntary  surrender,  "self-help"  repossession  that is  "peaceful,"  that is, without breach of the peace,  or, in the absence of voluntary  surrender and the ability to repossess without breach of the peace,  judicial process.  The holder of a contract must give the debtor a number of days'  notice,  which varies from
10 to 30 days or more  depending  on the  state,  prior to  commencement  of any repossession.  The UCC and  consumer  protection  laws in most  states  restrict
repossession  sales,   including  requiring  prior  notice  to  the  debtor  and
commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency  judgment  from a debtor for any  deficiency  on  repossession  and resale of the property securing the debtor's loan.  However,  some states impose prohibitions  or  limitations  on  deficiency  judgments  and in many  cases the defaulting borrower would have no assets with which to pay a judgment.

      Some other statutory  provisions,  including  federal and state bankruptcy and  insolvency  laws and  general  equity  principles,  may  limit or delay the ability of a lender to repossess  and resell  collateral or enforce a deficiency judgment.

Enforceability of Certain Provisions

      Unless the accompanying  prospectus  supplement indicates  otherwise,  the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the  maturity  of the loan if the  borrower  sells,  transfers  or  conveys  the
property.   The  enforceability  of  these  clauses  has  been  the  subject  of legislation or litigation in many states,  and in some cases the  enforceability of these  clauses  has been  limited or denied.  However,  the  Garn-St  Germain
Depository  Institutions  Act of 1982, or Garn-St  Germain Act,  preempts  state constitutional,  statutory  and  case  law  that  prohibit  the  enforcement  of due-on-sale  clauses and permits  lenders to enforce these clauses in accordance with their terms,  subject to limited  exceptions.  The Garn-St Germain Act does
"encourage"  lenders  to  permit  assumption  of loans at the  original  rate of interest  or at some other rate less than the average of the  original  rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage  lender  covered  by  the  Garn-St  Germain  Act  may  not  exercise  a due-on-sale  clause,  regardless of the fact that a transfer of the property may have  occurred.  These  include  intra-family  transfers,  certain  transfers by operation of law,  leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the  imposition of a prepayment  penalty on the  acceleration  of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off,  which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

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      On foreclosure,  courts have imposed general equitable  principles.  These equitable  principles are designed to relieve the borrower from the legal effect of its defaults  under the loan  documents.  Examples of judicial  remedies that have been fashioned  include  judicial  requirements  that the lender  undertake affirmative  and expensive  actions to determine  the causes for the  borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases,  courts have  required  that  lenders  reinstate  loans or recast payment  schedules in order to  accommodate  borrowers  who are  suffering  from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose  if the default  under the  mortgage  instrument  is not monetary,  including the borrower  failing to adequately  maintain the property.
Finally, some courts have been faced with the issue of whether or not federal or state  constitutional  provisions  reflecting due process  concerns for adequate notice  require  that  borrowers  under deeds of trust,  deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust,  or under a deed to  secure  a debt or a  mortgagee  having a power  of  sale,  does not  involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

      Numerous  federal and state consumer  protection laws impose  requirements applicable to the  origination of loans,  including the Truth in Lending Act, as implemented by Regulation Z, the Federal Trade  Commission  Act, the Fair Credit
Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, as
implemented  by Regulation B, the Fair Debt  Collection  Practices Act, the Real
Estate  Settlement  Procedures  Act, as  implemented  by  Regulation X, the Fair
Housing Act, the Uniform Consumer Credit Code and related  statutes.  These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related loan. In particular,  the originator's  failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by
Regulation Z, could subject both  originators and assignees of such  obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.  In addition,  some of the mortgage loans  may be  subject  to  special  rules,  disclosure  requirements  and other provisions  that are applicable to  Homeownership  Act Loans as discussed  under
"--The Mortgage Loans--Homeownership Act and Similar State Laws."

      If the  transferor  of a consumer  credit  contract  is also the seller of goods that give rise to the transaction,  and, in certain cases, related lenders and assignees, the  "Holder-in-Due-Course"  rule of the Federal Trade Commission is intended to defeat the ability of the  transferor  to transfer  the  contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses  that the debtor could assert against the seller of goods.  Liability  under this rule is limited to amounts  paid under a contract;  however,  the  borrower  also may be able to assert the rule to set off  remaining  amounts due as a defense  against a claim brought against the borrower.

Applicability of Usury Laws

      Title V of the Depository  Institutions  Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury  limitations  shall not apply to some types of residential first mortgage loans,  including  Cooperative Loans originated  by some  lenders.  Title V also  provides  that,  subject to certain conditions,  state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides

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that,  subject to the following  conditions,  state usury  limitations shall not apply to any home  improvement  contract that is secured by a first lien on some kinds of consumer  goods.  The  contracts  would be covered if they satisfy some conditions,  among other things,  governing the terms of any  prepayments,  late charges  and  deferral  fees and  requiring  a  30-day  notice  period  prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance  charges  by  adopting  before  April  1,  1983 a law or  constitutional provision that expressly rejects  application of the federal law. Fifteen states adopted  this type of prior to the April 1, 1983  deadline.  In  addition,  even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Usury  limits  apply to junior  mortgage  loans in many  states and Mexico
Loans. Any applicable usury limits in effect at origination will be reflected in the  maximum  interest  rates  for  the  mortgage  loans,  as  described  in the accompanying prospectus supplement.

      In most cases,  each seller of a loan will have  represented that the loan was originated in compliance with  then-applicable  state laws,  including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

      Under the federal Comprehensive  Environmental Response,  Compensation and
Liability  Act of 1980,  as  amended,  or  CERCLA,  and under  state law in some states,  a secured party which takes a deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure sale, or operates a mortgaged  property may become  liable in some  circumstances  for the costs of  cleaning  up  hazardous substances  regardless of whether they have  contaminated  the property.  CERCLA imposes  strict,  as well as joint and several,  liability on several classes of potentially  responsible parties,  including current owners and operators of the property  who did not cause or  contribute  to the  contamination.  Furthermore, liability  under CERCLA is not limited to the original or unamortized  principal balance of a loan or to the value of the property  securing a loan.  Lenders may be held liable under  CERCLA as owners or operators  unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without  participating in the management of a facility,  hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset  Conservation,  Lender  Liability  and Deposit  Insurance Act of
1996, or Conservation Act amended,  among other things, the provisions of CERCLA for lender  liability and the secured creditor  exemption.  The Conservation Act offers  substantial  protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor  exemption.
For a lender to be deemed to have  participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged  property.  The  Conservation  Act provides  that  "merely  having the capacity to influence,  or  unexercised  right to control"  operations  does not constitute participation in management. A lender will lose the

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protection   of  the   secured   creditor   exemption   only  if  it   exercises
decision-making  control  over  the  mortgagor's  environmental  compliance  and hazardous  substance  handling and  disposal  practices,  or assumes  day-to-day management of substantially all operational functions of the mortgaged property.
The  Conservation  Act also  provides  that a lender  will  continue to have the benefit of the secured  creditor  exemption even if it forecloses on a mortgaged property,  purchases  it at a  foreclosure  sale or  accepts a  deed-in-lieu  of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest  practicable  commercially  reasonable time on commercially  reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property  at a  foreclosure  sale,  or  operates a  mortgaged  property on which contaminants  other than CERCLA  hazardous  substances  are  present,  including petroleum,  agricultural  chemicals,  hazardous  wastes,  asbestos,  radon,  and lead-based  paint.  These cleanup costs may be substantial.  It is possible that the  cleanup  costs could  become a liability  of a trust and reduce the amounts otherwise  distributable  to the  holders of the related  series of  securities.
Moreover,   some  federal   statutes  and  some  states  by  statute  impose  an
Environmental   Lien.  All  subsequent   liens  on  that  property  are  usually
subordinated to an Environmental  Lien and, in some states,  even prior recorded liens are  subordinated  to  Environmental  Liens.  In the  latter  states,  the security  interest of the trustee in a related  parcel of real  property that is subject to an Environmental Lien could be adversely affected.

      Traditionally,  many residential  mortgage lenders have not taken steps to evaluate whether  contaminants  are present for any mortgaged  property prior to the  origination of the loan or prior to foreclosure or accepting a deed-in-lieu of  foreclosure.  Neither the depositor nor any master servicer or servicer will be required by any  agreement to  undertake  any of these  evaluations  prior to foreclosure or accepting a deed-in-lieu of  foreclosure.  The depositor does not make any  representations  or warranties or assume any liability for the absence or effect of  contaminants on any mortgaged  property or any casualty  resulting from the presence or effect of contaminants. However, the master servicer or the servicer will not be obligated to foreclose on any mortgaged  property or accept a deed-in-lieu of foreclosure if it knows or reasonably  believes that there are material contaminated  conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

      Except as otherwise specified in the applicable prospectus supplement,  at the time the  loans  were  originated,  no  environmental  assessment  or a very limited  environment  assessment  of the  mortgaged  properties  will  have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Relief Act a borrower who enters  military  service after the  origination of the borrower's  loan,  including a borrower who was in reserve  status and is called to active duty after  origination of the loan, may not be charged interest,  including fees and charges,  in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the  interest,  the lender must  forgive  any such  interest in excess of 6% per annum,  unless a court or  administrative  agency of the United States or of any
State orders  otherwise on application of the lender.  The Relief Act applies to borrowers who are members of the Air Force, Army,

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Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S.
Public Health  Service or the National  Oceanic and  Atmospheric  Administration
assigned to duty with the military.

      Because the Relief Act applies to borrowers  who enter  military  service, including  reservists  who are called to active duty,  after  origination of the related loan, no information  can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the
Relief Act would  adversely  affect,  for an  indeterminate  period of time, the ability of the servicer or the master servicer,  as applicable,  to collect full amounts  of  interest  on the  loans.  Any  shortfall  in  interest  collections resulting  from the  application  of the Relief Act or  similar  legislation  or regulations, which would not be recoverable from the related loans, would result in a  reduction  of the  amounts  distributable  to the  holders of the  related securities,  and  would  not be  covered  by  Advances  or any  form  of  credit enhancement  provided in connection  with the related series of  securities.  In addition,  the Relief Act imposes  limitations  that would impair the ability of the servicer or the master servicer, as applicable,  to foreclose on an affected loan  during the  mortgagor's  period of active  duty  status,  and,  under some circumstances,  during an additional three-month period thereafter. Thus, if the
Relief Act or similar  legislation or  regulations  apply to any loan which goes into  default,  there  may be  delays  in  payment  and  losses  on the  related securities in connection therewith. Any other interest shortfalls,  deferrals or forgiveness  of payments on the loans  resulting  from  similar  legislation  or regulations may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

      Forms of notes and mortgages used by lenders may contain  provisions  that obligate  the borrower to pay a late charge or  additional  interest if payments are not timely made, and in some circumstances,  may prohibit  prepayments for a specified  period and/or  condition  prepayments  on the  borrower's  payment of prepayment fees or yield  maintenance  penalties if the obligation is paid prior to maturity.  In some states,  there are or may be specific  limitations  on the late charges that a lender may collect from a borrower for delinquent  payments.
Some states also limit the amounts  that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition,  the enforceability of provisions  that provide for  prepayment  fees or  penalties  on an  involuntary prepayment  is  unclear  under  the  laws  of  many  states.  Most  conventional single-family  mortgage loans may be prepaid in full or in part without penalty.
The  regulations  of the Federal Home Loan Bank Board,  as succeeded by the OTS, prohibit the  imposition  of a prepayment  penalty or  equivalent  fee for or in connection with the acceleration of a loan by exercise of a due-on-sale  clause.
A mortgagee to whom a prepayment  in full has been  tendered may be compelled to give either a release of the mortgage or an  instrument  assigning  the existing mortgage.  The absence of a restraint on prepayment,  particularly  for mortgage loans and/or  contracts having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

      Some state laws restrict the  imposition  of prepayment  charges even when the loans expressly provide for the collection of those charges. The Alternative
Mortgage  Transaction  Parity  Act of  1982,  or the  Parity  Act,  permits  the collection of prepayment  charges in connection with some types of loans subject to the Parity  Act,  or Parity  Act loans,  preempting  any  contrary  state law prohibitions. However, some states may not recognize the preemptive authority of the  Parity  Act or have opted out of the Parity  Act.  Moreover,  the OTS,  the agency that administers the application of

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the Parity Act to some types of mortgage  lenders that are not  chartered  under federal law,  withdrew its favorable  regulations  and opinions that  previously
authorized  those  lenders,   notwithstanding  contrary  state  law,  to  charge
prepayment  charges  and late fees on Parity  Act loans in  accordance  with OTS rules.  The withdrawal is effective with respect to Parity Act loans  originated on or after  July 1, 2003.  The OTS's  action  does not affect  Parity Act loans originated  before July 1, 2003. It is possible that prepayment  charges may not be collected  even on loans that provide for the payment of these charges unless otherwise  specified  in the  accompanying  prospectus  supplement.  The  master servicer or another entity identified in the accompanying  prospectus supplement will be entitled to all prepayment  charges and late payment charges received on the  loans  and  these  amounts  will  not  be  available  for  payment  on  the certificates.

Forfeitures in Drug and RICO Proceedings

      Federal  law  provides  that  property  owned  by  persons   convicted  of
drug-related  crimes or of criminal  violations of the Racketeer  Influenced and
Corrupt  Organizations,  or RICO statute can be seized by the  government if the property was used in, or purchased  with the  proceeds of, those  crimes.  Under procedures  contained  in the  Comprehensive  Crime  Control  Act of  1984,  the
government may seize the property even before  conviction.  The government  must publish notice of the  forfeiture  proceeding and may give notice to all parties
"known to have an alleged  interest in the  property,"  including the holders of mortgage loans.

      A lender  may avoid  forfeiture  of its  interest  in the  property  if it establishes  that: (i) its mortgage was executed and recorded before  commission of the crime on which the  forfeiture  is based,  or (ii) the lender was, at the time of execution of the  mortgage,  "reasonably  without cause to believe" that the  property was used in, or  purchased  with the proceeds of,  illegal drug or
RICO activities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The  following  is  a  discussion  of  the  material  federal  income  tax consequences of the purchase,  ownership and disposition of the securities. This discussion is directed  solely to  securityholders  that hold the  securities as capital  assets within the meaning of Section 1221 of the Internal  Revenue Code and does not purport to discuss all federal income tax consequences  that may be applicable to particular  individual  circumstances,  including  those of banks, insurance companies,  foreign investors,  tax-exempt  organizations,  dealers in securities  or  currencies,  mutual  funds,  real estate  investment  trusts,  S corporations,  estates and trusts,  securityholders  that hold the securities as
part  of  a  hedge,   straddle,   integrated  or  conversion   transaction,   or
securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

      The  following  discussion  addresses  (1) REMIC  Securities  representing interests in a trust for which the transaction  documents  require the making of an election  to have the trust (or a portion  thereof) be treated as one or more
REMICs and (2) Non-REMIC  Notes.  The  prospectus  supplement for each series of securities  will indicate  whether a REMIC election will be made for the related trust and, if that election is to be made, will identify all "regular interests"
and "residual interests" in

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the REMIC. For purposes of this tax discussion, references to a "securityholder"
or a "holder" are to the beneficial owner of a security.

      Regulations  specifically  addressing  certain of the issues  discussed in this  prospectus  have not been issued and this  discussion  is based in part on regulations that do not adequately  address some issues relevant to, and in some instances  provide that they are not  applicable to,  securities  similar to the securities.

      The authorities on which this discussion and the opinion referred to below are based are subject to change or differing  interpretations  which could apply retroactively.  This  discussion does not purport to be as detailed and complete as the  advice  a  securityholder  may get  from  its tax  advisor.  Prospective investors  should note that no rulings  have been or will be sought from the IRS with respect to any of the federal income tax consequences  discussed below, and no  assurance  can be given  that the IRS  will  not  take  contrary  positions.
Taxpayers  and preparers of tax returns,  including  those filed by any REMIC or other  issuer,  should be aware that under  applicable  Treasury  regulations  a provider of advice on  specific  issues of law is not  considered  an income tax return  preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences  of  contemplated  actions,  and (2) is  directly  relevant  to the determination  of an entry on a tax return.  If penalties were asserted  against purchasers of the securities  offered hereunder in respect of their treatment of the securities  for tax purposes,  the summary of tax  considerations  contained herein and the opinions stated herein may not meet the conditions  necessary for purchasers'  reliance on that summary and those  opinions to exculpate them from the asserted  penalties.  Accordingly,  taxpayers  should  consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return,  even where the  anticipated  tax treatment  has been  discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus,  potential  investors  should  consider  the  state  and  local  tax consequences,  if  any,  of  the  purchase,  ownership  and  disposition  of the securities. See "State and Other Tax Consequences."

Opinions

      Upon the issuance of each series of REMIC Securities, Orrick, Herrington &
Sutcliffe LLP or Mayer,  Brown,  Rowe & Maw LLP, counsel to the depositor,  will provide its opinion  generally to the effect that,  assuming (i) compliance with all provisions of the related agreement,  (ii) certain representations set forth in the related  agreement  are true,  (iii) there is continued  compliance  with applicable  provisions of the Code, as it may be amended from time to time,  and applicable  Treasury  regulations issued thereunder and (iv) a REMIC election is made timely in the required form,  for federal income tax purposes,  the related trust,  or each  applicable  group of assets  held by the  related  trust,  will qualify  as a REMIC and the REMIC  Securities  will be  considered  to  evidence ownership of REMIC regular  interests or REMIC residual  interests in that REMIC within the meaning of the REMIC Provisions.

      In  addition,  as to  any  securities  offered  pursuant  hereto,  Orrick,
Herrington  & Sutcliffe  LLP or Mayer,  Brown,  Rowe & Maw LLP is of the opinion that the statements  made in the following  discussion,  as  supplemented by the discussion under the heading "Federal Income Tax  Consequences",  if any, in the prospectus supplement accompanying this prospectus with respect to

                                      131

those  securities,  to the extent that they  constitute  matters of law or legal conclusions,  are  correct  in all  material  respects  as of the  date  of such prospectus supplement.

      Neither Orrick,  Herrington & Sutcliffe LLP nor Mayer,  Brown,  Rowe & Maw
LLP has been  asked to opine on any other  federal  income tax  matter,  and the balance of this  summary  does not  purport to set forth any  opinion of counsel concerning  any other  particular  federal income tax matter.  For example,  the
discussion    under    "REMICs--Taxation    of   Owners   of   REMIC    Residual
Securities--Excess  Inclusions" below is a general summary of federal income tax consequences  relating to an  investment in a REMIC  residual  interest that has
"excess  inclusion  income,"  which  summary  counsel  opines is  correct in all material respects as described above;  however,  that summary does not set forth any opinion as to whether any particular class of REMIC residual  interests will be treated as having excess inclusion income.

      Orrick,  Herrington & Sutcliffe LLP and Mayer,  Brown, Rowe & Maw LLP have not been asked to, and do not,  render any opinion  regarding the state or local income  tax  consequences  of  the  purchase,  ownership  and  disposition  of a
beneficial   interest  in  the   certificates.   See   "--State  and  Local  Tax
Consequences."

Classification of REMICs

      Upon the issuance of each series of REMIC Securities, Orrick, Herrington &
Sutcliffe LLP or Mayer,  Brown,  Row & Maw LLP,  counsel to the depositor,  will provide its opinion  generally to the effect that,  assuming (i) compliance with all provisions of the related agreement,  (ii) certain representations set forth in the related  agreement  are true,  (iii) there is continued  compliance  with applicable  provisions of the Code, as it may be amended from time to time,  and applicable  Treasury  regulations issued thereunder and (iv) a REMIC election is made timely in the required form,  for federal income tax purposes,  the related trust,  or each  applicable  group of assets  held by the  related  trust,  will qualify as a REMIC and the certificates  offered by the REMIC will be considered
to  evidence  ownership  of  REMIC  "regular   interests,"  or  REMIC  "residual
interests," in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing  requirements  of the Internal  Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be  treated  as a REMIC for that year and  thereafter.  In that  event,  the entity may be taxable as a separate corporation under Treasury regulations,  and the related  REMIC  Securities  may not be accorded  the status or given the tax treatment  described  in this  prospectus  under  "Material  Federal  Income Tax
Consequences."  The IRS may,  but is not  compelled  to  provide  relief but any relief may be accompanied by sanctions,  including the imposition of a corporate tax on all or a  portion  of the  trust's  income  for the  period  in which the requirements  for that  status are not  satisfied.  The  pooling  and  servicing agreement,  indenture or trust agreement for each REMIC will include  provisions designed to maintain the trust's status as a REMIC. It is not  anticipated  that the status of any trust as a REMIC will be terminated.

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Characterization of Investments in REMIC Securities

      In general,  the REMIC  Securities will be "real estate assets" within the meaning  of  Section  856(c)(4)(A)  of the  Internal  Revenue  Code  and  assets described in Section  7701(a)(19)(C)  of the  Internal  Revenue Code in the same proportion  that the assets of the REMIC  underlying the securities  would be so treated.  Moreover, if 95% or more of the assets of the REMIC qualify for any of the  foregoing  treatments  at all  times  during a  calendar  year,  the  REMIC
Securities will qualify for the corresponding  status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular
Securities and income  allocated to the class of REMIC Residual  Securities will be interest  described in Section  856(c)(3)(B) of the Internal  Revenue Code to
the extent that those  securities are treated as "real estate assets" within the meaning of Section  856(c)(4)(A) of the Internal Revenue Code. In addition,  the
REMIC Regular  Securities  will be "qualified  mortgages"  within the meaning of
Section  860G(a)(3)(C)  of the Internal  Revenue Code if  transferred to another
REMIC on its startup day in exchange  for regular or residual  interests in that
REMIC.  The  determination  as to the  percentage  of the  REMIC's  assets  that constitute  assets  described in the foregoing  sections of the Internal Revenue
Code will be made with  respect to each  calendar  quarter  based on the average adjusted  basis of each  category  of the assets  held by the REMIC  during that calendar quarter. The master servicer,  the servicer or the REMIC administrator, as applicable, will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage  collateral,
payments  on  mortgage  collateral  held  pending   distribution  on  the  REMIC
Securities  and property  acquired by  foreclosure  held pending  sale,  and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure  held  pending  sale  and  amounts  in  reserve  accounts  would  be considered to be part of the mortgage  collateral,  or whether those assets,  to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage  collateral for purposes of all of the  foregoing  sections.  In addition,  in some  instances  mortgage  loans, including  Additional  Collateral Loans or Pledged Asset Mortgage Loans, may not
be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional  Collateral Loans or Pledged Asset Mortgage Loans,
the non-real property collateral,  while itself not an asset of the REMIC, could
cause  the   mortgage   loans  not  to   qualify   for  one  or  more  of  those
characterizations.  If so, the related  prospectus  supplement will describe the mortgage loans,  including Additional Collateral Loans or Pledged Asset Mortgage
Loans, that may not be so treated.  The REMIC  regulations do provide,  however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section  856(c)(4)(A) of the Internal Revenue
Code.  Furthermore,  foreclosure  property will qualify as "real estate  assets"
under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

      For some series of REMIC Securities, two or more separate elections may be made to treat  designated  portions of the  related  trust as REMICs for federal income tax purposes.

      Solely for purposes of determining  whether the REMIC  Securities  will be
"real estate assets" within the meaning of Section  856(c)(4)(A) of the Internal
Revenue Code, and "loans secured by an interest in real property"  under Section
7701(a)(19)(C) of the Internal Revenue Code,

                                      133

and  whether  the income on the  securities  is  interest  described  in Section
856(c)(3)(B) of the Internal  Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

      General

      In general,  REMIC Regular  Securities  will be treated for federal income tax purposes as debt instruments and not as ownership  interests in the REMIC or its assets. Moreover,  holders of REMIC Regular Securities that otherwise report income under a cash method of  accounting  will be required to report income for
REMIC Regular Securities under an accrual method.

      Original Issue Discount

      Some REMIC Regular Securities may be issued with "original issue discount"
within the meaning of Section 1273(a) of the Internal  Revenue Code. Any holders of REMIC Regular  Securities issued with original issue discount  typically will be  required to include  original  issue  discount  in income as it accrues,  in accordance  with the method  described  below,  in advance of the receipt of the cash  attributable  to that  income.  In  addition,  Section  1272(a)(6)  of the
Internal  Revenue  Code  provides  special  rules  applicable  to REMIC  Regular
Securities  and  certain  other debt  instruments  issued  with  original  issue discount. Regulations have not been issued under that section.

      The Internal  Revenue Code requires  that a prepayment  assumption be used for loans held by a REMIC in computing the accrual of original issue discount on
REMIC Regular  Securities issued by that issuer, and that adjustments be made in the amount and rate of accrual of the  discount to reflect  differences  between the  actual  prepayment  rate  and the  prepayment  assumption.  The  prepayment assumption is to be determined in a manner  prescribed in Treasury  regulations;
as noted above, those regulations have not been issued. The conference committee report  accompanying  the Tax Reform Act of 1986 indicates that the  regulations will provide that the prepayment  assumption  used for a REMIC Regular  Security must be the same as that  used in  pricing  the  initial  offering  of the REMIC
Regular  Security.  The prepayment  assumption used by the master servicer,  the servicer,  or the REMIC  administrator in reporting  original issue discount for each series of REMIC Regular  Securities  will be consistent  with this standard and will be disclosed in the accompanying  prospectus supplement.  However, none of the depositor,  the REMIC administrator,  the master servicer or the servicer will  make any  representation  that the  loans  will in fact  prepay  at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount,  if any, on a REMIC Regular  Security will be the excess of its stated  redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular  Securities will be the first cash price at which a  substantial  amount of REMIC  Regular  Securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial  amount of a particular class of REMIC Regular  Securities is sold for cash on or prior to the date of their initial issuance,  or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations,  the stated redemption price of a REMIC  Regular  Security is equal to the total of all  payments to be made on that security other than "qualified stated  interest."  Qualified stated
interest includes interest that is unconditionally  payable at least annually at a single fixed rate, or in the case of a variable

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rate debt  instrument,  at a "qualified  floating rate," an "objective  rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified  inverse floating rate," or a combination of "qualified  floating rates"  that in most cases  does not  operate in a manner  that  accelerates  or defers interest payments on a REMIC Regular Security.

      In the case of REMIC Regular Securities bearing adjustable interest rates, the  determination of the total amount of original issue discount and the timing of the  inclusion  of the original  issue  discount  will vary  according to the characteristics of the REMIC Regular Securities.  If the original issue discount rules apply to the  securities,  the  accompanying  prospectus  supplement  will describe  the manner in which the rules will be applied by the master  servicer, the  servicer,  or REMIC  administrator  for  those  certificates  in  preparing information returns to the securityholders and the IRS.

      Some  classes of the REMIC  Regular  Securities  may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest  payments.  Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period,"  some or all  interest  payments  may be required to be included in the stated  redemption  price of the REMIC  Regular  Security and  accounted  for as original issue discount.  Because  interest on REMIC Regular  Securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight  difference  in the timing of the inclusion in income of the yield on the REMIC Regular Securities.

      In addition,  if the accrued interest to be paid on the first distribution date is computed for a period that begins  prior to the closing  date, a portion of the purchase price paid for a REMIC Regular Security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position  that the portion of the  purchase  price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the REMIC Regular Security,  and not as a separate asset the cost of  which  is  recovered  entirely  out of  interest  received  on the next distribution  date,  and  that  portion  of  the  interest  paid  on  the  first
distribution   date  in  excess  of  interest  accrued  for  a  number  of  days corresponding  to the  number  of  days  from  the  closing  date  to the  first distribution date should be included in the stated redemption price of the REMIC
Regular Security. However, the OID regulations state that all or some portion of the  accrued  interest  may be treated as a separate  asset the cost of which is recovered  entirely out of interest paid on the first  distribution  date. It is unclear  how an election  to do so would be made under the OID  regulations  and whether that election could be made unilaterally by a securityholder.

      Regardless of the general definition of original issue discount,  original issue  discount on a REMIC Regular  Security will be considered to be de minimis if it is less than 0.25% of the  stated  redemption  price of the REMIC  Regular
Security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Security is computed as the sum of the amounts determined,  as to each payment  included in the stated  redemption price of the
REMIC  Regular  Security,  by  multiplying  (i) the  number of  complete  years, rounding  down for  partial  years,  from the issue  date  until the  payment is expected to be made,  presumably taking into account the prepayment  assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator  of which is the stated  redemption  price at  maturity of the REMIC
Regular

                                      135

Security.  Under  the OID  regulations,  original  issue  discount  of only a de minimis amount, other than de minimis original issue discount  attributable to a so-called  "teaser"  interest  rate  or an  initial  interest  holiday,  will be included in income as each  payment of stated  principal  is made,  based on the product of the total remaining  amount of the de minimis original issue discount and a fraction,  the numerator of which is the amount of the principal  payment, and the denominator of which is the outstanding  stated  principal amount of the
REMIC Regular  Security.  The OID regulations also would permit a securityholder to elect to accrue de minimis  original  issue  discount  into income  currently based  on  a  constant  yield  method.  See  "--Market  Discount"  below  for  a description of that election under the OID regulations.

      If original issue  discount on a REMIC Regular  Security is in excess of a de minimis amount,  the holder of the certificate must include in ordinary gross income the sum of the "daily  portions" of original  issue discount for each day during its taxable year on which it held the REMIC Regular  Security,  including the purchase date but excluding the disposition date. In the case of an original holder  of a REMIC  Regular  Security,  the daily  portions  of  original  issue discount will be determined as follows.

      The  accompanying  prospectus  supplement  will  describe  the  applicable accrual  period.  In general each  accrual  period that begins or ends on a date that  corresponds to a  distribution  date and begins on the first day following the immediately  preceding  accrual period,  or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original  issue  discount  that accrues in any accrual  period will equal the excess,  if any, of (i) the sum of (A) the present  value,  as of the end of the accrual period,  of all of the  distributions  remaining to be made on the REMIC
Regular Security,  if any, in future periods and (B) the  distributions  made on the REMIC Regular  Security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular
Security at the  beginning  of the  accrual  period.  The  present  value of the remaining distributions referred to in the preceding sentence will be calculated
(1) assuming that  distributions  on the REMIC Regular Security will be received in  future  periods  based on the loans  being  prepaid  at a rate  equal to the prepayment  assumption and (2) using a discount rate equal to the original yield to maturity of the security.  For these purposes, the original yield to maturity of the security  will be  calculated  based on its issue price and assuming that distributions  on the security will be made in all accrual  periods based on the loans being prepaid at a rate equal to the prepayment  assumption.  The adjusted issue price of a REMIC Regular  Security at the beginning of any accrual  period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued for that security in prior accrual periods, and  reduced  by the  amount of any  distributions  made on that  REMIC  Regular
Security in prior accrual periods of amounts  included in its stated  redemption price. The original issue discount accruing during any accrual period,  computed as described  above,  will be  allocated  ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID  regulations  suggest that original  issue discount for securities that represent multiple  uncertificated  regular  interests,  in which ownership interests  will be  issued  simultaneously  to the same  buyer  and which may be required  under the related  pooling and servicing  agreement to be  transferred together,  should be computed on an aggregate  method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple  uncertificated  regular interests will be reported to the
IRS and the securityholders on an

                                      136

aggregate  method based on a single  overall  constant  yield and the prepayment assumption  stated  in the  accompanying  prospectus  supplement,  treating  all uncertificated regular interests as a single debt instrument as set forth in the
OID regulations,  so long as the pooling and servicing  agreement  requires that the uncertificated regular interests be transferred together.

      A subsequent  purchaser of a REMIC  Regular  Security  that  purchases the security at a cost,  excluding any portion of that cost  attributable to accrued qualified stated interest,  less than its remaining stated redemption price will also be required to include in gross  income the daily  portions of any original issue discount for that security.  However,  each daily portion will be reduced, if the cost is in excess of its  "adjusted  issue  price," in  proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC  Regular  Security.  The  adjusted  issue  price of a REMIC
Regular Security on any given day equals (i) the adjusted issue price or, in the case of the first  accrual  period,  the issue  price,  of the  security  at the beginning of the accrual  period which  includes  that day,  plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal  payments  made during the accrual  period prior to that day for the security.

      Market Discount

      A  securityholder  that  purchases  a REMIC  Regular  Security at a market discount,  that  is,  in the case of a REMIC  Regular  Security  issued  without original  issue  discount,  at a purchase  price less than its remaining  stated
principal  amount,  or,  in the case of a REMIC  Regular  Security  issued  with original issue discount, at a purchase price less than its adjusted issue price, will  recognize  income on  receipt  of each  distribution  representing  stated
redemption price. In particular, under Section 1276 of the Internal Revenue Code such a securityholder  in most cases will be required to allocate the portion of each distribution  representing  stated redemption price first to accrued market discount not previously  included in income, and to recognize ordinary income to that extent.

      A securityholder  may elect to include market discount in income currently as it accrues rather than  including it on a deferred  basis in accordance  with the  foregoing.  If made,  the election will apply to all market  discount bonds acquired by the  securityholder  on or after the first day of the first  taxable year to which the election applies.  In addition,  the OID regulations  permit a securityholder to elect to accrue all interest,  discount,  including de minimis market or original issue discount, and premium in income as interest, based on a constant  yield method.  If the election were made for a REMIC Regular  Security with  market  discount,  the  securityholder  would be  deemed  to have  made an election  to  include  currently  market  discount  in income for all other debt instruments having market discount that the  securityholder  acquires during the taxable year of the election or thereafter.  Similarly,  a  securityholder  that made this  election for a security that is acquired at a premium would be deemed to have made an  election  to amortize  bond  premium  for all debt  instruments having  amortizable bond premium that the securityholder  owns or acquires.  See
"--Premium"  below.  Each of these  elections to accrue  interest,  discount and premium for a security  on a constant  yield  method or as  interest  may not be revoked without the consent of the IRS.

      However,  market discount for a REMIC Regular  Security will be considered to be de minimis for purposes of Section  1276 of the  Internal  Revenue Code if the market discount is less than 0.25% of the remaining stated  redemption price of the REMIC  Regular  Security  multiplied  by the number of complete  years to maturity remaining after the date of its purchase. In interpreting a

                                      137

similar rule for original issue discount on obligations payable in installments, the OID regulations  refer to the weighted average maturity of obligations,  and it is likely that the same rule will be applied for market discount,  presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis  amount.  See "--
Original Issue  Discount."  This treatment may result in discount being included in income at a slower  rate than  discount  would be  required to be included in income using the method described above.

      Section  1276(b)(3) of the Internal Revenue Code  specifically  authorizes the  Treasury  Department  to issue  regulations  providing  for the  method for accruing market discount on debt instruments,  the principal of which is payable in more than one  installment.  Until  regulations  are  issued by the  Treasury
Department,   certain  rules  described  in  the  conference   committee  report
accompanying the Tax Reform Act of 1986 apply.  The conference  committee report indicates  that  in  each  accrual  period  market  discount  on  REMIC  Regular
Securities should accrue, at the securityholder's option:

      o     on the basis of a constant yield method,

      o     in the case of a REMIC  Regular  Security  issued  without  original issue discount,  in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest  remaining to be paid  on the  REMIC  Regular  Security  as of the  beginning  of the accrual period, or

      o     in the case of a REMIC Regular  Security  issued with original issue discount,  in an  amount  that  bears  the same  ratio to the  total remaining  market discount as the original issue discount accrued in the  accrual  period  bears to the  total  original  issue  discount remaining  on the REMIC  Regular  Security at the  beginning  of the accrual period.

      Moreover,  the prepayment  assumption  used in calculating  the accrual of original  issue  discount  is to be used in  calculating  the  accrual of market discount.  Because the regulations  referred to in the preceding  paragraph have not been issued,  it is not  possible to predict  what effect those  regulations might have on the tax  treatment  of a REMIC  Regular  Security  purchased  at a discount in the secondary market.

      To the extent that REMIC Regular  Securities  provide for monthly or other periodic  distributions  throughout their term, the effect of these rules may be to require  market  discount  to be  includible  in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC  Regular
Security  in most cases will be  required  to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing  methods, less any accrued market discount previously reported as ordinary income.

      In addition,  under Section 1277 of the Internal Revenue Code, a holder of a REMIC  Regular  Security  may be required  to defer a portion of its  interest deductions for the taxable year  attributable  to any  indebtedness  incurred or continued to purchase or carry a REMIC Regular  Security  purchased  with market discount. For these purposes, the de minimis rule referred to above applies.

                                      138

Any deferred  interest expense would not exceed the market discount that accrues during that  taxable year and is, in general,  allowed as a deduction  not later than the year in which the market  discount  is  includible  in  income.  If the holder elects to include  market  discount in income  currently as it accrues on all market discount  instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium

      A REMIC  Regular  Security  purchased at a cost,  excluding any portion of that cost  attributable to accrued  qualified stated interest,  greater than its remaining  stated  redemption  price will be  considered  to be  purchased  at a premium.  The holder of a REMIC Regular  Security may elect under Section 171 of the Internal  Revenue Code to amortize  that  premium  under the constant  yield method over the life of the security.  If made,  this election will apply to all debt  instruments  having  amortizable  bond  premium  that the  holder  owns or subsequently  acquires.  Amortizable  premium  will be  treated  as an offset to interest income on the related REMIC Regular Security, rather than as a separate interest deduction.  The OID regulations also permit securityholders to elect to include all interest,  discount and premium in income based on a constant  yield method,  further  treating  the  securityholder  as having made the  election to amortize  premium  generally.  See  "--Market  Discount  above." The  conference committee  report  states  that the same  rules  that apply to accrual of market discount,  which rules will require use of a prepayment  assumption  in accruing market  discount for REMIC Regular  Securities  without  regard to whether those certificates  have original issue  discount,  will also apply in amortizing bond premium under Section 171 of the Internal  Revenue Code. It is possible that the use of an  assumption  that  there will be no  prepayments  may be  required  in calculating the amortization of premium.

      Realized Losses

      Under Section 166 of the Internal Revenue Code, both corporate  holders of the REMIC  Regular  Securities  and  noncorporate  holders of the REMIC  Regular
Securities  that  acquire  those  certificates  in  connection  with a trade  or business should be allowed to deduct,  as ordinary losses,  any losses sustained during a taxable  year in which their  certificates  become  wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears  that a  noncorporate  holder  that  does not  acquire  a REMIC  Regular
Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's  security becomes  wholly  worthless--until  its  outstanding  principal  balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

      Each  holder  of a REMIC  Regular  Security  will be  required  to  accrue interest and original issue discount for that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans  or the  underlying  certificates  until  it can be  established  that any reduction ultimately will not be recoverable. As a result, the amount of taxable income  reported in any period by the holder of a REMIC Regular  Security  could exceed the amount of  economic  income  actually  realized by the holder in that period.  Although  the  holder  of a  REMIC  Regular  Security  eventually  will recognize a loss or reduction in income  attributable to previously  accrued and included  income that, as the result of a Realized Loss,  ultimately will not be realized,  the law is unclear  with  respect to the timing and  character of the loss or reduction in income.

                                      139

Taxation of Owners of REMIC Residual Securities

      General

      As residual  interests,  the REMIC Residual  Securities will be subject to tax rules that  differ  significantly  from those that would  apply if the REMIC
Residual  Securities  were  treated  for federal  income tax  purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, in accordance  with the  limitations noted in this  discussion,  the net  loss of the  REMIC  for  each day  during a calendar  quarter that the holder owned the REMIC  Residual  Security.  For this purpose,  the taxable  income or net loss of the REMIC will be allocated to each day in the  calendar  quarter  ratably  using a "30 days per  month/90  days per quarter/360 days per year" convention.  The daily amounts will then be allocated among the holders of REMIC Residual Securities in proportion to their respective ownership  interests  on that day.  Any amount  included in the gross  income or allowed as a loss of any holder of a REMIC Residual Securities by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC  will be  determined  under  the rules  described  in this  prospectus  in
"--Taxable  Income of the REMIC"  and will be  taxable  to the  holders of REMIC
Residual Securities without regard to the timing or amount of cash distributions by the REMIC.  Ordinary  income derived from REMIC Residual  Securities  will be
"portfolio  income" for purposes of the taxation of taxpayers in accordance with limitations  under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC  Residual  Security that purchased the security from a prior  holder of that  security  also will be  required to report on its federal income tax return amounts  representing  its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Security.
These daily  portions  generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made, by regulations,  legislation or otherwise,  to reduce, or increase, the income or loss of a holder of a REMIC  Residual  Securities  that  purchased the
REMIC Residual  Security from a prior holder of such security at a price greater than, or less than, the adjusted  basis that REMIC Residual  Security would have had in the hands of an original holder of that security.  The REMIC regulations, however, do not provide for any such modifications.

      Any  payments  received  by a  holder  of a  REMIC  Residual  Security  in connection  with the  acquisition of that security will be taken into account in determining  the income of that holder for federal  income tax purposes.  On May
11,  2004,  the IRS issued  final  regulations  that  require such payment to be included  in  income  over  time  according  to an  amortization  schedule  that reasonably  reflects  the costs  and  benefits  of  holding  the REMIC  Residual
Security over its expected life. The regulations  also provide two more specific methods  that will be accepted  as meeting the general  test set forth above for determining  the  timing and amount of income  inclusion.  One method  generally follows the method of inclusion used by the taxpayer for GAAP purposes,  but not over a period  shorter  than the  period  over  which the REMIC is  expected  to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual
Security is transferred to the taxpayer. Holders of REMIC Residual

                                      140

Securities are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

      The amount of income holders of REMIC Residual Securities will be required to report,  or the tax  liability  associated  with that income,  may exceed the amount of cash  distributions  received  from the  REMIC  for the  corresponding period.  Consequently,  holders of REMIC Residual  Securities  should have other sources of funds  sufficient to pay any federal  income taxes due as a result of their  ownership of REMIC Residual  Securities or unrelated  deductions  against which income may be offset, subject to the rules relating to "excess inclusions"
and  "noneconomic"  residual  interests  discussed  below. The fact that the tax liability  associated  with the income  allocated  to holders of REMIC  Residual
Securities  may exceed the cash  distributions  received by the holders of REMIC
Residual  Securities for the corresponding  period may  significantly  adversely affect  the  after-tax  rate  of  return  for  the  holders  of  REMIC  Residual
Securities.

      Taxable Income of the REMIC

      The  taxable  income of the REMIC will equal the income from the loans and other assets of the REMIC plus any  cancellation of  indebtedness  income due to the  allocation  of  Realized  Losses  to  REMIC  Regular  Securities,  less the deductions allowed to the REMIC for interest,  including original issue discount and reduced by the  amortization  of any premium  received on  issuance,  on the
REMIC Regular Securities,  and any other class of REMIC Securities  constituting
"regular interests" in the REMIC not offered hereby, amortization of any premium on the loans,  bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of  determining  its taxable  income,  the REMIC will have an initial  aggregate  basis  in its  assets  equal  to  their  fair  market  value immediately  after their  transfer to the REMIC.  For this  purpose,  the master servicer, the servicer, or REMIC administrator,  as applicable, intends to treat the fair market value of the loans as being equal to the aggregate  issue prices of the REMIC Regular  Securities  and REMIC Residual  Securities.  The aggregate basis will be allocated among the loans collectively and the other assets of the
REMIC in proportion to their  respective fair market values.  The issue price of any REMIC  Securities  offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular  Securities--Original  Issue
Discount." Accordingly,  if one or more classes of REMIC Securities are retained initially  rather  than  sold,  the  master  servicer,  the  servicer,  or REMIC administrator,  as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of  original  issue  discount  income  and market  discount income  for loans  that it holds will be  equivalent  to the method of  accruing original  issue  discount  income for REMIC Regular  Securityholders--under  the constant yield method taking into account the prepayment assumption.  However, a
REMIC that acquires collateral at a market discount must include the discount in income currently,  as it accrues, on a constant interest basis. See "-- Taxation of  Owners of REMIC  Regular  Securities"  above,  which  describes  a method of accruing  discount  income that is  analogous  to that  required to be used by a
REMIC as to loans with market discount that it holds.

                                      141

      A loan will be deemed to have been  acquired  with  discount or premium to the extent  that the REMIC's  basis  therein,  determined  as  described  in the preceding  paragraph,  is less than or greater than its stated redemption price.
Any discount  will be  includible  in the income of the REMIC as it accrues,  in advance of  receipt  of the cash  attributable  to that  income,  under a method similar to the method  described  above for accruing  original issue discount on the REMIC Regular Securities. It is anticipated that each REMIC will elect under
Section 171 of the  Internal  Revenue Code to amortize any premium on the loans.
Premium  on any loan to which the  election  applies  may be  amortized  under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest,  including original issue discount, on the REMIC Regular Securities, equal to the deductions that would be allowed  if the  REMIC  Regular  Securities,  were  indebtedness  of the  REMIC.
Original  issue  discount  will be  considered  to accrue  for this  purpose  as
described    above   under   "--   Taxation   of   Owners   of   REMIC   Regular
Securities--Original  Issue  Discount,"  except that the de minimis rule and the adjustments  for  subsequent  holders  of REMIC  Regular  Securities,  described therein will not apply.

      If a class of REMIC Regular Securities is issued at an Issue Premium,  the net amount of interest  deductions  that are  allowed the REMIC in each  taxable year for the REMIC Regular Securities of that class will be reduced by an amount equal to the portion of the Issue  Premium that is considered to be amortized or repaid in that year.  Although the matter is not entirely certain,  it is likely that Issue Premium would be amortized  under a constant yield method in a manner analogous to the method of accruing  original  issue  discount  described  above
under  "--Taxation  of  Owners  of  REMIC  Regular   Securities--Original  Issue
Discount."

      As a general rule,  the taxable  income of the REMIC will be determined in the same manner as if the REMIC were an  individual  having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income,  gain, loss or deduction  allocable to a prohibited  transaction will be taken into  account.  See  "--Prohibited  Transactions  and Other Taxes"  below.
Further,  the  limitation  on  miscellaneous   itemized  deductions  imposed  on
individuals  by Section 67 of the  Internal  Revenue  Code,  which  allows those deductions  only to the extent they exceed in the  aggregate  two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed  deductions  for servicing,  administrative  and other non-interest  expenses in determining its taxable income.  All of these expenses will  be  allocated  as a  separate  item  to  the  holders  of  REMIC  Residual
Securities,  subject to the  limitation  of Section 67 of the  Internal  Revenue
Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the
deductions  allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions

      The  adjusted  basis  of a REMIC  Residual  Security  will be equal to the amount paid for that REMIC Residual  Security,  increased by amounts included in the income of the related  securityholder and decreased,  but not below zero, by distributions made, and by net losses allocated,  to the related  securityholder
(in each case, other than any income or distributions  attributable to qualified stated interest).

                                      142

      A holder  of a REMIC  Residual  Securities  is not  allowed  to take  into account any net loss for any calendar quarter to the extent the net loss exceeds that holder's  adjusted basis in its REMIC Residual  Security as of the close of that calendar quarter,  determined without regard to the net loss. Any loss that is not currently  deductible by reason of this limitation may be carried forward indefinitely  to future  calendar  quarters  and,  in  accordance  with the same limitation,  may be used only to offset income from the REMIC Residual Security.
The  ability  of holders of REMIC  Residual  Securities  to deduct net losses in accordance with additional  limitations  under the Internal  Revenue Code, as to which the securityholders are encouraged to consult their tax advisors.

      Any  distribution  on a  REMIC  Residual  Security  will be  treated  as a non-taxable  return of capital  to the  extent it does not  exceed the  holder's adjusted basis in the REMIC Residual Security. To the extent a distribution on a
REMIC Residual  Security  exceeds the adjusted basis, it will be treated as gain from  the  sale of the  REMIC  Residual  Security.  Holders  of  REMIC  Residual
Securities  may be  entitled to  distributions  early in the term of the related
REMIC under  circumstances in which their bases in the REMIC Residual Securities will not be sufficiently  large that distributions will be treated as nontaxable returns of capital.  Their bases in the REMIC Residual Securities will initially equal the amount paid for such REMIC  Residual  Securities and will be increased by their allocable shares of taxable income of the trust.  However,  their basis increases  may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the holders of REMIC  Residual  Securities.  To the extent the initial  bases of the holders of the REMIC Residual  Securities are less than the distributions to the holders of REMIC Residual Securities,  and increases in the initial bases either occur after  distributions  or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the holders of REMIC
Residual  Securities on those distributions and will be treated as gain from the sale of their REMIC Residual Securities.

      The effect of these rules is that a  securityholder  may not  amortize its basis in a REMIC  Residual  Security,  but may only  recover  its basis  through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual  Security.  See "-- Sales of Certificates."
For a  discussion  of  possible  modifications  of these  rules that may require adjustments  to income of a holder of a REMIC  Residual  Security  other than an original holder in order to reflect any difference between the cost of the REMIC
Residual  Security  to its  holder  and the  adjusted  basis the REMIC  Residual
Security would have had in the hands of the original holder, see "--General."

      Excess Inclusions

      Any "excess  inclusions" for a REMIC Residual  Security will be subject to federal income tax in all events.

      In general,  the "excess inclusions" for a REMIC Residual Security for any calendar  quarter  will  be the  excess,  if any,  of (i)  the sum of the  daily portions of REMIC taxable income  allocable to the REMIC Residual  Security over
(ii) the sum of the "daily accruals" (as defined below) for each day during that quarter  that the  REMIC  Residual  Security  was held by the  holder of a REMIC
Residual Securities. The daily accruals of a holder of a REMIC Residual Security will be  determined  by  allocating  to each day during a calendar  quarter  its ratable  portion  of the  product  of the  "adjusted  issue  price" of the REMIC
Residual Security at the beginning of the calendar quarter

                                      143

and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose,  the  adjusted  issue  price  of a REMIC  Residual  Security  as of the beginning of any calendar  quarter will be equal to the issue price of the REMIC
Residual  Security,  increased  by the sum of the daily  accruals  for all prior quarters and  decreased,  but not below zero, by any  distributions  made on the
REMIC Residual Security before the beginning of that quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses,  brokers and  underwriters,  at which a  substantial  amount of the
REMIC  Residual  Securities  were sold. If less than a  substantial  amount of a particular  class of REMIC  Residual  Securities is sold for cash on or prior to the  closing  date,  the issue  price of that  class will be treated as the fair market value of that class on the closing date. The "long-term  Federal rate" is an average of current  yields on Treasury  securities  with a remaining  term of greater than nine years, computed and published monthly by the IRS.

      For holders of REMIC Residual Securities, an excess inclusion:

      o     will not be  permitted  to be offset by  deductions,  losses or loss carryovers from other activities,

      o     will  be  treated  as  "unrelated  business  taxable  income"  to an otherwise tax-exempt organization, and

      o     will not be eligible for any rate  reduction or exemption  under any applicable  tax  treaty for the 30% United  States  withholding  tax imposed on  distributions  to holders of REMIC  Residual  Securities that are foreign investors.

      See, however, "--Foreign Investors in REMIC Regular Securities."

      Furthermore,  for  purposes of the  alternative  minimum  tax,  (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative  minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii),  alternative minimum taxable income is determined without regard to the special  rule that taxable  income  cannot be less than excess  inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the  case  of any  REMIC  Residual  Securities  held  by a real  estate investment  trust,  the  aggregate  excess  inclusions  allocated  to the  REMIC
Residual Securities,  reduced, but not below zero, by the real estate investment trust taxable  income,  within the meaning of Section  857(b)(2) of the Internal
Revenue  Code,  excluding  any net capital  gain,  will be  allocated  among the shareholders  of the  trust  in  proportion  to the  dividends  received  by the shareholders  from the trust,  and any amount so allocated will be treated as an excess  inclusion  from a REMIC  Residual  Security  as if held  directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment  companies,  common trust funds and some cooperatives;  the
REMIC regulations currently do not address this subject.

      Effective  August 1, 2006,  temporary  regulations  issued by the IRS (the
"Temporary  regulations")  have modified the general rule that excess inclusions from a REMIC residual interest

                                      144

are not  includible in the income of a nonresident  alien  individual or foreign corporation for purposes of the 30% United States  withholding tax until paid or distributed  or when the REMIC  residual  interest is disposed of. The Temporary regulations  accelerate the time both for reporting of, and  withholding tax on,
excess   inclusions   allocated  to  the  foreign  equity  holders  of  domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign person if the first allocation  of income from the residual  interest to the foreign  person  occurs after July 31,  2006.  The source  rules apply for taxable  years  ending  after
August 1, 2006.

      Under the Temporary  regulations,  in the case of REMIC residual interests held by a foreign  person through a domestic  partnership,  the amount of excess inclusion  income  allocated to the foreign  partner is deemed to be received by the foreign partner on the last day of the partnership's  taxable year except to the extent that the excess  inclusion  was  required to be taken into account by the foreign  partner at an earlier  time under  section  860G(b) of the Internal
Revenue Code as a result of a  distribution  by the  partnership  to the foreign partner or a disposition in whole or in part of the foreign  partner's  indirect interest in the REMIC  residual  interest.  A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC,  a disposition  of the  partnership's residual interest in the REMIC, a disposition of the foreign partner's  interest in the partnership,  or any other reduction in the foreign  partner's  allocable share of the  portion  of the REMIC net  income or  deduction  allocated  to the partnership.

      Similarly,  in the case of a residual  interest  held by a foreign  person indirectly  as a  shareholder  of a real estate  investment  trust or  regulated investment company, as a participant in a common trust fund or as a patron in an organization  subject to part I of  subchapter T  (cooperatives),  the amount of excess inclusion  allocated to the foreign person must be taken into account for purposes of the 30% United  States  withholding  tax at the same time that other income  from the  trust,  company,  fund,  or  organization  would be taken into account.

      Under the Temporary regulations,  excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through  entity)
are  expressly  made subject to  withholding  tax. In  addition,  in the case of excess  inclusions  allocable to a foreign  person as a partner,  the  Temporary regulations eliminate an exception to the withholding requirements under which a withholding  agent  unrelated  to a payee is  obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Noneconomic REMIC Residual Securities

      Under the REMIC  regulations,  transfers of  "noneconomic"  REMIC Residual
Securities  will be  disregarded  for all  federal  income  tax  purposes  if "a significant  purpose of the transfer was to enable the  transferor to impede the assessment or collection of tax." If the transfer is disregarded,  the purported transferor  will continue to remain liable for any taxes due with respect to the income on the  "noneconomic"  REMIC  Residual  Security.  The REMIC  regulations provide  that a REMIC  Residual  Security is  noneconomic  unless,  based on the prepayment  assumption  and on any  required  or  permitted  clean up calls,  or required qualified liquidation provided for in the REMIC's

                                      145

organizational   documents,  (1)  the  present  value  of  the  expected  future distributions  (discounted  using the "applicable  Federal rate" for obligations whose term ends on the close of the last quarter in which excess  inclusions are expected to accrue on the REMIC  Residual  Security,  which rate is computed and published monthly by the IRS) on the REMIC Residual Security equals at least the present value of the expected tax on the anticipated excess inclusions,  and (2)
the transferor reasonably expects that the transferee will receive distributions on the REMIC  Residual  Security  at or after  the time the taxes  accrue on the anticipated  excess  inclusions  in an amount  sufficient to satisfy the accrued taxes.  Accordingly,  all  transfers  of  REMIC  Residual  Securities  that  may constitute  noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the  possibility of any transfer being  disregarded.  The restrictions  will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the  assessment  or  collection  of tax, including  representations  as to the  financial  condition  of the  prospective transferee,  as to which the  transferor  also is required to make a  reasonable investigation  to determine the  transferee's  historic payment of its debts and ability to continue  to pay its debts as they come due in the  future.  Prior to purchasing a REMIC Residual Security, prospective purchasers should consider the possibility that a purported  transfer of the REMIC Residual  Security by such a purchaser  to  another  purchaser  at some  future  date may be  disregarded  in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

      The IRS has issued  final  REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base  (within  the  meaning  of an  applicable  income tax  treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a present value basis  (determined using the short-term rate provided by Section 1274(d) of the Internal  Revenue Code) than the present value of the net tax  detriment  attributable  to holding the residual  interest reduced by the  present  value of the  projected  payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified  large  amounts of gross and net assets and that meets  certain  other requirements  where  agreement  is made  that all  future  transfers  will be to taxable  domestic  corporations in transactions  that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual interest  will  not be paid,  with an  unreasonably  low  cost for the  transfer specifically mentioned as negating eligibility.

      The accompanying prospectus supplement will disclose whether offered REMIC
Residual Securities may be considered "noneconomic" residual interests under the
REMIC  regulations.  Any disclosure  that a REMIC Residual  Security will not be considered  "noneconomic"  will be based on some assumptions,  and the depositor will  make  no  representation  that  a  REMIC  Residual  Security  will  not be
considered   "noneconomic"  for  purposes  of  the  above-described  rules.  See
"--Foreign  Investors in REMIC Regular  Securities" for additional  restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

                                      146

      Mark-to-Market Rules

      The  mark-to-market  requirement  applies  to all  securities  owned  by a dealer,  except to the  extent  that the dealer has  specifically  identified  a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market  requirement, a REMIC Residual Security acquired on or after  January 4, 1995 is not  treated  as a security  and thus may not be marked to  market.  Prospective  purchasers  of a REMIC  Residual  Security  are encouraged to consult their tax advisors  regarding the possible  application of the mark-to-market requirement to REMIC Residual Securities.

      Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC  Residual  Securities.  The  applicable  Treasury  regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust,  all or a portion of those fees and expenses  should be allocated to the holders of the related REMIC Regular  Securities.  Fees and expenses will be  allocated  to holders of the  related  REMIC  Residual  Securities  in their entirety and not to the holders of the related REMIC Regular Securities.

      For REMIC Residual  Securities or REMIC Regular  Securities the holders of which  receive  an  allocation  of fees  and  expenses  in  accordance  with the preceding discussion,  if any holder thereof is an individual,  estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals,  estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses  will be added to the gross income of that holder and (ii) the individual's,  estate's or trust's share of fees and expenses will be treated as a miscellaneous  itemized deduction  allowable in accordance with the limitation of Section 67 of the Internal  Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's  adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized  deductions  otherwise  allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional  taxable income  reportable by holders of REMIC  Securities  that are covered by the  limitations  of either  Section 67 or Section 68 of the Internal
Revenue Code may be  substantial.  Furthermore,  in determining  the alternative minimum  taxable  income  of  such a  holder  of a  REMIC  security  that  is an individual,  estate or trust, or a Pass-Through Entity beneficially owned by one or more  individuals,  estates or trusts,  no deduction will be allowed for such holder's  allocable portion of servicing fees and other  miscellaneous  itemized deductions of the REMIC,  even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the  REMIC  Securities  may  not be  appropriate  investments  for  individuals, estates, or trusts, or Pass-Through  Entities  beneficially owned by one or more individuals,  estates or trusts.  Any  prospective  investors are  encouraged to consult  with  their  tax  advisors  prior  to  making  an  investment  in these certificates.

      Tax and Restrictions on Transfers of REMIC Residual  Securities to Certain
Organizations

      If  a  REMIC   Residual   Security  is   transferred   to  a  Disqualified
Organization,  a tax would be imposed in an amount,  determined  under the REMIC regulations, equal to the product of:

                                      147

      (1)   the present value,  discounted  using the "applicable  Federal rate"
            for obligations  whose term ends on the close of the last quarter in which  excess  inclusions  are  expected to accrue on the  security, which rate is  computed  and  published  monthly by the IRS,  of the total  anticipated  excess inclusions on the REMIC Residual Security for periods after the transfer; and

      (2)   the  highest   marginal   federal  income  tax  rate  applicable  to
            corporations.

      The anticipated  excess  inclusions must be determined as of the date that the REMIC Residual Security is transferred and must be based on events that have occurred up to the time of transfer,  the prepayment assumption and any required or permitted clean up calls or required  liquidation provided for in the REMIC's organizational  documents. This tax generally would be imposed on the transferor of the REMIC  Residual  Security,  except that where the  transfer is through an agent for a Disqualified Organization,  the tax would instead be imposed on that agent.  However,  a transferor of a REMIC Residual Security would in no event be liable for the tax on a transfer if the  transferee  furnishes to the transferor an affidavit that the transferee is not a Disqualified  Organization  and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     residual  interests  in the  entity  are not  held  by  Disqualified
            Organizations; and

      o     information  necessary for the  application  of the tax described in this prospectus will be made available.

      Restrictions  on the  transfer  of REMIC  Residual  Securities  and  other provisions  that are intended to meet this  requirement  will be included in the pooling and servicing agreement, including provisions:

      (1)   requiring any transferee of a REMIC Residual  Security to provide an affidavit  representing  that it is not a Disqualified  Organization and is not  acquiring  the REMIC  Residual  Security  on behalf of a
            Disqualified  Organization,  undertaking to maintain that status and agreeing  to obtain a similar  affidavit  from any person to whom it shall transfer the REMIC Residual Security;

      (2)   providing  that  any  transfer  of a REMIC  Residual  Security  to a
            Disqualified Organization shall be null and void; and

      (3)   granting to the master  servicer or the servicer the right,  without notice to the holder or any prior holder,  to sell to a purchaser of its choice any REMIC Residual  Security that shall become owned by a
            Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC  Residual  Security,  and a Disqualified  Organization  is the record holder of an interest in that  entity,  then a tax will be imposed on the entity equal to the  product  of (i) the  amount  of  excess  inclusions  on the  REMIC
Residual Security that are allocable to the interest in the Pass-Through  Entity held by the  Disqualified  Organization  and (ii) the highest  marginal  federal income tax rate  imposed on  corporations.  A  Pass-Through  Entity  will not be subject to this tax for any period, however, if each

                                      148

record  holder of an  interest  in the  Pass-Through  Entity  furnishes  to that
Pass-Through  Entity (i) the  holder's  social  security  number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement  under penalties of perjury that the record holder is not a Disqualified Organization.  For taxable years beginning after December 31,
1997, regardless of the preceding two sentences, in the case of a REMIC Residual
Security  held  by an  "electing  large  partnership,"  all  interests  in  such partnership  shall be treated  as held by  Disqualified  Organizations,  without regard to whether  the  record  holders of the  partnership  furnish  statements described in the preceding sentence, and the amount that is subject to tax under the  second  preceding  sentence  is  excluded  from  the  gross  income  of the partnership  allocated to the partners,  in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of Certificates

      If a REMIC  Security is sold,  the selling  securityholder  will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security.  The adjusted basis of a REMIC Regular
Security  generally  will equal the cost of that REMIC Regular  Security to that securityholder,  increased by income reported by the securityholder with respect to that REMIC Regular  Security,  including  original  issue discount and market discount income, and reduced,  but not below zero, by distributions on the REMIC
Regular Security received by the  securityholder  and by any amortized  premium.
The adjusted basis of a REMIC Residual  Security will be determined as described under  "--Taxation  of Owners of REMIC  Residual  Securities--Basis  Rules,  Net
Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC  Regular  Security  that might  otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the excess,  if any, of (i) the amount that would have been includible in the seller's income for the REMIC Regular Security had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury  securities  having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC Regular Security, over (ii) the amount of ordinary  income  actually  includible  in the  seller's income prior to the sale.  In addition,  gain  recognized on the sale of a REMIC
Regular  Security  by a seller who  purchased  the REMIC  Regular  Security at a market  discount will be taxable as ordinary income to the extent of any accrued and previously  unrecognized  market discount that accrued during the period the security was held. See "--Taxation of Owners of REMIC Regular Securities--Market
Discount."

      A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital  gain may be treated as ordinary  income to the extent that the security is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the  taxpayer  has taken two or more  positions  in  securities  or similar property that reduce or eliminate  market risk, if substantially  all of the taxpayer's  return is  attributable  to the time value of the taxpayer's net investment  in the  transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published  monthly  by the  IRS,  at the  time  the  taxpayer  enters  into  the conversion transaction,

                                      149

subject to  appropriate  reduction  for prior  inclusion  of interest  and other ordinary income items from the transaction.

      Finally,  a taxpayer  may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net  investment  income for the taxable year,  for purposes of the limitation on the deduction of interest on indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC Residual  Security  reacquires the security,  any other  residual  interest  in a REMIC  or any  similar  interest  in a  "taxable mortgage  pool" (as defined in Section  7701(i) of the  Internal  Revenue  Code)
within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal  Revenue  Code.  In that event,  any loss realized by the holders of REMIC  Residual  Securities on the sale will not be  deductible,  but instead will be added to the adjusted  basis the holders of
REMIC Residual Securities in the newly acquired asset.

      Losses on the sale of a REMIC  Regular  Security  in excess of a threshold amount  (which  amount  could need to be  aggregated  with  similar or  previous losses) may require  disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

      Tax Return Disclosure and Investor List Requirements

      Recent Treasury  regulations  directed at potentially  abusive tax shelter activity  appear to apply to  transactions  not  conventionally  regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS
Form 8886 if they  participate  in a "reportable  transaction."  Organizers  and sellers of the transaction are required to maintain records  including  investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable  transaction"  based upon any of several  indicia,  one or more of which  may be  present  with  respect  to your investment in the  securities.  There are  significant  penalties for failure to
comply  with  these  disclosure   requirements.   Investors  in  REMIC  Residual
Securities  are  encouraged  to consult  their own tax advisers  concerning  any possible disclosure  obligation with respect to their investment,  and should be aware that the depositor and other  participants  in the  transaction  intend to comply with such disclosure and investor list  maintenance  requirements as they determine apply to them with respect to the transaction.

      Prohibited Transactions and Other Taxes

      The Internal Revenue Code imposes a prohibited  transactions tax, which is a tax on  REMICs  equal  to 100%  of the  net  income  derived  from  prohibited
transactions.   In  general,   subject  to  specified  exceptions  a  prohibited
transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments,  the receipt of compensation for  services,  or gain  from the  disposition  of an asset  purchased  with the payments on the loans for temporary investment pending distribution on the REMIC
Securities.  It is not anticipated  that any REMIC will engage in any prohibited transactions  in which it would  recognize a material  amount of net income.  In addition,  some  contributions  to a REMIC made after the day on which the REMIC issues all of its interests  could result in the  imposition of a  contributions tax,  which is a tax on the REMIC equal to 100% of the value of the  contributed property. Each pooling and servicing

                                      150

agreement or trust  agreement  will include  provisions  designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs  also are subject to federal  income tax at the  highest  corporate rate on "net income from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts.  "Net income from foreclosure property"  generally means gain from the sale of a foreclosure  property that is inventory  property  and gross  income  from  foreclosure  property  other  than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      To  the  extent   permitted  by   then-applicable   laws,  any  prohibited
transactions  tax,  contributions  tax,  tax on  "net  income  from  foreclosure property" or state or local  income or franchise  tax that may be imposed on the
REMIC will be borne by the related  master  servicer,  the  servicer,  the REMIC administrator or the trustee in either case out of its own funds,  provided that the master servicer,  the servicer,  the REMIC  administrator or the trustee, as the case may be, has sufficient  assets to do so, and provided  further that the tax arises out of a breach of the master servicer's,  the servicer's,  the REMIC administrator's  or the  trustee's  obligations,  as the case may be,  under the related  pooling and  servicing  agreement  or trust  agreement  and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer,  the servicer or the trustee will be payable out of the related  trust resulting  in a reduction  in amounts  payable to holders of the  related  REMIC
Securities.

      Termination

      A REMIC will terminate  immediately  after the distribution date following receipt  by the  REMIC of the final  payment  from the loans or on a sale of the
REMIC's  assets  following  the  adoption  by the  REMIC  of a plan of  complete liquidation.  The last  distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual
Security,  if the last  distribution on the REMIC Residual Security is less than the securityholder's  adjusted basis in the security,  the securityholder should be treated as  realizing a loss equal to the amount of the  difference,  and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters

      Solely for  purposes  of the  administrative  provisions  of the  Internal
Revenue  Code,  a REMIC will be treated as a  partnership  and  holders of REMIC
Residual  Securities  will be treated as  partners.  The  master  servicer,  the servicer,  or the REMIC  administrator,  as applicable,  will file REMIC federal income  tax  returns  on  behalf of the  related  REMIC and will act as the "tax matters person" for the REMIC in all respects,  and may hold a nominal amount of
REMIC Residual Securities.

      As the tax matters person, the master servicer, the servicer, or the REMIC administrator,  as  applicable,  will have the authority to act on behalf of the
REMIC and the  holders  of REMIC  Residual  Securities  in  connection  with the administrative and judicial review of items of income,

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deduction,  gain or loss of the REMIC,  as well as the  REMIC's  classification.
Holders of REMIC Residual  Securities will be required to report the REMIC items consistently  with their  treatment on the related REMIC's tax return and may in some  circumstances  be bound  by a  settlement  agreement  between  the  master servicer,  the  servicer,  or the REMIC  administrator,  as  applicable,  as tax matters person, and the IRS concerning any REMIC item.

      Adjustments  made to the REMIC tax return may  require a holder of a REMIC
Residual  Securities to make  corresponding  adjustments  on its return,  and an audit of the REMIC's tax return,  or the  adjustments  resulting  from an audit, could  result  in an  audit of the  securityholder's  return.  No REMIC  will be registered  as a tax shelter  under  Section 6111 of the  Internal  Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first  five  taxable  years of its  existence.  Any  person  that  holds a REMIC
Residual  Security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations,  the name and address of that person and other information.

      Reporting of interest  income,  including any original issue discount,  on
REMIC  Regular  Securities  is  required  annually,  and  may be  required  more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular Interests and the IRS; holders of REMIC
Regular Securities that are corporations,  trusts,  securities dealers and other non-individuals  will be provided  interest and original issue  discount  income information  and the  information  in the  following  paragraph  on  request  in accordance with the requirements of the applicable regulations.  The information must be  provided by the later of 30 days after the end of the quarter for which the  information  was requested,  or two weeks after the receipt of the request.
The REMIC  must also  comply  with rules  requiring  certain  information  to be reported to the IRS.  Reporting  for the REMIC  Residual  Securities,  including
income,   excess  inclusions,   investment  expenses  and  relevant  information
regarding qualification of the REMIC's assets will be made as required under the
Treasury regulations, typically on a quarterly basis.

      As applicable, the REMIC Regular Security information reports will include a statement of the  adjusted  issue price of the REMIC  Regular  Security at the beginning  of each  accrual  period.  In  addition,  the  reports  will  include information  required by  regulations  for  computing  the accrual of any market discount.  Because  exact  computation  of the  accrual of market  discount on a constant yield method  requires  information  relating to the holder's  purchase price that the master  servicer or the servicer will not have,  the  regulations only require that information pertaining to the appropriate proportionate method of accruing  market  discount be provided.  See  "--Taxation  of Owners of REMIC
Regular Securities--Market Discount."

      The responsibility  for complying with the foregoing  reporting rules will be borne by the master servicer or the servicer. Securityholders may request any information with respect to the returns  described in Section  1.6049-7(e)(2) of the Treasury regulations.  Any request should be directed to the master servicer or the servicer at  Residential  Funding  Company,  LLC,  8400  Normandale  Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to Securities

      Payments of interest and  principal,  as well as payments of proceeds from the sale of  securities,  may be subject to the "backup  withholding  tax" under
Section 3406 of the Internal

                                      152

Revenue  Code if  recipients  of payments  fail to furnish to the payor  certain information,  including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal  income  tax.  Furthermore,  penalties  may be  imposed  by the IRS on a recipient of payments that is required to supply  information  but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Securities

      A holder of a REMIC  Regular  Security  that is not a United States person and is not  subject to federal  income tax as a result of any direct or indirect connection  to the United States in addition to its ownership of a REMIC Regular
Security will not be subject to United States federal income or withholding  tax on a distribution on a REMIC Regular Security, provided that the holder complies to the extent  necessary  with certain  identification  requirements,  including delivery  of a  statement,  signed  by the  securityholder  under  penalties  of perjury,  certifying that the  securityholder  is not a United States person and providing  the  name  and  address  of the  securityholder;  this  statement  is generally  made on IRS  Form  W-8BEN  and  must  be  updated  whenever  required information  has changed or within three  calendar  years after the statement is first  delivered.  For these  purposes,  United States person means a citizen or resident  of the United  States,  a  corporation,  partnership  or other  entity created or  organized  in, or under the laws of, the  United  States,  any state thereof or the District of Columbia,  except,  in the case of a partnership,  to the extent  provided in  regulations,  provided that, for purposes solely of the restrictions on the transfer of the residual interests,  no partnership or other entity  treated as a partnership  for United States  federal income tax purposes shall be  treated  as a United  State  person  unless  all  persons  that own an interest in such partnership either directly or through any entity that is not a corporation  for United States  federal  income tax purposes are required by the applicable  operating  agreement to be United States persons, or an estate whose income is subject to United States  federal income tax regardless of its source, or a trust if a court  within  the  United  States is able to  exercise  primary supervision over the  administration  of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent  prescribed in  regulations  by the  Secretary of the Treasury  which regulations  have not yet been issued,  a trust which was in existence on August
20, 1996 (other than a trust  treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States  person on August 19, 1996,  may elect to continue to be treated as a United States person regardless of the previous sentence.  It is possible that the IRS may assert that the  foregoing  tax  exemption  should not apply  to a  REMIC  Regular  Security  held  by a  holder  of a  REMIC  Residual
Securities  that owns  directly or  indirectly a 10% or greater  interest in the
REMIC  Residual  Securities.  If the  holder  does not  qualify  for  exemption, distributions  of interest,  including  distributions  of accrued original issue discount,  to the  holder  may be  subject  to a tax  rate  of 30%,  subject  to reduction under any applicable tax treaty.

      Special rules apply to  partnerships,  estates and trusts,  and in certain circumstances  certifications  as to  foreign  status and other  matters  may be required to be provided by partners and beneficiaries thereof.

      In addition,  the foregoing rules will not apply to exempt a United States shareholder  of a controlled  foreign  corporation  from  taxation on the United
States  shareholder's  allocable  portion of the interest income received by the controlled foreign corporation.

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      Further, it appears that a REMIC Regular Security would not be included in the estate of a nonresident  alien individual and would not be subject to United
States  estate  taxes.  However,   securityholders  who  are  nonresident  alien
individuals  are  encouraged  to  consult  their tax  advisors  concerning  this question.

      Transfers of REMIC  Residual  Securities to investors  that are not United
States  persons  will be  prohibited  under the related  pooling  and  servicing agreement or trust agreement.

Non-REMIC Notes

      Status as Real Property Loans. Non-REMIC Notes held by a domestic building and loan association will not constitute  "loans . . . secured by an interest in real property" within the meaning of Code Section  7701(a)(19)(C)(v).  Non-REMIC
Notes held by a real estate  investment  trust will not  constitute  real estate assets within the meaning of Code Section  856(c)(5)(B).  Interest on notes will not be  considered  "interest  on  obligations  secured  by  mortgages  on  real property" within the meaning of Code Section 856(c)(3)(B).

      Taxation of Noteholders.  Non-REMIC Notes generally will be subject to the same rules of taxation as REMIC  Regular  Securities  issued by a REMIC,  except that (1) income reportable on the notes is not required to be reported under the accrual  method unless the holder  otherwise uses the accrual method and (2) the special  rule  treating  a portion  of the gain on sale or  exchange  of a REMIC
Regular  Certificate  as  ordinary  income is  inapplicable  to the  notes.  See
"--Taxation of Owners of REMIC Regular  Securities"  and "--Matters  Relevant to
Holders  of All  REMIC  Securities--Sales  of  REMIC  Securities"  above.  Also, interest  paid on a Non-REMIC  note to a noteholder  that is not a United States
Person will normally  qualify for the exception  from United States  withholding tax described in "--Matters Relevant to Holders of All REMIC Securities--Foreign
Investors in REMIC  Securities"  above,  except,  in addition to the  exceptions noted  in  that  section,  where  the  recipient  is a  holder,  directly  or by attribution, of 10% or more of the capital or profits interest in the issuer.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences  described in "Material
Federal Income Tax Consequences,"  potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax and local law may differ substantially from the  corresponding  federal  tax law,  and the  discussion  above  does not purport  to  describe  any  aspect  of the  tax  laws  of  any  state  or  other jurisdiction.  Therefore,  prospective investors are encouraged to consult their tax advisors with respect to the various tax  consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

      Sections 404 and 406 of ERISA, impose fiduciary and prohibited transaction restrictions on employee  pension and welfare benefit plans subject to ERISA and on various other  retirement plans and  arrangements,  including bank collective investment  funds and insurance  company general and separate  accounts in which those employee benefit plans and arrangements are invested.  Section 4975 of the
Internal  Revenue  Code  imposes  essentially  the same  prohibited  transaction restrictions on certain tax-favored plans,  including  tax-qualified  retirement plans described in Section 401(a)

                                      154

of the Internal  Revenue Code and individual  retirement  accounts  described in
Section 408 of the Internal Revenue Code.

      Some employee benefit plans,  including  governmental plans, as defined in
Section 3(32) of ERISA,  and, if no election has been made under Section  410(d)
of the Internal  Revenue  Code,  church  plans,  as defined in Section  3(33) of
ERISA, are not subject to the ERISA  requirements  discussed in this prospectus.
Accordingly,  assets of these plans may be invested in securities without regard to the ERISA  considerations  described  below,  subject  to the  provisions  of applicable  federal  and state law.  Any plan that is a  tax-qualified  plan and exempt from taxation  under Sections  401(a) and 501(a) of the Internal  Revenue
Code, however, is subject to the prohibited  transaction rules in Section 503(b)
of the Internal Revenue Code.

      Section 404 of ERISA imposes  general  fiduciary  requirements,  including those of investment  prudence and  diversification  and the  requirement  that a
Plan's  investment be made in accordance with the documents  governing the plan.
In addition,  Section 406 of ERISA and Section 4975 of the Internal Revenue Code
prohibit a broad range of  transactions  involving  assets of  employee  benefit plans and arrangements and tax-favored plans, which are collectively referred to in this  prospectus as "ERISA plans," and persons,  called "parties in interest"
under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively  referred to in this  prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a  prohibited  transaction  may be subject to a  penalty,  or an excise  tax, imposed  under Section  502(i) of ERISA or Section 4975 of the Internal  Revenue
Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

Plan Asset Regulations

      An  investment  of assets  of an ERISA  plan in  securities  may cause the underlying  mortgage loans,  contracts,  private  securities or any other assets held in a trust or other  entity to be  deemed  ERISA  plan  assets of the ERISA plan. The U.S.  Department of Labor, or DOL, has  promulgated  regulations at 29
C.F.R.  Section  2510.3-101,  as modified by Section 3(42) of ERISA,  concerning whether or not an ERISA plan's  assets would be deemed to include an interest in the underlying assets of an entity,  including a trust, for purposes of applying the general  fiduciary  responsibility  provisions  of ERISA and the  prohibited transaction  provisions of ERISA and Section 4975 of the Internal  Revenue Code,
when an ERISA  plan  acquires  an  "equity  interest"  in that  entity.  The DOL regulations define the term "equity interest" as any interest in an entity other than an instrument  which is treated as indebtedness  under applicable local law and which has no "substantial equity features."

      Exceptions  contained in the DOL regulations  provide that an ERISA plan's assets  will not  include an  undivided  interest  in each asset of an entity in which it makes an equity investment if:

      o     the entity is an operating company;

      o     the  equity   investment   made  by  the  ERISA  plan  is  either  a
            "publicly-offered  security"  that is "widely held," both as defined in the DOL regulations, or a security issued by an

                                      155

            investment  company  registered under the Investment  Company Act of
            1940, as amended; or

      o     "benefit  plan  investors"  do not own 25% or more in  value  of any class of equity  interests  issued by the entity.  For this purpose,
            "benefit  plan  investors"  include ERISA plans and any entity whose underlying  assets  include  ERISA plan assets by reason of an ERISA plan's investment in the entity.

      Some of the rules contained in the DOL regulations provide that ERISA plan assets  may be deemed to  include  an  undivided  interest  in each  asset of an entity,  such as a trust,  in which an ERISA  plan  makes an equity  investment.
Therefore,  unless the accompanying  prospectus  supplement indicates otherwise,
ERISA plans and entities  deemed to hold ERISA plan assets should not acquire or hold  certificates,  or notes  which may be deemed to have  "substantial  equity features," in reliance  upon the  availability  of any  exception  under the DOL regulations described above. For purposes of this section, the terms "ERISA plan assets"  and  "assets of an ERISA  plan" have the  meanings  assigned in the DOL regulations  and  include an  undivided  interest  in the  underlying  assets of entities in which an ERISA plan holds an equity interest.

      Under  the DOL  regulations,  the  prohibited  transaction  provisions  of
Section 406 of ERISA and Section 4975 of the Internal  Revenue Code may apply to a trust and  cause  the  depositor,  the  master  servicer,  any  servicer,  any subservicer,  the Administrator,  the trustee,  the owner trustee, the indenture trustee,  the obligor  under any credit  enhancement  mechanism or affiliates of those  entities to be considered or become  parties in interest for an investing
ERISA plan or an ERISA plan holding an interest in an  ERISA-subject  investment entity.  If so, the  acquisition or holding of securities by or on behalf of the investing  ERISA  plan could also give rise to a  prohibited  transaction  under
ERISA and Section  4975 of the Internal  Revenue  Code,  unless some  statutory, regulatory or administrative  exemption is available.  Securities acquired by an
ERISA plan  would be assets of that ERISA  plan.  Under the DOL  regulations,  a trust, including the mortgage loans, private securities or any other assets held in the trust,  may also be deemed to be assets of each ERISA plan that  acquires certificates  or notes deemed to have  "substantial  equity  features."  Special caution  should be  exercised  before  ERISA  plan  assets are used to acquire a security in those  circumstances,  especially if, for the ERISA plan assets, the
depositor,   the  master   servicer,   any  servicer,   any   subservicer,   the
Administrator,  the trustee, the obligor under any credit enhancement  mechanism or an affiliate thereof either:

      o     has  investment  discretion  with respect to the  investment  of the
            ERISA plan assets; or

      o     has  authority  or  responsibility  to  give,  or  regularly  gives, investment  advice  (direct or  indirect)  with respect to the ERISA plan assets for a fee under an agreement or understanding  that this advice will serve as a primary basis for  investment  decisions with respect to the ERISA plan assets.

      Any person who has discretionary  authority or control with respect to the management  or  disposition  of ERISA plan  assets,  and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described  above),  is a fiduciary of the investing  ERISA plan. If the mortgage loans, private securities or any other assets held in a trust were to constitute
ERISA plan assets, then any party exercising management or discretionary control with

                                      156

respect to those ERISA plan assets may be deemed to be a  "fiduciary,"  and thus subject  to the  general  fiduciary  requirements  of ERISA  and the  prohibited transaction  provisions of ERISA and Section 4975 of the Internal  Revenue Code,
for any  investing  ERISA plan.  In  addition,  if the mortgage  loans,  private securities  or any other  assets held in a trust were to  constitute  ERISA plan assets,  then the  acquisition  or holding of securities  by, or on behalf of an
ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

      The DOL has issued an individual prohibited transaction exemption, or PTE,
94-29,  59 Fed.  Reg.  14674 (March 29, 1994),  as most recently  amended by PTE
2002-41,  67 Fed.  Reg.  54487  (August  22,  2002),  referred  to as the Issuer
Exemption,  to Residential Funding Company,  LLC and a number of its affiliates.
The Issuer  Exemption  generally  exempts  from the  application  of some of the prohibited  transaction  provisions  of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions,  among others,  relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans,  contracts and private securities,  which are held in a trust or by  another  "issuer"  and  the  purchase,  sale  and  holding  of  pass-through certificates or debt  instruments,  collectively  referred to in this section as
"securities," issued by a trust or other issuer as to which:

      o     the depositor or any of its  affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption  which is  similar  to the  Issuer  Exemption  is the sole underwriter,  a manager or co-manager of the underwriting  syndicate or a selling or placement agent; or

      o     the depositor or an affiliate is the underwriter or placement agent,

      provided  that  the  conditions  described  in the  Issuer  Exemption  are satisfied. For purposes of this section, the term "underwriter" includes:

      o     the depositor and a number of its affiliates;

      o     any   person   directly   or   indirectly,   through   one  or  more
            intermediaries,  controlling,  controlled by or under common control with the depositor and a number of its affiliates;

      o     any member of the underwriting syndicate or selling group of which a person  described  in the two  clauses  just  above is a manager  or co-manager with respect to a class of securities; or

      o     any entity  which has received  from the DOL an exemption  called an asset-backed exemption relating to securities which is substantially similar to the Issuer Exemption.

      The Issuer  Exemption sets forth several  general  conditions  (certain of which are described  below) which must be satisfied for a transaction  involving the  purchase,  sale and holding of  certificates  to be eligible for  exemptive relief thereunder.

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      o     The  certificates  issued by an issuer must  represent a  beneficial ownership  interest  in the assets of an issuer  that is a trust and which interest  entitles the holder of the  certificates  to certain payments with respect to the assets of the trust.

      o     The assets of the trust  must  consist  solely of  certain  types of
            obligations,   property,   cash   accounts   or  certain   permitted
            contractual  rights.  There are six permitted  types of  obligations
            including   certain  consumer   receivables,   credit   instruments,
            obligations  secured by  residential  or commercial  real  property, obligations  secured  by motor  vehicles  or  equipment,  guaranteed governmental  mortgage pool  certificates  and fractional  undivided interests in any of the above.  Permitted contractual rights include rights of the  trustee  under the  relevant  pooling  and  servicing agreement,  rights under any  insurance  policies,  and rights under eligible yield  supplement  agreements,  eligible swap agreements or
            other  credit  support  arrangements.   The  Issuer  Exemption  also
            requires that each trust meet the following requirements:

            o     the trust must consist  solely of assets of the type that have been included in other investment pools;

            o     securities  evidencing  interests  in those  other  investment pools  must  have  been  rated  in  one of  the  four  highest categories  of one of the  exemption  rating  agencies  for at least one year prior to the  acquisition of certificates by or on  behalf  of an ERISA  plan or with  ERISA  plan  assets  in reliance on an asset-backed exemption; and

            o     securities  in the  other  investment  pools  must  have  been purchased by investors other than ERISA plans for at least one year prior to any  acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan  assets in  reliance on an asset-backed exemption.

      o     The  acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as  favorable to the ERISA plan  as  they  would  be in an  arm's  length  transaction  with an unrelated party.

      o     Certificates  must  evidence  rights  and  interests  that  are  not subordinated  to the rights  and  interests  evidenced  by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

      o     At the time of  acquisition  by an  ERISA  plan or with  ERISA  plan assets,  the  certificates  must be rated in one of the four highest generic  rating  categories by Standard & Poor's,  a division of The
            McGraw Hill Companies,  Inc.,  Moody's  Investors  Service,  Inc. or
            Fitch Ratings,  called the exemption rating agencies, if none of the mortgage  loans or other  assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

      o     If  the  LTV  ratio  or  CLTV  ratio  of  any  one-  to  four-family residential  mortgage  loan or home  equity  loan  held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a)
            be

                                      158

            rated in one of the two highest generic  categories by the exemption rating  agencies and (b) not be  subordinate  to other  certificates issued by the issuer.

      o     The Issuer Exemption will not apply to any of the certificates if:

            o     any mortgage loan or other asset held in the trust (other than a one- to four family residential  mortgage loan or closed-end home equity  loan) has an LTV ratio or CLTV ratio that exceeds
                  100% at the date of issuance of the certificates; or

            o     any  one-  to   four-family   residential   mortgage  loan  or
                  closed-end  home  equity  loan has an LTV ratio or CLTV  ratio that exceeds 125% at the date of issuance of the certificates.

      o     The  trustee  cannot  be an  affiliate  of any  other  member of the restricted group (which consists of any underwriter,  the depositor, the master servicer,  the Certificate  Administrator,  any servicer, any subservicer,  the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting  more than 5% of the  aggregate  unamortized  principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

      o     The sum of all  payments  made to and  retained by the  underwriters
            must   represent   not  more  than   reasonable   compensation   for
            underwriting the  certificates;  the sum of all payments made to and retained by the depositor  pursuant to the  assignment of the assets to the related  trust must  represent  not more than the fair market value of those obligations;  and the sum of all payments made to and retained by the master servicer, the Certificate Administrator,  any servicer and any subservicer must represent not more than reasonable compensation  for that person's  services under the related  pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

      o     The  investing  ERISA plan or ERISA plan asset  investor  must be an accredited  investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange  Commission  under the Securities Act of
            1933, as amended.

      o     For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain  provisions as described in the Issuer  Exemption  that are intended to protect the assets of the issuer from creditors of the depositor.

      o     If a particular class of securities held by an ERISA plan involves a
            "ratings   dependent   swap"  or  a  "non-ratings   dependent  swap"
            (collectively,  a "swap" or "swap  agreement")  entered  into by the trust  that  issued  such  securities,  then  each  particular  swap transaction  relating to such  securities  must be (a) an  "eligible swap,"  (b)  with  an  "eligible  counterparty,"  (c)  meet  certain additional conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permit the trust to make termination  payments to the swap counterparty  (other than  currently  scheduled  payments)  solely from excess  spread or amounts otherwise payable to the servicer,

                                      159

            depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by "qualified plan investors."

      An "eligible  swap" is one which (a) is denominated in U.S.  dollars,  (b)
pursuant  to which the trust pays or  receives  on or  immediately  prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of
Funds  Index  (COFI)),  with the trust  receiving  such  payments  on at least a quarterly basis and obligated to make separate  payments no more frequently than the  counterparty,  with all  simultaneous  payments  being  netted  ("allowable interest  rate"),  (c) has a notional amount that does not exceed either (i) the principal balance of the class of securities to which the swap related,  or (ii)
the portion of the principal  balance of such class  represented  by obligations
("allowable notional amount"), (d) is not leveraged (i.e., payments are based on the applicable  notional amount, the day count fractions,  the fixed or floating rates  permitted  above,  and  the  difference  between  the  products  thereof, calculated  on a one-to-one  ratio and not on a multiplier  of such  difference)
("leveraged"),  (e) has a final  termination  date that is either the earlier of the date on which the issuer  terminates or the related class of securities  are fully repaid,  and (f) does not  incorporate  any provision  which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible  counterparty"  means a bank or other  financial  institution which has a rating at the date of issuance of the securities  which is in one of the three highest long-term credit rating categories,  or one of the two highest short-term credit rating  categories,  utilized by at least one of the exemption rating  agencies  rating the  securities;  provided that, if a  counterparty  is relying on its short-term  rating to establish  eligibility,  such  counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term  rating from the applicable  exemption rating agency.

      A "qualified  plan  investor" is a plan for which the decision to buy such class of securities is made by an independent  fiduciary qualified to understand the swap  transaction  and the  effect  the swap would have on the rating of the securities, which fiduciary must (a) be a "qualified professional asset manager"
("QPAM") under PTCE 84-14,  (b) be an "in-house asset manager" under PTCE 96-23, or (c) have total assets (both plan and non-plan)  under  management of at least
$100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent  on the  terms  and  conditions  of the  swap  and the  rating  of the counterparty),  the swap agreement must provide that if the credit rating of the counterparty  is withdrawn  or reduced by any  exemption  rating  agency below a level specified by the exemption  rating agency,  the servicer must,  within the period  specified  under  the  Pooling  and  Servicing  Agreement  (a)  obtain a replacement swap agreement with an eligible  counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current  swap  agreement  (at which time the  earlier  swap  agreement  must
terminate),   or  (b)   cause   the   swap   counterparty   to   establish   any
collateralization  or other  arrangement  satisfactory  to the exemption  rating agency such that the then current  rating by the exemption  rating agency of the particular  class of securities  will not be withdrawn or reduced (and the terms of the swap agreement must  specifically  obligate the  counterparty  to perform these duties for any class of securities  with a term of more than one year). In the event  that the  servicer  fails to meet these  obligations,  holders of the securities that are employee benefit plans or other retirement

                                      160

arrangements must be notified in the immediately following periodic report which is provided to the holders of the  securities but in no event later than the end of the second month beginning  after the date of such failure.  Sixty days after the receipt of such report,  the exemptive relief provided under the underwriter exemption will  prospectively  cease to be applicable to any class of securities held by an employee benefit plan or other retirement  arrangement which involves such ratings dependent swap.

      "Non-ratings  dependent  swaps" (those where the rating of the  securities does not  depend on the terms and  conditions  of the swap or the  rating of the counterparty) are subject to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer  will,  within a specified  period after such rating  withdrawal or reduction (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are  substantially the same as the current swap agreement (at
which  time  the  earlier  swap  agreement  must   terminate),   (b)  cause  the
counterparty  to post  collateral  with  the  trust  in an  amount  equal to all payments owed by the counterparty if the swap  transaction  were terminated,  or
(c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities  by the Trust,  that entering into such swap will not affect the rating of the securities.

      The Issuer Exemption also permits yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An "eligible yield supplement agreement" is any yield supplement agreement or  similar  arrangement  or (if  purchased  by or on  behalf  of the  trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following  conditions:  (a) it is denominated in U.S.
dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these  three  preceding  requirements  to be  unilaterally altered  without the consent of the trustee;  (e) it is entered into between the trust and an eligible counterparty; and (f) it has an allowable notional amount.

      The exemptive  relief  afforded by the Issuer  Exemption does not apply to any  securities  where the related  trust  contains  revolving  credit  loans or unsecured loans. In addition,  except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Issuer Exemption may not apply to any securities  where the related trust contains  certain  purchase obligations, a swap, a yield maintenance agreement, a pre-funding arrangement or
Mexico Loans.

      An  ERISA  plan   fiduciary  or  other   investor  of  ERISA  plan  assets
contemplating  purchasing  securities must make its own  determination  that the general  conditions  described  above will be  satisfied  with  respect to those securities.  In the case of notes, additional conditions to the exemptive relief available  under the Issuer  Exemption  require that  customary  bankruptcy  law opinions  be  provided  to the  trustee  and that the  trust  agreement  include specified  bankruptcy  law  related  protections  for  the  noteholders.  Unless otherwise  specified  in the  prospectus  supplement  related to an  issuance of notes, the depositor expects that those additional conditions will be satisfied.

                                      161

      If the general  conditions  of the Issuer  Exemption  are  satisfied,  the
Issuer  Exemption  may  provide  an  exemption,  from  the  application  of  the prohibited  transaction  provisions  of Sections  406(a) and 407(a) of ERISA and
Sections  4975(c)(1)(A)  through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange,  transfer,  holding or the direct or indirect  acquisition or disposition in the secondary market of securities by an
ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a security by an excluded  ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary  authority or renders investment  advice with respect to ERISA plan assets of the excluded ERISA plan.
For  purposes  of the  securities,  an  "excluded  ERISA  plan" is an ERISA plan sponsored by any member of the restricted group.

      If  certain  additional  conditions  of  the  Issuer  Exemption  are  also satisfied,  the Issuer Exemption may provide an exemption,  from the application of the  prohibited  transaction  provisions of Sections  406(b)(1) and (b)(2) of
ERISA and Section  4975(c)(1)(E)  of the Internal  Revenue  Code,  in connection with:

      o     the direct or indirect  sale,  exchange or transfer of securities in the initial  issuance of  securities  between  the  depositor  or an underwriter and an ERISA plan when the person who has  discretionary
            authority  or  renders   investment   advice  with  respect  to  the
            investment of the relevant ERISA plan assets in the certificates is:

            o     a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

            o     an affiliate of that person,

            provided  that, if the  securities  are acquired in connection  with their initial issuance,  the quantitative  restrictions described in the Issuer Exemption are met;

      o     the direct or indirect  acquisition  or disposition in the secondary market of securities by an ERISA plan or by a person investing ERISA plan assets; and

      o     the  holding  of  securities  by an ERISA  plan or with  ERISA  plan assets.

      Additionally,   if  specific   conditions  of  the  Issuer  Exemption  are
satisfied,  the Issuer Exemption may provide an exemption,  from the application of the prohibited  transaction  provisions of Sections 406(a), 406(b) and 407(a)
of ERISA and Section 4975 of the Internal  Revenue  Code,  for  transactions  in connection with the servicing, management and operation of the mortgage pools or contract pools. The accompanying  prospectus supplement will specify whether the depositor expects that the specific  conditions of the Issuer Exemption required for this purpose  should be satisfied with respect to the securities so that the
Issuer  Exemption  should  provide an  exemption,  from the  application  of the prohibited  transaction  provisions  of  Sections  406(a)  and (b) of ERISA  and
Section 4975 of the Internal  Revenue Code, for  transactions in connection with the  servicing,  management  and  operation of the  mortgage  pools and contract pools,  provided  that  the  general  conditions  of the  Issuer  Exemption  are satisfied.

                                      162

      The Issuer  Exemption also may provide an exemption,  from the application of the prohibited  transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections  4975(c)(1)(A)  through (D) of the Internal  Revenue Code, if those restrictions  are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding  interests in the investing entity holding ERISA plan assets,  by virtue of  providing  services  to the ERISA  plan or by  virtue  of  having  specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

      Before purchasing a security,  a fiduciary or other investor of ERISA plan
assets  should  itself  confirm  that  the   certificates  or  notes  constitute
"securities"  for  purposes of the Issuer  Exemption  and that the  specific and general conditions and the other requirements  described in the Issuer Exemption would be  satisfied.  In  addition  to making  its own  determination  as to the availability  of the  exemptive  relief  provided in the Issuer  Exemption,  the fiduciary  or other  ERISA plan  asset  investor  should  consider  its  general fiduciary  obligations  under  ERISA in  determining  whether  to  purchase  any securities with ERISA plan assets.

      Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with ERISA plan assets  should  consult with its  counsel  on the  potential  applicability  of ERISA  and the  Internal
Revenue Code to that investment and the  availability of the Issuer Exemption or
any  DOL  prohibited  transaction  class  exemption,   or  PTCE,  in  connection
therewith.  In  particular,  in  connection  with  a  contemplated  purchase  of
certificates   representing  a  beneficial  ownership  interest  in  a  pool  of single-family  residential first or second mortgage loans or Agency  Securities,
the  fiduciary  or  other  ERISA  plan  asset  investor   should   consider  the
availability  of PTCE 83-1 for  various  transactions  involving  mortgage  pool investment  trusts.  However,  PTCE 83-1 does not provide  exemptive relief with respect to  securities  evidencing  interests in trusts which  include  mortgage loans secured by third or more junior liens,  revolving  credit loans,  loans on unimproved land, contracts, Cooperative Loans, multifamily or mixed-use mortgage loans  or some  types  of  private  securities,  or  which  contain  a  swap,  a pre-funding  arrangement  or Mexico Loans.  In addition,  the fiduciary or other
ERISA plan asset  investor  should  consider  the  availability  of other  class exemptions  granted  by the  DOL,  which  provide  relief  from  certain  of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal  Revenue Code,  including PTCE 95-60,  regarding transactions  by  insurance  company  general  accounts;  PTCE 84-14,  regarding transactions  effected by a "qualified  professional asset manager";  PTCE 90-1, regarding  transactions  by insurance  company pooled  separate  accounts;  PTCE
91-38,  regarding  investments by bank  collective  investment  funds;  and PTCE
96-23,  regarding transactions effected by an "in-house asset manager" (each, an
"Investor-Based Exemption"). In addition to the Investor-Based Exemptions listed above,  Section  408(b)(17) of ERISA provides a statutory  exemption for certain prohibited  transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary,  or its affiliate,  that has or exercises  discretionary authority or control or renders  investment  advice  with  respect to the assets of the ERISA plan involved in the transaction)  solely by reason of providing services to the
ERISA plan,  but only if the ERISA plan pays no more, or receives no less,  than adequate  consideration (the "Service Provider  Exemption").  The Investor-Based
Exemptions and the Service Provider  Exemption may not provide  exemptive relief for all  transactions  for which  exemptive  relief is  provided  by the  Issuer
Exemption.   The  accompanying  prospectus  supplement  may  contain  additional
information   regarding   the   application   of  the  Issuer   Exemption,   the
Investor-Based Exemptions, other DOL exemptions or the Service Provider

                                      163

Exemption for the securities offered thereby. There can be no assurance that any of these  exemptions  will apply with respect to any particular  ERISA plan's or other ERISA plan asset  investor's  investment in the  securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Considerations for ERISA Plans Regarding the Purchase of Notes

      An ERISA plan fiduciary or other ERISA plan asset investor  considering an investment in notes should consider the  availability  of some class  exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the
Internal Revenue Code, including the Investor-Based Exemptions listed above. The
Issuer  Exemption  may also be  available  to exempt  the  investment  in notes, provided that the conditions  described in "Prohibited  Transaction  Exemptions"
are  satisfied  and prior to the  issuance  of any  notes,  a legal  opinion  is received which states that the noteholders have a perfected security interest in
the  Issuer's  assets.  The  accompanying   prospectus  supplement  may  contain
additional   information   regarding  the  application  of  the   Investor-Based
Exemptions,  the Issuer Exemption,  other DOL exemptions or the Service Provider
Exemption for notes offered by this prospectus.

Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the  securities  should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were  published in the Federal  Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

      If the criteria  specified in the Issuer  Exemption as described above are not satisfied by (a) one or more classes of certificates,  or (b) a trust or the mortgage  loans,  contracts,  mortgage  securities  and other assets held by the trust, then the accompanying  prospectus  supplement will specify whether or not transfers of those  certificates  to (i) an ERISA plan,  (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the  acquisition,  will be registered by the trustee,  and whether or not such  registration  shall be subject  to the  condition  that the transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory  to the  depositor,  the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

      o     is permissible under applicable law;

      o     will  not  constitute  or  result  in  any   non-exempt   prohibited
            transaction  under  ERISA or Section  4975 of the  Internal  Revenue
            Code; and

      o     will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

                                      164

      Except as otherwise specified in the accompanying  prospectus  supplement, each beneficial  owner of a subordinate  security offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have  represented,  by virtue of its  acquisition or holding of such security
(or interest therein), that either:

      o     it is not an ERISA plan, a trustee or other person  acting on behalf of an ERISA  plan,  or any other  person  using ERISA plan assets to effect such acquisition or holding;

      o     it has  acquired  and is  holding  such  subordinate  securities  in reliance on the Issuer  Exemption and it understands  that there are certain  conditions  to the  availability  of the  Issuer  Exemption including that the subordinate securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

      o     (1) such acquirer or holder is an insurance company,  (2) the source of funds used to acquire or hold such security (or interest therein)
            is an  "insurance  company  general  account"  (as  defined  in PTCE
            95-60),  and (3) the  conditions  set forth in  Section I and III of
            PTCE 95-60 have been satisfied.

      If any subordinate  security (or any interest therein) is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial owner of the subordinate  security,  retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate  security (or interest therein) was effected in violation of the conditions  described  in the  preceding  paragraph  shall  indemnify  and  hold harmless the depositor,  the trustee,  the master servicer,  any subservicer and the trust from and against any and all  liabilities,  claims,  costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Securities

      An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal  income  taxation to the extent that its income is  "unrelated  business taxable  income," or UBTI,  within the  meaning of Section  512 of the  Internal
Revenue Code. All "excess  inclusions" of a REMIC  allocated to a REMIC Residual
Security held by a Tax-Exempt  Investor will be considered UBTI and thus will be subject to federal income tax. See "Material  Federal Income Tax  Consequences -
Taxation of Owners of REMIC Residual  Securities - Excess Inclusions." Income as
to  certificates  and other  equity  interests in a trust which has issued notes would be  "debt-financed  income"  and  therefore  would be UBTI for ERISA plans investing in those equity interests.  In addition, the exemptive relief afforded by the Issuer  Exemption does not apply to the purchase,  sale or holding of any class of REMIC Residual Securities.

Consultation With Counsel

      There  can be no  assurance  that the  Issuer  Exemption  or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the securities or, even if all of the specified conditions were satisfied,  that the exemption would apply to all transactions  involving a trust.  Prospective ERISA plan investors should consult with their legal counsel concerning the impact of

                                      165

ERISA and the Internal  Revenue  Code and the  potential  consequences  to their specific circumstances prior to making an investment in the securities.

      Before purchasing a security in reliance on any DOL exemption, a fiduciary of an ERISA plan should  itself  confirm  that all of the  specific  and general conditions  described in the Issuer Exemption or one of the other DOL exemptions would be  satisfied.  Before  purchasing  a security  or note in reliance on the
Issuer  Exemption,  an ERISA  plan  fiduciary  should  itself  confirm  that the security or note constitutes a "security" for purposes of the Issuer  Exemption.
In  addition  to making  its own  determination  as to the  availability  of the exemptive relief provided in the Issuer Exemption or any other DOL exemption, an
ERISA plan fiduciary  should consider its general  fiduciary  obligations  under
ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

      Each class of securities offered hereby and by the accompanying prospectus supplement  will be  rated at the date of  issuance  in one of the four  highest rating  categories by at least one rating agency.  If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized  statistical rating  organization will constitute  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended,  or SMMEA, and, as such,  will be legal  investments  for  persons,  trusts,  corporations, partnerships,  associations,  business trusts and business  entities  (including depository  institutions,  life  insurance  companies and pension funds) created under or  existing  under the laws of the  United  States or of any State  whose authorized  investments are subject to state regulation to the same extent that, under  applicable law,  obligations  issued by or guaranteed as to principal and interest  by  the  United  States  or  any  agency  or  instrumentality  thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation  on or prior to  October  3, 1991  specifically  limiting  the legal investment authority of any of these entities for "mortgage related securities,"
these securities will constitute  legal  investments for entities subject to the legislation  only  to  the  extent  provided  therein.  Certain  States  enacted legislation which overrides the preemption  provisions of SMMEA. SMMEA provides, however,  that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase,  hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual  commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment  authority of  federally-chartered depository  institutions as follows:  federal savings and loan  associations and federal  savings  banks may invest in,  sell or  otherwise  deal with  "mortgage related  securities"  without  limitation  as to the  percentage of their assets represented thereby,  federal credit unions may invest in these securities,  and national  banks may  purchase  these  securities  for their own account  without regard to the  limitations  generally  applicable to investment  securities  set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

      The 1998 Policy  Statement was adopted by the Federal  Reserve Board,  the
Office of the  Comptroller of the Currency,  the FDIC, the National Credit Union
Administration,  or NCUA and the OTS with an effective date of May 26, 1998. The
1998 Policy Statement rescinded a 1992

                                      166

policy statement that had required,  prior to purchase, a depository institution to  determine  whether a mortgage  derivative  product  that it was  considering acquiring was  high-risk,  and, if so,  required  that the proposed  acquisition would  reduce the  institution's  overall  interest  rate risk.  The 1998 Policy
Statement  eliminates  constraints on investing in certain "high-risk"  mortgage derivative  products and  substitutes  broader  guidelines  for  evaluating  and monitoring investment risk.

      The OTS has issued  Thrift  Bulletin 73a,  entitled  "Investing in Complex
Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings  associations  regulated by the OTS, and Thrift  Bulletin 13a,  entitled
"Management  of  Interest  Rate Risk,  Investment  Securities,  and  Derivatives
Activities",  or TB 13a,  which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings  associations, prior to taking  any  investment  position,  to  determine  that the  investment position meets applicable  regulatory and policy  requirements  (including those set forth TB 13a (see  below)) and  internal  guidelines,  is  suitable  for the institution,  and is  safe  and  sound.  The OTS  recommends,  with  respect  to purchases of specific securities,  additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any  underlying  assets  as well  as  analysis  of the  effects  of  payment priority,  with respect to a security  which is divided into  separate  tranches with unequal payments, and collateral investment  parameters,  with respect to a security that is pre-funded or involves a revolving  period.  TB 73a  reiterates the OTS's due diligence  requirements  for investing in all securities and warns that if a  savings  association  makes  an  investment  that  does  not meet the
applicable  regulatory   requirements,   the  savings  association's  investment
practices will be subject to criticism,  and the OTS may require  divestiture of such securities.  The OTS also recommends,  with respect to an investment in any complex securities,  that savings  associations should take into account quality and suitability,  marketability, interest rate risk, and classification factors.
For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any  collateralized  mortgage  obligation  or real estate  mortgage
investment   conduit   security,   other  than  any  "plain  vanilla"   mortgage
pass-through  security (that is,  securities  that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly,  all classes of the offered  securities would likely be viewed as "complex securities." With respect to quality and suitability factors,
TB 73a warns:

      o     that a savings  association's  sole reliance on outside  ratings for material  purchases of complex  securities  is an unsafe and unsound practice,

      o     that a savings association should only use ratings and analyses from nationally  recognized  rating agencies in conjunction  with, and in validation of, its own underwriting processes, and

      o     that it should not use ratings as a substitute  for its own thorough underwriting analyses.

With  respect the  interest  rate risk factor,  TB 73a  recommends  that savings associations should follow the guidance set forth in TB 13a.

      One of the primary  purposes of TB 13a is to require thrift  institutions, prior to taking any investment position, to:

                                      167

      o     conduct  a  pre-purchase  portfolio  sensitivity  analysis  for  any
            "significant   transaction"   involving   securities   or  financial
            derivatives, and

      o     conduct a pre-purchase  price  sensitivity  analysis of any "complex security" or financial derivative.

      The OTS recommends that while a thrift  institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted by an independent  third party as long as management  understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of "complex securities with high price  sensitivity"  be limited to  transactions  and strategies  that lower a thrift  institution's  portfolio  interest  rate risk. TB 13a warns that investment  in  complex  securities  by  thrift  institutions  that do not  have adequate risk  measurement,  monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

      Prospective  investors  in the  securities,  including in  particular  the classes of securities that do not constitute  "mortgage related  securities" for purposes of SMMEA,  should  consider  the  matters  discussed  in the  following paragraph.

      There may be other restrictions on the ability of some investors either to purchase  some  classes of  securities  or to purchase  any class of  securities representing  more than a specified  percentage of the  investors'  assets.  The depositor will make no representations as to the proper  characterization of any class of securities for legal investment or other purposes, or as to the ability of  particular  investors to purchase any class of securities  under  applicable legal  investment  restrictions.  These  uncertainties  may adversely affect the
liquidity  of  any  class  of  securities.   Accordingly,  all  investors  whose
investment  activities  are subject to legal  investment  laws and  regulations, regulatory  capital  requirements  or review by  regulatory  authorities  should consult with their own legal advisors in determining  whether and to what extent the  securities  of any class  constitute  legal  investments  or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received by the depositor from the sale of securities  will be applied by the depositor to finance the purchase of, or to repay  short-term loans incurred to finance the purchase of, the loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the  securities  from time to time,  but the timing and amount of any additional  offerings  will be dependent on a number of factors,  including  the
volume  of  loans  purchased  by  the  depositor,   prevailing  interest  rates,
availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

      The  securities   offered  hereby  and  by  the  accompanying   prospectus
supplements  will be  offered  in  series  through  one or  more of the  methods described  below.  The  prospectus  supplement  prepared  for each  series  will describe  the method of offering  being  utilized for that series and will state the net proceeds to the depositor from that sale.

                                      168

      The  depositor  intends  that  securities  will  be  offered  through  the following  methods from time to time and that offerings may be made concurrently through  more than one of these  methods  or that an  offering  of a  particular series of  securities  may be made through a  combination  of two or more of the following methods:

      o     by  negotiated  firm  commitment  or best efforts  underwriting  and public re-offering by underwriters;

      o     by placements by the depositor with institutional  investors through dealers; and

      o     by direct placements by the depositor with institutional investors.

      In addition,  if specified in the accompanying  prospectus  supplement,  a series of  securities  may be  offered in whole or in part in  exchange  for the loans, and other assets,  if applicable,  that would comprise the trust securing the securities.

      If  underwriters  are  used in a sale  of any  securities,  other  than in connection with an underwriting on a best efforts basis,  the securities will be acquired by the  underwriters  for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  These underwriters may be broker-dealers affiliated  with  the  depositor  whose  identities  and  relationships  to  the depositor will be as described in the accompanying  prospectus  supplement.  The managing  underwriter  or  underwriters  for the offer and sale of a  particular series of securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting  syndicate,  if any, will be named in the accompanying prospectus supplement.

      In connection  with the sale of the securities,  underwriters  may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the  distribution  of the  securities  may be  deemed to be  underwriters  in connection  with the  securities,  and any discounts or commissions  received by them from the  depositor  and any profit on the resale of securities by them may be deemed to be underwriting  discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting  agreement  pertaining to the sale
of  any  series  of  securities   will  provide  that  the  obligations  of  the
underwriters  will  be  subject  to  certain  conditions  precedent,   that  the
underwriters  will be  obligated to purchase  all of the  securities  if any are purchased  (other than in  connection  with an  underwriting  on a best  efforts basis) and that,  in limited  circumstances,  the depositor  will  indemnify the several  underwriters and the underwriters  will indemnify the depositor against certain civil  liabilities,  including  liabilities  under the Securities Act of
1933, as amended,  or will contribute to payments required to be made in respect thereof.

      The prospectus  supplement  for any series  offered by placements  through dealers will contain  information  regarding  the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

                                      169

      The depositor  anticipates that the securities offered hereby will be sold
primarily  to  institutional   investors  or   sophisticated   non-institutional
investors.  Purchasers of securities,  including dealers,  may, depending on the facts and circumstances of the purchases,  be deemed to be "underwriters" within the meaning of the  Securities  Act of 1933,  as  amended,  in  connection  with reoffers and sales by them of securities.  Holders of securities  should consult with their legal advisors in this regard prior to any reoffer or sale.

      Securities offered hereby and by an accompanying prospectus supplement may
be  distributed  in  connection  with   resecuritization   transactions.   In  a
resecuritization transaction, securities offered hereby will be transferred to a trust  (or  other  type of  issuing  entity)  and  securities  backed  by  those securities will in turn be offered to investors.  There can be no assurance that any class of  securities  offered  hereby will be suitable  for  inclusion  in a resecuritization transaction.

                                  LEGAL MATTERS

      Certain legal matters,  including certain federal income tax matters, will be passed on for the depositor by Orrick,  Herrington & Sutcliffe LLP, New York,
New York or by Mayer,  Brown,  Rowe & Maw LLP, as  specified  in the  prospectus supplement.

                              FINANCIAL INFORMATION

      The  depositor  has  determined  that  its  financial  statements  are not material to the  offering  made  hereby.  The  securities  do not  represent  an interest in or an obligation of the depositor.  The depositor's only obligations for a series of securities will be to repurchase  certain loans on any breach of limited  representations  and warranties made by the depositor,  or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

      The depositor has filed the registration  statement file number 333-140609 with the Securities and Exchange  Commission,  or Commission.  The depositor and each issuing entity are also subject to some of the information  requirements of the  Securities  Exchange  Act of  1934,  as  amended,  or  Exchange  Act,  and,
accordingly,   each  issuing  entity  will  file  reports  thereunder  with  the
Commission. The registration statement and the exhibits thereto, and reports and other  information  filed by the  depositor  pursuant to the Exchange Act can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E.,
Washington,  D.C. 20549.  The public may obtain  information on the operation of the Public  Reference  Room by calling  the  Commission  at  1-800-SEC-0330.  In addition, the Commission maintains an internet site that contains reports, proxy and information  statements,  and other information  regarding issuers that file electronically  with the Commission at  http://www.sec.gov.  For purposes of any electronic  version of this prospectus,  the preceding uniform resource locator, or URL, is an inactive  textual  reference  only.  We have taken steps to ensure that this URL reference was inactive at the time the electronic  version of this prospectus was created.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The  Commission  allows the depositor to  "incorporate  by reference"  the information  filed with the  Commission by the  depositor,  under Section 13(a),
13(c), 14 or 15(d) of the Exchange Act,

                                      170

that relates to the trust fund for the securities. This means that the depositor can disclose important  information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus,  and information  filed by the depositor with the Commission that relates to the trust fund for the securities will automatically  update and supersede this information.  Documents that may be incorporated by reference for a particular series of securities include an insurer's financials, a certificate policy, mortgage pool policy,  computational materials,  collateral term sheets, the related  pooling and  servicing  agreement  and  amendments  thereto,  other documents on Form 8-K and Section 13(a),  13(c),  14 or 15(d) of Exchange Act as
may be required in connection with the related trust fund.

      At such  time as may be  required  under  relevant  Commission  rules  and regulations,  the depositor may provide static pool information,  in response to
Item 1105 of Regulation  AB,  through an Internet Web site, and if the depositor decides to provide  information  through such means,  the applicable  prospectus supplement  accompanying  this  prospectus  will disclose the specific  Internet address where such information is posted.

      The depositor will provide or cause to be provided  without charge to each person  to whom  this  prospectus  and  accompanying  prospectus  supplement  is delivered in connection  with the offering of one or more classes of the related series of securities,  on written or oral request of that person,  a copy of any or all reports or information  incorporated in this prospectus by reference,  in each case to the extent the reports  relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the  exhibits are  specifically  incorporated  by  reference  in the  documents.
Requests should be directed in writing to Residential  Asset Mortgage  Products,
Inc., 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,  Minnesota 55437,
or by telephone at (952) 857-7000.

                                      171

                                    GLOSSARY

      1998  Policy  Statement--The  revised  supervisory  statement  listing the guidelines for  investments in "high risk mortgage  securities,"  and adopted by the Federal Reserve Board,  the Office of the  Comptroller of the Currency,  the
FDIC,  the  National  Credit Union  Administration,  or NCUA and the OTS with an effective date of May 26, 1998.

      401(c)  Regulations--The  regulations  the DOL is  required to issue under
Section 401(c) of ERISA, which were issued in final form on January 4, 2000.

      Additional  Balance--An additional principal balance in a revolving credit loan created by a Draw.

      Additional  Collateral--For  an Additional  Collateral Loan, (1) financial assets  owned by the  borrower,  which  will  consist of  securities,  insurance policies,  annuities,  certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets.

      Additional  Collateral  Loans--A  mortgage  loan  with  an  LTV  ratio  at origination  in excess  of 80%,  but not  greater  than  100%,  and  secured  by
Additional  Collateral in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance.

      Additional  Collateral  Requirement--The  amount of Additional  Collateral required for any Additional Collateral Loan, which in most cases will not exceed
30% of the principal amount of that mortgage loan.

      Administrator--In  addition  to or in  lieu  of  the  master  servicer  or servicer  for a series of notes,  if specified  in the  accompanying  prospectus supplement,  an  administrator  for  the  trust.  The  Administrator  may  be an affiliate of the depositor, the master servicer or the servicer.

      Advance--As  to a particular  loan and any  distribution  date,  an amount equal to the scheduled  payments of principal  (other than any Balloon Amount in the case of a Balloon  Loan) and interest on the loan due during the related Due
Period  which was not  received as of the close of business on the  business day preceding the related determination date.

      Agency  Securities--Any  securities  issued by Freddie Mac,  Fannie Mae or
Ginnie Mae. Such Agency  Securities may represent whole or partial  interests in pools  of (1)  loans  or (2)  Agency  Securities.  The  accompanying  prospectus supplement  will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United  States.  None of the Freddie Mac securities or Fannie Mae securities  will be backed,  directly or  indirectly,  by the full faith and credit of the United States.  Agency Securities may be backed by fixed or  adjustable  rate  mortgage  loans or other types of loans  specified  in the accompanying prospectus supplement.

      Balloon  Amount--The full outstanding  principal balance on a Balloon Loan due and payable on the maturity date.

      Balloon Loans--Loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying

                                      172

prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

      Bankruptcy  Amount--The  amount  of  Bankruptcy  Losses  that may be borne solely by the credit enhancement of the related series.

      Bankruptcy  Losses--A  Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy  court of the principal  balance of or the loan rate on a mortgage loan or an extension of its maturity.

      Buy-Down  Account--As  to a Buy-Down  Loan,  the  custodial  account where
Buy-Down Funds are deposited.

      Buy-Down  Funds--As  to a Buy-Down  Loan,  the amount  contributed  by the seller of the  Mortgaged  Property or another  source and placed in the Buy-Down
Account.

      Buy-Down  Loan--A mortgage loan, other than a closed-end home equity loan, subject to a temporary buy-down plan.

      Buy-Down  Period--The  early  years of the term of or  Buy-Down  Loan when payments will be less than the scheduled  monthly payments on the mortgage loan, the resulting difference to be made up from the Buy-Down Funds.

      Call  Class--A  class of  securities  under which the holder will have the right,  at its sole  discretion,  to terminate the related  trust,  resulting in early retirement of the securities of the series.

      Call  Price--In  the case of a call with respect to a Call Class,  a price equal to 100% of the principal  balance of the related  securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      Call Security--Any security evidencing an interest in a Call Class.

      Compensating Interest--For any loan that prepaid in full and, if stated in the accompanying  prospectus supplement,  in part, during the related prepayment period an additional payment made by the master servicer or the servicer, to the extent funds are available from the servicing fee or some  investment  earnings, equal to the amount of interest  at the loan rate,  less the  servicing  fee and
Excluded  Spread,  if any, for that loan from the date of the  prepayment to the related due date.

      Convertible  Mortgage Loan--ARM loans which allow the borrowers to convert the  adjustable  rates on those  mortgage  loans to a fixed  rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

      Cooperative--For a Cooperative Loan, the corporation that owns the related apartment building.

                                      173

      Cooperative  Loans--Cooperative  apartment  loans evidenced by Cooperative
Notes secured by security  interests in shares issued by Cooperatives and in the related proprietary leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      Cooperative Notes--A promissory note with respect to a Cooperative Loan.

      Credit  Scores--A  measurement  of the relative  degree of risk a borrower represents  to a lender  obtained  from credit  reports  utilizing,  among other things,  payment  history,  delinquencies  on  accounts,  levels of  outstanding indebtedness,  length  of  credit  history,  types  of  credit,  and  bankruptcy experience.

      Credit  Utilization  Rate--For any revolving credit loan, the cut-off date principal  balance of the  revolving  credit loan divided by the credit limit of the related credit line agreement.

      Custodial   Account--The   custodial   account  or  accounts  created  and
maintained under the pooling and servicing agreement in the name of a depository institution,  as custodian for the holders of the securities, for the holders of certain other  interests in loans serviced or sold by the master servicer or the servicer  and for the master  servicer or the  servicer,  into which the amounts shall be deposited directly. Any such account shall be an Eligible Account.

      Debt  Service  Reduction--Modifications  of the terms of a loan  resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

      Defaulted  Mortgage Loss--A  Realized Loss  attributable to the borrower's failure to make any payment of  principal  or  interest  as  required  under the mortgage note, but not including Special Hazard Losses,  Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or
Fraud Losses.

      Deficient  Valuation--In  connection  with the  personal  bankruptcy  of a borrower,  the difference between the outstanding principal balance of the first and junior lien loans and a lower value  established by the bankruptcy  court or any  reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

      Designated  Seller  Transaction--A  transaction  in which  the  loans  are provided  directly to the  depositor by one or more  unaffiliated  or affiliated sellers described in the accompanying prospectus supplement.

      Direct Puerto Rico  Mortgage--For  any loan secured by mortgaged  property located in Puerto  Rico,  a Mortgage  to secure a  specific  obligation  for the benefit of a specified person.

      Disqualified Organization--As used in this prospectus means:

      o     the United States, any State or political  subdivision  thereof, any foreign government, any international organization, or any agency or
            instrumentality   of   the   foregoing   (but   does   not   include
            instrumentalities  described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Federal Home Loan Mortgage Corporation),

                                      174

      o     any organization (other than a cooperative  described in Section 521 of the Internal  Revenue  Code) that is exempt from  federal  income tax,  unless it is subject to the tax  imposed by Section 511 of the
            Internal Revenue Code, or

      o     any organization  described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      Distribution  Amount--For a class of securities for any distribution date, the  portion,  if any,  of the amount to be  distributed  to that class for that distribution  date of  principal,  plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable  pass-through  rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

      o     any deferred interest added to the principal balance of the mortgage loans  and/or  the  outstanding  balance  of one or more  classes of securities on the related due date;

      o     any  other  interest  shortfalls,   including,  without  limitation,
            shortfalls  resulting from  application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to  securityholders  which  are  not  covered  by  advances  or  the applicable credit enhancement; and

      o     Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount  that is  allocated  to that  class on the basis set forth in the prospectus supplement.

      Draw--Money  drawn by the  borrower  in most cases with  either  checks or credit cards,  subject to applicable  law, on a revolving  credit loan under the related credit line agreement at any time during the Draw Period.

      Draw  Period--The  period  specified in the related  credit line agreement when a borrower on a revolving credit loan may make a Draw.

      Due Period--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such  distribution  date or such other  period as  specified in the accompanying prospectus supplement.

      Eligible Account--An account acceptable to the applicable rating agency.

      Endorsable  Puerto  Rico  Mortgage--As  to any loan  secured by  mortgaged property located in Puerto Rico, a mortgage to secure an instrument transferable by endorsement.

      Environmental  Lien--A lien imposed by federal or state  statute,  for any cleanup  costs  incurred by a state on the  property  that is the subject of the cleanup costs.

      ERISA--Employee Retirement Income Security Act of 1974, as amended.

      Excess  Spread--A  portion  of  interest  due on the  loans or  securities transferred  as part of the  assets of the  related  trust as  specified  in the accompanying prospectus supplement.

                                      175

      Excluded  Balance--That  portion of the  principal  balance of a revolving credit loan, if any, not included in the Trust  Balance at any time,  which will include balances  attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

      Excluded  Spread--A  portion of interest  due on the loans or  securities, excluded from the assets transferred to the related trust.

      Extraordinary  Loss--A  Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil  insurrection,  certain  governmental actions, nuclear reaction, or certain other risks.

      Fraud Loss Amount--The  amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

      Fraud  Losses--A  Realized  Loss  incurred on defaulted  loans as to which there was fraud in the origination of the loans.

      Funding  Account--An  account  established  for the purpose of funding the transfer of additional loans into the related trust.

      GEM Loan--A  mortgage loan with monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified  in  the  accompanying  prospectus  supplement,  and  that  provide  a specified  time period  during  which the monthly  payments by the  borrower are increased  and the  full  amount  of the  increase  is  applied  to  reduce  the outstanding principal balance of the related mortgage loan.

      GPM Loan--A mortgage loan under which the monthly payments by the borrower during the early years of the mortgage are less than the amount of interest that would otherwise be payable  thereon,  with the interest not so paid added to the outstanding principal balance of such mortgage loan.

      Gross Margin--For an ARM loan, the fixed or variable  percentage set forth in the related  mortgage note,  which when added to the related index,  provides the loan rate for the ARM loan.

      Home  Loans--One- to four- family first or junior lien mortgage loans with
LTV  ratios or  combined  LTV ratios in most cases  between  100% and 125%,  and classified by the depositor as Home Loans.

      Homeownership  Act  Loans--Loans  that are subject to the  special  rules, disclosure  requirements  and other  provisions  that were added to the  federal
Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, are
not loans  made to finance  the  purchase  of the  mortgaged  property  and have interest rates or origination costs in excess of prescribed levels.

      Insurance  Proceeds--Proceeds  of any  special  hazard  insurance  policy, bankruptcy bond,  mortgage pool insurance  policy,  primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

                                      176

      Interest Only Loans--Mortgage  loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically  increasing  monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

      IRS--Internal Revenue Service.

      Issue Premium--As to a class of REMIC Regular Securities,  the issue price in excess of the stated redemption price of that class.

      Liquidated Loan--A defaulted loan for which the related mortgaged property has been sold by the related trust and all recoverable  Liquidation Proceeds and
Insurance Proceeds have been received.

      Liquidation  Proceeds--Amounts collected by the servicer or subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

      Mexico Loan--A mortgage loan secured by a beneficial  interest in a trust, the principal asset of which is residential real property located in Mexico.

      Mixed-Use  Property--Mortgaged property on which a mixed-use - residential and commercial - structure is located.

      Net Loan Rate--As to any loan, the loan rate net of servicing fees,  other administrative fees and any Excess Spread or Excluded Spread.

      Nonrecoverable  Advance--Any  Advance or Servicing Advance previously made which the master  servicer or the servicer has  determined  to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

      Non-REMIC Note--A note that is not a REMIC Security.

      Note  Margin--For  an ARM  loan,  the  fixed  percentage  set forth in the related mortgage note, which when added to the related index,  provides the loan rate for the ARM loan.

      OID--Original  issue  discount  within the meaning of Section  1273 of the
Internal Revenue Code and the Treasury regulations thereunder.

      Parties in Interest--For an ERISA plan, persons who are either "parties in interest"  within the  meaning  of ERISA or  "disqualified  persons"  within the meaning of the Internal Revenue Code, because they have specified  relationships to the ERISA plan.

      Pass-Through   Entity--Any   regulated  investment  company,  real  estate
investment  trust,  trust,  partnership or other  entities  described in Section
860E(e)(6)  of the  Internal  Revenue  Code.  In addition,  a person  holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

                                      177

      Payment  Account--An  account  established  and  maintained  by the master servicer  or the  servicer  in the name of the  trustee  for the  benefit of the holders of each series of securities,  for the  disbursement  of payments on the loans evidenced by each series of securities.

      Permitted  Investments--United  States  government  securities  and  other investments that are rated, at the time of acquisition, in one of the categories specified in the related pooling and servicing agreement.

      Pledged  Asset  Mortgage  Loans--Mortgage  loans  that have LTV  ratios at origination of up to 100% and are secured,  in addition to the related mortgaged property, by Pledged Assets.

      Pledged  Assets--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the borrower,  which will consist of  securities,  insurance  policies, annuities,  certificates of deposit, cash, accounts or similar assets and/or (2)
a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

      Prepayment  Interest  Shortfall--For  a loan that is subject to a borrower prepayment,  the  amount  that  equals  the  difference  between a full  month's interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

      Principal  Prepayments--Any  principal  payments  received for a loan,  in advance of the scheduled due date and not  accompanied  by a payment of interest for any period following the date of payment.

      Qualified Insurer--As to a mortgage pool insurance policy,  special hazard insurance policy,  bankruptcy  policy,  financial  guaranty  insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

      Realized  Loss--As to any defaulted loan that is finally  liquidated,  the amount of loss realized,  if any, will equal the portion of the Stated Principal
Balance plus accrued and unpaid  interest  remaining  after  application  of all amounts  recovered,  net of amounts  reimbursable  to the master servicer or the servicer for related Advances,  Servicing  Advances and other expenses,  towards interest and principal  owing on the loan.  For a loan the principal  balance of which has been reduced in connection with bankruptcy proceedings,  the amount of the reduction  will be treated as a Realized  Loss. As to any loan that has been the subject of a Debt Service  Reduction,  the amount of the  reduction  will be treated  as a  Realized  Loss as  incurred.  For a loan that has been  modified, following a default or if a default was  reasonably  foreseeable,  the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

      REMIC--A real estate mortgage  investment  conduit as described in section
860D of the Internal Revenue Code.

      REMIC Regular  Security--A  certificate or note representing  ownership of one or more regular interests in a REMIC.

                                      178

      REMIC Residual Security--A security  representing an ownership interest in a  residual  interest  in a REMIC  within the  meaning  of  section  860D of the
Internal Revenue Code.

      REMIC Security--A REMIC Regular Security or a REMIC Residual Security.

      REO Loan--A  loan where title to the related  mortgaged  property has been obtained  by the  trustee  or its  nominee on behalf of  securityholders  of the related series.

      Repayment  Period--For a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

      Senior  Percentage--At  any given time, the percentage of the  outstanding principal balances of all of the securities  evidenced by the senior securities, determined in the manner described in the accompanying prospectus supplement.

      Servicing Advances--Amounts advanced on any loan to cover taxes, insurance premiums,  foreclosure costs or similar expenses, including amounts representing the cost of some related  services,  if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage  services that are customarily  provided by persons other than servicers of mortgage loans or contracts.

      Special  Hazard  Amount--The  amount of Special  Hazard Losses that may be allocated to the credit enhancement of the related series.

      Special Hazard  Losses--A  Realized Loss incurred,  to the extent that the loss was  attributable  to (i) direct  physical  damage to a mortgaged  property other than any loss of a type  covered by a hazard  insurance  policy or a flood insurance  policy, if applicable,  and (ii) any shortfall in insurance  proceeds for partial damage due to the application of the co-insurance  clauses contained in hazard insurance  policies.  The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or  replacement  of the mortgaged  property;
any  loss  above  that  amount  would  be a  Defaulted  Mortgage  Loss or  other applicable  type  of  loss.  Special  Hazard  Losses  does  not  include  losses occasioned by war, civil insurrection,  certain governmental actions,  errors in design,  faulty  workmanship or materials (except under certain  circumstances), nuclear reaction, chemical contamination or waste by the borrower.

      Special Servicer--A special servicer named under the pooling and servicing agreement  for a  series  of  securities,  which  will  be  responsible  for the servicing of delinquent loans.

      Stated Principal  Balance--As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal  payments due on or before the cut-off date,  whether received or not,
reduced  by  all  amounts   allocable  to  principal  that  are  distributed  to
securityholders before the date of determination,  further reduced to the extent that any Realized Loss has been  allocated to any  securities  before that date, and  increased by the amount of any interest or other  amounts owing on the loan that have been capitalized in connection with a modification.

                                      179

      Subordinate Amount--A specified portion of subordinated distributions with respect to the loans,  allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

      Subservicing   Account--An   account   established  and  maintained  by  a
subservicer which is acceptable to the master servicer or the servicer.

      Subsequent   Recoveries--Subsequent   recoveries,   net  of   reimbursable
expenses,  with respect to loans that have been  previously  liquidated and that resulted in a Realized Loss.

      Tax-Exempt  Investor--Tax-qualified  retirement plans described in Section
401(a)  of the  Internal  Revenue  Code and on  individual  retirement  accounts described in Section 408 of the Internal Revenue Code.

      Tax-Favored  Plans--An  ERISA plan  which is exempt  from  federal  income taxation under Section  501(a) of the Internal  Revenue Code or is an individual retirement  plan or annuity  described  in Section 408 of the  Internal  Revenue
Code.

      Tiered REMICs--Two or more REMICs created pursuant to Treasury  Regulation
Section 1.860F-2(a)(2).

      Title I--Title I of the National Housing Act.

      Trust Balance--A  specified portion of the total principal balance of each revolving  credit loan  outstanding at any time,  which will consist of all or a portion  of the  principal  balance  thereof  as of the  cut-off  date minus the portion of all payments and losses  thereafter  that are  allocated to the Trust
Balance,  and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

                                      180

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                  $376,600,000

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-RS2

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

BANC OF AMERICA SECURITIES LLC                  CITI

                               GMAC RFC SECURITIES

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IN
ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus, and such delivery requirement generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.